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Registration No. 333-141296

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(with respect to common stock being issued to TMT Co., Ltd. or its wholly-owned subsidiaries)

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(with respect to common stock being issued to TMT Co., Ltd.)

Star Bulk Carriers Corp.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

40 Ag. Konstantinou Avenue
Aethrion Center, Suite B34
Maroussi 15124
Athens, Greece
011-30-210-638-7399
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Gary J. Wolfe, Esq.
Robert E. Lustrin, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Agreement and Plan of Merger are satisfied or waived.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(7)

Common Stock, par value $0.01 per share	43,171,530(5)	$9.97(2)	$430,420,154.10	$13,213.90

Warrants(3)	20,000,000	$1.69(3)(4)	$33,800,000.00	$1,037.66

Shares of common stock underlying the warrants	20,000,000	$8.00(6)	$160,000,000.00	$4,912.00

Total	83,171,530	—	$624,220,154.10	$19,163.56

(1)
There is no present market for the securities of Star Bulk.

(2)
Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of Star Maritime Acquisition Corp.'s common stock on the American Stock Exchange.

(3)
Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of Star Maritime Acquisition Corp.'s warrants on the American Stock Exchange.

(4)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)
Includes 29,026,924 shares reserved for issuance to shareholders of Star Maritime Acquisition Corp. Pursuant to the Merger Agreement, Star Maritime Acquisition Corp. will merge with and into the Registrant with the Registrant as the surviving corporation. Includes the registration for resale of 14,144,607 shares that Star Bulk is committed to issue TMT Co., Ltd. in respect of the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet.

(6)
Calculated pursuant to Rule 457(g) based on the exercise price of the warrants.

(7)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 30, 2007

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF STAR MARITIME ACQUISITION CORP.
AND PROSPECTUS FOR SHARES OF COMMON STOCK AND WARRANTS
OF STAR BULK CARRIERS CORP.

Joint Proxy Statement/Prospectus dated                        , 2007
and first mailed to stockholders on or about                        , 2007

Dear Star Maritime Stockholders:

        You are cordially invited to attend the special meeting of the stockholders of Star Maritime Acquisition Corp., a Delaware corporation, or Star Maritime, relating to the acquisition by Star Bulk Carriers Corp., or Star Bulk, a wholly-owned Marshall Islands subsidiary of Star Maritime, of eight drybulk carriers from certain wholly-owned subsidiaries of TMT Co., Ltd., or TMT, a global shipping company with management headquarters in Taiwan. The acquisition of the eight drybulk carriers, or the Asset Acquisition, is conditioned upon the approval of the merger of Star Maritime with and into Star Bulk, with Star Bulk as the surviving corporation, which we refer to as the Redomiciliation Merger. Star Bulk's acquisition of the eight drybulk carriers from TMT is contingent upon the approval and consummation of the Redomiciliation Merger. Star Maritime has also entered into related agreements with TMT in connection with the acquisition of the vessels. Following the Redomiciliation Merger, Star Maritime will be merged out of existence and Star Bulk will be governed by the laws of the Republic of the Marshall Islands and, pursuant to separate definitive agreements, Star Bulk will acquire the vessels in its initial fleet from wholly-owned subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk. The board of directors of Star Maritime has unanimously approved the Asset Acquisition and Redomiciliation Merger.

        Pursuant to the Agreement and Plan of Merger by and between Star Maritime and Star Bulk, or the Merger Agreement, each outstanding share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of Star Bulk common stock, par value $0.01 per share, and each outstanding warrant of Star Maritime will be assumed by Star Bulk with the same terms and restrictions except that each will be exercisable for common stock of Star Bulk. Star Bulk has applied to have its common stock and warrants listed on the Nasdaq Global Market under the symbols "SBLK" and "SBLKW" respectively.

        Star Maritime is a Business Combination Company™, or BCC™, which is a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses in the shipping industry. On December 21, 2005, we consummated our initial public offering of 18,867,500 units, with each unit consisting of one share of Star Maritime common stock and one warrant to purchase one share of Star Maritime common stock. The gross proceeds of the initial public offering of $188,675,000 were deposited in a trust account maintained by American Stock Transfer & Trust Company, as trustee, which we refer to as the Trust Account. If we do not complete the Redomiciliation Merger or another business combination transaction by December 21, 2007, Star Maritime will be liquidated and we will distribute to all of the holders of our shares issued in our initial public offering in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, including any interest (net of any taxes payable) not previously released to us, plus any remaining net assets. Our officers and directors have waived their respective rights to participate in any liquidation distribution with respect to the 9,026,924 shares of common stock issued to them prior to our initial public offering and with respect to the 1,132,500 shares of common stock acquired by certain of our officers and directors in a private placement should we fail to consummate a business combination transaction. In the event of our liquidation, we would not distribute funds from the Trust Account with respect to the Star Maritime warrants, which would expire worthless. Holders of shares of Star Maritime common stock have the right to redeem such shares for cash if such stockholder votes against the Redomiciliation Merger and, at the same time, elects that Star Maritime redeem such shares for cash and the Redomiciliation

Merger is approved and completed. The actual per share redemption price will be calculated two business days prior to the consummation of the Redomiciliation Merger. The redemption price would have been $10.39 per share, based on funds in the Trust Account as of June 30, 2007. In order to exercise redemption rights, an eligible stockholder must vote against the Redomiciliation Merger and elect to exercise redemption rights on the enclosed proxy card. If a stockholder votes against the Redomiciliation Merger but fails to properly exercise redemption rights, such stockholder will not be entitled to have its shares redeemed for cash. Any request for redemption, once made, may be withdrawn at any time up to the date of the Star Maritime special meeting.

        Your vote is very important. Approval of the Asset Acquisition is conditioned upon approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is approved and completed. Star Maritime cannot complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash. Messrs. Tsirigakis and Syllantavos, our senior executive officers, and Messrs. Pappas and Erhardt, two of our directors, have agreed to vote an aggregate of 1,132,500 shares of Star Maritime common stock acquired by them in the private placement, or 3.9% of Star Maritime's outstanding common stock and 5.7% of the shares issued in the initial public offering and private placement, and any shares of Star Maritime common stock they may acquire in the future in favor of the Redomiciliation Merger and thereby waived redemption rights with respect to such shares. All of Star Maritime's officers and directors have agreed to vote an aggregate of 9,026,924 shares of Star Maritime common stock issued to them prior to Star Maritime's initial public offering and the private placement in accordance with the vote of the holders of a majority of the aggregate of 20,000,000 shares issued in Star Maritime's initial public offering and the private placement. Following the effective date of the Redomiciliation Merger, TMT and its affiliates are expected to own between 30.2% and 35.9% of the outstanding common stock of Star Bulk, depending on the number of shares redeemed for cash.

        Whether or not you plan to attend the Star Maritime special meeting in person, please submit your proxy card without delay. You may revoke your proxy at any time before it is voted at the meeting. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Star Maritime special meeting. The joint proxy statement/prospectus constitutes a proxy statement of Star Maritime and a prospectus of Star Bulk for shares of common stock that Star Bulk will issue to stockholders of Star Maritime and to TMT in respect of the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet. The proposed Asset Acquisition and Redomiciliation Merger are more fully described in this joint proxy statement/prospectus.

        Holders of Star Maritime stock will not be entitled to any appraisal rights under the Delaware General Corporation Law in connection with the Redomiciliation Merger.

        The registration statement of which this joint proxy statement/prospectus is a part relates to the offering by Star Bulk of up to 43,171,530 shares of common stock of Star Bulk, par value $0.01 per share, which includes 29,026,924 shares of common stock reserved for issuance to shareholders of Star Maritime and up to 14,144,607 shares reserved for issuance to TMT, in addition to 20,000,000 warrants to purchase shares of common stock of Star Bulk and 20,000,000 common shares underlying such warrants. There is no present market for the securities of Star Bulk.

HOW TO OBTAIN ADDITIONAL INFORMATION

        If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Star Maritime with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

  Star Maritime Acquisition Corp.
  103 Foulk Road
  Wilmington, Delaware 19803
  Attention: Corporate Secretary
  Tel: (302) 656-1950

        If you would like to request documents, please do so no later than                        , 2007, to receive them before Star Maritime's special meeting. Please be sure to include your complete name and address in your request. Please see "Where You Can Find Additional Information" to find out where you can find more information about Star Maritime and Star Bulk. You should only rely on the information contained in this joint proxy statement/prospectus in deciding how to vote on the Redomiciliation Merger. Neither Star Maritime nor Star Bulk has authorized anyone to give any information or to make any representations other than those contained in this joint proxy statement/prospectus. Do not rely upon any information or representations made outside of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus may change after the date of this joint proxy statement/prospectus. Do not assume after the date of this joint proxy statement/prospectus that the information contained in this joint proxy statement/prospectus is still correct.

        The place, date and time of the Star Maritime special meeting is as follows:                        , New York, New York, on                        , 2007 at 10:00 a.m.

        We encourage you to read this joint proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption "RISK FACTORS" beginning on page 26.

        Star Maritime's board of directors unanimously recommends that Star Maritime stockholders vote "FOR" approval of the Asset Acquisition and the Redomiciliation Merger.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or otherwise, or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Prokopios (Akis) Tsirigakis Chairman of the Board of Directors of Star Maritime Acquisition Corp.

Wilmington, Delaware
                        , 2007

STAR MARITIME ACQUISITION CORP.
103 Foulk Road
Wilmington, Delaware 19803

Notice of Special Meeting of Star Maritime Acquisition Corp. Stockholders
To Be Held on                        , 2007

To Star Maritime Stockholders:

        A special meeting of stockholders of Star Maritime Acquisition Corp., a Delaware corporation, or Star Maritime, will be held at                        , New York, New York on            , 2007, at 10:00 a.m., for the following purposes:

1.    To consider and vote upon a proposal to approve and authorize the acquisition of eight drybulk carriers by Star Bulk Carriers Corp., or Star Bulk, a wholly-owned Marshall Islands subsidiary of Star Maritime, from certain wholly-owned subsidiaries of TMT Co., Ltd., or TMT, for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk pursuant to definitive agreements, which we refer to as the Asset Acquisition. Star Maritime has also entered into related agreements with TMT in connection with the Asset Acquisition.

2.    To consider and vote upon a proposal to approve and authorize the merger, which we refer to as the Redomiciliation Merger, pursuant to the Agreement and Plan of Merger, dated March 14, 2007, by and between Star Maritime and its wholly-owned Marshall Islands subsidiary, Star Bulk Carriers Corp., or Star Bulk, whereby Star Maritime will merge with and into Star Bulk, with Star Bulk as the surviving corporation. As a result of the Redomiciliation Merger: (i) the separate corporate existence of Star Maritime will cease; (ii) each share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of Star Bulk common stock, par value $0.01 per share; and (iii) each outstanding warrant of Star Maritime will be assumed by Star Bulk with the same terms and restrictions, except that each will be exerciseable for common stock of Star Bulk, all as more particularly described in the joint proxy statement/prospectus. The approval of the Asset Acquisition is conditioned upon the approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is approved and completed; and

3.    To adjourn the special meeting in the event Star Maritime has not received the requisite shareholder vote to approve the Asset Acquisition and the Redomiciliation Merger.

        As of August 21, 2007, there were 29,026,924 shares of Star Maritime common stock issued and outstanding and entitled to vote. Only Star Maritime stockholders who hold shares of record as of the close of business on            , 2007 are entitled to vote at the special meeting or any adjournment or postponement of the special meeting. Approval of the Asset Acquisition is conditioned upon approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is approved and completed. Star Maritime cannot complete the Redomiciliation Merger unless: (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash. Holders of shares of Star Maritime common stock have the right to redeem such shares for cash if such stockholder votes against the Redomiciliation Merger and, at the same time, demands that Star Maritime redeem such shares for cash and the Redomiciliation Merger is approved and completed. The actual per share redemption price will be calculated two business days prior to the consummation of the Redomiciliation Merger. The redemption price would have been $10.39 per share, based on funds in the Trust Account as of June 30, 2007. In order to exercise redemption rights, an eligible stockholder must vote against the Redomiciliation Merger and elect to exercise redemption rights on the enclosed proxy card. If a stockholder votes against the Redomiciliation Merger but fails to properly exercise redemption rights, such stockholder will not be entitled to have its shares redeemed for cash. Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting.

        Holders of Star Maritime's stock will not be entitled to any appraisal rights under the Delaware General Corporation Law in connection with the Redomiciliation Merger.

        Messrs. Tsirigakis and Syllantavos, our senior executive officers, and Messrs. Pappas and Erhardt, two of our directors, have agreed to vote an aggregate of 1,132,500 shares, or 3.9% of Star Maritime's outstanding common stock, acquired by them in the private placement and any shares of Star Maritime common stock they may acquire in the future in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to such shares. All of Star Maritime's officers and directors have agreed to vote an aggregate of 9,026,924 shares, or 31.1% of Star Maritime's outstanding common stock, issued to them prior to our initial public offering and private placement in accordance with the vote of the holders of a majority of the shares issued in our initial public offering.

        Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "against" the approval and authorization of the Asset Acquisition and the Redomiciliation Merger. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation to Star Maritime at 103 Foulk Road, Wilmington, Delaware 19803, Attention: Corporate Secretary, before we take the vote at the special meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

        Star Maritime's board of directors unanimously recommends that Star Maritime stockholders vote "FOR" approval of the Asset Acquisition and the Redomiciliation Merger.

By order of the Board of Directors,
Prokopios (Akis) Tsirigakis Chairman of the Board of Directors of Star Maritime Acquisition Corp.

Wilmington, Delaware
                        , 2007

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE STAR MARITIME SPECIAL MEETING	1
SUMMARY	8
SUMMARY FINANCIAL INFORMATION	17
MARKET PRICE AND DIVIDEND INFORMATION	25
RISK FACTORS	26
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	44
THE STAR MARITIME SPECIAL MEETING	45
BACKGROUND AND REASONS FOR THE REDOMICILIATION MERGER	49
THE ACQUISITION AGREEMENTS	59
ACQUISITION FINANCING	64
THE MERGER AGREEMENT	65
INFORMATION CONCERNING STAR MARITIME ACQUISITION CORP.	69
STAR MARITIME SELECTED FINANCIAL INFORMATION	75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF STAR MARITIME ACQUISITION CORP.	79
INFORMATION CONCERNING STAR BULK CARRIERS CORP.	84
SELECTED FINANCIAL INFORMATION OF STAR BULK CARRIERS CORP.	101
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STAR BULK CARRIERS CORP.	102
THE INTERNATIONAL DRY BULK SHIPPING INDUSTRY	111
DIVIDEND POLICY OF STAR BULK	122
STATEMENT OF FORECASTED RESULTS OF OPERATIONS AND CASH AVAILABLE FOR DIVIDENDS, RESERVES AND EXTRAORDINARY EXPENSES	123
CAPITALIZATION OF STAR MARITIME	129
RELATED PARTY TRANSACTIONS	131
DESCRIPTION OF STAR MARITIME SECURITIES	134
DESCRIPTION OF STAR BULK SECURITIES	137
COMPARISON OF STAR MARITIME AND STAR BULK STOCKHOLDER RIGHTS	138
COMPARISON OF MARSHALL ISLANDS CORPORATE LAW TO DELAWARE CORPORATE LAW	146
TAX CONSIDERATIONS	152
SHARES ELIGIBLE FOR FUTURE SALE	161
SELLING SHAREHOLDER	163
PLAN OF DISTRIBUTION	164
EXPERTS	166
LEGAL MATTERS	166
STOCKHOLDER PROPOSALS AND OTHER MATTERS	166
INDUSTRY AND MARKET DATA	166
WHERE YOU CAN FIND ADDITIONAL INFORMATION	167
ENFORCEABILITY OF CIVIL LIABILITIES	167
GLOSSARY OF SHIPPING TERMS	168
INDEX TO FINANCIAL STATEMENTS	F-1

UNTIL                        , 2007, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

i

Appendix A	Memorandum of Agreement relating to the A Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and A Duckling Corporation, as seller.
Appendix B	Memorandum of Agreement relating to the B Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and B Duckling Corporation, as seller.
Appendix C	Memorandum of Agreement relating to the C Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and C Duckling Corporation, as seller.
Appendix D	Memorandum of Agreement relating to the F Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and F Duckling Corporation, as seller.
Appendix E	Memorandum of Agreement relating to the G Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and G Duckling Corporation, as seller.
Appendix F	Memorandum of Agreement relating to the I Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and I Duckling Corporation, as seller.
Appendix G	Memorandum of Agreement relating to the J Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and J Duckling Corporation, as seller.
Appendix H	Memorandum of Agreement relating to the Mommy Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and Mommy Management Corporation, as seller.
Appendix I	Supplemental Agreement, dated January 12, 2007.
Appendix J	Master Agreement, dated January 12, 2007.
Appendix K	Agreement and Plan of Merger by and among Star Bulk Carriers Corp. and Star Maritime Acquisition Corp.
Appendix L	Form of Proxy.

ii

QUESTIONS AND ANSWERS ABOUT THE STAR MARITIME SPECIAL MEETING

Q:
What is the purpose of this document?

A:
This document serves as Star Maritime's proxy statement and as the prospectus of Star Bulk. As a proxy statement, this document is being provided to Star Maritime stockholders because the Star Maritime board of directors is soliciting their proxies to vote to approve, at a special meeting of stockholders, (i) the acquisition of eight drybulk carriers by Star Bulk, a wholly-owned Marshall Islands subsidiary of Star Maritime, from certain wholly-owned subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk pursuant to definitive agreements; and (ii) the merger of Star Maritime with and into Star Bulk, with Star Bulk as the surviving corporation. The approval of the Asset Acquisition is conditioned upon the approval of the Redomiciliation Merger. As a prospectus, Star Bulk is providing this document to Star Maritime stockholders because Star Bulk is offering its shares in exchange for shares of Star Maritime common stock and Star Bulk is assuming the outstanding warrants of Star Maritime in the Redomiciliation Merger. The registration statement on Form F-1/F-4 of which this joint proxy statement/prospectus is a part is being filed by Star Bulk to register the shares being offered in exchange for shares of Star Maritime, the 20,000,000 warrants of Star Maritime that will be assumed by Star Bulk, the 20,000,000 shares of Star Bulk common stock issuable upon exercise of such warrants and to register up to 14,144,607 shares of common stock that Star Bulk will issue to TMT or subsequently to TMT's affiliates in respect of the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet. The shares of common stock that Star Bulk will issue in exchange for shares of Star Maritime are referred to herein as the Merger Consideration.

Q:
What matters will we be asked to vote on at the Star Maritime special meeting?

A:
There are two proposals on which you are being asked to vote. At the special meeting, you will be asked to consider and vote upon a proposal to approve and authorize (i) the acquisition of eight drybulk carriers by Star Bulk, a wholly-owned Marshall Islands subsidiary of Star Maritime, from certain wholly-owned subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk pursuant to definitive agreements; and (ii) the merger of Star Maritime with and into Star Bulk, with Star Bulk as the surviving corporation. As a result of the Redomiciliation Merger (i) the separate corporate existence of Star Maritime will cease; (ii) each outstanding share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of Star Bulk common stock, par value $0.01 per share; and (iii) each outstanding warrant of Star Maritime will be assumed by Star Bulk with the same terms and restrictions, except that each will be exercisable for common stock of Star Bulk. Approval of the Asset Acquisition is conditioned upon approval of the Redomiciliation Merger. Star Maritime cannot complete the Asset Acquisition unless the Redomiciliation Merger is approved and completed.

Q:
Could you tell me more about the definitive agreements to acquire the vessels?

A:
Star Bulk will acquire the fleet of eight drybulk carriers pursuant to separate memoranda of agreement, which we collectively refer to as the MOAs, by and between Star Bulk and the vessel-owning subsidiaries of TMT, each as supplemented by a Supplemental Agreement by and among Star Maritime, Star Bulk and TMT, and a Master Agreement by and among Star Maritime, Star Bulk and TMT. We refer to the MOAs, the Supplemental Agreement and the Master Agreement collectively as the Acquisition Agreements. The acquisition of the vessels by Star Bulk is contingent upon, among other things, the approval and consummation of the Redomiciliation Merger. Copies of the MOAs are attached to this joint proxy statement/prospectus as Appendices A-H. A copy of the Supplemental Agreement is attached to this joint proxy statement/prospectus as Appendix I. A copy of the Master Agreement is attached to this joint proxy statement/prospectus as Appendix J.

Q:
Could you tell me more about the parties to the Acquisition Agreements?

A:
Star Maritime was organized under the laws of the State of Delaware on May 13, 2005 and is a Business Combination Company™, or BCC™, which is a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more target businesses in the shipping industry. A target business includes one or more entities with agreements to acquire vessels or an operating business in the shipping industry. Following our formation, our officers and directors were the holders of 9,026,924 shares of common stock representing all of our then issued and outstanding capital stock. On December 21, 2005, we consummated our initial public offering of 18,867,500 units, at a price of $10.00 per unit, each unit consisting of one share of Star Maritime common stock and one warrant to purchase one share of Star Maritime common stock. In addition, we completed a private placement of an aggregate of 1,132,500 units, each unit consisting of one share of common stock and one warrant, to Messrs. Tsirigakis and Syllantavos, our senior executive officers and Messrs. Pappas and Erhardt, two of our directors. As of August 21, 2007 the aggregate value of such securities was $18,459,750. The gross proceeds of the private placement of $11,325,500 were used to pay all fees and expenses of the initial public offering. As a result, the entire gross proceeds of the initial public offering of $188,675,000 were deposited in a trust account maintained by American Stock Transfer & Trust Company, as trustee, which we refer to as the Trust Account. If we do not complete the Redomiciliation Merger or another business combination transaction with a target business by December 21, 2007, we will be liquidated and we will distribute to all holders of our shares issued in the initial public offering in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, including any interest (net of any taxes payable) not previously released to us, plus any remaining net assets. Our officers and directors have agreed to waive their respective rights to participate in any liquidation distribution should we fail to consummate a business combination transaction with respect to the aggregate of 9,026,924 shares of common stock issued to them prior to our initial public offering and with respect to the aggregate of 1,132,500 shares of common stock acquired by certain of our officers and directors in the private placement. In the event of our liquidation, we would not distribute funds from the Trust Account with respect to the Star Maritime warrants, which would expire worthless.

  Star Bulk is a recently formed wholly-owned Marshall Islands subsidiary of Star Maritime and is headquartered in Athens, Greece. Pursuant to the Acquisition Agreements, following the Redomiciliation Merger, Star Bulk will acquire a fleet of eight drybulk carriers from certain subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock. The eight drybulk carriers that Star Bulk has agreed to purchase constitute 12% of TMT's fleet of 63 vessels, including 22 newbuildings. Following the effective date of the Redomiciliation Merger, TMT and its affiliates are expected to own between 30.2% and 35.9% of the outstanding common stock of Star Bulk, depending on the number of shares of Star Maritime common stock redeemed for cash. See "Description of Star Maritime Securities—Common Stock." Star Bulk has applied to have its shares of common stock and warrants listed on the Nasdaq Global Market under the symbols "SBLK" and "SBLKW" respectively.

  TMT is a global shipping company with its management headquarters located in Taiwan. TMT has approximately 50 years of experience in the shipping industry. TMT owns and/or operates or invests in vessels in several shipping sectors, including crude oil tankers, drybulk carriers and liquefied natural gas, or LNG, carriers.

Q:
When and where is the special meeting of Star Maritime stockholders?

A:
The special meeting of Star Maritime stockholders will take place at            , New York, New York, on                        , 2007, at 10:00 a.m.

Q:
Who may vote at the special meeting?

A:
Only holders of record of shares of Star Maritime common stock as of the close of business on                        , 2007 may vote at the special meeting. As of August 21, 2007, there were 29,026,924 shares of Star Maritime common stock outstanding and entitled to vote.

Q:
What is the required vote to approve and authorize the Asset Acquisition?

A:
The Asset Acquisition must be approved by the holders of a majority of the issued and outstanding shares of common stock of Star Maritime. Adoption and approval of the Asset Acquisition is conditioned upon the adoption and approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomicilation Merger is adopted and approved.

Q:
What is the required vote to approve and authorize the Redomiciliation Merger?

A:
The Delaware General Corporation Law requires that the Redomiciliation Merger must be approved by the holders of a majority of the issued and outstanding shares of common stock of Star Maritime.

  In addition, the Redomiciliation Merger must be approved by the holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement, or 10,000,001 shares. Star Maritime may not complete a business combination if the holders of 33% or more of the shares of common stock issued in the initial public offering and the private placement elect to exercise redemption rights in connection with the transaction. A vote in favor of the Redomiciliation Merger is, in effect, a vote in favor of Star Bulk's acquisition of the vessels from TMT.

  Messrs. Tsirigakis and Syllantavos, our senior executive officers, and Messrs. Pappas and Erhardt, two of our directors, have agreed to vote an aggregate of 1,132,500 shares of Star Maritime common stock acquired by them in the private placement, which represents 3.9% of Star Maritime's outstanding common stock and 5.7% of the shares issued in the initial public offering and private placement, and any shares of Star Maritime common stock they may acquire in the future in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to such shares. All of Star Maritime's officers and directors have agreed to vote an aggregate of 9,026,924 shares of Star Maritime common stock issued to them prior to our initial public offering in accordance with the vote of the holders of a majority of the shares issued in our initial public offering. Our officers and directors have agreed to waive their respective rights to participate in any liquidation distribution should we fail to consummate a business combination transaction with respect to the aggregate of 9,026,924 shares of common stock issued to them prior to our initial public offering and with respect to the aggregate of 1,132,500 shares of common stock acquired by certain of our officers and directors in the private placement.

  Star Maritime will not be able to complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least 10,000,001 shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash. In order to exercise redemption rights, an eligible stockholder must vote against the Redomiciliation Merger and elect to exercise redemption rights on the enclosed proxy card. If a stockholder votes against the Redomiciliation Merger but fails to properly exercise redemption rights, such stockholder will not be entitled to have its shares redeemed for cash. Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting. The actual per share redemption price will be calculated two business days prior to the consummation of the Redomiciliation Merger. The redemption price would have been $10.39 per share, based on funds in the Trust Account as of June 30, 2007.

Q:
Has the board of directors of Star Maritime approved the Asset Acquisition?

A:
Yes. Star Maritime's board of directors has unanimously approved and recommended to the stockholders that they vote "FOR" the approval of the Asset Acquisition at the special meeting.

Q:
Has the board of directors of Star Maritime recommended approval of the Redomiciliation Merger?

A:
Yes. Star Maritime's board of directors has unanimously recommended to its stockholders that they vote "FOR" the approval and authorization of the Redomiciliation Merger at the special meeting. For various shipping regulatory and tax reasons, the Republic of the Marshall Islands is an attractive country of incorporation for international shipping companies. The merger of Star Maritime with and into Star Bulk with Star Bulk as the surviving corporation will enable Star Bulk, which will be an operating company, to benefit from such advantages. Please read "Background and Reasons for the Merger—Recommendations of the Board of Directors" for a discussion of the factors that the Star Maritime's board of directors considered in deciding to recommend the approval and authorization of the Redomiciliation Merger.

Q:
What will I receive in the Redomiciliation Merger?

A:
Pursuant to the Merger Agreement, each outstanding share of Star Maritime common stock will be converted into the right to receive one share of Star Bulk common stock and each outstanding warrant of Star Maritime will be assumed by Star Bulk and contain the same terms and restrictions except that each will be exercisable for common stock of Star Bulk.

Q:
When will Star Bulk take delivery of the vessels in the initial fleet?

A.
On the effective date of the Redomiciliation merger, at least one vessel will be delivered to Star Bulk. Star Bulk expects to take delivery of the remaining vessels in the initial fleet within 60 days following the effective date of the Redomiciliation Merger.

Q:
What are the tax consequences of the Redomiciliation Merger to me?

A:
In the opinion of Seward & Kissel LLP, counsel to Star Maritime, a holder of Star Maritime stock or warrants will not recognize any taxable gain or loss as a result of the Redomiciliation Merger.

Q:
What are the tax consequences of the Redomiciliation Merger to Star Maritime and Star Bulk?

A:
In the opinion of Seward & Kissel LLP, counsel to Star Maritime, upon completion of the Redomiciliation Merger and issuance of Star Bulk shares to TMT, the stockholders of Star Maritime will own less than 80% of Star Bulk. Therefore, Star Bulk intends to take the position on its U.S. federal income tax return that it is not subject to Section 7874(b) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, after the Redomiciliation Merger and therefore should not be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Redomiciliation Merger. However, Star Maritime has not sought a ruling from the U.S. Internal Revenue Service, or the IRS, on this point. Therefore, there is no assurance that the IRS would not seek to assert that Star Bulk is subject to U.S. federal income tax on its worldwide income after the Redomiciliation Merger, although Star Maritime believes that such an assertion would not be successful.

  Even if Section 7874(b) of the Code does not apply to a transaction, Section 7874(a) of the Code, or Section 7874(a), provides that where a corporation organized outside the United States acquires substantially all of the assets of a corporation organized in the United States, the corporation whose assets are being acquired will be subject to U.S. federal income tax on its "inversion gain" if stockholders of the U.S. corporation whose assets are being acquired own at least 60% of the non-U.S. acquiring corporation after the acquisition. "Inversion gain" includes any gain from the transfer of the properties by the corporation organized in the United States to the corporation organized outside the United States as well as certain licensing income. See "Tax Considerations."

Q:
What if I object to the Redomiciliation Merger?

A:
Under Star Maritime's Certificate of Incorporation, holders of shares of Star Maritime common stock have the right to redeem such shares for cash if such stockholder votes against the Redomiciliation Merger, elects to exercise redemption rights and the Redomiciliation Merger is approved and completed. In order to exercise redemption rights, an eligible stockholder must vote against the Redomiciliation Merger and elect to exercise redemption rights on the enclosed proxy card. If a stockholder votes against the Redomiciliation Merger but fails to properly exercise redemption rights, such stockholder will not be entitled to have its shares redeemed for cash. Stockholders exercising redemption rights will be entitled to receive, for each share of common stock redeemed, the pro rata portion of the Trust Account in which the proceeds of the Company's initial public offering are held, plus interest earned thereon (net of taxes). The redemption price would have been $10.39 per share, based on funds in the Trust Account as of June 30, 2007. If you exercise your redemption rights, then you will be exchanging your shares of Star Maritime's common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective date of the Redomiciliation Merger and then tender your stock certificate to Star Maritime. If the Redomiciliation Merger is not completed, then these shares will not be redeemed for cash. A stockholder who exercises redemption rights will continue to own any warrants to acquire Star Maritime common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of redemption rights. See "Description of Star Maritime Securities—Common Stock."

Q:
How can I vote?

A:
Please vote your shares of Star Maritime common stock as soon as possible after carefully reading and considering the information contained in this joint proxy statement/prospectus. You may vote your shares prior to the special meeting by signing and returning the enclosed proxy card. If you hold your shares in "street name" (which means, in other words, that you hold your shares through a bank, brokerage firm or nominee), you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you.

Q:
If my shares are held in "street name" by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. Your bank, brokerage firm or nominee cannot vote your shares without instructions from you. You should instruct your bank, brokerage firm or nominee how to vote your shares, following the instructions contained in the voting instruction card that your bank, brokerage firm or nominee provides to you.

Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
Abstaining from voting or failing to instruct your bank, brokerage firm or nominee to vote your shares will have the same effect as a vote "against" the Redomiciliation Merger.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. You should send any notice of revocation or your completed new proxy card, as the case may be, to:

  Star Maritime Acquisition Corp.
  103 Foulk Road
  Wilmington, Delaware 19803
  Attention: Corporate Secretary

Q:
Should I send in my stock certificates now?

A:
No. After we complete the Redomiciliation Merger, you will receive written instructions for returning your stock certificates. These instructions will tell you how and where to send in your stock certificates in order to receive the Merger Consideration. Star Maritime shareholders who intend to have their shares redeemed, by electing to have those shares redeemed for cash on the proxy card at the same time they vote against the Redomiciliation Merger, should not send their certificate now, but should do so only after the effective date of the Redomiciliation Merger.

Q:
When is the Redomiciliation Merger expected to occur?

A:
Assuming the requisite the stockholder vote, we expect that the Redomiciliation Merger will occur during the third quarter of 2007. Our Certificate of Incorporation provides that if we have entered into definitive agreements to effect a business combination prior to June 21, 2007, we must consummate such business combination by December 21, 2007. Our agreements with TMT qualify as definitive agreements for these purposes.

Q:
May I seek statutory appraisal rights with respect to my shares?

A:
Under applicable Delaware law, you do not have appraisal rights with respect to your shares.

Q:
What happens if the Redomiciliation Merger is not consummated?

A:
The acquisition of the eight drybulk carriers from TMT is contingent upon the approval and consummation of the Redomiciliation Merger. If Star Maritime does not consummate the Redomiciliation Merger or another transaction with a target business by December 21, 2007, then pursuant to Article SIX of its Certificate of Incorporation, Star Maritime's officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate Star Maritime within 60 days of that date. Following dissolution, Star Maritime would no longer exist as a corporation. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of shares of Star Maritime common stock who acquired such shares of common stock in Star Maritime's initial public offering or in the aftermarket. The estimated consideration that each share of Star Maritime common stock would be paid at liquidation would be $10.39 per common share, based on amounts on deposit in the Trust Account as of June 30, 2007. The closing price of Star Maritime's common stock on the American Stock Exchange ("AMEX") on August 21, 2007 was $12.20 per share. Holders of shares issued prior to our initial public offering including holders of shares purchased in the private placement have waived any right to any liquidation distribution with respect to such shares. Liquidation and dissolution of Star Maritime would be effected pursuant to Delaware law, which would cause a delay in the distribution of proceeds. The proceeds distributed from the Trust Account may be reduced if a third party successfully asserts a claim against Star Maritime or one of its subsidiaries.

Q:
What happens post-Redomiciliation Merger to the funds deposited in the Trust Account?

A:
Following the approval of the Redomiciliation Merger by Star Maritime stockholders, funds in the Trust Account will be released to Star Maritime. Star Maritime stockholders exercising redemption rights will receive their pro rata portion of the Trust Account. The balance of the funds will be utilized to fund a portion of the cash portion of the aggregate purchase price for the eight dry bulk carriers in the initial fleet. As of June 30, 2007 the amount of funds from the Trust Account that will remain to be applied for the cash portion of the aggregate purchase price will be $196,084,213 if no shareholders redeem and $127,510,223 if the maximum 32.99% of shareholders redeem assuming a redemption price of $10.39.

Q:
What other important considerations are there?

A:
You should also be aware that in pursuing the Redomiciliation Merger, Star Maritime has incurred substantial expenses. Star Maritime currently has limited available funds outside the Trust Account and will, therefore, not be required to borrow funds or make arrangements with vendors and service providers in reliance on the expectation that such expenses will be paid by Star Bulk following consummation of the Redomiciliation Merger. Star Bulk intends to drawdown amounts under its credit facility sufficient to fund the balance of the cash portion of the aggregate purchase price of the vessels in the initial fleet to the extent that funds in the Trust Account are used to pay redeeming stockholders. In connection with the acquisition of the eight drybulk carriers, Star Bulk expects to borrow approximately $40.0 million if no shareholders redeem and approximately an additional $70.0 million if 32.99% of the shareholders redeem up to a maximum of $120.0 million. If for any reason the Redomiciliation Merger is not consummated, Star Maritime's creditors may seek to satisfy their claims from funds in the Trust Account. This could result in further depletion of the Trust Account, which would reduce a stockholder's pro rata portion of the Trust Account upon liquidation. As of the date of this joint proxy statement/prospectus, there are no creditor claims against Star Maritime or Star Bulk.

Q:
Who will manage Star Bulk?

A:
Messrs. Tsirigakis and Syllantavos, who currently serve as the Chief Executive Officer and director and Chief Financial Officer and director of Star Maritime, respectively, will serve in these roles at Star Bulk following the Redomiciliation Merger. In addition, Messrs. Pappas, Erhardt and Søfteland, who currently serve as directors of Star Maritime, as well as Messrs. Nobu Su and Peter Espig, each of whom are nominees of TMT, will serve as directors of Star Bulk.

Q:
What is the anticipated dividend policy of Star Bulk?

A:
Star Bulk currently intends to pay quarterly dividends to the holders of its common shares in February, May, August and November, in amounts that will allow it to retain a portion of its cash flows to fund vessel or fleet acquisitions, and for debt repayment and other corporate purposes, as determined by its management and board of directors. Star Bulk intends to pay a dividend of $0.325 per share for the first full operating quarter following the Redomiciliation Merger. Star Bulk intends to pay a partial divident in November 2007 which it estimates will be in an amount of $0.325 per common share pro rated for the number of ownership days during the third quarter of 2007. The payment of dividends is not guaranteed or assured and may be discontinued at the sole discretion of Star Bulk's board of directors and may not be paid in the anticipated amounts and frequency set forth in this joint proxy statement/prospectus. Star Bulk's board of directors will continually review its dividend policy and make adjustments that it believes appropriate. See "Dividend Policy of Star Bulk."

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire joint proxy statement/prospectus, including eight Memoranda of Agreement attached as Appendix A through Appendix H, the Supplemental Agreement attached as Appendix I, the Master Agreement attached as Appendix J and the Agreement and Plan of Merger attached as Appendix K. Please read these documents carefully as they are the legal documents that govern the Redomiciliation Merger and your rights in the Redomiciliation Merger. We have included page references in parentheses to direct you to a more detailed description of the items presented in this summary. Unless the context otherwise requires, references to "we," "us" or "our" refers to Star Maritime.

The Parties to the Redomiciliation Merger (page 65)

Star Maritime Acquisition Corp.
103 Foulk Road
Wilmington, Delaware 19803
Telephone: (302) 656-1950

        Star Maritime is a blank check company, also known as a Business Combination Company™, or BCC™, organized under the laws of the State of Delaware on May 13, 2005. "Business Combination Company™" and "BCC™" are service marks of Maxim Group LLC. Star Maritime was formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses in the shipping industry. On December 15, 2005, Star Maritime consummated a private placement whereby certain of Star Maritime's officers and directors purchased an aggregate of 1,132,500 units at a purchase price of $10.00 per unit. On December 21, 2005, Star Maritime completed an initial public offering of 18,867,500 units at a purchase price of $10.00 per unit. Each unit consisted of one share of Star Maritime's common stock and one warrant. Each warrant entitles the holder to purchase one share of Star Maritime's common stock at an exercise price of $8.00 per share. Star Maritime's common stock and warrants currently trade on the American Stock Exchange under the symbols SEA and SEA.WS, respectively. Other than activities incident to its initial public offering and the pursuit of a business combination, Star Maritime has not engaged in any operations to date. If Star Maritime does not consummate the Redomiciliation Merger or another a business combination by December 21, 2007, then, pursuant to Article SIXTH of its Certificate of Incorporation, Star Maritime's officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate Star Maritime within 60 days of that date.

Star Bulk Carriers Corp.
40 Ag. Konstantinou Avenue
Aethrion Center, Suite B34
Maroussi 15124
Athens, Greece
Telephone: 011-30-210-638-7399

        Star Bulk is a wholly-owned Marshall Islands subsidiary of Star Maritime incorporated on December 13, 2006 with no history of operations, and is headquartered in Athens, Greece. Pursuant to the Acquisition Agreements, following the Redomiciliation Merger, Star Bulk will acquire a fleet of eight drybulk carriers from certain subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock. Following the effective date of the Redomiciliation Merger, TMT and its affiliates are expected to own between 30.2% and 35.9% of the outstanding common stock of Star Bulk, depending on the number of shares redeemed for cash. See "Description of Star Maritime Securities—Common Stock."

        Mr. Akis Tsirigakis, the Chairman, Chief Executive Officer and President of Star Maritime, will serve as the Chief Executive Officer and President of Star Bulk. Mr. George Syllantavos, the Chief Financial Officer of Star Maritime will serve as the Chief Financial Officer of Star Bulk. The board of directors of Star Bulk will be comprised of seven directors. Each of the five current directors of Star Maritime will serve as directors of Star Bulk. In addition, Mr. Nobu Su and Mr. Peter Espig, each nominees of TMT, will serve as directors of Star Bulk. Mr. Petros Pappas and Mr. Nobu Su will each serve as non-executive Co-Chairman.

        Star Bulk has applied to have its shares of common stock and warrants listed on the Nasdaq Global Market under the symbols "SBLK" and "SBLKW" respectively.

The Seller of the Vessels in the Initial Fleet (page 60)

TMT Co., Ltd.
12 Floor 167 FU HSIN NORTH ROAD
Taipei 105
Taiwan, Republic of China
Attention: Corporate Secretary
011 886 2 221750229

        Star Bulk has entered into definitive agreements to acquire the eight drybulk carriers from subsidiaries of TMT. TMT is a global shipping company with its management headquarters located in Taiwan. TMT has approximately 50 years of experience in the shipping industry. TMT owns through companies registered in Panama and/or operates or invests in vessels in several shipping sectors, including crude oil tankers, drybulk carriers and liquified natural gas, or LNG, carriers.

The Redomiciliation Merger (page 65)

        Subject to the terms and conditions of the Merger Agreement, Star Maritime will merge with and into Star Bulk, a corporation organized under the laws of the Republic of the Marshall Islands, the separate corporate existence of Star Maritime will cease and Star Bulk will be the surviving corporation.

        Star Bulk has entered into definitive agreements to acquire a fleet of eight drybulk carriers with a combined cargo-carrying capacity of approximately 691,000 dwt. from certain subsidiaries of TMT. We refer to these eight drybulk carriers as the initial fleet. The aggregate purchase price for the initial fleet is $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk. Such shares of common stock will be issued concurrently with the Redomiciliation Merger to TMT, as agent for its vessel-owning subsidiaries. Star Maritime has also entered into related agreements with TMT in connection with the acquisition of the vessels. Under the Master Agreement, Star Maritime, in connection with Star Bulk's acquisition of the vessels from TMT, undertook to use commercially reasonable efforts to file a registration/proxy statement with the Securities and Exchange Commission, or SEC, to obtain shareholder approval for the Redomiciliation Merger and to comply, and cause Star Bulk to comply, with all applicable rules and regulations of the SEC, and to obtain on behalf of itself, Star Bulk and TMT all approvals, consents, exemptions, or authorizations from such governmental agencies or authorities as may be necessary in order to effect the merger and transactions contemplated by the Master Agreement, the Supplemental Agreement, and the MOAs. Star Maritime is also a party to the Supplemental Agreement. The purpose of the Supplemental Agreement, generally, is to provide for the timing of the delivery of, and payment of the consideration for, the vessels as provided for under the MOAs. If the Redomiciliation Merger is not approved by the requisite vote of the stockholders of Star Maritime, the MOAs and the Supplemental Agreement shall be deemed terminated, cancelled and of no further force and effect.

        In connection with the acquisition of the vessels in the initial fleet, Star Bulk has also agreed to issue to TMT or its nominated affiliates, under certain definitive, pre-determined circumstances, additional shares of Star Bulk common stock, which we refer to as the Additional Stock. Specifically, Star Bulk will issue (i) 803,481 additional shares of Star Bulk's common stock, no more than 10 business days following Star Bulk's filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2007, if the gross revenue of Star Bulk and its consolidated subsidiaries which own the vessels in the initial fleet exceeds 80% of Star Bulk's forecasted annual consolidated revenue for such subsidiaries for the fiscal year commencing as of the effective time of the Redomiciliation Merger and ending on December 31, 2007, as agreed between Star Bulk and TMT prior to the effective time of the Redomiciliation Merger; and (ii) 803,481 additional shares of Star Bulk's common stock, no more than 10 business days following Star Bulk's filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2008, if the gross revenue of Star Bulk and its consolidated subsidiaries owning the vessels in the initial fleet exceeds 80% of the forecasted annual consolidated revenue for such subsidiaries as agreed between Star Bulk and TMT prior to the effective time of the Redomiciliation Merger.

        On February 28, 2007, Star Bulk and TMT agreed that, for purposes of the issuance of the Additional Stock, Star Bulk's forecasted annual consolidated revenue for the fiscal year commencing on the effective date of the Redomiciliation Merger and ending December 31, 2007 will be $40,000,000, assuming that the Redomiciliation Merger occurs by June 30, 2007, adjusted pro-rata for the period remaining to the end of 2007 if the Redomiciliation Merger occurs after June 30, 2007, and $90,000,000 for the fiscal year ended December 31, 2008. Star Bulk's forecasted annual consolidated revenue for these periods is based on the forecasted gross charter revenue of $23.55 million during Star Bulk's first full operating quarter and is adjusted for the expected delivery dates of the vessels in the initial fleet following the Redomiciliation Merger and the number of quarters included in each period, respectively. Star Bulk calculated forecasted annual consolidated revenue by multiplying the charter rate disclosed in the table on page 126 for each of Star Bulk's vessels times 89.425 per vessel representing the number of days that Star Bulk expects each of the vessels will earn time charter revenue during Star Bulk's first full operating quarter. Please read "Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses" for important assumptions and risks related to the forecasted financial information.

        Following the effective date of the Redomiciliation Merger, TMT and its affiliates are expected to own between 30.2% and 35.9% of Star Bulk's outstanding common stock, depending on the number of shares redeemed for cash. Assuming the applicable pre-determined conditions to issuance are satisfied after giving effect to the issuance of the Additional Stock, TMT and its affiliates are expected to own between 32.8% and 38.7% of the Star Bulk's outstanding common stock, depending on the number of shares redeemed for cash.

Redemption Rights (page 47)

        As provided in Star Maritime's Certificate of Incorporation, holders of Star Maritime common stock have the right to redeem their shares for cash by voting against the Redomiciliation Merger and electing to have such shares redeemed for cash. The exercise of redemption rights must be made on the proxy card at the same time that the stockholder votes against the Redomiciliation Merger. With respect to each share of common stock for which stockholders have exercised redemption rights, Star Maritime will redeem each such share for a pro rata portion of the Trust Account in which the proceeds of Star Maritime's initial public offering are held, plus interest earned thereon. As of June 30, 2007 the amount of funds from the Trust Account that will remain to be applied for the cash portion of the aggregate purchase price will be $196,084,213 if no shareholders redeem and $127,510,223 if the maximum 32.99% of shareholders redeem assuming a redemption price of $10.39. The actual per share redemption price will be calculated within two business days of the consummation of the

Redomiciliation Merger. If you exercise your redemption rights, then you will be exchanging your shares of Star Maritime common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective date of the Redomiciliation Merger and then tender your stock certificate to Star Maritime. If the Redomiciliation Merger is not completed, then these shares will not be redeemed for cash. A stockholder who exercises redemption rights will continue to own any warrants to acquire Star Maritime common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of redemption rights.

        The approval of the Asset Acquisition is conditioned upon the approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is approved and completed. Star Maritime cannot complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash. In order to exercise redemption rights, an eligible stockholder must vote against the Redomiciliation Merger and elect to exercise redemption rights on the enclosed proxy card. If a stockholder votes against the Redomiciliation Merger but fails to properly exercise redemption rights, such stockholder will not be entitled to have its shares redeemed for cash. Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting.

Merger Consideration (page 65)

        Pursuant to the Merger Agreement, each outstanding share of Star Maritime common stock will be converted into the right to receive one share of Star Bulk common stock and each outstanding warrant of Star Maritime will be assumed by Star Bulk and will contain the same terms and restrictions except that each will be exercisable for common stock of Star Bulk.

Procedure for Receiving Merger Consideration (page 65)

        Promptly after the effective time of the Redomiciliation Merger, an exchange agent appointed by Star Bulk will mail a letter of transmittal and instructions to Star Maritime stockholders. The letter of transmittal and instructions will tell Star Maritime stockholders how to surrender their stock certificates in exchange for the Merger Consideration. Star Maritime stockholders should not return their stock certificates with the enclosed proxy card, and they should not forward their stock certificates to the exchange agent without a letter of transmittal.

The Star Maritime Special Meeting (page 45)

        The special meeting of Star Maritime stockholders will take place at                        , New York, New York on                        , 2007, at 10 a.m.

Quorum, Record Date and Voting (page 45)

        A quorum of Star Maritime's stockholders is necessary to hold a valid meeting. A quorum will be present at the Star Maritime special meeting if a majority of the issued and outstanding shares of Star Maritime's common stock entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes will count as present for the purpose of establishing a quorum. Only holders of record of shares of Star Maritime common stock as of the close of business on

, 2007 may vote at the Star Maritime special meeting. As of August 21, 2007, there were 29,026,924 shares of Star Maritime common stock outstanding and entitled to vote. Holders of shares of Star Maritime common stock will have one vote for each share of Star Maritime common stock owned at the close of business on the record date. Star Maritime warrants do not have voting rights.

        Messrs. Tsirigakis and Syllantavos, our senior executive officers, and Messrs. Pappas and Erhardt, two of our directors, have agreed to vote an aggregate of 1,132,500 shares, or 3.9% of Star Maritime's outstanding common stock, acquired by them in the private placement and any shares of Star Maritime common stock they may acquire in the future in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to such shares. All of Star Maritime's officers and directors have agreed to vote an aggregate of 9,026,924 shares, or 31.1% of Star Maritime's outstanding common stock, issued to them prior to our initial public offering in accordance with the vote of the holders of a majority of the shares issued in Star Maritime's initial public offering.

        The approval of the Asset Acquisition is conditioned upon the approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is approved and completed. Star Maritime cannot complete the Redomiciliation Merger unless: (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and the private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash. A vote in favor of the Redomiciliation Merger is, in effect, a vote in favor of Star Bulk's acquisition of the vessels from TMT.

Proxies (page 46)

        Proxies may be solicited by mail, telephone or in person. Star Maritime may engage a proxy solicitor to assist it in the solicitation of proxies. If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting or if you attend the special meeting and vote in person.

Recommendations of the Boards of Directors and Reasons for the Redomiciliation Merger (page 53)

        In reaching its decision with respect to the Redomiciliation Merger, the board of directors of Star Maritime considered the various regulatory and tax advantages to operating an international shipping company domiciled in the Republic of the Marshall Islands as compared to a corporation domiciled in the United States. The board of directors has unanimously determined that it is advisable and in the best interests of Star Maritime's stockholders to merge with and into Star Bulk, a wholly-owned Marshall Islands subsidiary, with Star Bulk as the surviving corporation, which would acquire vessels and operate as an international shipping company. In reaching its decision with respect to the merger with and into Star Bulk, which has entered into definitive agreements to acquire the vessels in the initial fleet, the board of directors of Star Maritime reviewed various due diligence materials including the vessels' classification society records, records relating to the vessels' physical inspection and vessel valuations prepared by independent purchase and sale brokers recognized in the international shipping industry, as well as advice provided by its financial advisors to Star Maritime's management. The board of directors of Star Maritime has unanimously determined that the Redomiciliation Merger is advisable and in the best interests of Star Maritime's stockholders and that the aggregate purchase price of the initial fleet to be paid by Star Bulk is reasonable. Accordingly, the Star Maritime board of directors unanimously recommends that Star Maritime stockholders vote "FOR" the approval and authorization of the Redomiciliation Merger at the Star Maritime special meeting.

Interests of Certain Persons in the Redomiciliation Merger (page 56)

        When you consider the recommendation of Star Maritime's board of directors that you vote in favor of approval of the Redomiciliation Merger, you should keep in mind that certain of Star Maritime's officers and directors have interests in the Redomiciliation Merger that are different from, or in addition to, your interest as a stockholder. These interests currently known to us are:

  •
  Star Maritime's officers and directors paid $25,000 in cash for a total of 9,026,924 shares of Star Maritime common stock prior to the initial public offering. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, collectively have a market value of approximately $110,128,473 based on Star Maritime's share price of $12.20 as of August 21, 2007. Our initial stockholders have agreed to surrender up to an aggregate of 200,000 of their shares of common stock to us for cancellation upon consummation of a business combination in the event public stockholders exercise their right to have Star Maritime redeem their shares for cash. The number of shares that our initial stockholders will surrender will be determined by calculating the dollar amount of the Trust Account (exclusive of interest) paid to redeeming stockholders above $9.43 per share (which amount consists of $9.23 per share attributable to such stockholders and $0.20 per share attributable to the underwriters' deferred discount) and dividing it by $10.00 (the value attributed to the shares for purposes of this calculation). Accordingly, for each 1,000 shares redeemed up to 3,508,772 shares, our initial stockholders will surrender 57 shares for cancellation. None of the 9,026,924 shares issued prior to the initial public offering to these individuals may be released from escrow until December 15, 2008 during which time the value of the shares may increase or decrease; however, since such shares were acquired for $0.003 per share, the holders are likely to benefit from the Redomiciliation Merger notwithstanding any decrease in the market price of the shares. Further, if the Redomiciliation Merger is not approved and Star Maritime fails to consummate an alternative transaction within the requisite period and we are therefore required to liquidate, such shares do not carry the right to receive any distributions upon liquidation.

  •
  Messrs. Tsirigakis and Syllantavos, our senior executive officers and Messrs. Pappas and Erhardt, two of our directors, purchased an aggregate of 1,132,500 units in the private placement at a purchase price of $10.00 per unit (comprised of one share of common stock and one warrant to purchase a share of common stock of Star Maritime) or a total of $11,325,500, and as of August 21, 2007, the aggregate market value of such securities was $18,459,750. Star Maritime's officers and directors agreed to vote their common shares included in the units in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to those shares. If the Redomiciliation Merger is not approved and Star Maritime fails to consummate an alternative transaction within the requisite period and Star Maritime is therefore required to liquidate, those shares do not carry the right to receive distributions upon liquidation. No officers or directors of Star Maritime or Star Bulk have purchased any securities of Star Maritime in the after market with the exception of 50,000 warrants purchased by Messr. Syllantavos on July 19, 2007 at a purchase price of $4.93 per warrant.

  •
  After the completion of the Redomiciliation Merger, Mr. Tsirigakis will serve as Star Bulk's Chief Executive Officer and President and Mr. Syllantavos will serve as Star Bulk's Chief Financial Officer. Star Bulk Management Inc., or Star Bulk Management, has entered into employment agreements with Messrs. Tsirigakis and Syllantavos. See "Information Concerning Star Bulk—Compensation of Directors and Senior Management." Star Bulk's board of directors will be comprised of seven directors. Each of the five current directors of Star Maritime will serve as directors of Star Bulk. In addition Mr. Su and Mr. Espig, each a nominee of TMT, will serve as directors. Mr. Pappas and Mr. Su will each serve as non-executive Co-Chairman of the board of Star Bulk. Such individuals will, following the Redomiciliation Merger, be compensated in such manner, and in such amounts, as Star Bulk's board of directors may determine to be appropriate. See "Information Concerning Star Bulk—Compensation of Directors and Senior Management."

  •
  Maxim Group LLC, the underwriters of our initial public offering, has an interest in the Redomiciliation Merger which consists of the $3,773,500 in contingent underwriting compensation and $226,500 of contingent placement fees held in the Trust Account as of March 31, 2007 that it will receive upon the consummation of a business combination as well as the $800,000 that it will receive in its financial advisory role with respect to the Redomiciliation Merger. In addition, Maxim has an interest in having as few shareholders as possible exercise their redemption rights because Maxim has agreed that it will forfeit $0.20 per share (up to a maximum of $1,286,730) plus interest thereon of its contingent underwriting compensation for each share redeemed by a shareholder in connection with a business combination transaction.

  •
  Mr. Nobu Su and Mr. Peter Espig, who are affiliates of TMT, will each join the board of directors of Star Bulk following the Redomiciliation Merger. Star Bulk has entered into one year time charters for two vessels in the initial fleet, the Star Gamma and the Star Iota, with TMT as the charterer. The estimated TMT payments and corresponding Star Bulk gross revenues from these charters will be $10,203,000 and $6,444,000 respectively for the two vessels for the duration of the time charter agreements.

Acquisition Financing (page 64)

        On May 10, 2007 Star Bulk entered into a commitment letter with Commerzbank AG that will, subject to the approval of the Redomiciliation Merger, provide Star Bulk with a credit facility of up to $120,000,000 with a minimum nine-year term and secured by the vessels that Star Bulk has agreed to acquire from TMT. Star Bulk intends to drawdown amounts under its credit facility sufficient to fund the balance of the cash portion of the aggregate purchase price of the vessels in the initial fleet to the extent that funds in the Trust Account are used to pay redeeming stockholders. Following the acquisition of the eight drybulk carriers, Star Bulk expects to have working capital of approximately $1.6 million. Any excess un-drawn funds under the credit facility will be used for additional vessel acquisitions and to provide working capital.

Conditions to the Redomiciliation Merger (page 67)

        The completion of the Redomiciliation Merger is subject to the satisfaction or, if permissible, waiver of a number of conditions, comprising of (i) Star Maritime obtaining the requisite approval of its shareholders; (ii) Star Maritime receiving an opinion of counsel that (x) the Redomiciliation Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code; (y) each of Star Bulk and Star Maritime will be treated as a "party to a reorganization" within the meaning of Section 368(b) of the Code; and (z) neither Star Maritime nor the stockholders of Star Maritime will recognize any taxable gain or loss for U.S. federal income tax purposes upon the consummation of the Redomiciliation Merger; (iii) Star Maritime receiving certificates from officers of Star Bulk and from the Registrar of Corporations of the Republic of the Marshall Islands; and (iv) the absence of any Material Adverse Effect, as defined in the Merger Agreement, with respect to Star Bulk, the likelihood of which was not previously disclosed to Star Maritime by Star Bulk. Each condition to the completion of the Redomiciliation Merger may be waived other than obtaining the requisite vote of shareholders of Star Maritime. We expect to complete the Redomiciliation Merger during the third quarter of 2007, but we cannot be certain when or if the conditions will be satisfied or, if permissible, waived. Star Maritime believes that the only material condition to the completion of the Redomiciliation Merger is obtaining the requisite shareholder vote. Accordingly, Star Maritime does not anticipate resoliciting shareholder approval if any of the other conditions to the Redomiciliation Merger are waived. Star Maritime does not currently expect to waive any conditions of the Redomiciliation Merger.

        Star Maritime cannot complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash.

        The obligations of Star Bulk to purchase the vessels in the initial fleet and the obligations of TMT to sell the vessels in the initial fleet are subject to the approval of the Redomiciliation Merger and the Asset Acquisition by Star Maritime's stockholders in addition to customary closing conditions.

Termination of the Merger Agreement (page 67)

        The Merger Agreement may be terminated (i) at any time prior to the effective time of the Redomiciliation Merger by mutual consent in writing of Star Maritime and Star Bulk; or (ii) unilaterally upon written notice by either Star Maritime or Star Bulk, in the event of such other parties' material breach of any representation or warranty contained in the Merger Agreement.

Termination of the Master Agreement (page 62)

        The Master Agreement will terminate and be of no further force or effect in the event that the Redomiciliation Merger is not authorized and approved by the requisite vote of Star Maritimes' stockholders.

Liquidation if No Business Combination (page 69)

        You should also be aware that in pursuing the Redomiciliation Merger, Star Maritime has incurred substantial expenses. Star Maritime currently has limited available funds outside the Trust Account, and will therefore be required to borrow funds or make arrangements with vendors and service providers in reliance on the expectation that such expenses will be paid by Star Bulk following consummation of the Redomiciliation Merger. If for any reason the Redomiciliation Merger is not consummated, Star Maritime's creditors may also seek to satisfy their claims from funds in the Trust Account. This could result in depletion of the Trust Account, which would reduce a stockholder's pro rata portion of the Trust Account upon liquidation.

Material U.S. Federal Income Tax Consequences (page 58)

        Star Maritime has obtained the opinion of its counsel, Seward & Kissel LLP, that the Redomiciliation Merger will be treated as a nontaxable reorganization for U.S. federal income tax purposes. The opinion of Seward & Kissel LLP is subject to the limitations and qualifications set forth in the discussion of "Material U.S. Federal Income Tax Consequences." Because the Redomiciliation Merger will be treated as a nontaxable reorganization for U.S. federal income tax purposes, Star Bulk will not recognize gain or loss as a result of the Redomiciliation Merger. In addition, Star Maritime stockholders will not recognize gain or loss upon the exchange of their shares of Star Maritime common stock solely for shares of Star Bulk common stock pursuant to the Redomiciliation Merger. However, a Star Maritime stockholder who receives solely cash in exchange for his or her shares of Star Maritime common stock generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between his basis for U.S. federal income tax purposes in such shares and the cash received. The federal income tax consequences of the Redomiciliation Merger are complicated and may differ between individual stockholders. We strongly urge each Star Maritime stockholder to consult his or her own tax advisor regarding the federal income tax consequences of the

Redomiciliation Merger in light of his or her own personal tax situation and also as to any state, local, foreign or other tax consequences arising out of the Redomiciliation Merger. Further, we do not give any opinion regarding the tax impact in the event that Star Maritime stockholders exercise redemption rights.

Accounting Treatment (page 58)

        The Redomiciliation Merger will be accounted for as a business combination between companies under common control with Star Bulk as the accounting acquirer. The assets and liabilities of Star Maritime acquired by Star Bulk will be recorded as of the acquisition date at their respective costs and added to those of Star Bulk. Following the effective date of the Redomiciliation Merger, Star Bulk will continue as the surviving company and the separate corporate existence of Star Maritime shall cease. Accordingly, the results of operations after completion of the acquisition will be those of Star Bulk.

Comparison of Star Maritime and Star Bulk Stockholder Rights (page 138)

        Star Maritime is incorporated under the laws of the State of Delaware. Star Bulk is incorporated under the laws of the Republic of the Marshall Islands. Upon consummation of the Redomiciliation Merger, the stockholders of Star Maritime will become shareholders of Star Bulk. Star Bulk's amended and restated articles of incorporation and by-laws differ from the organizational documents governing the rights of the former Star Maritime stockholders. In particular, Star Maritime's certificate of incorporation authorizes the issuance of up to 1,000,000 shares of blank check preferred stock by its board of directors. Star Bulk's articles of incorporation authorize the issuance of up to 25,000,000 shares of blank check preferred stock by the board of directors. Star Maritime's certificate of incorporation provides that a special meeting of stockholders may be called by a majority of the entire board of directors or the Chief Executive Officer, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Star Bulk's organizational documents require that a special meeting of stockholders may only be called by the board of directors, jointly by the Co-Chairmen or the President. In addition, Star Bulk's articles of incorporation include a provision which limits Star Bulk from engaging in a business combination transaction with stockholders owning 20% or more of the outstanding voting stock of Star Bulk.

Regulatory Approvals (page 58)

        Star Maritime and Star Bulk do not expect that the Redomiciliation Merger will be subject to any state or federal regulatory requirements other than filings under applicable securities laws and the effectiveness of the registration statement of Star Bulk of which this joint proxy statement/prospectus is part, and the filing of certain merger documents with the Registrar of Corporations of the Republic of the Marshall Islands and with the Secretary of State of the State of Delaware. Star Maritime and Star Bulk intend to comply with all such requirements. We do not believe that, in connection with the completion of the Redomiciliation Merger, any consent, approval, authorization or permit of, or filing with or notification to, any merger control authority will be required in any jurisdiction.

STAR BULK SUMMARY FINANCIAL INFORMATION

        Because Star Bulk was incorporated on December 13, 2006, and has no operating history, Star Bulk does not have any historical financial statements for any period other than a balance sheet as of February 5, 2007, which is included later in this joint proxy statement/prospectus.

As of February 5, 2007
(Expressed in U.S. dollars, except for share and per share data)
Assets
Current assets:
Cash and cash equivalents	$1,000

Total current assets	1,000

Total assets	$1,000

Liabilities and Shareholders' Equity
Commitments and contingencies (Note 4)	—
Shareholders' Equity
Common stock (100,000,000 shares authorized, par value $0.01 per share, 500 issued and outstanding)	5
Preferred stock (25,000,000 shares authorized, par value $0.01 per share, none issued and outstanding)
Paid-in capital	995
Total shareholders' equity	1,000

Total liabilities and shareholders' equity	$1,000

STAR MARITIME SUMMARY FINANCIAL INFORMATION

        Star Maritime Acquisition Corp. was incorporated in Delaware on May 13, 2005 to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses in the shipping industry. Star Maritime has not acquired an entity as of the date of this prospectus. Star Maritime has selected December 31 as its fiscal year end. Star Maritime is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The summary financial information set forth below should be read in conjunction with the audited financial statements of Star Maritime for the period from inception to December 31, 2006 and for the fiscal years ended December 31, 2005 and 2006 and related notes included elsewhere in this joint proxy statement/prospectus.

Star Maritime Acquisition Corp.
(a development stage company)

Balance Sheets
(in U.S. dollars)

	June 30, 2007 (unaudited)	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash	$618,474	$2,118,141	$593,281
Investments in Trust Account	196,084,213	192,915,257	188,858,542
Prepaid expenses and other current assets	176,938	149,647	118,766

Total Current Assets	196,879,625	195,183,045	189,570,589
Property and Equipment, net	5,694	3,256	—
Deferred tax asset	—	—	9,000

TOTAL ASSETS	$196,885,319	$195,186,301	$189,579,589

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Accounts payable & accrued	$474,520	$603,520	$344,638
Deferred Interest on investments	3,290,971	2,163,057	—
Deferred underwriting fees	4,000,000	4,000,000	4,000,000
Income taxes payable	—	206,687	—

Total Liabilities	7,765,491	6,973,264	4,344,638
Common Stock, $0.0001 par value, 6,599,999 shares subject to possible redemption, at redemption value of $9.80 per share	64,679,990	64,679,990	64,679,990
Commitments
Stockholders' Equity:
Preferred Stock, $0.0001 par value; authorized, 1,000,000 shares; none issued or outstanding	—	—	—
Common Stock, $0.0001 par value, authorized, 100,000,000 shares; 29,026,924 shares issued and outstanding (including 6,599,999 shares subject to possible redemption)	2,903	2,903	2,903
Additional paid in capital	120,441,727	120,441,727	120,441,727
Earnings accumulated in the development stage	3,995,208	3,088,417	110,331

Total Stockholders' Equity	124,439,838	123,533,047	120,554,961

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$196,885,319	$195,186,301	$189,579,589

Star Maritime Acquisition Corp.
(a development stage company)

Statements of Income
(in U.S. dollars)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	May 13, 2006 (date of inception) to June 30, 2007	For the Year Ended December 31, 2006	May 13, 2005 (date of inception) to December 31, 2005	May 13, 2005 (date of inception) to December 31, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses
Professional fees	$316,166	$107,029	$907,660	$128,046	$1,523,683	$596,423	$19,600	$616,023
Insurance	22,500	37,000	48,780	63,250	165,256	112,242	4,234	116,476
Due diligence costs	33,199	45,997	76,496	57,293	339,373	262,877	—	262,877
Other	184,227	117,371	370,838	134,639	636,773	239,558	26,377	265,935

Total operating expenses	556,091	307,397	1,403,773	383,228	2,665,085	1,211,100	50,211	1,261,311
Interest income	1,187,784	1,162,544	2,310,564	2,157,198	6,889,979	4,395,873	183,542	4,579,415

Income before provision for income taxes	631,693	855,147	906,791	1,773,970	4,224,895	3,184,773	133,331	3,318,104
Provision for income taxes	—	122,120	—	243,326	229,687	206,687	23,000	229,687

Net income	$631,693	$733,027	$906,791	$1,530,644	$3,995,208	$2,978,086	$110,331	$3,088,417

Earnings per share (basic and diluted)	$0.02	$0.03	$0.03	$0.05	$0.17	$0.10	$0.01	$0.14

Weighted average shares outstanding—basic and diluted	29,026,924	29,026,924	29,026,924	29,026,924	23,328,717	29,026,924	9,918,282	21,601,120

Star Maritime Acquisition Corp.
(a development stage company)

Statements of Cash Flows
(in U.S. dollars)

	Six months ended June 30, 2007	Six months ended June 30, 2006	May 13, 2006 (date of inception) to June 30, 2007	For the Year Ended December 31, 2006		May 13, 2005 (date of inception) to December 31, 2005	May 13, 2005 (date of inception) to December 31, 2006
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$906,791	$1,530,644	$3,995,208		$2,978,086	$110,331	$3,088,417
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	1,220	—	1,628		408	—	408
Changes in operating assets and liabilities:			—				—
Increase in value of Trust Account	(3,168,956)	(2,213,374)	(7,409,213)		(4,056,715)	(183,542)	(4,240,257)
Increase in prepaid expenses and other current assets	(27,291)	18,151	(176,938)		(30,881)	(118,766)	(149,647)
Increase (Decrease) in deferred tax asset	—	—	—		9,000	(9,000)	—
Increase (Decrease) in accounts payable and accrued expenses	(129,000)	(226,126)	474,520		429,467	174,053	603,520
Increase in deferred interest	1,127,914	1,061,703	3,290,971		2,163,057	—	2,163,057
Increase (Decrease) in taxes payable	(206,687)	267,967	—		206,687	—	206,687

Net cash provided by (used in) operating activities	(1,496,009)	438,966	176,176		1,699,109	(26,924)	1,672,185

Cash flows from investing activities:
Payment to trust account	—	—	(188,675,000)		—	(188,675,000)	(188,675,000)
Capital expenditures	(3,658)	—	(7,322)		(3,664)	—	(3,664)

Net cash used in investing activities	(3,658)	—	(188,682,322)		(3,664)	(188,675,000)	(188,678,664)

Cash flows from financing activities:
Gross proceeds from public offering	—	—	188,675,000		—	188,675,000	188,675,000
Gross proceeds from private placement	—	—	11,325,000		—	11,325,000	11,325,000
Proceeds of note payable to stockholder	—	—	590,000		—	590,000	590,000
Repayment of note payable to stockholder	—	—	(590,000)		—	(590,000)	(590,000)
Proceeds from sale of shares of common stock	—	—	25,000		—	25,000	25,000
Payment of offering costs	—	—	(10,900,380)		(170,585)	(10,729,795)	(10,900,380)

Net cash provided by financing activities	—	—	189,124,620		(170,585)	189,295,205	189,124,620

Net cash increase (decrease) for period	(1,499,667)	438,966	618,474		1,524,860	593,281	2,118,141

Cash at beginning of period	2,118,141	593,281	—		593,281	—	—

Cash at end of period	$618,474	$1,032,247	$618,474		$2,118,141	$593,281	$2,118,141

Supplemental cash disclosure
Interest paid	$—	$—	$9,163		$—	$9,163	$9,163
Supplemental schedule of non-cash financing activities
Accrual of deferred underwriting fees	$—	$—	$4,000,000		$—	$4,000,000	$4,000,000
Accrual of offering costs	$—	$—	$—	$		$170,585

\

STAR MARITIME ACQUISITION CORP.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

        The following unaudited pro forma combined balance sheet presents the financial position of Star Maritime as of June 30, 2007, assuming the acquisition of the vessels had been completed as of June 30, 2007. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Redomiciliation Merger, factually supportable, and expected to have a continuing impact on the combined results. Star Bulk was recently formed on December 13, 2006, does not have any material assets or operations as of June 30, 2007, and therefore has not been included within this analysis because its results would not materially affect those of Star Maritime.

        We are providing the following information to aid you in your analysis of the financial aspects of the Redomiciliation Merger. We derived this information from the unaudited balance sheet of Star Maritime as of June 30, 2007. This information should be read together with the Star Maritime audited financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for Star Maritime and other financial information included elsewhere in this joint proxy statement/prospectus.

        The unaudited pro forma combined information is for illustrative purposes only. You should not rely on the unaudited pro forma combined balance sheet as being indicative of the historical financial position that would have been achieved had the Redomiciliation Merger been consummated as of this date.

See Notes to Unaudited Pro Forma Combined Balance Sheet

 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2007
(in U.S. dollars)

	Star Maritime Acquisition Corp.	Pro Forma Adjustments (with no stock redemption)		Combined	Additional Pro Forma Adjustments (with 6,599,999 shares of common stock redemption)		Combined (stock redemption)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	618,474	40,000,000 196,084,213 (224,500,000) (4,900,000) (4,000,000)	(a) (b) (c) (e) (f)	3,302,687	67,970,961 (64,679,990) (3,290,971)	(h) (i) (j)	3,302,687
Investment in Trust Account	196,084,213	(196,084,213)	(b)	—			—
Prepaid expenses and other current assets	176,938			176,938			176,938

Total current assets	196,879,625			3,479,625			3,479,625

Fixed assets, net	5,694			5,694			5,694
Vessels, net		345,237,520	(c)	345,237,520			345,237,520

Total assets	196,885,319	151,837,520		348,722,839	—		348,722,839

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	474,520			474,520			474,520
Deferred interest on investment	3,290,971	(3,290,971)	(g)	—			—
Deferred underwriting fees	4,000,000	(4,000,000)	(f)	—			—
Income taxes payable	—			—			—

Total current liabilities	7,765,491			474,520			474,520

Long-term debt	—	40,000,000	(a)	40,000,000	67,970,961	(d)	107,970,961

Total liabilities	7,765,491			40,474,520			108,445,481

Common Stock, 6,599,999 subject to possible redemption at a redemption value of $9.80 per share	64,679,990	(64,679,990)	(d)	—			—

Commitments	64,679,990			—			—

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; authorized, 1,000,000 shares, none issued or outstanding	—
Common stock, $0.0001 par value; authorized, 100,000,000 shares; 29,026,924 shares issued and outstanding (including 6,599,999 shares subject to possible redemption)	2,903	1,254	(c)
		660	(d)	4,817	(660)	(i)	4,157
Additional paid-in capital	120,441,727	120,736,266	(c)
		64,679,330	(d)		(20)	(k)
		(4,900,000)	(e)	300,957,323	(64,679,330)	(i)
					20	(k)	236,277,993
Earnings accumulated in the development stage	3,995,208	3,290,971	(g)	7,286,179	(3,290,971)	(j)	3,995,208

	—
Total stockholders' equity	124,439,838			308,248,319			240,277,358

Total liabilities and stockholders' equity	196,885,319	151,837,520		348,722,839	—		348,722,839

 STAR MARITIME ACQUISITION CORP.
NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2007

        The pro forma balance sheet reflects the acquisition of the fleet of vessels from the subsidiaries of TMT and the drawdown of the loan to partially finance that transaction as further discussed in the "Summary" section of this document. The historical balance sheet of Star Maritime at June 30, 2007 used in the preparation of the unaudited pro forma financial information has been derived from the unaudited balance sheet of Star Maritime at June 30, 2007. Star Bulk did not have any material assets or operations as of June 30, 2007 and has therefore not been reflected in the unaudited pro forma financial information. The Redomiciliation Merger is to be accounted for as a merger of entities under common control, and as such assets will continue to be recorded at their historical cost.

        Separate pro forma balance sheets have been presented for the following circumstances (1) that no Star Maritime stockholders exercise their right to have their shares redeemed upon the consummation of the Redomiciliation Merger and (2) that holders of 6,599,999 shares of Star Maritime common stock elect to have their shares redeemed upon the consummation of the Redomiciliation Merger at the redemption value of $9.80 per share, based on the amount held in the Star Maritime Trust Account, plus interest income to date thereon, at June 30, 2007.

Descriptions of the adjustments included in the unaudited pro forma balance sheets are as follows:

  (a)
  Reflects the drawdown of the loan of $40,000,000 under the credit facility described in "Acquisition Financing". Star Bulk has entered into a commitment letter with an international shipping lender that will, subject to the approval of the Agreement and Plan of Merger, provide Star Bulk with a credit facility of up to $120,000,000 with a nine-year term and secured by five of the eight drybulk carriers that Star Bulk has agreed to acquire from TMT. Star Bulk intends to draw down $40,000,000 under the credit facility on the effective date of the Redomiciliation Merger to fund a portion of the cash consideration of the aggregate purchase price of in the initial fleet. The remaining funds under the credit facility may be used to replace funds from our Trust Account used to pay costs relating to the redemption of Star Maritime stockholders who vote against the Redomiciliation Merger and elect to redeem their shares. Any excess un-drawn funds under the credit facility may be used for additional vessel acquisitions and to provide working capital.

  (b)
  To transfer the total Investment in trust account balance to the operating cash account.

  (c)
  Reflects the acquisition of eight drybulk carriers from certain subsidiaries of TMT for an aggregate purchase price of $345.2 million consisting of $224.5 million payable in cash and $120.7 million payable in 12,537,645 common shares of Star Bulk.

  (d)
  In conjunction with the Redomiciliation Merger, all non-redeemed common stock forfeits redemption rights.

  (e)
  To record transaction costs comprised of: advisor fees of $2.8 million, legal fees of $1.1 million, $0.7 million in accounting fees and other fees of $0.3 million totalling $4.9 million. The advisory fees of Maxim, CF&Co. and Bongard are payable only upon the successful completion of the Redomiciliation Merger.

  (f)
  To reflect payment of underwriters' deferred compensation, related to services provided in connection with Star Maritime's initial public offering in December 2005.

  (g)
  To record interest on Trust Account previously deferred.

  (h)
  To drawdown an additional $68.0 million under the Company's credit facility of up to $120 million to replace funds from the Trust Account used for the payment of redemption value and deferred interest to investors.

  (i)
  Reflects the redemption of 32.99% of Star Maritime shares of common stock issued in the Company's initial public offering, at June 30, 2007 redemption value of $9.80 per share. The number of shares assumed redeemed, 6,599,999, is based on 32.99% of the IPO shares outstanding prior to the Redomiciliation Merger and represents the maximum number of shares that may be redeemed without precluding the consummation of the Redomiciliation Merger.

  (j)
  To reflect the payment of interest earned by the redeeming shareholders.

  (k)
  Reflects the 200,000 common shares certain of our officers and directors have agreed to surrender for cancellation upon the consummation of a business combination in the event public stockholders exercise their right to have Star Maritime redeem their shares for cash.

MARKET PRICE AND DIVIDEND INFORMATION

        Star Maritime's units commenced trading on the American Stock Exchange under the symbol "SEAU," on December 16, 2005. Effective on February 27, 2006, Star Maritime's common stock and warrants began to trade separately under the symbols "SEA," and "SEA.WS", respectively, and the units ceased trading. The closing high and low sales prices of Star Maritime's units, common stock, and warrants as reported by the American Stock Exchange, for the quarters indicated are as follows:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2005:
Fourth Quarter (December 16 to December 31)	$10.00	$9.82	NA	NA	NA	NA
2006:
First Quarter (January 1 to February 27)(1)	$10.25	$9.84	NA	NA	NA	NA
First Quarter (February 27 to March 31)	NA	NA	$9.92	$9.62	$1.25	$0.87
Second Quarter (April 1 to June 30)	NA	NA	$10.16	$9.47	$1.20	$0.87
Third Quarter (July 1 to September 31)	NA	NA	$9.74	$9.45	$1.06	$0.70
Fourth Quarter (October 1 to December 31)	NA	NA	$9.90	$9.60	$0.84	$0.55
2007:
First Quarter (January 1 to January 16)(2)	NA	NA	$9.93	$9.87	$0.87	$0.72
First Quarter (January 17 to March 31)	NA	NA	$10.30	$9.86	$2.15	$1.20
Second Quarter (April 1 to June 29)	NA	NA	$12.31	$10.34	$4.25	$2.18
Third Quarter (July 2 to August 21)(3)	NA	NA	$14.03	$11.30	$5.85	$3.10

(1)
Star Maritime's units ceased trading on February 27, 2006. Star Maritime's common stock and warrants commenced trading separately as of this date.

(2)
The last full trading day prior to the announcement of a proposal for a business combination involving Star Bulk. On January 16, 2007, the closing price of Star Maritime common stock and warrants was $9.90 and $0.87, respectively.

(3)
On August 21, 2007 the closing price of the common stock and warrants of Star Maritime was $12.20 and $4.10 respectively.

        As of August 21, 2007, there were nine stockholders of record of Star Maritime common stock and five holders of record of Star Maritime warrants. Such numbers do not include beneficial owners holding shares or warrants through nominee names.

        Star Maritime is a blank check company and as a result, has never declared or paid any dividends on its common stock.

        Stockholders are urged to obtain a current market quotation for Star Maritime securities.

        Star Bulk's securities are not currently listed and do not trade on any stock exchange. Star Bulk has applied to list its common stock and warrants on the Nasdaq Global Market under the symbols "SBLK" and "SBLKW" respectively. Star Bulk is recently formed company and no dividends have been paid on any Star Bulk securities.

RISK FACTORS

        You should consider carefully the following risk factors, as well as the other information set forth in this joint proxy statement/prospectus, before making a decision on the Redomiciliation Merger. The following risk factors contain all material risks that are currently known or we believe are reasonably foreseeable. Some of the following risks relate principally to the industry in which Star Bulk, as the surviving corporation, will operate and its business in general. Any of the risk factors could significantly and negatively affect Star Bulk's business, financial condition or operating results.

Company Risk Factors Relating to the Surviving Corporation

Star Bulk has no operating history and may not operate profitably in the future.

        Star Bulk was formed December 13, 2006. Star Bulk has entered into agreements to acquire eight drybulk carriers and expects to take delivery of the vessels within sixty days following the effective date of the Redomiciliation Merger. However, Star Bulk has no operating history. Its financial statements do not provide a meaningful basis for you to evaluate its operations and ability to be profitable in the future. Star Bulk may not be profitable in the future.

Star Bulk's senior executive officers and directors may not be able to organize and manage a publicly traded operating company adversely affecting the Company's overall financial position.

        None of Star Bulk's senior executive officers or directors has previously organized and managed a publicly traded operating company, and Star Bulk's senior executive officers and directors may not be successful in doing so. The demands of organizing and managing a publicly traded operating company are much greater as compared to a private or blank check company and some of Star Bulk's senior executive officers and directors may not be able to meet those increased demands.

If any of the eight drybulk carriers in Star Bulk's fleet are not delivered on time or delivered with significant defects, Star Bulk's proposed business, results of operations and financial condition could suffer.

        Star Bulk has entered into separate memoranda of agreement with wholly-owned subsidiaries of TMT to acquire the eight drybulk carriers in its initial fleet. On the effective date of the Redomiciliation Merger, at least one of the vessels in the initial fleet will be delivered to Star Bulk. Star Bulk expects to take delivery of the remaining vessels within sixty days following the effective date of the Redomiciliation Merger. A delay in the delivery of any of these vessels to Star Bulk or the failure of TMT to deliver a vessel at all could adversely affect Star Bulk's business, results of operations and financial condition. The delivery of these vessels could be delayed or certain events may arise which could result in Star Bulk not taking delivery of a vessel, such as a total loss of a vessel, a constructive loss of a vessel, or substantial damage to a vessel prior to delivery. In addition, the delivery of any of these vessels with substantial defects could have similar consequences.

If Star Bulk fails to manage its planned growth properly, it may not be able to successfully expand its fleet adversely affecting the Company's overall financial position.

        Star Bulk intends to continue to expand its fleet. Star Bulk's growth will depend on:

  •
  locating and acquiring suitable vessels;

  •
  identifying and consummating acquisitions or joint ventures;

  •
  integrating any acquired vessels successfully with its existing operations;

  •
  enhancing its customer base;

  •
  managing its expansion; and

  •
  obtaining required financing.

        Growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty experienced in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures. Star Bulk may not be successful in executing its growth plans and may incur significant expenses and losses.

Star Bulk's loan agreements may contain restrictive covenants that may limit its liquidity and corporate activities.

        The new senior secured credit facility that Star Bulk expects to enter into and any future loan agreements may impose operating and financial restrictions on it. These restrictions may limit its ability to:

  •
  incur additional indebtedness;

  •
  create liens on its assets;

  •
  sell capital stock of its subsidiaries;

  •
  make investments;

  •
  engage in mergers or acquisitions;

  •
  pay dividends;

  •
  make capital expenditures;

  •
  change the management of its vessels or terminate or materially amend the management agreement relating to each vessel; and

  •
  sell its vessels.

        Therefore, Star Bulk may need to seek permission from its lenders in order to engage in some important corporate actions. The lenders' interests may be different from those of Star Bulk, and Star Bulk cannot guarantee that it will be able to obtain the lenders' permission when needed. This may prevent Star Bulk from taking actions that are in its best interest.

Servicing debt will limit funds available for other purposes, including capital expenditures and payment of dividends.

        Star Bulk expects to incur up to $40,000,000 of indebtedness in connection with the purchase of the vessels in the initial fleet and may also incur additional secured debt to finance the acquisition of additional vessels. Star Bulk may also incur up to an additional $70,000,000 of indebtedness to replace funds from our Trust Account that have been utilized to cover the cost of redeeming stockholders of Star Maritime. Star Bulk may be required to dedicate a portion of its cash flow from operations to pay the principal and interest on its debt. These payments limit funds otherwise available for working capital expenditures and other purposes, including payment of dividends. Star Bulk has not yet determined whether to purchase additional vessels or incur debt in the near future for additional vessel acquisitions. Assuming that no shareholders elect to redeem, Star Bulk will have available approximately $70,000,000 under its credit facility to fund future acquisitions. If Star Bulk is unable to service its debt, it could have a material adverse effect on Star Bulk's financial condition and results of operations.

Poor performance of Star Bulk's charters may lead to decreased revenues and a reduction in earnings.

        Star Bulk will enter into a time charter with each of Worldlink Shipping Limited for the Star Alpha, North China Shipping Limited Bahamas for the Star Epsilon, Essar for the Star Delta, Neptune for the Star Zeta, Hyundai for the Star Theta and TMT for the Star Iota and Star Gamma. Star Bulk's revenues may be dependent on the performance of its charterers and, as a result, defaults by its charterers may materially adversely affect Star Bulk's revenues. Star Bulk has not independently analyzed the creditworthiness of the charterers, consistent with industry practice in the drybulk shipping industry.

In the highly competitive international drybulk shipping industry, Star Bulk may not be able to compete for charters with new entrants or established companies with greater resources which may adversely affect its results of operations.

        Star Bulk will employ its vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than Star Bulk. Competition for the transportation of drybulk cargoes can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its managers to the charterers. Due in part to the highly fragmented market, competitors with greater resources could operate larger fleets through consolidations or acquisitions that may be able to offer better prices and fleets.

Star Bulk may be unable to attract and retain key management personnel and other employees in the shipping industry, which may negatively affect the effectiveness of its management and its results of operations.

        Star Bulk's success will depend to a significant extent upon the abilities and efforts of its management team. Star Bulk has only two employees, its Chief Executive Officer and Chief Financial Officer. Star Bulk's wholly-owned subsidiary, Star Bulk Management, plans to hire additional employees following the Redomiciliation Merger to perform the day to day management of the vessels in the initial fleet. Star Bulk Management does not currently have any employees. Star Bulk's success will depend upon its ability to retain key members of its management team and the ability of Star Bulk Management to recruit and hire suitable employees. The loss of any of these individuals could adversely affect Star Bulk's business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect Star Bulk's results of operations. Star Bulk does not intend to maintain "key man" life insurance on any of its officers. Star Bulk Management has entered into employment agreements with Mr. Akis Tsirigakis and Mr. George Syllantavos, Star Bulk's Chief Executive Officer and Chief Financial Officer, respectively, and has adopted an equity incentive plan in order to provide the board of directors a mechanism for incentivizing key employees in the future.

As Star Bulk commences its business, it will need to implement its operations and financial systems and hire new shoreside staff; if it cannot implement these systems or recruit suitable employees, its performance may be adversely affected.

        Star Bulk's operating and financial systems may not be adequate as it commences operations, and its attempts to implement those systems may be ineffective. In addition, as Star Bulk expands its fleet, it will have to rely on its wholly-owned subsidiary, Star Bulk Management, to recruit shoreside administrative and management personnel. Star Bulk Management intends to sub-contract crew management, which includes the recruitment of seafarers, to third-party technical management companies. On-shore personnel will be recruited by Star Bulk Management through referrals from other shipping companies and traditional methods of securing personnel, such as placing classified advertisements in shipping industry periodicals. Star Bulk Management may not be able to continue to hire suitable employees as Star Bulk expands its fleet. If Star Bulk Management's unaffiliated crewing agent encounters business or financial difficulties, Star Bulk may not be able to adequately staff its vessels. If Star Bulk is unable to operate its financial and operations systems effectively or to recruit suitable employees, its performance may be materially adversely affected.

Risks involved with operating ocean going vessels could affect Star Bulk's business and reputation, which would adversely affect its revenues.

        The operation of an ocean-going vessel carries inherent risks. These risks include the possibility of:

  •
  crew strikes and/or boycotts;

  •
  marine disaster;

  •
  piracy;

  •
  environmental accidents;

  •
  cargo and property losses or damage; and

  •
  business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries or adverse weather conditions.

        Any of these circumstances or events could increase Star Bulk's costs or lower its revenues.

Star Bulk's vessels may suffer damage and it may face unexpected drydocking costs, which could adversely affect its cash flow and financial condition.

        If Star Bulk's vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and can be substantial. Star Bulk may have to pay drydocking costs that its insurance does not cover. The loss of earnings while these vessels are being repaired and reconditioned, as well as the actual cost of these repairs, would decrease its earnings.

Purchasing and operating secondhand vessels may result in increased operating costs and vessel off-hire, which could adversely affect Star Bulk's earnings.

        Star Bulk's inspection of secondhand vessels prior to purchase does not provide it with the same knowledge about their condition and cost of any required or anticipated repairs that it would have had if these vessels had been built for and operated exclusively by Star Bulk. Generally, Star Bulk will not receive the benefit of warranties on secondhand vessels.

        In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

        Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to Star Bulk's vessels and may restrict the type of activities in which the vessels may engage. As Star Bulk's vessels age, market conditions may not justify those expenditures or enable Star Bulk to operate its vessels profitably during the remainder of their useful lives.

        Star Bulk has inspected the vessels that it will acquire from TMT, has considered the age and condition of the vessels in budgeting for operating, insurance and maintenance costs, and that if Star Bulk acquires additional second hand vessels in the future, it may encounter higher operating and maintenance costs due to the age and condition of those additional vessels.

Star Bulk's worldwide operations will expose it to global risks that may interfere with the operation of its vessels.

        Star Bulk is expected to primarily conduct its operations worldwide. Changing economic, political and governmental conditions in the countries where Star Bulk is engaged in business or in the Marshall Islands where Star Bulk intends to register all of its vessels, affect Star Bulk's operations. In the past, political conflicts, particularly in the Arabian Gulf, resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. The likelihood of future acts of terrorism may increase, and Star Bulk's vessels may face higher risks of being attacked. In addition, future hostilities or other political instability in regions where Star Bulk's vessels trade could have a material adverse effect on its trade patterns and adversely affect its operations and performance.

Star Bulk may not have adequate insurance to compensate it if it loses its vessels, which may have material adverse effect on it financial condition and results of operation.

        Star Bulk is expected to procure hull and machinery insurance, protection and indemnity insurance, which includes environmental damage and pollution insurance coverage and war risk insurance for its fleet. Star Bulk does not expect to maintain for all of its vessels insurance against loss of hire, which covers business interruptions that result from the loss of use of a vessel. Star Bulk may not be adequately insured against all risks. Star Bulk may not be able to obtain adequate insurance coverage for its fleet in the future. The insurers may not pay particular claims. Star Bulk's insurance policies may contain deductibles for which it will be responsible and limitations and exclusions which may increase its costs or lower its revenue. Moreover, insurers may default on claims they are required to pay. If Star Bulk's insurance is not enough to cover claims that may arise, the deficiency may have a material adverse effect on Star Bulk's financial condition and results of operations.

Star Bulk is incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, which may negatively affect the ability of public shareholders to protect their interests.

        Star Bulk's corporate affairs are governed by its Articles of Incorporation and By-laws and by the Marshall Islands Business Corporations Act or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.

Star Bulk is incorporated under the laws of the Marshall Islands and its directors and officers are non-U.S. residents, and although you may bring an original action in the courts of the Marshall Islands or obtain a judgment against Star Bulk, its directors or its management based on U.S. laws in the event you believe your rights as a shareholder have been infringed, it may be difficult to enforce judgments against Star Bulk, its directors or its management.

        Star Bulk is incorporated under the laws of the Republic of the Marshall Islands, and all of its assets are located outside of the United States. Star Bulk's business will be operated primarily from its offices in Athens, Greece. In addition, Star Bulk's directors and officers, following the Redomiciliation Merger, will be non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against Star Bulk or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against Star Bulk's assets or the assets of its directors and officers. Although you may bring an original action against Star Bulk, its affiliates or any expert named in this prospectus in the courts of the Marshall Islands based on U.S. laws, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against Star Bulk, its affiliates or any expert named in this prospectus for a cause of action arising under Marshall Islands law, it may impracticable for you to do so given the geographic location of the Marshall Islands. For more information regarding the relevant laws of the Marshall Islands, please read "Enforceability of Civil Liabilities."

There is a risk that Star Bulk could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the Redomiciliation Merger which would adversely affect its earnings.

        Section 7874(b) of the Code provides that, unless certain requirements are satisfied, a corporation organized outside the United States which acquires substantially all of the assets (through a plan or a series of related transactions) of a corporation organized in the United States will be treated as a U.S. domestic corporation for U.S. federal income tax purposes if shareholders of the U.S. corporation whose assets are being acquired own at least 80% of the non-U.S. acquiring corporation after the acquisition. If Section 7874(b) of the Code were to apply to Star Maritime and the Redomiciliation Merger, then, among other consequences, Star Bulk, as the surviving entity of the Redomiciliation Merger, would be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Redomiciliation Merger. These consequences are discussed in more detail under the heading "Tax Considerations—Material U.S. Federal Income Tax Consequences—United States Federal Income Tax Considerations—Tax Consequences of the Merger." The Redomiciliation Merger has been structured so that upon completion of the Redomiciliation Merger and the concurrent issuance of stock to TMT under the Acquisition Agreements, the stockholders of Star Maritime will own less than 80% of Star Bulk and therefore, Star Bulk should not be subject to Section 7874(b) of the Code after the Redomiciliation Merger. Star Maritime has obtained an opinion of its counsel, Seward & Kissel, LLP, that Section 7874(b) should not apply to the Redomiciliation Merger. However, there is no authority directly addressing the application of Section 7874(b) to a transaction such as the Redomiciliation Merger where shares in a foreign corporation such as Star Bulk are issued concurrently with (or shortly after) a merger. In particular, since there is no authority directly applying the "series of related transactions" or "plan" provisions to the post-acquisition stock ownership requirements of Section 7874(b), there is no assurance that the United States Internal Revenue Service, or IRS, will agree with Seward & Kissel's opinion on this matter. Moreover, Star Maritime has not sought a ruling from the IRS on this point. Therefore, there is no assurance that the IRS would not seek to assert that Star Bulk is subject to U.S. federal income tax on its worldwide income after the Redomiciliation Merger although Seward and Kissel is of the opinion that such an assertion should not be successful.

Star Bulk may have to pay tax on United States source income, which would reduce its earnings.

        Under the Code, 50% of the gross shipping income of a vessel owning or chartering corporation, such as Star Bulk and its subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States is characterized as U.S. source shipping income and such income is subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the Treasury regulations promulgated thereunder.

        Star Bulk expects that it and each of its subsidiaries will qualify for this statutory tax exemption and Star Bulk will take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause Star Bulk to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on Star Bulk's U.S. source income.

        If Star Bulk or its subsidiaries are not entitled to this exemption under Section 883 for any taxable year, Star Bulk or its subsidiaries would be subject for those years to a 4% U.S. federal income tax on its U.S.-source shipping income. The imposition of this taxation could have a negative effect on Star Bulk's business and would result in decreased earnings.

U.S. tax authorities could treat Star Bulk as a "passive foreign investment company," which could have adverse U.S. federal income tax consequences to U.S. holders.

        Star Bulk will be treated as a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of "passive income" or (2) at least 50% of the average value of its assets produce or are held for the production of those types of "passive income." For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. shareholders of a PFIC may be subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

        Based on Star Bulk's proposed method of operation, Star Bulk intends to take the position for United States federal income tax purposes it is not a PFIC with respect to any taxable year. In this regard, Star Bulk intends to treat the gross income it will derive or will be deemed to derive from its time chartering activities as services income, rather than rental income. Accordingly, Star Bulk intends to take the position that its income from its time chartering activities does not constitute "passive income," and the assets that it will own and operate in connection with the production of that income do not constitute passive assets.

        There is, however, no direct legal authority under the PFIC rules addressing Star Bulk's proposed method of operation. In addition, Star Bulk has not received an opinion of counsel with respect to this issue. Accordingly, no assurance can be given that the U.S. Internal Revenue Service, or the IRS, or a court of law will accept Star Bulk's position, and there is a risk that the IRS or a court of law could determine that Star Bulk is a PFIC. Moreover, no assurance can be given that Star Bulk would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of its operations. For example, if Star Bulk were treated as earning rental income from its chartering activities rather than services income, Star Bulk would be treated as a PFIC.

        If the IRS were to find that Star Bulk is or has been a PFIC for any taxable year, its U.S. shareholders will face adverse U.S. tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then highest income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of Star Bulk's common shares, as if the excess distribution or gain had been recognized ratably over the shareholder's holding period of Star Bulk's common shares. These consequences are discussed in more detail under the heading "Tax Considerations—Material U.S. Federal Income Tax Consequences—United States Federal Income Taxation of U.S. Holders—Passive Foreign Investment Company Status and Significant Tax Consequences."

Investors should not rely on an investment in Star Bulk if they require dividend income. It is not certain that Star Bulk will pay a dividend and the only return on an investment in Star Bulk may come from appreciation of the common stock.

        Star Bulk's intention is to pay quarterly dividends as described in "Star Bulk's Dividend Policy." However, Star Bulk may incur other expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends. Star Bulk's loan agreements, including the credit facility agreement that Star Bulk expects to enter into, may also prohibit or restrict the declaration and payment of dividends under some circumstances.

        In addition, the declaration and payment of dividends will be subject at all times to the discretion of Star Bulk's board of directors. The timing and amount of dividends will depend on Star Bulk's earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in its loan agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividends, or if there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Star Bulk may not pay dividends in the anticipated amounts and frequency set forth in this joint proxy statement/prospectus or at all.

Star Bulk is a holding company, and will depend on the ability of its subsidiaries to distribute funds to it in order to satisfy its financial obligations or to make dividend payments.

        Star Bulk is a holding company and its subsidiaries, all of which are, or upon their formation will be, wholly-owned by it either directly or indirectly, will conduct all of Star Bulk's operations and own all of Star Bulk's operating assets. Star Bulk will have no significant assets other than the equity interests in its wholly-owned subsidiaries. As a result, Star Bulk's ability to make dividend payments depends on its subsidiaries and their ability to distribute funds to Star Bulk. If Star Bulk is unable to obtain funds from its subsidiaries, Star Bulk's board of directors may exercise its discretion not to pay dividends.

Star Bulk may not be able to borrow amounts under its credit facility which may affect its ability to purchase the vessels in the initial fleet.

        Star Bulk's ability to borrow amounts under its credit facility to acquire the initial fleet from TMT will be subject to the satisfaction of customary conditions precedent and compliance with terms and conditions included in the loan documents, and to circumstances that may be beyond its control such as world events, economic conditions, the financial standing of the bank or its willingness to lend to shipping companies such as Star Bulk. Prior to each drawdown, Star Bulk will be required, among other things, to provide the lender with acceptable valuations of the vessels in its fleet confirming that they are sufficient to satisfy minimum security requirements. To the extent that Star Bulk is not able to satisfy these requirements, including as a result of a decline in the value of its vessels, Star Bulk may not be able to draw down the full amount under its credit facility without obtaining a waiver or consent from the lender. Star Bulk will also not be permitted to borrow amounts under the facility if it experiences a change of control.

The assumptions underlying Star Bulk's "Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses" are inherently uncertain and are subject to significant business, economic, financial, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted.

        The financial forecast in Star Bulk's "Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses" has been prepared by the management of Star Bulk and Star Bulk has not received an opinion or report on it from any independent registered public accounting firm and the forecast has not been prepared in accordance with generally accepted accounting principles. The assumptions underlying the forecast are inherently uncertain and are subject to significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted. If Star Bulk does not achieve the forecasted results, Star Bulk may not be able to operate profitably, successfully implement its business strategy to expand its fleet or pay dividends to its shareholders in which event the market price of Star Bulk's common shares may decline materially.

If the Redomiciliation Merger is completed, the Star Maritime warrants, which will be assumed by Star Bulk, become exerciseable and you may experience dilution.

        Under the terms of the Star Maritime warrants, the warrants become exerciseable upon the completion of a business combination transaction. If the Redomiciliation Merger is approved, Star Maritime expects to complete the Redomiciliation Merger during the third quarter of 2007. Star Maritime has 20,000,000 warrants to purchase common stock issued and outstanding at an exercise price of $8.00 per common share. Star Maritime warrants will become exerciseable upon the effective date of the Redomiciliation Merger and as a result, you may experience dilution.

Registration rights held by Star Maritime's stockholders who purchased shares prior to the initial public offering may have an adverse effect on the market price of Star Bulk's common stock.

        Star Maritime's initial stockholders who purchased common stock prior to the initial public offering are entitled to demand that Star Bulk register the resale of their shares at any time after they are released from escrow which, except in limited circumstances, will not be before December 21, 2008. If such stockholders exercise their registration rights with respect to all of their shares, there will be an additional 9,026,924 shares of common stock eligible for trading in the public market. In addition, certain of Star Maritime's officers and directors who purchased units in Star Maritime's private placement in December 2005 are entitled to demand the registration of the securities underlying the 1,132,500 units at any time after Star Maritime announces that it has entered into a letter of intent, an agreement in principle or a definitive agreement in connection with a business combination. Star Maritime announced Star Bulk's entry into the Acquisition Agreements on January 17, 2007. If all of these stockholders exercise their registration rights with respect to all of their shares of common stock, there will be an additional 1,132,500 shares of common stock eligible for trading in the public market. The presence of these additional shares may have an adverse effect on the market price of Star Bulk's common stock.

We depend on officers who may engage in other business activities in the international shipping industry which may create conflicts of interest.

        Prokopios Tsirigakis, Star Bulk's Chief Executive Officer and a member of its board of directors, and George Syllantavos, Star Bulk's Chief Financial Officer, Secretary and member of its board of directors intend to participate in business activities not associated with Star Bulk. As a result, Mr. Tsirigakis and Mr. Syllantavos may devote less time to Star Bulk than if they were not engaged in other business activities and may owe fiduciary duties to the shareholders of both Star Bulk as well as shareholders of other companies which they may be affiliated, which may create conflicts of interest in matters involving or affecting Star Bulk and its customers. It is not certain that any of these conflicts of interest will be resolved in Star Bulk's favor.

Star Maritime's directors and executive officers have interests in the Redomiciliation Merger that are different from yours.

        In considering the recommendation of Star Maritime's directors to vote to approve the Redomiciliation Merger, you should be aware that they have agreements or arrangements that provide them with interests in the Redomiciliation Merger that differ from, or are in addition to, those of Star Maritime stockholders generally. If the Redomiciliation Merger is not approved, Star Maritime will be liquidated and we will distribute to all of the holders of our shares issued in our initial public offering in proportion to their respective equity interests, an aggregate amount equal to funds on deposit in the Trust Account, including any interest (net of any taxes payable) not previously released to us, plus any remaining net assets. If we fail to consummate a business combination transaction, our officers and directors have waived their respective rights to participate in any liquidation distribution with respect to the 9,026,924 shares of common stock issued to them prior to our initial public offering and with respect to the 1,132,500 shares of common stock acquired by certain of our officers and directors in the private placement and we would not distribute funds from the Trust Account with respect to the Star Maritime warrants, which would expire. The personal and financial interests of the members of our board of directors and executive officers may have influenced their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, their discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in Star Maritime's stockholders' best interest.

Company Risk Factors Relating to Star Maritime Acquisition Corp.

Star Maritime will dissolve and liquidate if it does not consummate the Redomiciliation Merger, in which event its stockholders may be held liable for claims by third parties against Star Maritime to the extent of distributions received by them.

        If Star Maritime does not consummate the Redomiciliation Merger or another business combination by December 21, 2007, then, pursuant to Article SIXTH of its Certificate of Incorporation, Star Maritime's officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate Star Maritime within 60 days of that date. Therefore, Star Maritime will dissolve and liquidate the Trust Account to its public stockholders if it does not complete the Redomiciliation Merger, or another business combination, by December 21, 2007.

        Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders of a corporation may be held liable for claims by third parties against the corporation to the extent of distributions received by them in dissolution of the corporation. If a corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although Star Maritime will seek stockholder approval to liquidate the Trust Account to its public stockholders as part of a plan of dissolution and liquidation, it does not intend to comply with those procedures. In the event that Star Maritime's directors recommend, and the stockholders approve, a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds from the Trust Account could be liable for claims made by creditors to the extent of distributions received by them. As such, Star Maritime's stockholders could potentially be liable for any claims to the extent of distributions received by them in dissolution, and any such liability of Star Maritime stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, third parties may seek to recover from Star Maritime stockholders amounts owed to them by Star Maritime.

        The procedures Star Maritime must follow under Delaware law if it dissolves and liquidates may result in substantial delays in the liquidation of the Trust Account to its public stockholders as part of its plan of dissolution and distribution.

If third parties bring claims against Star Maritime, the proceeds held in trust could be reduced which would result in a per-share liquidation value receivable by Star Maritime's public stockholders from the Trust Account as part of its plan of dissolution and liquidation that is less than $10.00.

        Star Maritime's placing of funds in trust may not protect those funds from third party claims against it. Star Maritime has not procured waivers from any creditors or prospective target businesses, and if the Redomiciliation Merger is not effected, the material creditors of Star Maritime would consist of its legal advisors, accountants, and service providers in connection with the Redomiciliation Merger, such as experts and printers. As of August 21, 2007, there are no creditor claims against Star Maritime.

        Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of Star Maritime's public stockholders, which would result in a per-share liquidation value receivable by Star Maritime's public stockholders from funds held in the Trust Account that is less than $10.00.

        In connection with our initial public offering, our initial stockholders each entered into a letter agreement whereby our initial stockholders agreed to indemnify Star Maritime against any loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal and other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Star Maritime may become subject as a result of any claim by any vendor that is owed money by Star Maritime for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. Pursuant to this letter agreement, Star Maritime may seek indemnity from the initial stockholders to the extent amounts in the Trust Account are not sufficient to fund the Star Maritime's liabilities and expenses. Star Maritime, Star Bulk and both of their boards of directors may be obligated to seek enforcement of the letter agreements to ensure against reductions in the Trust Account.

        In the event that Star Maritime's board recommends and its stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the Trust Account as part of the liquidation could be liable for claims made by creditors.

        Additionally, if Star Maritime is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the funds held in the Trust Account may be subject to applicable bankruptcy law, and may be included in Star Maritime's bankruptcy estate and subject to the claims of third parties with priority over the claims of Star Maritime's stockholders. Star Maritime's stockholders could also be required to return any distributions received by them in dissolution as a preference or under other avoidance or recovery theories under applicable bankruptcy law. To the extent any bankruptcy claims deplete the Trust Account, Star Maritime may not be able to return the liquidation amounts due to its public stockholders.

If the Redomiciliation Merger or another business combination is not approved by Star Maritime's stockholders by December 21, 2007, then the funds in the Trust Account may only be distributed upon Star Maritime's dissolution and therefore, payments from the Trust Account to public stockholders may be delayed.

        If the Redomiciliation Merger or another business combination is not approved by Star Maritime's stockholders by December 21, 2007, then the funds held in the Trust Account may not be distributed except upon Star Maritime's dissolution. Unless and until stockholder approval to dissolve Star Maritime is obtained from Star Maritime's stockholders, the funds held in the Trust Account will not be released. Consequently, holders of a majority of Star Maritime's outstanding stock must approve the dissolution in order to receive the funds held in the Trust Account and the funds will not be available for any other corporate purpose. The procedures required for Star Maritime to liquidate under the Delaware General Corporation Law, or a vote to reject any plan of dissolution and distribution by its stockholders, may result in substantial delays in the liquidation of the Trust Account to Star Maritime's public stockholders as part of its plan of dissolution and distribution.

        Star Maritime currently believes that any plan of dissolution and liquidation subsequent to December 21, 2007 would proceed in approximately the following manner:

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  Star Maritime's directors would, consistent with Delaware law and the obligations described in its amended and restated certificate of incorporation to dissolve, prior to the passing of the December 21, 2007 deadline, convene and adopt a specific plan of dissolution and liquidation, which it would then vote to recommend to its stockholders; at such time it would also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board's recommendation of such plan;

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  upon such deadline, it would file a preliminary proxy statement with the Securities and Exchange Commission;

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  if the Securities and Exchange Commission does not review the preliminary proxy statement, then, approximately 10 days following the passing of such deadline, it would mail the proxy statements to its stockholders, and approximately 30 days following the passing of such deadline it would convene a meeting of stockholders, at which they would either approve or reject the plan of dissolution and liquidation; and

  •
  if the Securities and Exchange Commission does review the preliminary proxy statement, Star Maritime currently estimates that it would receive their comments approximately 30 days following the passing of such deadline. Star Maritime would mail the proxy statements to stockholders following the conclusion of the comment and review process (the length of which cannot be predicted with any certainty, and which may be substantial) and it would convene a meeting of its stockholders at which they would either approve or reject the plan of dissolution and liquidation.

        Pursuant to the terms of its certificate of incorporation, Star Maritime's powers following the expiration of the permitted time periods for consummating a business combination would automatically thereafter be limited to acts and activities relating to dissolving and winding up affairs, including liquidation. The funds held in the Trust Account may not be distributed except upon dissolution and, unless and until such approval is obtained from stockholders, the funds held in the Trust Account would not be released. Consequently, holders of a majority of Star Maritime's outstanding stock must approve the dissolution in order to receive the funds held in the Trust Account and the funds would not be available for any other corporate purpose.

        The procedures required for Star Maritime to liquidate under the Delaware law, or a vote to reject any plan of dissolution and liquidation by Star Maritime's stockholders, may result in substantial delays in the liquidation of the Trust Account to Star Maritime's public stockholders as part of the plan of dissolution and liquidation.

Industry Risk Factors Relating to Star Bulk

The drybulk shipping industry is cyclical and volatile, and this may lead to reductions and volatility of charter rates, vessel values and results of operations.

        The degree of charter hire rate volatility among different types of drybulk carriers has varied widely. If Star Bulk enters into a charter when charter hire rates are low, its revenues and earnings will be adversely affected. In addition, a decline in charter hire rates likely will cause the value of the vessels that Star Bulk will own, to decline and Star Bulk may not be able to successfully charter its vessels in the future at rates sufficient to allow it to operate its business profitably or meet its obligations. The factors affecting the supply and demand for drybulk carriers are outside of Star Bulk's control and are unpredictable. The nature, timing, direction and degree of changes in drybulk shipping market conditions are also unpredictable.

        Factors that influence demand for seaborne transportation of cargo include:

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    demand for and production of drybulk products;

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    the distance cargo is to be moved by sea;

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    global and regional economic and political conditions;

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    environmental and other regulatory developments; and

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    changes in seaborne and other transportation patterns, including changes in the distances over which cargo is transported due to geographic changes in where commodities are produced and cargoes are used.

        The factors that influence the supply of vessel capacity include:

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    the number of newbuilding deliveries;

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    the scrapping rate of older vessels;

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    vessel casualties;

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    price of steel;

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    number of vessels that are out of service;

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    changes in environmental and other regulations that may limit the useful life of vessels; and

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    port or canal congestion.

        Star Bulk anticipates that the future demand for its vessels will be dependent upon continued economic growth in the world's economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the world's drybulk carrier fleet and the sources and supply of cargo to be transported by sea. If the global vessel capacity increases in the drybulk shipping market, but the demand for vessel capacity in this market does not increase or increases at a slower rate, the charter rates could materially decline. Adverse economic, political, social or other developments could have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends.

Charter rates in the drybulk shipping market are at historically high levels and future growth will depend on continued economic growth in the world economy that exceeds growth in vessel capacity. A reduction in world economic growth may have an adverse effect on the Company's financial condition and results of operations.

        Charter rates for the drybulk carriers recently have been at historically high levels. Star Bulk anticipates that future demand for its vessels, and in turn future charter rates, will be dependent upon continued economic growth in the world's economy, particularly in China and India, as well as seasonal and regional changes in demand and changes in the capacity of the world's fleet. According to Drewry Shipping Consultants Limited, or Drewry, the world's drybulk carrier fleet is expected to increase in 2007 as a result of substantial scheduled deliveries of newly constructed vessels and low forecasts for scrapping of existing vessels. Continued economic growth in the world economy that exceeds growth in vessel capacity will be necessary to sustain current charter rates. There can be no assurance that economic growth will not decline or that vessel scrapping will occur at an even lower rate than forecasted. A decline in charter rates could have a material adverse effect on Star Bulk's business, financial condition and results of operations.

An economic slowdown in the Asia Pacific region could have a material adverse effect on Star Bulk's business, financial position and results of operations.

        A significant number of the port calls made by Star Bulk's vessels may involve the loading or discharging of raw materials and semi-finished products in ports in the Asia Pacific region. As a result, a negative change in economic conditions in any Asia Pacific country, but particularly in China or India, may have an adverse effect on Star Bulk's future business, financial position and results of operations, as well as its future prospects. In particular, in recent years, China has been one of the world's fastest growing economies in terms of gross domestic product. Star Bulk cannot assure you that such growth will be sustained or that the Chinese economy will not experience contraction in the future. Moreover, any slowdown in the economies of the United States, the European Union or certain Asian countries may adversely effect economic growth in China and elsewhere. Star Bulk's business, financial position and results of operations, as well as its future prospects, will likely be materially and adversely affected by an economic downturn in any of these countries.

Star Bulk may become dependent on spot charters in the volatile shipping markets which may have an adverse impact on stable cash flows and revenues.

        Star Bulk may employ one or more of its vessels on spot charters, including when time charters on vessels expire. The spot charter market is highly competitive and rates within this market are subject to volatile fluctuations, while longer-term period time charters provide income at pre-determined rates over more extended periods of time. If Star Bulk decides to spot charter its vessels, there can be no assurance that Star Bulk will be successful in keeping all its vessels fully employed in these short-term markets or that future spot rates will be sufficient to enable its vessels to be operated profitably. A significant decrease in charter rates could affect the value of Star Bulk's fleet and could adversely affect its profitability and cash flows with the result that its ability to pay debt service to its lenders and dividends to its shareholders could be impaired.

Star Bulk's operating results will be subject to seasonal fluctuations, which could affect its operating results and the amount of available cash with which Star Bulk can pay dividends.

        Star Bulk will operate its vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter to quarter volatility in its operating results, which could affect the amount of dividends that Star Bulk pays to its shareholders from quarter to quarter. The drybulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues of drybulk carrier operators in general have historically been weaker during the fiscal quarters ended June 30 and September 30, and, conversely, been stronger in fiscal quarters ended December 31 and March 31. This seasonality may materially affect Star Bulk's operating results and cash available for dividends.

Star Bulk will be subject to regulation and liability under environmental laws that could require significant expenditures and affect its cash flows and net income.

        Star Bulk's business and the operation of its vessels will be materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which its vessels operate, as well as in the country or countries of their registration. Because such conventions, laws, and regulations are often revised, Star Bulk cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale prices or useful lives of its vessels. Additional conventions, laws and regulations may be adopted which could limit Star Bulk's ability to do business or increase the cost of its doing business and which may materially and adversely affect its operations. Star Bulk will be required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to its operations.

        The operation of Star Bulk's vessels is affected by the requirements set forth in the United Nations' International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code. The ISM Code requires shipowners, ship managers and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. Each of Star Bulk's vessels will be ISM code-certified but we cannot assure that such certificate will be maintained indefinitely.

        Star Bulk expects to maintain, for each of its vessels, pollution liability coverage insurance in the amount of $1 billion per incident. If the damages from a catastrophic incident exceeded Star Bulk's insurance coverage, it could have a material adverse effect on Star Bulk's financial condition and results of operations.

The operation of drybulk carriers has particular operational risks which could affect our earnings and cash flow.

        The operation of certain ship types, such as drybulk carriers, has certain particular risks. With a drybulk carrier, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach while at sea. Hull breaches in drybulk carriers may lead to the flooding of the vessels' holds. If a drybulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel's bulkheads leading to the loss of a vessel. If Star Bulk is unable to adequately maintain its vessels, it may be unable to prevent these events. Any of these circumstances or events could negatively impact Star Bulk's business, financial condition, results of operations and ability to pay dividends. In addition, the loss of any of its vessels could harm Star Bulk's reputation as a safe and reliable vessel owner and operator.

If any of Star Bulk's vessels fails to maintain its class certification and/or fails any annual survey, intermediate survey, drydocking or special survey, it could have a material adverse impact on Star Bulk's financial condition and results of operations.

        The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention or SOLAS. Star Bulk's vessels are expected to be classed with one or more classification societies that are members of the International Association of Classification Societies.

        A vessel must undergo annual surveys, intermediate surveys, drydockings and special surveys. In lieu of a special survey, a vessel's machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Star Bulk's vessels are expected to be on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel will also be required to be drydocked every two to three years for inspection of the underwater parts of such vessels.

        If any vessel does not maintain its class and/or fails any annual survey, intermediate survey, drydocking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable. Any such inability to carry cargo or be employed, or any such violation of covenants, could have a material adverse impact on Star Bulk's financial condition and results of operations.

Maritime claimants could arrest Star Bulk's vessels, which could interrupt its cash flow.

        Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arresting or attachment of one or more of Star Bulk's vessels could interrupt its cash flow and require it to pay large sums of funds to have the arrest lifted which would have a material adverse effect on Star Bulk's financial condition and results of operations. In addition, in some jurisdictions, such as South Africa, under the "sister ship" theory of liability, a claimant may arrest both the vessel which is subject to the claimant's maritime lien and any "associated" vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert "sister ship" liability against one of Star Bulk's vessels for claims relating to another of its vessels.

Governments could requisition Star Bulk's vessels during a period of war or emergency, resulting in loss of earnings.

        A government could requisition for title or seize Star Bulk's vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition Star Bulk's vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of Star Bulk's vessels could have a material adverse effect on Star Bulk's financial condition and results of operations.

Because Star Bulk will operate its vessels worldwide, terrorism and other events outside Star Bulk's control may negatively affect its operations and financial condition.

        Because Star Bulk will operate its vessels worldwide, terrorist attacks such as the attacks on the United States on September 11, 2001, the bombings in Spain on March 11, 2004 and in London on July 7, 2005, and the continuing response of the United States to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty in the world financial markets and may affect Star Bulk's business, results of operations and financial condition. The continuing conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also have a material adverse effect on Star Bulk's ability to obtain additional financing on terms acceptable to it or at all. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

        Terrorist attacks may also negatively affect Star Bulk's operations and financial condition and directly impact its vessels or its customers. Future terrorist attacks could result in increased volatility of the financial markets in the United States and globally and could result in an economic recession in the United States or the world. Any of these occurrences could have a material adverse impact on Star Bulk's financial condition and costs.

Risks Factors Relating to the Redomiciliation Merger

There may not be an active market for Star Bulk's common stock or warrants, which may cause its common stock or warrants to trade at a discount and make it difficult to sell your common stock or warrants.

        Prior to the Redomiciliation Merger, there has been no public market for Star Bulk's common stock or warrants. Star Bulk cannot assure you that an active trading market for Star Bulk's common stock or warrants will develop or be sustained after the Redomiciliation Merger or that the price of Star Bulk's common stock or warrants in the public market will reflect its actual financial performance.

The price of Star Bulk's shares after the Redomiciliation Merger may be volatile.

        The price of Star Bulk's shares after the Redomiciliation Merger may be volatile, and may fluctuate due to factors such as:

  •
  actual or anticipated fluctuations in quarterly and annual results;

  •
  limited operating history;

  •
  mergers and strategic alliances in the shipping industry;

  •
  market conditions in the industry;

  •
  changes in government regulation;

  •
  fluctuations in Star Bulk's quarterly revenues and earnings and those of its publicly held competitors;

  •
  shortfalls in Star Bulk's operating results from levels forecasted by securities analysts;

  •
  announcements concerning Star Bulk or its competitors; and

  •
  the general state of the securities markets.

        The international drybulk shipping industry has been highly unpredictable and volatile. The market for common shares in this industry may be equally volatile.

Star Bulk may choose to redeem its outstanding warrants at a time that is disadvantageous to warrant holders.

        Star Bulk may redeem the warrants issued as a part of the units in Star Maritime's Initial Public Offering that will be assumed by Star Bulk in the Redomiciliation Merger at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of Star Bulk's common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is sent. Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then-current market price when they might otherwise wish to hold them, or (iii) accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Star Maritime and Star Bulk expect to incur significant costs associated with the Redomiciliation Merger, whether or not the Redomiciliation Merger is completed and the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes.

        Star Maritime and Star Bulk expect to incur significant costs associated with the Redomiciliation Merger, whether or not the Redomiciliation Merger is completed. In connection with the Redomiciliation Merger, if the merger is completed we expect to incur $4.9 million in expenses inclusive of $2.85 million paid as contingent compensation to our advisors, and if the Redomiciliation Merger is not consummated we expect to incur $2.05 million in expenses. The incurrence of these expenses will reduce the amount of cash available to be used for other corporate purposes, including distribution upon a liquidation. As of June 30, 2007 approximately $395,000 of such expenses had been incurred and paid out of Star Maritime's working capital.

As a result of the Redomiciliation Merger, Star Bulk stockholders will be solely dependent on a single business.

        As a result of the Redomiciliation Merger, Star Bulk stockholders will be solely dependent upon the performance of Star Bulk and its drybulk shipping business. Star Bulk will be subject to a number of risks that relate generally to the shipping industry and other risks that specifically relate to Star Bulk. See "Company Risk Factors Relating to the Surviving Corporation" and "Industry Risk Factors Relating to the Surviving Corporation."

Star Maritime may waive one or more of the conditions to the Redomiciliation Merger without resoliciting stockholder approval for the Redomiciliation Merger.

        Star Maritime may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Redomiciliation Merger, to the extent permitted by applicable laws. The board of directors of Star Maritime will evaluate the materiality of any waiver to determine whether amendment of this joint proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the board of directors of Star Maritime determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, Star Maritime has the discretion to complete the Redomiciliation Merger without seeking further stockholder approval.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of operations or the performance of the Star Bulk after the Redomiciliation Merger, the expected completion and timing of the Redomiciliation Merger and other information relating to the Redomiciliation Merger. Words such as "projects," "predicts," "should," "forecasts," "expects," "intends," "plans," "believes," " anticipates," "estimates," and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include statements regarding:

  •
  the delivery and operation of assets of Star Bulk, the surviving corporation in the Redomiciliation Merger;

  •
  Star Bulk's future operating or financial results;

  •
  future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses; and

  •
  drybulk market trends, including charter rates and factors affecting vessel supply and demand.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this joint proxy statement/prospectus and the documents that we reference herein and have filed as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this joint proxy statement/prospectus, whether as a result of new information, future events or otherwise.

THE STAR MARITIME SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This joint proxy statement/prospectus is being furnished to Star Maritime stockholders as part of the solicitation of proxies by Star Maritime's board of directors for use at the special meeting of Star Maritime stockholders to be held at                        , New York, New York on            , 2007, at 10:00 a.m. The purpose of the special meeting is for Star Maritime stockholders to consider and vote upon two proposals: (i) the acquisition of eight drybulk carriers by Star Bulk, a wholly-owned Marshall Islands subsidiary of Star Maritime, from certain wholly-owned subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk pursuant to definitive agreements; and (ii) to approve and authorize the Agreement and Plan of Merger by and between Star Maritime with and into its wholly-owned Marshall Islands subsidiary, Star Bulk, with Star Bulk as the surviving corporation. Adoption and approval of the Asset Acquisition is conditioned upon the adoption and approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is adopted and approved. Star Bulk has entered into separate definitive agreements to acquire the vessels in the initial fleet. You are also being asked to vote upon a proposal to approve the adjournment of the special meeting in the event that Star Maritime has not obtained the requisite shareholder approval of the Asset Acquisition and Redomiciliation Merger. See "Adjournments and Postponements" below. The eight Memoranda of Agreement relating to the purchase of the vessels in the initial fleet are attached as Appendix A through Appendix H, the Supplemental Agreement is attached as Appendix I and the Master Agreement is attached as Appendix J to this joint proxy statement/prospectus. The Agreement and Plan of Merger is attached as Appendix K. This joint proxy statement/prospectus and the enclosed form of proxy are first being mailed to Star Maritime stockholders on or about             , 2007.

Record Date and Voting

        The holders of record of shares of Star Maritime common stock as of the close of business on the record date, which was            , 2007, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 29,026,924 shares of Star Maritime common stock outstanding.

        The holders of a majority of the shares of Star Maritime common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. "Broker non-votes" result when the beneficial owners of shares of Star Maritime common stock do not provide specific voting instructions to their brokers. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the proposed merger, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of such matters.

        Holders of shares of Star Maritime common stock will have one vote for each share of Star Maritime common stock held by them at the close of business on the record date. Star Maritime warrants do not have voting rights.

Required Vote

        The Asset Acquisition must be approved by the holders of a majority of the issued and outstanding shares of common stock of Star Maritime. Adoption and approval of the Asset Acquisition is conditioned upon the adoption and approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is adopted and approved.

        Star Maritime cannot complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash.

        Because the vote is based on the number of shares of Star Maritime common stock outstanding rather than on the number of votes cast, failure to vote your shares (including as a result of broker non-votes), and votes to abstain, are effectively votes "against" the Redomiciliation Merger. A vote in favor of the Redomiciliation Merger is, in effect, a vote in favor of Star Bulk's acquisition of the vessels from TMT. You may vote your shares of Star Maritime common stock by completing and returning the enclosed proxy card by mail or by appearing and voting in person by ballot at the special meeting. Regardless of whether you plan to attend the special meeting, you should vote your shares by proxy as described above as soon as possible.

        If you hold your shares through a bank, brokerage firm or nominee, you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, following the directions contained in such voting instruction card.

        Holders of more than 10,000,000 shares of common stock issued in the initial public offering and the private placement must vote in favor of the Redomiciliation Merger for it to be approved. Messrs. Tsirigakis and Syllantavos, our senior executive officers, and Messrs. Pappas and Erhardt, two of our directors, have agreed to vote an aggregate of 1,132,500 shares, or 3.9% of Star Maritime's outstanding common stock, owned by them and any shares of Star Maritime common stock they may acquire in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to such shares. All of Star Maritime's officers and directors have agreed to vote an aggregate of 9,026,924 shares or 31.1% of Star Maritime's outstanding common stock, held by them in accordance with the vote of the holders of a majority of the shares issued in Star Maritime's initial public offering.

Proxies; Revocation

        If you vote your shares of Star Maritime common stock by signing a proxy card, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares will be voted "FOR" the approval and authorization of the Redomiciliation Merger.

        You may revoke your proxy at any time before your proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of three ways:

  •
  by executing and returning a proxy card dated later than the previous one to Star Maritime at 103 Foulk Road, Wilmington, Delaware 19803, Attention: Corporate Secretary;

  •
  by attending the special meeting in person and casting your vote by ballot; or

  •
  by submitting a written revocation to Star Maritime at 103 Foulk Road, Wilmington, Delaware 19803, Attention: Corporate Secretary.

        Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you do not hold your shares of Star Maritime common stock in your own name, you may revoke or change a previously given proxy by following the instructions provided by the bank, brokerage firm, nominee or other party that is the registered owner of the shares.

        Star Maritime does not expect that any matters other than the proposal to authorize and adopt the Redomiciliation Merger will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

        Star Maritime will pay the cost of soliciting proxies for the special meeting. In addition to soliciting proxies by mail, Star Maritime's directors and executive officers may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. Star Maritime will, upon request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Redemption Rights

        As provided in Star Maritime's Certificate of Incorporation, holders of Star Maritime common stock have the right to redeem their shares for cash by voting against the Redomiciliation Merger and electing to have such shares redeemed for cash. The exercise of redemption rights must be made on the proxy card at the same time that the stockholder votes against the Redomiciliation Merger. The per-share redemption price is equal to $10.00 per share, which amount represents $9.80 per share, plus the pro rata portion of any accrued interest earned on the Trust Account (net of taxes payable) not previously distributed to us and $0.20 per share plus interest thereon (net of taxes payable) of contingent underwriting compensation which the underwriters have agreed to forfeit to pay redeeming stockholders, calculated as of two days prior to the consummation of the Redomiciliation Merger. Accordingly, the actual per-share redemption price will fluctuate prior to the date such shares would be redeemed. Based on the amount of cash held in the Trust Account at June 30, 2007, you would have been entitled to redeem each share of common stock that you hold for approximately $10.39. The actual per share redemption price will be calculated two business days prior to the consummation of the Redomiciliation Merger. If you exercise your redemption rights, then you will be exchanging your shares of Star Maritime common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective date of the Redomiciliation Merger and then tender your stock certificate to Star Maritime. If the Redomiciliation Merger is not completed, then these shares will not be redeemed for cash. A stockholder who exercises redemption rights will continue to own any warrants to acquire Star Maritime common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of redemption rights.

        As of June 30, 2007, funds available from the Trust Account to fund vessel acquisitions, working capital, and deferred underwriting fees and other corporate expenses were $196,084,213 assuming no shares are redeemed and $127,510,223 if the maximum 32.99% of shareholders redeem assuming a redemption price of $10.39. Star Bulk intends to draw down amounts under its credit facility sufficient to fund the balance of the cash portion of the aggregate purchase price of the vessels in the initial fleet. To the extent funds from the Trust Account are used to pay redeeming stockholders, Star Bulk intends to draw down amounts under its credit facility so that following the acquisition of the vessels, Star Bulk would have working capital of $1.6 million.

        Star Maritime cannot complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the initial public offering and the private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash. Although broker non-votes and abstentions effectively count as votes against the Redomiciliation Merger, in order to exercise redemption rights, an eligible stockholder must vote against the Redomiciliation Merger and elect to exercise redemption rights on the enclosed proxy card. If a stockholder votes against the Redomiciliation Merger but fails to properly exercise redemption rights, such stockholder will not be entitled to have its shares redeemed for cash. Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting.

        Prior to exercising redemption rights, Star Maritime stockholders should verify the market price of Star Maritime's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Star Maritime's shares of common stock are listed on The American Stock Exchange under the symbol "SEA."

Adjournments and Postponements

        You are also being asked to vote for the adoption and approval of a proposal to allow Star Maritime to adjourn the special meeting in order to solicit proxies in the event that Star Maritime has not obtained the requisite shareholder approval of the Asset Acquisition and the Redomiciliation Merger. Notice of any adjournment may be sent to each Star Maritime stockholder by mail, facsimile or other electronic means of communication. In the event the meeting is adjourned, Star Maritime's board of directors may fix a new record date for the adjourned meeting; in which case, a notice of the adjourned meeting will be given to each Star Maritime stockholder of record on the new record date. If you transfer your shares of Star Maritime common stock prior to such new record date then you may not be entitled to vote on the Asset Acquisition and/or the Redomiciliation Merger. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Star Maritime stockholders who have already sent in their proxies to revoke them at any time before they are voted at the special meeting.

 BACKGROUND AND REASONS FOR THE ASSET ACQUISITION
AND THE REDOMICILIATION MERGER

History of the Agreements to Acquire the Vessels

        Prior to the first contact between Star Maritime and TMT on July 25, 2006 in Milan, Italy, Star Maritime, its subsidiaries, affiliates and related parties had no prior connections or business contacts with TMT or its subsidiaries, affiliates and related parties. Further, there is no relationship, affiliation or other connection between the officers, directors, and affiliates of Star Maritime and the officers, directors, and affiliates of TMT. However, Oceanbulk Shipping & Trading (OBST) a private company affiliated with our directors Mr. Petros Pappas, has been party to Forward Freight Agreements (FFAs) with TMT. As is customary in FFA contracts, they are negotiated anonymously through a broker on a "subject to approval of the counter-party" basis. Only after the negotiation is complete and the terms of the trade have been agreed upon, will the names of each party be revealed. At this point the parties have the opportunity to either approve or disapprove of the transaction.

        On July 23, 2006, following an industry meeting in Monte Carlo, our director Mr. Koert Erhardt arranged a meeting between Messrs. Nobu Su, Petros Pappas and Koert Erhardt.

        The discussion during the meeting involved general information regarding each other's business activities, exchange of business views, casual, social issues, and Star Maritime being mentioned by Mr. Pappas when providing an overview of his recent activities. No proposals or agreements were made other than Mr. Pappas indicating that he would revert with more information. Mr. Erhardt followed up that meeting by calling Mr. Su to inquire whether TMT would be interested in selling any of its vessels to which he received a negative response. The matter was not pursued further until Mr. Su called Mr. Pappas inquiring further about Star Maritime and on October 5, 2006 Mr. Pappas and Mr. Su discussed potential concepts for a transaction with Star Maritime. On November 9, 2006, with Messrs. Nobu Su, Peter Espig, Petros Pappas, Akis Tsirigakis, and George Syllantavos attending, the concept and parameters of the deal were discussed.

        From November 13 to 17, 2006, a series of meetings were held in New York with Messrs. Tsirigakis and Syllantavos representing Star Maritime and Mr. Espig representing TMT as well as their respective attorneys and Star Maritime's financial advisors Maxim and Cantor Fitzgerald. During this series of negotiations, the specific vessels to be acquired were determined, the transaction structure was developed and finalized, TMT's obligation to source time charters for certain of the vessels at minimum warranted levels was agreed, the earn-out structure for additional stock was determined and the basic financial terms were formulated.

        A conference call followed on November 23, 2006, attended by members of both parties during which Messrs. Akis Tsirigakis and Nobu Su reached an agreement on the deal and finalized the responsibilities of the two parties in attaching charter employment to the vessels and the associated process to be followed. The parties memorialized their agreement in principle by signing a non-binding memorandum of understanding dated November 23, 2006, summarizing the terms of the proposed transaction. In furtherance of the memorandum of understanding, the parties commenced the implementation phase, during which the agreed terms were not altered in substance but the process of reflecting them into legal documents took place.

        On January 7, 2007 a new series of meetings commenced in New York between Messrs. Tsirigakis and Syllantavos representing Star Maritime and Mr. Espig representing TMT as well as their respective attorneys and Star Maritime's financial advisors Maxim and Cantor Fitzgerald to finalize the definitive agreements, joined later by Messrs. Nobu Su and Petros Pappas. The process culminated in the signing of definitive agreements on January 12, 2007, which were the separate Memoranda of Agreement for each of the eight drybulk carriers, the related Supplemental Agreement and the Master Agreement, by Mr. Tsirigakis and Mr. Su. Although vessel prices had appreciated somewhat between the end of November when the MOU was executed and January 12, 2007 when the definitive agreements were signed, the financial terms remained unchanged from the terms agreed upon in New York in mid-November.

Acquisition Target Review

        During the period between its formation and July 25, 2006, the date of its initial contact with TMT, Star Maritime evaluated 23 prospective transactions.

        During the period from the date of Star Maritime's initial public offering through November 2006, Star Maritime's executive officers evaluated 32 prospective transactions in the shipping industry, in addition to the proposed Redomiciliation Merger with Star Bulk. Exploratory discussions were held with respect to effecting a business combination, either through a merger, the acquisition of an operating business or an asset acquisition, with 18 of such prospective transactions. These candidates were engaged in the drybulk, tanker, offshore supply, passenger cruise, bunkering and oil rig sectors. Star Maritime did not agree to substantive terms of a business combination, or enter into a letter of intent with any of these companies.

        Further to exploratory discussions, Star Maritime's executive officers offered for, or considered offering or entered into negotiations with the prospective business combinations appearing below. All of the prospective business combinations other than the proposed transaction were accorded serious consideration by Star Maritime's executive officers but were rejected prior to reaching an agreement in principle.

Nature of Business	Activity Period	Reasons for rejection
Capesize drybulk carrier	March 2006	Price disagreement fleet
Tanker fleet	March 2006	Seller decided not to sell
Luxury cruise line	April 2006	Did not agree on valuation
Tanker pool operator	April 2006	Sellers opted for other buyer
Heavy Lift fleet	July 2006	Star's proposal deemed low by sellers
Bulk carrier fleet	July 2006	Down-payment requirements
Tanker fleet	August 2006	Seller decided not to sell
Reefer fleet	September 2006	Sector dynamics
Bunkering company	October 2006	Did not agree on valuation
Offshore Supply vessels	Sept/Oct 2006	U.S. Jones Act restrictions
Numerous small tanker and drybulk carrier fleets		High execution risk for a transaction involving multiple sellers plus down-payment requirements needed to combine two or more small fleets into a business combination meeting the 80% Test.

        In evaluating each prospective business combination transaction, Star Maritime's executive officers considered all or a majority of the following factors:

  •
  earnings potential of the acquired assets;

  •
  the ability to redomicile outside of the United States;

  •
  the ability or willingness of the acquisition target to wait for the period required for the approval process;

  •
  degree of demand for the provision of seaborne transportation versus the vessel supply in the sectors examined;

  •
  the willingness of the acquisition target to accept no deposit or a deposit that could be paid from Star Maritime's working capital;

  •
  the proposed acquisition price compared to our assessment of potential share price development post-acquisition;

  •
  the willingness of the acquisition target to accept equity as part of the consideration;

  •
  charter rates in the shipping sectors examined;

  •
  regulatory environment of the international shipping industry;

  •
  costs associated with effecting the business combination; and

  •
  the tax implications of each transaction reviewed.

        The executive officers also considered that the initial target business or businesses or assets that Star Maritime acquires must have a collective fair market value equal to at least 80% of Star Maritime's net assets (exclusive of the underwriters' contingent compensation being held in the Trust Account), as determined by Star Maritime's board of directors.

        All of the above listed potential transactions either did not progress due to either the counterparty decision or did not satisfy the requisite criteria.

        The asset purchase transaction with TMT was the only acquisition target that fulfilled all of the requisite criteria. In addition, the transaction is in the drybulk sector, the sector in which Star Maritime's management has the most knowledge and background in and a sector that, in management's view, is supported by favorable fundamentals. See "The International Drybulk Shipping Industry." An asset acquisition of eight vessels was considered by Star Maritime's management as more favorable by creating more value for investors, versus the potential acquisition of an operating company of similar size. The rationale is that in an asset acquisition the consideration comprises of the value of the assets and does not involve a premium that would normally be applicable or demanded for an operating company and possible "good will" value. All except one of the vessels being acquired from TMT presented the added advantage of being operated in the spot market at the time of entering into the definitive agreements. By Star Maritime obtaining TMT's obligation to source time charters for certain of the vessels as part of the transaction, we were able to secure charters during a high charter rate environment as well as provide visibility of revenue for a period following the Redomiciliation Merger. Star Maritime's management considered the attachment of time charters as a highly favorable feature of the proposed transaction between Star Bulk and TMT.

        Further, TMT's agreement to accept shares as part of the purchase price will enable Star Bulk to commence its operation with a lower debt level and stronger balance sheet to the benefit of the company's shareholders. In view of the above the asset purchase transaction with TMT was recommended to the Board of Directors.

Expenses

        In Star Maritime's registration statement, on Form S-1 filed with the Securities and Exchange Commission on June 9, 2005, or the Form S-1, in the section titled "Use of Proceeds", the funds that remained, from the total funds raised in the initial public offering, to be used for working capital as net proceeds not held in the Trust Account were $575,000. In accordance with the terms of the Trust Agreement, Star Maritime received $2.5 million to be used as working capital from the interest earned in the Trust Account, for a total $3.075 million. As of June 30, 2007, Star Maritime incurred expenses related to finding an acquisition target and maintaining its corporate existence as a public company in the amount of $2,665,085 which includes $1,523,683 in professional fees and expenses, $165,256 in insurance costs, $339,373 to perform due diligence and $636,773 in other related costs such as rent, taxes and administrative, lodging and transportation costs. After the payment of these expenses, we have a working capital balance of approximately $620,000.

Advisors

        Star Maritime engaged the following advisors to assist management in its function of sourcing, evaluating, structuring and marketing transactions with potential targets, in their various capacities described in the related engagement agreements which are filed as exhibits to the Registration Statement of which this joint proxy statement/prospectus is a part and summarized below. The services of all three advisors were provided throughout 2006 and continue presently, notwithstanding the date Star Maritime signed the respective formal agreements with each.

        Star Maritime's management, to protect the shareholders' and the company's interest, engaged its advisors to offer their services for multiple possible targets on fixed dollar fees rather than the customary percentage based fees of the value of the transaction. The total fees payable to advisors amount to $2,850,000 or 0.826% of the purchase price of $345,237,520 which is considered by Star Maritime's management to be lower than a single advisor's or broker's customary fee based on the percentage of the transaction value. All three advisors' fees are contingent upon completion of the Redomiciliation Merger or another business combination on or before December 21, 2007. In the event that Star Maritime does not consummate the Redomiciliation Merger or another business combination transaction on or before December 21, 2007, the fees pursuant to the respective agreements are not payable to any of the advisors. The Master Agreement and Supplemental Agreement do not preclude Star Maritime and its advisors from sourcing, evaluating or pursuing other acquisition targets.

        On October 4, 2006, Star Maritime entered into an agreement with Bongard Shipbrokers S.A., or Bongard, for purposes of engaging Bongard in connection with sourcing, developing contacts and making referrals for potential target businesses and providing evaluations of such potential target assets or businesses. Star Maritime's management determined the need to engage an experienced shipbroker to work with in a confidential manner with physical presence in Greece to enable frequent meetings in Star's headquarters, to source or to approach potential targets without the identity of Star Maritime being revealed until a later stage in the process as well as to evaluate vessels or fleets confidentially for any of the potential targets Star was contemplating even if they were introduced to us by other entities. While shipbrokers are normally entitled to a fee of 1% of the value of the vessels they successfully introduce, Bongard was engaged under a fixed fee which is payable regardless of such introduction. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $800,000 within thirty days of the closing of a business combination transaction provided it occurs on or before December 21, 2007. Bongards' engagement refers to the range of targets contemplated by Star Maritime and is payable not withstanding the fact that Bongard did not source the drybulk carriers from TMT. In the event that Star Maritime does not consummate the Redomiciliation Merger or another business combination transaction on or before December 21, 2007, no fees are payable to Bongard pursuant to the agreement.

        On December 20, 2006, Star Maritime entered into an agreement with Cantor Fitzgerald & Co., or CF & Co., for purposes of engaging CF & Co. as financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, CF & Co. was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business, negotiating agreements on behalf of and in conjunction with management and assisting management with the preparation of marketing and roadshow materials. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $1,250,000, plus expenses of up to $60,000, within thirty days of the closing of a business combination transaction if such transaction is consummated by December 31, 2007.

        On December 22, 2006, Star Maritime entered into an agreement with Maxim Group LLC, or Maxim, for purposes of engaging Maxim as co-lead financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, Maxim was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business and assisting in the preparation of terms sheets or letters of intent. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $800,000 for any business combination transaction consummated during the term of the agreement (or within six months of the termination date). The agreement terminates on October 31, 2007, unless terminated earlier by either Star Maritime or Maxim upon thirty days' written notice, or extended by mutual agreement.

Reasons for the Redomiciliation Merger

        The board of directors of Star Maritime determined that in order to compete in the most favorable manner with other international drybulk shipping companies listed in the U.S. public markets, all of which are domiciled outside of the United States, it was advisable to redomicile to the Republic of the Marshall Islands to benefit from important regulatory and tax advantages available to international shipping companies, particularly with respect to the exemption available under Section 883 of the Code relating to worldwide shipping income. The board of directors considered that the majority of international drybulk shipping companies with securities that are listed for trading on U.S. securities exchanges are incorporated in the Republic of the Marshall Islands.

        By remaining a Delaware corporation, Star Maritime would subject itself to the jurisdiction of the Delaware courts as well as certain federal courts for all suits and claims against it, including actions based on tort or contract, in respect of the ownership and operation of the vessels to be acquired in the Merger. By redomiciling to the Marshall Islands, Star Maritime would remain subject to the jurisdiction of courts in the United States, but only to the extent that Star Maritime has sufficient contacts with the United States or one of the states of the United States, to give rise to personal jurisdiction there. In addition, by redomiciling, Star Maritime will be able to eliminate the risk of suit by a foreign seaman attempting to utilize the United States legal system to assert labor-related claims against Star Maritime.

        Under 46 U.S.C. §§ 56101 and 56102 (Sections 9 and 37 of the Shipping Act, 1916, as amended), Star Maritime as a Delaware corporation would require the prior approval of the Secretary of Transportation to sell any of its vessels then currently under U.S. registry to a foreign entity or person. By redomiciling to the Marshall Islands, it would not be subject to these provisions in respect of the future sales of its vessels.

        By acquiring the initial fleet as a Delaware corporation, Star Maritime would become subject to United States federal corporate income tax at up to 35% on the net profits derived from its direct operation and trading of the initial fleet and this would subject Star Maritime to a significant competitive disadvantage to its non-U.S. corporate counterparts that are generally wholly exempt from tax on its international shipping operations pursuant to Code Section 883 or an applicable treaty. In addition, the after-tax profits distributed as dividends to its non-U.S. holders would be subject to a further withholding tax of 30%. By redomiciling to the Marshall Islands, it would be wholly exempt from United States corporate income tax on all such profits pursuant to the provisions of Code Section 883 and in addition, its non-U.S. holders would not be subject to any further tax on receipt of dividends. Dividends received by U.S. holders would be subject to the same tax regime whether Star Maritime was a Delaware or Marshall Islands corporation.

Satisfaction of 80% Test

        In accordance with the terms of the initial public offering, it is a requirement that the target of Star Maritime's initial business combination have a fair market value equal to at least 80% of Star Maritime's net assets. The Star Maritime board of directors, based on their financial skills, knowledge of and experience in the international shipping industry, determined that it was qualified to make the determination with regard to the net asset requirement. As a result of the Redomiciliation Merger, Star Maritime will merge with and into Star Bulk, with Star Bulk as the surviving corporation. On January 12, 2007, Star Bulk entered into separate MOAs with respect to each of the eight drybulk carriers in the initial fleet, together with the related Supplemental Agreement and the Master Agreement. Based on the independent vessel valuations in the form of "desk appraisals" performed by purchase and sale brokers recognized in the international shipping industry, Star Maritime's board of directors, after consulting with its shipbroker and financial advisors Maxim, Bongard and Cantor, determined that the aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk to be issued to TMT, as agent for its vessel-owning subsidiaries, which amount was negotiated at arms-length, was fair to and in the best interests of Star

Maritime and its stockholders and appropriately reflects the value of the vessels in the initial fleet. In reaching this conclusion, Star Maritime's board of directors also took into account that Star Bulk may issue up to an additional 1,606,962 shares of Star Bulk to TMT if certain revenue targets are achieved. Star Maritime's board of directors was satisfied that, consistent with industry practice, the value of the MOAs that Star Bulk entered into are equivalent in value to the underlying value of the vessels to which the respective MOAs relate. On January 12, 2007, 80% of the net assets of Star Maritime was equal to $154.5 million. Accordingly, the board of directors determined that the requirement that the target of Star Maritime's initial business combination have a fair market value equal to at least 80% of Star Maritime's net assets is satisfied.

        Star Maritime directors and executive officers who have interests in the merger that are different from, or in addition to, the interests of our unaffiliated shareholders, have actively participated in the negotiations related to the asset acquisition agreements.

Recommendations of the Board of Directors

        Star Maritime.    Star Maritime's board of directors, after reviewing the transaction criteria set forth herein, concluded that the Redomiciliation Merger with Star Bulk and Star Bulk's acquisition of the vessels in the initial fleet from subsidiaries of TMT was the only business combination transaction that had been evaluated by Star Maritime's board of directors that satisfied all of its criteria.

        As part of their engagement, Cantor Fitzgerald and Maxim Group assisted Star Maritime's management in analyzing certain financial information related to the acquisition of the eight drybulk carriers from TMT. They were not asked to, nor did they, render a fairness opinion or prepare any analyses for, or make any presentation to, Star Maritime's board of directors. As described below, neither Cantor Fitzgerald or Maxim Group has provided any independent evaluation or recommendation concerning the asset acquisition transaction. Star Maritime's board of directors did not obtain a fairness opinion because the board evaluated the transaction as an acquisition of assets and, in the judgment of the board, independent appraisals of the vessels' values furnished by a third party broker provided a sufficient basis for the board to value the acquisition Cantor Fitzgerald and Maxim Group relied upon the information provided to them by Star Maritime's management, or obtained by them from other sources, without independent verification, and they did not make or obtain an independent appraisal of the eight drybulk carriers to be purchased by Star Bulk from TMT or of any other assets of Star Maritime or Star Bulk.

        Cantor Fitzgerald and Maxim Group assisted management in the preparation of the financial forecasts set forth under "Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses," which were based upon information and assumptions provided to them by Star Maritime's management and which management believes to be reasonable. They also processed data and assumptions provided by Star Maritime management and calculated certain financial information based upon these forecasts and information with respect to the transaction provided by management. Cantor Fitzgerald and Maxim Group advised Star Maritime management regarding the appropriate metrics and methodology for assessing Star Bulk's valuation post-transaction. In particular, they and management calculated Star Bulk's post-transaction estimated enterprise value (the product of the number of shares outstanding post-transaction on a fully diluted basis (applying the Treasury method for outstanding warrants) and $10.21 (the price per share held in trust as of December 31, 2006) plus net debt) as $461,774,249 and the ratio of such enterprise value to projected 2007 earnings before interest, taxes, depreciation and amortization, or EBITDA (approximately $70.7 million) derived in the manner reflected under section Star Bulk's Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses on page 127, using the target daily charter rates set forth in the Acquisition Agreements, as 6.53:1. Based upon publicly available data, they also calculated the average of the ratios of the enterprise value to projected 2007 EBITDA for Diana Shipping Inc., Eagle Bulk Shipping Inc., Quintana Maritime Ltd. and Genco Shipping and Trading Ltd., four publicly-traded companies which they and management considered to be reasonably comparable to Star Bulk post-transaction (and which are referred to collectively as the peer group), as 9.59:1 and noted that Star Bulk's ratio of estimated enterprise value to 2007 EBITDA is approximately 31.9% less than this average. Management and they calculated the estimated quarterly dividend yield of $0.325 projected by management (based upon the forecast for 2007) as a percentage of share prices ranging from $10.21 to $13.00 as 12.7% to 10.0%, respectively, and noted that this range exceeds the average projected dividend yield of the peer group for 2007 of 9.9%. They also calculated Star Bulk's estimated market capitalization using a share price of $10.21 and the ratio of such market capitalization to its projected 2007 net asset value, or NAV (the market value of the acquired vessels less expected debt plus estimated available cash), as 1.31:1. In addition, they calculated the average of the ratios of market capitalization to projected 2007 NAV for the peer group as 1.44:1. Finally, they calculated the ratio of the price to be paid by Star Bulk for the eight drybulk carriers to projected 2007 EBITDA as 4.82:1, and the average of the ratios of enterprise value to projected 2007 EBITDA for the peer group as 9.59:1.

        The foregoing calculations were prepared together with Star Maritime's management. As noted above, Cantor Fitzgerald and Maxim Group did not prepare any analyses for, or make any presentation to, Star Maritime's board of directors. Star Maritime's chief executive officer, Mr. Akis Tsirigakis and chief financial officer, Mr. George Syllantavos, discussed the calculations and comparisons with the peer group with the board of directors in the context of management's evaluation of the asset acquisition.

        Star Maritime's board of directors unanimously determined that the Asset Acquisition and the Redomiciliation Merger are in the best interest of Star Maritime and its stockholders. In reaching its determination, Star Maritime's board of directors considered a number of factors, including the following:

  •
  the fact that the merger of Star Maritime with and into Star Bulk with Star Bulk as the surviving corporation is expected to constitute a tax-free reorganization under the Code;

  •
  the quality of the vessels in the initial fleet, including the average age of approximately 10 years;

  •
  strong demand for raw materials in recent years by developing countries, particularly China and India, that has resulted in robust growth for drybulk shipping as well as increased charter rates;

  •
  TMT's knowledge of and experience in the Asian shipping markets, particularly within the drybulk sector and the related benefits that Star Bulk would derive from Mr. Nobu Su, TMT's Chief Executive Officer and Chairman, becoming a member and Co-Chairman of the board of directors;

  •
  TMT's obligation under the Master Agreement by and among TMT, Star Maritime and Star Bulk to procure time charters at minimum charter rates which would provide predictable revenues with respect to six of the eight vessels of which at least four would be chartered with third party charterers;

  •
  the low level of borrowing required to complete the purchase of the vessels because TMT agreed to accept shares as part of the purchase price;

  •
  the fact that TMT was an unaffiliated third party;

  •
  the vessel valuation in the form of "desk appraisals" obtained by two independent, unaffiliated sale and purchase brokers in exchange for fees of GBP 2,000 and GBP 3,000, respectively, based on a general analysis of comparable sales of similar vessels, which such "desk appraisals" are not based on actual inspection of the vessels by appraisers and assume each vessel to be in the good working order and condition in hull and machinery to be expected of a vessel of her age and type, with the vessel's Class fully maintained and free from all conditions and in sound sea-going condition, undamaged, fully equipped and freely transferable with prompt delivery as between a willing seller and willing buyer;

  •
  the assessment by Star Maritime's management in consultation with Bongard Shipbrokers S.A. that the data provided by Drewry supported the view that drybulk vessel values were in an environmentof further increases at the time the purchase price was agreed upon;

  •
  the assessment by Star Maritime's management in consultation with its legal advisor that consistent with industy practice the value of the MOA's that Star Bulk entered into are equivalent in value to the underlying value of the vessels respectively and thus the 80% was met; and

  •
  the fact that the agreement to purchase the eight vessels from TMT was the result of a comprehensive review conducted by Star Maritime's board (with the assistance of its financial and legal advisors) of the strategic alternatives available to Star Maritime.

        For additional information regarding the charter agreements procured by TMT, please read "Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses".

        Star Maritime's board of directors also considered potential risks relating to the Redomiciliation Merger, including the following:

  •
  the possibility that the Redomiciliation Merger may not qualify as a tax-free reorganization under the Code;

  •
  TMT may fail to deliver the vessels to Star Bulk;

  •
  TMT may fail to procure charters that meet the minimum charter rates required by the Master Agreement;

  •
  volatility of charter rates and vessel values in the drybulk sector; and

  •
  the risks and costs to the Company if the Redomiciliation Merger is not completed, including the need to locate another suitable business combination or arrangement.

        The foregoing discussion of the information and factors considered by Star Maritime's board of directors is not intended to be exhaustive, but includes all currently known material factors, both positive and negative, that the board of directors considered in reaching its determination that the Redomiciliation Merger is in the best interest of Star Maritime and its shareholders. In view of the variety of factors considered in connection with its evaluation of the Redomiciliation Merger, Star Maritime's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, Star Maritime's board of directors unanimously determined to recommend that Star Maritime stockholders vote "FOR" the approval and authorization of the Redomiciliation Merger at the special meeting.

Interest of Star Maritime Directors and Officers in the Redomiciliation Merger

        When you consider the recommendation of Star Maritime's board of directors that you vote in favor of approval of the Redomiciliation Merger, you should keep in mind that certain of Star Maritime's officers and directors have interests in the Redomiciliation Merger that are different from, or in addition to, your interest as a stockholder. These interests currently known to us are:

  •
  Star Maritime's officers and directors paid $25,000 in cash for a total of 9,026,924 shares of Star Maritime common stock prior to the initial public offering. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, collectively have a market value of approximately $110,128,473 based on Star Maritime's share price of $12.20 as of August 21, 2007. Our initial stockholders have agreed to surrender up to an aggregate of 200,000 of their shares of common stock to us for cancellation upon consummation of a business combination in the event public stockholders exercise their right to have Star Maritime redeem their shares for cash. The number of shares that our initial stockholders will surrender will be determined by calculating the dollar amount of the Trust Account (exclusive of interest) paid to redeeming stockholders above $9.43 per share (which amount consists of $9.23 per share attributable to such stockholders and $0.20 per share attributable to the underwriters' deferred discount) and dividing it by $10.00 (the value attributed to the shares for purposes of this calculation). Accordingly, for each 1,000 shares redeemed up to 3,508,772 shares, our initial stockholders will surrender 57 shares for cancellation. None of the 9,026,924 shares issued prior to the initial public offering to these individuals may be released from escrow until December 15, 2008 during which time the value of the shares may increase or decrease; however, since such shares were acquired for $0.003 per share, the holders are likely to benefit from the Redomiciliation Merger notwithstanding any decrease in the market price of the shares. Further, if the Redomiciliation Merger is not approved and Star Maritime fails to consummate an alternative transaction within the requisite period and we are therefore required to liquidate, such shares do not carry the right to receive any distributions upon liquidation.

  •
  Messrs. Tsirigakis and Syllantavos, our senior executive officers and Messrs. Pappas and Erhardt, two of our directors, purchased an aggregate of 1,132,500 units in the private placement at a purchase price of $10.00 per unit (comprised of one share of common stock and one warrant to purchase a share of common stock of Star Maritime) or a total of $11,325,000, and as of August 21, 2007, the aggregate market value of such securities was $13,816,500 for the common shares and $4,643,250 for the warrants, which will be worthless if the Redomiciliation Merger is not approved. Star Maritime's officers and directors agreed to vote their common shares included in the units in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to those shares. If the Redomiciliation Merger is not approved and Star Maritime fails to consummate an alternative transaction within the requisite period and Star Maritime is therefore required to liquidate, those shares do not carry the right to receive distributions upon liquidation. No officers or directors of Star Maritime or Star Bulk have purchased any securities of Star Maritime in the after market with the exception of 50,000 warrants purchased by Messr. Syllantavos on July 19, 2007 at a purchase price of $4.93 per warrant.

  •
  After the completion of the Redomiciliation Merger, Mr. Tsirigakis will serve as Star Bulk's Chief Executive Officer and President and Mr. Syllantavos will serve as Star Bulk's Chief Financial Officer. Star Bulk Management has entered into employment agreements with Messrs. Tsirigakis and Syllantavos. See "Information Concerning Star Bulk—Compensation of Directors and Senior Management." Star Bulk's board of directors will be comprised of seven directors. Each of the five current directors of Star Maritime will serve as directors of Star Bulk. In addition Mr. Su and Mr. Espig, each a nominee of TMT, will serve as directors. Mr. Pappas and Mr. Su will each serve as non-executive Co-Chairman of the board of Star Bulk. Such individuals will, following the Redomiciliation Merger, be compensated in such manner, and in such amounts, as Star Bulk's board of directors may determine to be appropriate. See "Information Concerning Star Bulk—Compensation of Directors and Senior Management."

  •
  Maxim Group LLC, the underwriters of our initial public offering, has an interest in the Redomiciliation Merger. Maxim's interest in the consummation of a business combination by Star Maritime consists of the $3,773,500 in contingent underwriting compensation and $226,500 of contingent placement fees held in the Trust Account as of June 30, 2007 that it will receive upon the consummation of a business combination as well as the $800,000 that it will receive in its financial advisory role in the transaction. In addition, Maxim has an interest in having as few shareholders as possible exercise their redemption rights because Maxim has agreed that it will forfeit $0.20 per share (up to a maximum of $1,286,730) plus interest thereon of its contingent underwriting compensation for each share redeemed by a shareholder in connection with a business combination transaction.

  •
  Mr. Nobu Su and Mr. Peter Espig, who are affiliates of TMT, will each join the board of directors of Star Bulk following the Redomiciliation Merger. Star Bulk has entered into one year time charters for two vessels in the initial fleet, the Star Gamma and the Star Iota, with TMT as the charterer. The estimated TMT payments and corresponding Star Bulk gross revenues from these charters will be $10,203,000 and $6,444,000 respectively for the two vessels for the duration of the time charter agreements.

        Star Maritime's board of directors was aware of these arrangements during its deliberations on the merits of the Redomiciliation Merger and in determining to recommend to the stockholders of Star Maritime that they vote for in favor of the Redomiciliation Merger.

        Star Bulk.    The board of directors of Star Bulk has unanimously determined that the Redomiciliation Merger is advisable and in the best interests of its sole shareholder, Star Maritime, based on the various shipping regulatory and tax advantages of operating an international shipping company domiciled in the Republic of the Marshall Islands versus a United States jurisdiction.

Material U.S. Federal Income Tax Consequences

        We expect that the Redomiciliation Merger will be treated as a nontaxable reorganization for U.S. federal income tax purposes. As a result, Star Bulk will not recognize a gain or loss as a result of the Redomiciliation Merger. In addition, Star Maritime stockholders will not recognize gain or loss upon the exchange of their shares of Star Maritime common stock solely for shares of Star Bulk common stock pursuant to the Redomiciliation Merger. However, a Star Maritime stockholder who solely receives cash in exchange for his or her shares of Star Maritime in the case of redemption will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between his basis for U.S. federal income tax purposes in such shares and the cash received. The federal income tax consequences of the Redomiciliation Merger are complicated and may differ for individual stockholders. We strongly urge each Star Maritime stockholder to consult his or her own tax advisor regarding the federal income tax consequences of the Redomiciliation Merger in light of his or her own personal tax situation and also as to any state, local, foreign or other tax consequences arising out of the Redomiciliation Merger. Further, we do not give any opinion regarding the tax impact in the event that stockholders of Star Maritime determine to exercise their redemption rights and we urge you to consult with your own tax advisor.

Accounting Treatment

        The Redomiciliation Merger will be accounted for as a business combination with Star Bulk as the accounting acquirer. The assets and liabilities of Star Maritime acquired by Star Bulk will be recorded as of the acquisition date at their respective costs, which are considered to approximate fair value, and added to those of Star Bulk. Following consummation of the Redomiciliation Merger, Star Bulk will continue as the surviving company and Star Maritime shall cease. Accordingly, the results of operations after completion of the Redomiciliation Merger will be those of Star Bulk.

Regulatory Approvals

        Star Maritime and Star Bulk do not expect that the Redomiciliation Merger will be subject to any state or federal regulatory requirements other filings under applicable securities laws and the effectiveness of the registration statement of Star Bulk of which this joint proxy statement/prospectus is part, and the filing of certain merger documents with the Registrar of Corporations of the Republic of the Marshall Islands and with the Secretary of State of the State of Delaware. Star Maritime and Star Bulk intend to comply with all such requirements. We do not believe that, in connection with the completion of the Redomiciliation Merger, any consent, approval, authorization or permit of, or filing with or notification to, any merger control authority will be required in any jurisdiction.

Appraisal Rights

        Under applicable Delaware law, Star Maritime stockholders do not have the right to dissent and exercise appraisal rights to demand payment of the fair value of their Star Maritime common stock if the Redomiciliation Merger is completed.

THE ACQUISITION AGREEMENTS

        The summary of the material terms of the Acquisition Agreements appearing below and elsewhere in this joint proxy statement/prospectus is subject to the terms and conditions of the Memoranda of Agreement, or MOAs, the Supplemental Agreement and the Master Agreement. The eight Memoranda of Agreement are attached to this joint proxy statement/prospectus as Appendix A through Appendix H, the Supplemental Agreement is attached as Appendix I and the Master Agreement is attached as Appendix J. This summary may not contain all of the information about the Acquisition Agreements that is important to you. We encourage you to read carefully the Acquisition Agreements in their entirety.

General

        Upon the delivery of the vessels in the initial fleet from subsidiaries of TMT, Star Bulk's fleet will be comprised of two Capesize, one Panamax and five Supramax drybulk carriers. These drybulk carriers will transport a variety of drybulk cargoes such as coal, iron ore and grain. The vessels have a combined cargo capacity of 691,213 deadweight tons, or dwt. The average age of the eight vessels in the initial fleet is approximately 10 years. TMT is a global shipping company with its management headquarters located in Taiwan. TMT has approximately 50 years of experience in the shipping industry. TMT owns through companies registered in Panama and/or operates or invests in vessels in several shipping sectors, including crude oil tankers, drybulk carriers and liquefied natural gas, or LNG, carriers.

Purchase Price

        Pursuant to the Acquisition Agreements, Star Bulk will acquire the vessels in its initial fleet from certain wholly-owned subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of Star Bulk's common stock. The number of shares of Star Bulk common stock that TMT will receive as part of the aggregate share price was determined by dividing the balance of the aggregate purchase price after subtracting the cash portion of it by $9.63 per common share which price was the average trading price of Star Maritime's common stock during the 10 trading days prior to signing the Memorandum of Understanding by which the aggregate purchase price was agreed upon. Such shares will be delivered to TMT upon the closing of the Redomiciliation Merger. The eight drybulk carriers that Star Bulk has agreed to purchase constitute 12% of TMT's fleet of 63 vessels, including 22 newbuildings as of June 30, 2007.

        Under the Master Agreement, Star Bulk has also agreed to issue to TMT or its nominated affiliates up to an additional 1,606,962 shares of common stock of Star Bulk, which we refer to as the Additional Stock, as follows: (i) 803,481 shares of Star Bulk's common stock, no more than 10 business days following Star Bulk's filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2007, if the gross revenue of Star Bulk and its consolidated subsidiaries which own the vessels exceeds 80% of Star Bulk's forecasted annual consolidated revenue for such subsidiaries for the fiscal year commencing as of the effective time of the Redomiciliation Merger and ending on December 31, 2007, as will be agreed between Star Bulk and TMT prior to the effective time of the Redomiciliation Merger; and (ii) an additional 803,481 shares of Star Bulk's common stock, no more than 10 business days following Star Bulk's filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2008, if the gross revenue of Star Bulk and its consolidated subsidiaries owning the vessels exceeds 80% of the forecasted annual consolidated revenue for such subsidiaries as will be agreed between Star Bulk and TMT prior to the effective time of the Redomiciliation Merger.

        On February 28, 2007, Star Bulk and TMT amended the Master Agreement to provide that Star Bulk's forecasted annual consolidated revenue for the fiscal year commencing on the effective date of the Redomiciliation Merger and ending December 31, 2007 will be $40,000,000, assuming that the

Redomiciliation Merger occurs on June 30, 2007, adjusted pro rata if the Redomiciliation Merger occurs after June 30, 2007, and $90,000,000 for the fiscal year ended December 31, 2008.

The Initial Fleet

        TMT is obligated to deliver each vessel not later than the completion of such vessel's cargo discharge at the last port of the laden voyage following the Redomiciliation Merger. Star Maritime expects that all vessels in the initial fleet will be delivered to Star Bulk by TMT within 60 days following the Redomiciliation Merger. TMT has undertaken to procure the employment of six of the eight vessels under time charters with first class charterers, subject to such minimum terms and aggregate targeted daily time charter hire rates as provided in the agreements and upon standard industry terms for employment of the vessels. Each time charter will be novated to Star Bulk upon delivery of the relevant vessel. TMT has also agreed to procure the time charters with third party charterers or, in the case of the Panamax vessel and, at its sole option, one of the Supramax vessels, with a TMT affiliate as charterer. If the aggregate target daily time charter hire rate is not achieved, TMT has agreed to pay Star Bulk the difference between the aggregate daily hire rate fixed by TMT for the vessels under the time charters and the agreed aggregate minimum daily time charter hire rate.

        As of the date of this joint proxy statement/prospectus, TMT has procured charters with third party charters for five of the eight vessels in the initial fleet in accordance with the terms of the Acquisition Agreements. In addition, two subsidiaries of Star Bulk have each entered into time charter agreements with TMT for the C Duckling (to be renamed the Star Gamma) and the Mommy Duckling (to be renamed the Star Iota). The table below provides summary information about Star Bulk's fleet:

				Employment
Vessel	Type	Dwt	Year Built	Type/Term	Daily Time Charter Hire Rate
A Duckling	Capesize	175,075	1992	Time charter/3 years	$47,500
B Duckling	Capesize	174,691	1993	Spot	N/A
C Duckling	Supramax	52,500	2002	Time charter/1 year	$28,500
F Duckling	Supramax	52,434	2000	Time charter/2 years	$25,800
G Duckling	Supramax	52,434	2001	Time charter/2 years	$25,550
I Duckling	Supramax	52,994	2003	Time charter/1 year	$30,500
J Duckling	Supramax	52,500	2003	Time charter/2 years	$32,500
Mommy Duckling	Panamax	78,585	1983	Time charter/1 year	$18,000
Totals		691,213			$208,350

        TMT has a fixed legal obligation under the MOAs to deliver the vessels to Star Bulk and its subsidiaries. The inability of TMT to deliver a vessel under an MOA would arise only in rare circumstances, for example, if the vessel becomes an actual, constructive or compromised total loss. In such circumstance, the standard terms of an MOA would provide that the deposit (inclusive of the interest) would be returned to the buyers and the MOA would become null and void. The Company negotiated with TMT to strike these standard provisions from the MOAs and in the event a vessel is unable to be delivered in the unlikely event of a delivery failure, TMT is obliged to deliver a replacement vessel. The MOAs therefore provide an additional benefit to the Company and its shareholders over that of a standard MOA. We do not believe that the indemnification of a suitable replacement vessel should pose any material risk since a liquid global vessel purchase market exists. A replacement vessel can be substituted from TMT's existing fleet or can be readily purchased by TMT in the open market. The Company will not resolicit a shareholder vote if TMT delivers a replacement vessel.

        If TMT is unable to deliver a vessel pursuant to the applicable MOA, Star Bulk and TMT have agreed to confer and cooperate to identify a replacement vessel and enter into a binding purchase agreement for such replacement vessel. If a binding purchase agreement for a replacement vessel is not entered into within 45 days from the required delivery date of the vessel being replaced, Star Bulk will have the right to terminate the MOA for the vessel being replaced. Star Bulk has agreed to pay TMT for the price difference in cash if the purchase price (based on prevailing market rates) of any replacement vessel will be higher than the portion of the purchase price allocated to the vessel being replaced. The payment will be made concurrently with the delivery of the replacement vessel. If the purchase price (based on prevailing market rates) of any replacement vessel is lower than the portion of the purchase price allocated to the vessel being replaced, Star Bulk will benefit from such price reduction. Star Bulk expects that the replacement vessel would be a drybulk carrier of the type being replaced (Capesize, Panamax or Supramax) or if another type of drybulk carrier, would be able to generate equivalent revenue.

        Under each of the MOAs, TMT warrants that each vessel, at the time of its delivery, will be free of all encumbrances, mortgages and maritime liens or any other debts. TMT will indemnify Star Bulk against all claims made against each vessel incurred prior to delivery and Star Bulk will indemnify TMT against all claims made against each vessel incurred after delivery.

        Star Bulk has inspected each vessel's records of the relevant classification society, and has physically inspected all vessels in the initial fleet. A divers' inspection will be conducted prior to each vessels' delivery to Star Bulk.

TMT Lock-Up Period

        The Master Agreement generally restricts TMT and its affiliates holding Star Bulk's common stock issued to TMT as the Stock Consideration, without the prior written consent of Star Bulk, from directly or indirectly offering, selling, hedging or otherwise disposing of Star Bulk's common stock and from engaging in certain other transactions relating to such securities for a period of 180 days commencing on the effective date of the Redomiciliation Merger.

Registration Rights

        Under the Master Agreement, Star Bulk has agreed, with some limited exceptions, to include the shares of Star Bulk's common stock comprising the stock consideration portion of the aggregate purchase price and the Additional Stock, which we collectively refer to as the Registrable Securities, in Star Bulk's registration statement of which this joint proxy statement/prospectus is a part. In addition, Star Bulk has granted TMT (on behalf of itself or its affiliates that hold Registrable Securities) the right, under certain definitive, pre-determined circumstances and subject to certain restrictions, including lock-up and market stand-off restrictions, to require Star Bulk to register the Registrable Securities under the Securities Act of 1933, as amended, in the future. Under the Master Agreement, TMT also has the right to require Star Bulk to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, TMT will have the ability to exercise certain piggyback registration rights 180 days following the effective date of the Redomiciliation Merger. All expenses relating to such registration will be borne by Star Bulk. Following the Redomiciliation Merger, TMT and/or its affiliates will own 12,537,645 shares of Star Bulk's common stock entitled to these registration rights and TMT and/or its affiliates may own up to additional 1,606,962 shares of Star Bulk's common stock entitled to these registration rights in the event that Star Bulk achieves certain revenue targets discussed under the heading "The Acquisition Agreements—Purchase Price."

Director Nominees

        Under the Master Agreement, TMT has the right to nominate, and Star Bulk and Star Maritime have agreed to cause the appointment and election of two members of the board of directors of Star Bulk, Mr. Nobu Su and Mr. Peter Espig, each of whom shall serve upon the effective time of the Redomiciliation Merger, until their successors have been duly elected and qualified. For so long as Mr. Nobu Su serves on the board of directors of Star Bulk, he will receive the title of non-executive Co-Chairman of Star Bulk. See "Information Concerning Star Bulk—Executive Officers and Directors".

Termination

        The Master Agreement will terminate and be of no further force or effect in the event that the Redomiciliation Merger is not authorized and approved by the requisite vote of Star Maritime's stockholders.

Expenses

        Under the Master Agreement, each of Star Maritime, Star Bulk and TMT are responsible for its own expenses in connection with the preparation, negotiation, execution and delivery of the MOAs, the Supplemental Agreement and the Master Agreement; provided that, regardless of whether the Master Agreement or the transactions contemplated by the Master Agreement are terminated, Star Maritime will pay for or reimburse TMT for all reasonable fees and expenses of its legal counsel in connection with the preparation, negotiation, execution and delivery of the Acquisition Agreements up to $25,000. In addition, Star Bulk has agreed to pay all reasonable expenses (including legal fees and expenses) of TMT in connection with soliciting the stockholders of Star Maritime to vote in favor of, and approve, the Redomiciliation Merger.

Conditions to the Purchase of the Vessels

Conditions to Star Bulk's and TMT's obligations

        The obligations of Star Bulk to purchase the vessels in the initial fleet and the obligations of TMT to sell the vessels are subject to certain conditions. Star Maritime cannot complete the Redomiciliation Merger unless: (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares of common stock issued in the Initial Public Offering and the Private Placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the Initial Public Offering and Private Placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash.

Conditions to Star Bulk's obligations

        The obligation of the Star Bulk to purchase the vessels from TMT is subject to the satisfaction or waiver of the following conditions:

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  due authorization, execution and delivery by TMT of the Master Agreement;

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  the representations and warranties of TMT contained in the Master Agreement must be true and correct;

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  TMT and each vessel selling subsidiary have performed all obligations requested of them under the Acquisition Agreements in all material aspects.

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  the performance of the transactions contemplated in the Master Agreement upon the terms and subject to the conditions set forth in the Master Agreement shall not, in the reasonable judgment of Star Bulk, violate, and shall not subject Star Bulk to any material penalty or liability under, any law, rule or regulation binding upon Star Bulk;

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  no legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of the Master Agreement of the transactions contemplated thereby; and

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  TMT and each vessel selling subsidiary have performed all obligations required of them under the Acquisition Agreements in all material respects.

Conditions to TMT's obligations

        The obligation of the TMT to sell the vessels in the initial fleet to Star Bulk is subject to the satisfaction or waiver of the following conditions:

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  due authorization, execution and delivery by Star Bulk of the Master Agreement;

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  the representations and warranties of Star Bulk contained in the Master Agreement must be true and correct;

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  the performance of the transactions contemplated in the Master Agreement upon the terms and subject to the conditions set forth in the Master Agreement shall not, in the reasonable judgment of TMT, violate, and shall not subject TMT to any material penalty or liability under, any law, rule or regulation binding upon any of them;

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  no legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, restrain, enjoin or prevent the consummation of the Master Agreement or the transactions contemplated thereby.

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  Star Maritime, Star Bulk or Star Bulk's vessel purchasing nominees have performed all obligations required of them under the Acquisition Agreements in all material respects.

Governing Law

        Each of the Acquisition Agreements is governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

ACQUISITION FINANCING

Acquisition Financing

        On May 10, 2007, we entered into a commitment letter with Commerzbank AG that should, subject to the approval of the Redomiciliation Merger, provide us with a senior secured term loan of up to $120,000,000 or 80% of the fair market value of our initial fleet, whichever is lower, with a nine year term. Upon signing the term loan facility agreement we will be committed to pay a management fee of 0.5% of the loan amount and a commitment fee of 0.35% per annum payable quarterly in arrears over the committed but un-drawn portion of the loan. We expect to drawdown approximately $40.0 million, which we expect will be less than 11.6% of the fair market value of our initial fleet, under our term loan to partially fund the acquisition of our initial fleet. We may draw down up to an additional $70.0 million to replace funds used for the redemption of up to 32.99% of shareholders that are eligible to redeem if the Redomiciliation Merger is approved. Under the terms of our senior secured term loan, the repayment of $120.0 million which is the maximum we are able to drawdown is divided into two tranches. The first tranche incorporates up to the first $50.0 million that is drawn down and will be repayable in twenty-eight consecutive quarterly installments commencing twenty-seven months after draw down but no later than March 31, 2010 (the first four installments will amount to $2.25 million each, the next thirteen installments will amount to $1.0 million each and the remaining eleven installments will amount to $1.3 million each) and a final balloon payment of $13.7 million payable together with the last installment. The second tranche incorporates the balance of the loan up to the full amount of $120.0 million which can be drawn down which we expect will be less than 34.8% of the fair market value of our initial fleet. The balance of the draw down will be repayable in twenty-eight consecutive quarterly installments commencing twenty-seven months after draw down but no later than March 31, 2010 (the first four installments will amount to $4.0 million each and the remaining twenty-four installments will amount to $1.75 million each) and a final balloon payment of $12.0 million payable together with the last installment. Should any tranche not be drawn down with the maximum amount specified above, the repayment installments will be reduced in the inverse order of maturity. Our term loan is expected to be effective as of the effective date of the Redomiciliation Merger, and bear interest at LIBOR plus a margin at a minimum of 0.8% to a maximum of 1.25% depending on whether our aggregate drawdown ranges from 60% up to 75% of the aggregate market value of our initial fleet. Our term loan will contain financial covenants, including requirements to maintain (i) a minimum liquidity of $10,000,000 or $1,000,000 per vessel whichever is greater which includes undrawn funds of the credit facility; and (ii) a minimum market value adjusted equity ratio of 25%. Our term loan will also contain general covenants, including requirements that (i) Petros Pappas may not resign without the consent of the lender; and (ii) Prokopios Tsirigakis remain as chief executive officer. Following the completion of the Redomiciliation Merger Star Bulk expects to be able to comply with all of these covenants.

THE MERGER AGREEMENT

        The summary of the material terms of the Merger Agreement below and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this joint proxy statement/prospectus as Appendix K. This summary may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety.

Structure and Effective Time of Merger

        At the effective time of the Merger, Star Maritime will merge with and into Star Bulk, the separate corporate existence of Star Maritime will cease and Star Bulk will be the surviving corporation. The effective time of the Merger will occur as promptly as possible after the satisfaction or waiver of all conditions to closing in the Merger Agreement by filing a certificate of merger or similar document with the Secretary of State of the State of Delaware and the Registrar of Corporations of the Republic of the Marshall Islands. We will seek to complete the Redomiciliation Merger in the third quarter of 2007. However, we cannot assure you when, or if, all the conditions to completion of the Redomiciliation Merger will be satisfied or waived.

Merger Consideration

        Pursuant to the Merger Agreement, each outstanding share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of Star Bulk common stock, par value $0.01 per share, and each outstanding warrant of Star Maritime will be assumed by Star Bulk with the same terms and restrictions except that each will be exercisable for common stock of Star Bulk.

Articles of Incorporation; By-laws

        The Articles of Incorporation and By-laws of Star Bulk in effect immediately prior to the Redomiciliation Merger will be the articles of incorporation and by-laws of the surviving corporation.

Directors and Officers

        Star Bulk's board of directors will consist of seven members effective upon the completion of the Redomiciliation Merger. Each of Star Maritime's current directors: Messrs. Tsirigakis, Syllantavos, Pappas, Erhardt and Søfteland will serve as directors of Star Bulk. In addition, Mr. Nobu Su and Mr. Peter Espig, each nominees of TMT, will serve as directors of Star Bulk. Each of Messrs. Pappas and Su will serve as non-executive Co-Chairman.

Procedure for Receiving Merger Consideration

        Exchange Agent.    As of the effective time of the Redomiciliation Merger, Star Bulk will deposit with American Stock Transfer & Trust Company, or the Exchange Agent, for the benefit of the holders of shares of Star Maritime common stock, the Star Bulk shares of common stock issuable in exchange for the outstanding shares of Star Maritime common stock. At the time of such deposit, Star Bulk will irrevocably instruct the Exchange Agent to deliver the Star Bulk common shares to Star Maritime "s security holders after the effective time of the Redomiciliation Merger.

        Exchange Procedures.    As soon as reasonably practicable after the effective time of the Redomiciliation Merger, the Exchange Agent will mail to each Star Maritime stockholder of record that participated in the Redomiciliation Merger, a letter of transmittal, with instructions for use in surrendering the Star Maritime common stock in exchange for Star Bulk common stock. Upon surrender of a Star Maritime common stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, such stockholder will be entitled to receive in exchange therefore the Star Bulk common stock and shares of Star Maritime common stock so surrendered will be canceled. In the event of a transfer of ownership of Star Maritime common stock that is not registered in the transfer records of Star Maritime, a certificate evidencing the proper number of Star Bulk common stock may be issued in exchange therefore to a person other than the person in whose name the Star Maritime common stock so surrendered is registered if certificates representing such Star Maritime common stock is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of Star Bulk common stock to a person other than the registered holder of such Star Maritime common stock or establishes to the satisfaction of Star Bulk that such tax has been paid or is not applicable. Until surrendered, each Star Maritime common stock will be deemed at any time after the effective time of the Redomiciliation Merger to represent only the right to receive upon such surrender the Star Bulk common stock that the holder thereof has the right to receive. Each outstanding warrant of Star Maritime will be assumed by Star Bulk with the same terms and restrictions, except that each will be exercisable for common stock of Star Bulk.

        Distributions with Respect to Unexchanged Shares.    No dividends or other distributions declared or made with respect to Star Bulk shares with a record date after the effective time of the Redomiciliation Merger will be paid to the holder of any unsurrendered Star Maritime stock certificate with respect to Star Bulk shares represented thereby, if any, and all such dividends and other distributions will be paid by Star Bulk to the Exchange Agent, until the surrender of such stock certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such stock certificate there will be paid to the holder of whole Star Bulk shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the effective time of the Redomiciliation Merger theretofore paid with respect to such whole Star Bulk shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the Redomiciliation Merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Star Bulk shares.

        No Further Ownership Rights in Star Maritime Securities.    All certificates evidencing Star Bulk common stock issued will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Star Maritime common stock formerly represented by such Star Maritime stock certificates. At the close of business on the day on which the effective time of the Redomiciliation Merger occurs, the stock transfer books of Star Maritime will be closed, and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the Star Maritime common stock that were outstanding immediately prior to the effective time of the Redomiciliation Merger. If, after the effective time of the Redomiciliation Merger, shares of Star Maritime common stock are presented to the surviving corporation or the Exchange Agent for transfer or any other reason, they will be canceled and exchanged.

        Fractional Shares.    No fractional shares of Star Bulk will be issued in the Redomiciliation Merger. The number of Star Bulk shares to be issued to the holder of a stock certificate previously evidencing Star Maritime common stock will be rounded up to the nearest whole share of Star Bulk.

        Termination of Exchange of Star Bulk Securities.    Any portion of the Star Bulk common stock that remains undistributed to the holders of Star Maritime common stock for six months after the effective time of the Redomiciliation Merger will be delivered to Star Bulk, upon demand, and any holders of Star Maritime common stock may thereafter look only to Star Bulk for shares of Star Bulk common stock.

        No Liability.    None of the Exchange Agent, the surviving corporation or any party to the Merger Agreement will be liable to a holder of Star Bulk shares or Star Maritime common stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Lost, Stolen or Destroyed Star Maritime Securities.    In the event any shares of Star Maritime common stock have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed share of Star Maritime common stock, upon the making of an affidavit and indemnity of that fact by the holder thereof in a form that is reasonably acceptable to the Exchange Agent, the required number of shares of Star Bulk common stock; provided, however, that Star Bulk may, in its reasonably commercial discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed shares of Star Maritime common stock to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Star Bulk or the Exchange Agent with respect to such shares of Star Maritime common stock alleged to have been lost, stolen or destroyed.

Representations and Warranties

        In the Merger Agreement, the parties have made customary representations and warranties about themselves concerning various business, legal, financial, regulatory and other pertinent matters. Under certain definitive, pre-determined circumstances, each of the parties may decline to complete the Redomiciliation Merger if the inaccuracy of the other party's representations and warranties has a material adverse effect on the other party.

Conditions to the Redomiciliation Merger

        The completion of the Redomiciliation Merger is subject to the satisfaction or, if permissible, waiver of a number of conditions, comprising of (i) Star Maritime obtaining the requisite approval of its shareholders; (ii) Star Maritime receiving an opinion of counsel that (x) the Redomiciliation Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code; (y) each of Star Bulk and Star Maritime will be treated as a "party to a reorganization" within the meaning of Section 368(b) of the Code; and (z) neither Star Maritime nor the stockholders of Star Maritime will recognize any taxable gain or loss for U.S. federal income tax purposes upon the consummation of the Redomiciliation Merger; (iii) Star Maritime receiving certificates from officers of Star Bulk and from the Registrar of Corporations of the Republic of the Marshall Islands; and (iv) the absence of any Material Adverse Effect, as defined in the Merger Agreement, with respect to Star Bulk, the likelihood of which was not previously disclosed to Star Maritime by Star Bulk. We expect to complete the Redomiciliation Merger in the third quarter of 2007, but we cannot be certain when or if the conditions will be satisfied or, if permissible, waived. We believe that the only material uncertainty which exists with respect to the conditions to the completion of the Redomiciliation Merger is obtaining the requisite vote of Star Maritime shareholders. Obtaining the requisite shareholder vote is the only condition that may not be waived by Star Bulk. Currently, no condition precedent to the completion of the Redomiciliation Merger has been satisfied. Please read Article VII of the Agreement and Plan of Merger attached hereto as Appendix K for a complete list of conditions to the Redomiciliation Merger. Star Maritime believes that the only material condition to the completion of the Redomiciliation Merger is obtaining the requisite shareholder vote. Accordingly, Star Maritime does not anticipate resoliciting shareholder approval if any of the other conditions to the Redomiciliation Merger are waived. Star Bulk does not currently expect to waive any of the conditions.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the effective time of the Redomiciliation Merger by mutual consent in writing of Star Maritime and Star Bulk or unilaterally by one party to the Merger Agreement if the other party to the Merger Agreement materially breaches one of its material representation and warranties or fails to comply with a material condition in the Merger Agreement.

Effect of Termination

        In the event of termination of the Merger Agreement by either Star Maritime or Star Bulk, the Merger Agreement will become void and there shall be no further obligation on the part of either Star Bulk or Star Maritime. No party shall be relieved from liability for any breach of the Merger Agreement.

Expenses

        Whether or not the Redomiciliation Merger is consummated, all costs and expenses incurred in connection with Merger Agreement and the transactions contemplated thereunder shall be paid by the party incurring such costs and expenses, except as otherwise specifically provided for in the Merger Agreement.

INFORMATION CONCERNING STAR MARITIME ACQUISITION CORP.

General: Initial Public Offering

        Star Maritime is a blank check company, also known as a Business Combination Company™ or BCC™, organized under the laws of the State of Delaware on May 13, 2005. Star Maritime was formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses in the shipping industry. On December 15, 2005, Star Maritime consummated a Private Placement whereby certain of our officers and directors purchased an aggregate of 1,132,500 units at $10.00 per unit, generating gross proceeds of $11,325,000. On December 21, 2005, Star Maritime consummated its initial public offering of 18,867,500 units. Each unit consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $8.00 per share. Star Maritime's common stock and warrants started trading separately as of February 27, 2006. The units sold in Star Maritime's initial public offering were sold at an offering price of $10.00 per unit, generating gross proceeds of $188,675,000. The net proceeds from the initial public offering and the private placement after deducting certain offering expenses of $10,217,665 including underwriting discounts and commissions and placement fees were $189,807,335. Of this amount, $188,675,000 was deposited into a Trust Account, $599,163 was used to repay interest and debt to Star Maritime's Chairman, Chief Executive Officer and President, Mr. Tsirigakis for a loan advanced to us to cover expenses related to the initial public offering and the remaining proceeds of $533,172, which after payment of $170,000 of additional financing fees, provided us with $363,172, which was deposited and held outside of the Trust Account to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing operating expenses. The Trust Account is not to be released until the earlier of the consummation of a business combination or liquidation of Star Maritime. During the fiscal year ended December 31, 2006, we incurred $1,211,100 of expenses, $363,172 of such operating expenses were provided by the net proceeds of the initial public offering that were not deposited in the Trust Account, and $847,928 of such operating expenses were provided by distributions of net interest income from the Trust Account, made in accordance with the procedures set forth in the Investment Management Trust Agreement, dated December 21, 2005 between Star Maritime and American Stock Transfer & Trust Company. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of June 30, 2007, there was $196,084,213 held in the Trust Account, including interest income of $9,406,019. The amount in the Trust Account includes $3,773,500 of contingent underwriting compensation and $226,500 of contingent private placement fees which will be paid to the underwriters of our Initial Public Offering if the Redomiciliation Merger is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash.

Fair Market Value of Target Business

        Pursuant to the terms of Star Maritime's initial public offering, the initial target business that Star Maritime acquires must have a fair market value equal to at least 80% of Star Maritime's net assets at the time of such acquisition, determined by Star Maritime's board of directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. Star Maritime is not required to obtain an opinion from an investment banking firm as to fair market value if its board independently determines that the target business has sufficient fair market value. Star Maritime has not obtained any opinion from an investment banking firm in connection with the Redomiciliation Merger.

Liquidation If No Business Combination

        If Star Maritime does not complete a business combination with a target business by December 21, 2007, Star Maritime will be dissolved as a part of a plan of dissolution and liquidation in accordance with the applicable provisions of Delaware General Corporate Law, or DGCL and will distribute to holders of shares that were initially issued in its Initial Public Offering, in proportion to their respective equity interests, sums in the Trust Account, inclusive of any interest, plus any remaining net assets. In the event Star Maritime seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution. Pursuant to the terms of Star Maritime's amended and restated certificate of incorporation, its directors have agreed to dissolve after December 21, 2007 (assuming that there has been no business combination consummated), and Star Maritime's powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up its affairs, including liquidation. The funds held in the Trust Account may not be distributed except upon Star Maritime's dissolution and, unless and until such approval is obtained from Star Maritime's stockholders, the funds held in the Trust Account will not be released. Consequently, holders of a majority of Star Maritime's outstanding stock must approve its dissolution in order to receive the funds held in the Trust Account and the funds will not be available for any other corporate purpose (although they may be subject to creditor's claims as discussed elsewhere in this joint proxy statement/prospectus). Immediately upon the approval by Star Maritime's stockholders of a plan of dissolution and distribution, Star Maritime will liquidate the Trust Account to the holders of shares that were initially issued in its Initial Public Offering (subject to any provision for unpaid claims against Star Maritime which it is advised must or should be withheld). Stockholders of Star Maritime who acquired their shares prior to Star Maritime's Initial Public Offering have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the Initial Public Offering. There will be no distribution from the Trust Account with respect to Star Maritime's warrants.

        Under the DGCL, Star Maritime stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Star Maritime has not obtained waivers of claims against the Trust Account from any of its current creditors. As of June 30, 2007, Star Maritime has accrued obligations of $474,520 and has working capital outside the Trust Account of $618,474 to satisfy these obligations. In the event of liquidation, if working capital funds are insufficient to satisfy third party claims, creditors may bring a cause of action under Delaware law. The DGCL provides for limitations on the potential liability of stockholders if Star Maritime winds up its affairs in compliance with either Section 280 or Section 281(b) of that statute following a dissolution. If Star Maritime complies with either procedure, the DGCL (i) limits the potential liability of each stockholder for claims against Star Maritime to the lesser of the stockholder's pro-rata share of the claim or the amount distributed to the stockholder in liquidation and (ii) limits the aggregate liability of any stockholder for all claims against Star Maritime to the amount distributed to the stockholder for in dissolution. If Star Maritime were to comply with Section 280 instead of Section 281(b), the DGCL also would operate to extinguish the potential liability of its stockholders for any claims against Star Maritime unless litigation with respect to such claim has been commenced prior to the expiration of the statutory winding-up period under Delaware law (generally three years). In addition, compliance with Section 280 could potentially operate to bar certain claims if the claimant does not take specified actions within certain time frames specified in the statute.

        In connection with our initial public offering, our initial stockholders each entered into a letter agreement whereby our initial stockholders agreed to indemnify Star Maritime against any loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal and other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Star Maritime may become subject as a result of any claim by any vendor that is owed money by Star Maritime for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. Star Maritime's officers and directors have not provided personal guarantees for outstanding payment obligations of Star Maritime. However, pursuant to this letter agreement, Star Maritime may seek indemnity from the initial stockholders to the extent amounts in the Trust Account are not sufficient to fund the Star Maritime's liabilities and expenses.

        Even though compliance with Section 280 of the DGCL would provide additional protections to both Star Maritime's directors and stockholders from potential liability for third party claims against Star Maritime, it is Star Maritime's intention to make liquidating distributions to its stockholders as soon as reasonably possible following any dissolution and, therefore, it does not expect that its board of directors will elect to comply with the more complex procedures of Section 280. Because Star Maritime will most likely not be complying with Section 280, it will seek stockholder approval to comply with Section 281(b) of the DGCL, requiring it to adopt a plan of dissolution that will provide for its payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against Star Maritime within the subsequent ten years. As such, Star Maritime's stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of Star Maritime's stockholders will likely extent beyond the third anniversary of such dissolution. Because Star Maritime is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only other claims likely to arise would be from its vendors (such as accountants, lawyers, investment bankers, etc.). Star Maritime intends to attempt to enter into arrangements with most, if not all significant creditors whereby they agree to waive any right, title, interest or claim of any kind in or to any monies held in the Trust Account. As a result of this, Star Maritime believes that claims that could be made against Star Maritime would be significantly limited and the likelihood that any such claim would result in any liability extending to the Trust Account would be minimal. There is no guarantee that the creditors will agree to such arrangements, or even if they do that they would be prevented from bringing claims against the Trust Account.

        Star Maritime expects that all costs associated with the implementation and completion of its plan of dissolution and liquidation, which it currently estimates to be approximately $60,000 to $85,000, will be funded by any funds not held in the Trust Account. There currently are not, and may not at that time, be sufficient funds for such purpose, in which event Star Maritime would have to seek funding or other accommodation to complete the dissolution and liquidation.

        Star Maritime currently believes that any plan of dissolution and distribution would proceed in the following manner:

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  its board of directors will, consistent with its obligations described in its charter to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to its stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board's recommendation of such plan;

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  upon such deadline, it would file the preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC);

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  if the SEC does not review the preliminary proxy statement, then approximately ten days following the passing of such deadline, it will mail the proxy statement to its stockholders, and approximately 30 days following the passing of such deadline it will convene a meeting of its stockholders at which they will either approve or reject the plan of dissolution and distribution; and

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  if the SEC does review the preliminary proxy statement, Star Maritime estimates that it will receive its comments approximately 30 days following the passing of such deadline. It will mail the proxy statements to its stockholders following the conclusion of the comment and review process (the length of which cannot be predicted with certainty), and it will convene a meeting of its stockholders at which it will either approve or reject its plan of dissolution and distribution.

        In the event Star Maritime seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution. Pursuant to the terms of its charter, its powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up its affairs, including liquidation. The funds held in the Trust Account may not be distributed except upon Star Maritime's dissolution (subject to third party claims as aforesaid) and, unless and until such approval is obtained from its stockholders, the funds held in its Trust Account will not be released (subject to such claims). Consequently, holders of a majority of Star Maritime's outstanding stock must approve its dissolution in order to receive the funds held in the Trust Account and the funds will not be available for any other corporate purpose (although they may be subject to such claims). In addition, if Star Maritime seeks approval from its stockholders to consummate a business combination within 30 days of December 21, 2007, the date by which it is required to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for its board's recommended plan of distribution and dissolution, in the event its stockholders do not approve such business combination. If no proxy statement seeking the approval of its stockholders for a business combination has been filed 30 days prior to December 21, 2007, Star Maritime's board will, prior to such date, convene, adopt and recommend to its stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Immediately upon the approval by Star Maritime's stockholders of its plan of dissolution and distribution, Star Maritime will liquidate the Trust Account to the holders of its shares initially purchased in its Initial Public Offering.

Property

        Star Maritime maintains its executive offices at 103 Foulk Road, Wilmington, Delaware 19803 and its telephone number is (302) 656-1950. We sublease these premises from Blue Diamond Realty, LLC, a Delaware limited liability company, or Blue Diamond. The sublease is for a thirteen month term effective December 1, 2006 through December 31, 2007, with an automatic renewal each year for an additional one year period, unless Star Maritime or Blue Diamond gives the other party at least 90 days written notice of its intent to terminate the sublease. The annual base rent and administrative services fees in the aggregate of $4,000 payable to Blue Diamond on January 1 each year. Such fees are subject to adjustment annually in the event of an increase in cost of living, by the percentage by which the US Consumer Price Index, All Urban Consumers, All Items has increased since the previous anniversary of the Agreement.

Employees

        Star Maritime does not have any full time employees. Star Maritime has four officers, two of whom are also members of its board of directors. These individuals are not obligated to contribute any specific number of hours per week and since Star Maritime's initial public offering, have devoted such time as they deem necessary to Star Maritime's affairs. The amount of time they devote in any time period varies based on the availability of suitable target businesses to investigate.

Legal Proceedings

        Star Maritime is not currently a party to any litigation, and is not aware of any threatened litigation that would have a material adverse effect on its business.

Directors and Executive Officers

        Mr. Prokopios (Akis) Tsirigakis serves as Chairman, Chief Executive Officer and President. Mr. George Syllantavos serves as Chief Financial Officer and director. Mr. Christo Anagnostou serves as Vice President of Operations. Mr. Niko Nikiforos serves as Vice President of Business Development. Mr. Petros Pappas, Mr. Koert Erhardt and Mr. Tom Søfteland each serve as directors.

        Set forth below is the biographical information for each of Mr. Anagnostou, who is 58 years old, and Mr. Nikiforos, who is 42 years old.

        Christo Anagnostou    has been Star Maritime's Vice President of Operations since inception. Since May 2005, he has been the General Manager of Combine Marine Inc., and since November 1999, he has been the General and Marine Operations Manager of Oceanbulk Maritime S.A., each of which are part of the Oceanbulk Group. In his capacities at Combine Marine Inc. and Oceanbulk Maritime S.A., he has been responsible for vessel acquisition and disposition transactions and the daily operational management of up to 32 vessels. From 1992 to October 1999, he served as the Operations Manager for Cardiff Marine Inc., a shipping management company which at the time had a fleet of over 35 oceangoing drybulk, tanker, reefer and container vessels. From 1981 to 1991, Mr. Anagnostou was the Operations Manager for Hydroussa Shipping Co, Ltd., and from 1974 to 1977, he was a Ship Operator for N.J. Goulandris (London) Ltd., both of which are ship management companies based in London, England. He is a Supporting Member of the London Maritime Arbitrators Association. Mr. Anagnostou received his B.Sc. in Economics from Athens Graduate University of Economics and Business Science and did his post graduate studies in Shipping Management at the London School of Foreign Trade, Morley College—London.

        Niko Nikiforos    has been Star Maritime's Vice President of Business Development since inception. Since September 1997, he has been the Managing Director of Oceanbulk Shipping and Trading S.A., which provides ocean transportation solutions for international commodity companies and which, since December 2002, operates a regular liner service between the United States and South America. Since 1997, he has also been the Managing Director of Interchart Shipping Inc., which specializes in chartering dry cargo ships and serves as the exclusive chartering broker for the Oceanbulk Group. Since 1997, he has been the Commercial Director of Oceanbulk Maritime S.A. From 1995 to 1997, he served as a Shipbroker for Link Maritime Enterprises S.A., a ship brokering company. Mr. Nikiforos received his Diploma in Shipping from the London School of Foreign Trade.

        For further information concerning the senior executive officers and directors of Star Maritime, please read "Information Concerning Star Bulk Carriers Corp.—Directors and Executive Officers."

        Star Maritime's board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. At the first annual meeting of shareholders which took place on February 26, 2007, Petros Pappas was re-elected as a Class I director. The term of office of the second class of directors, consisting of Koert Erhardt and Tom Søfteland, would expire at the second annual meeting. The term of office of the third class of directors, consisting of Akis Tsirigakis and George Syllantavos, would expire at the third annual meeting.

Executive Compensation

        No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder's and consulting fees, will be paid to any of Star Maritime's officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the Redomiciliation Merger. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Star Maritime's behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Star Maritime Principal Stockholders

        The following table sets forth, as of May 11, 2007, certain information regarding beneficial ownership of Star Maritime's common stock by each person who is known by Star Maritime to beneficially own more than 5% of its common stock. The table also identifies the stock ownership of each of Star Maritime's directors, each of its officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

        Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or redemption of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)(3)	Approximate Percentage of Outstanding Common Stock
Prokopios (Akis) Tsirigakis(1)	4,007,392	13.8%
George Syllantavos(1)	1,486,539	5.1%
Christo Aragnostou(1)	116,108	*
Niko Nikiforos(1)	116,108	*
Petros Pappas(1)	3,947,873	13.6%
Koert Erhardt(1)	340,269	1.2%
Tom SØfteland(1)	145,135	*
Directors and executive officers as a group (7 individuals)	10,159,424	35.0%
Oceanwood Global Opportunities Master Fund(5)	2,732,226	9.4%
The Baupost Group L.L.C.(6)	2,845,200	9.8%
Fir Tree Recovery(4)	736,970	2.5%
Sapling, LLC(4)	2,112,630	7.3%

*less than one (1%) percent.

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Star Maritime, 103 Foulk Road, Wilmington, Delaware 19803 and its telephone number is (302) 656-1950.

(2)
Does not include shares of common stock issuable upon exercise of warrants that are not exercisable in the next 60 days.

(3)
Our officers and directors have agreed to surrender to us for cancellation up to an aggregate of 200,000 shares in the event, and to the extent, stockholders exercise their right to redeem their shares for cash upon a business combination. The share amounts do not reflect any surrender of shares.

(4)
Derived from a joint filing of a Schedule 13G/A on February 14, 2006 filed by Sapling, LLC and Fir Tree Recovery. Fir Tree, Inc. is the investment manager of both Sapling LLC and Fir Tree Recovery. Jeffrey D. Tannenbaum exercises voting and investment control over the securities held of record by Sapling, LLC and Fir Tree Recovery.

(5)
Derived from a filing of a Schedule 13D/A on March 30, 2007 by Oceanwood Global Opportunities Master Fund. Christopher Gate exercises voting and investment control over the securities held of record by Oceanwood Global Opportunities Master Fund.

(6)
Derived from a filing of a Schedule 13G on February 13, 2007 by The Baupost Group, L.L.C. Seth A. Klarman exercises voting and investment control over the securities held of record by The Baupost Group L.L.C.

STAR MARITIME SELECTED FINANCIAL INFORMATION

        Star Maritime Acquisition Corp. was incorporated in Delaware on May 13, 2005 to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more target businesses in the shipping industry. A target business includes one or more entities with agreements to acquire vessels or an operating business in the shipping industry. Star Maritime has not acquired an entity as of August 21, 2007. Star Maritime has selected December 31 as its fiscal year end. Star Maritime is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The selected financial information set forth below should be read in conjunction with the audited financial statements of Star Maritime and related notes included elsewhere in this joint proxy statement/prospectus.

Star Maritime Acquisition Corp.
(a development stage company)

Balance Sheets
(in U.S. dollars)

	June 30, 2007	December 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current Assets:
Cash	$618,474	$2,118,141	$593,281
Investments in Trust Account	196,084,213	192,915,257	188,858,542
Prepaid expenses and other current assets	176,938	149,647	118,766

Total Current Assets	196,879,625	195,183,045	189,570,589
Property and Equipment, net	5,694	3,256	—
Deferred tax asset	—	—	9,000

TOTAL ASSETS	$196,885,319	$195,186,301	$189,579,589

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Accounts payable & accrued expenses	$474,520	$603,520	$344,638
Deferred Interest on investments	3,290,971	2,163,057	—
Deferred underwriting fees	4,000,000	4,000,000	4,000,000
Income taxes payable	—	206,687	—

Total Liabilities	7,765,491	6,973,264	4,344,638
Common Stock, $0.0001 par value, 6,599,999 shares subject to possible redemption, at redemption value of $9.80 per share	64,679,900	64,679,990	64,679,990
Commitments
Stockholders' Equity:
Preferred Stock, $0.0001 par value; authorized, 1,000,000 shares; none issued or outstanding	—	—	—
Common Stock, $0.0001 par value, authorized, 100,000,000 shares; 29,026,924 shares issued and outstanding (including 6,599,999 shares subject to possible redemption)	2,903	2,903	2,903
Additional paid in capital	120,441,727	120,441,727	120,441,727
Earnings accumulated in the development stage	3,995,208	3,088,417	110,331

Total Stockholders' Equity	124,439,838	123,533,047	120,554,961

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$196,885,319	$195,186,301	$189,579,589

Star Maritime Acquisition Corp.
(a development stage company)

Statements of Income
(in U.S. dollars)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	May 13, 2005 (date of inception) to June 30, 2007	For the Year Ended December 31, 2006	May 13, 2005 (date of inception) to December 31, 2005	May 13, 2005 (date of inception) to December 31, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses
Professional fees	$316,166	$107,029	$907,660	$128,046	$1,523,683	$596,423	$19,600	$616,023
Insurance	22,500	37,000	48,780	63,250	165,256	112,242	4,234	116,476
Due diligence costs	33,199	45,997	76,496	57,293	339,373	262,877	—	262,877
Other	184,227	117,371	370,838	134,639	636,773	239,558	26,377	265,935

Total operating expenses	556,091	307,397	1,403,773	383,228	2,665,085	1,211,100	50,211	1,261,311
Interest income	1,187,784	1,162,544	2,310,564	2,157,198	6,889,979	4,395,873	183,542	4,579,415

Income before provision for income taxes	631,693	855,147	906,791	1,773,970	4,224,895	3,184,773	133,331	3,318,104
Provision for income taxes	—	122,120	—	243,326	229,687	206,687	23,000	229,687

Net income	$631,693	$733,027	$906,791	$1,530,644	$3,995,208	$2,978,086	$110,331	$3,088,417

Earnings per share (basic and diluted)	$0.02	$0.03	$0.03	$0.05	$0.17	$0.10	$0.01	$0.14

Weighted average shares outstanding—basic and diluted	29,026,924	29,026,924	29,026,924	29,026,924	23,328,717	29,026,924	9,918,282	21,601,120

See accompanying notes to unaudited condensed financial statements

Star Maritime Acquisition Corp.
(a development stage company)

Statement of Stockholders' Equity
(in U.S. dollars)

	Common Stock
			Additional paid-in capital	Earnings accumulated in the development stage	Total stockholders' equity
	Shares	Amount
May 13, 2005 (inception) to December 31, 2006
Stock Issuance on May 17, 2005 at $0.003 per share	9,026,924	$903	$24,097	$—	$25,000
Private placement issued December 15, 2005 at $10 per share	1,132,500	113	11,324,887		11,325,000
Common shares issued December 21, 2005 at $10 per share	18,867,500	1,887	188,673,113		188,675,000
Expenses of offerings			(14,900,380)		(14,900,380)
Proceeds subject to possible redemption of 6,599,999 shares			(64,679,990)		(64,679,990)
Net income for the period May 13, 2005 (inception) to December 31, 2005	—	—	—	110,331	110,331

Balance, December 31, 2005	29,026,924	$2,903	$120,441,727	$110,331	$120,554,961

Net income for the year ended December 31, 2006	—	—	—	2,978,086	2,978,086

Balance, December 31, 2006	29,026,924	$2,903	$120,441,727	$3,088,417	$123,533,047
Unaudited:
Net Income for the six months ended June 30, 2007	—	—	—	906,791	906,791

Balance, June 30, 2007	29,026,924	$2,903	$120,441,727	$3,995,208	$124,439,838

Star Maritime Acquisition Corp.
(a development stage company)

Statements of Cash Flows
(in U.S. dollars)

	Six Months Ended June 30, 2007	Six months ended June 30, 2006	May 13, 2005 (date of inception) to June 30, 2007	For the Year Ended December 31, 2006	May 13, 2005 (date of inception) to December 31, 2005	May 13, 2005 (date of inception) to December 31, 2006
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$906,791	$1,530,644	$3,995,208	$2,978,086	$110,331	$3,088,417
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	1,220	—	1,628	408	—	408
Changes in operating assets and liabilities:			—
Increase in value of Trust Account	(3,168,956)	(2,213,374)	(7,409,213)	(4,056,715)	(183,542)	(4,240,257)
Increase in prepaid expenses and other current assets	(27,291)	18,151	(176,938)	(30,881)	(118,766)	(149,647)
Increase (Decrease) in deferred tax asset				9,000	(9,000)
Increase (Decrease) in accounts payable and accrued expenses	(129,000)	(226,126)	474,520	429,467	174,053	603,520
Increase in deferred interest	1,127,914	1,061,703	3,290,971	2,163,057	—	2,163,057
Increase (Decrease) in taxes payable	(206,687)	267,967	—	206,687	—	206,687

Net cash provided by (used in) operating activities	(1,496,009)	438,966	176,176	1,699,109	(26,924)	1,672,185

Cash flows from investing activities:
Payment to trust account	—	—	(186,875,000)	—	(188,675,000)	(188,675,000)
Capital expenditures	(3,658)	—	(7,322)	(3,664)	—	(3,664)

Net cash used in investing activities	(3,658)	—	(186,582,322)	(3,664)	(188,675,000)	(188,678,664)

Cash flows from financing activities:
Gross proceeds from public offering	—	—	188,675,000	—	188,675,000	188,675,000
Gross proceeds from private placement	—	—	11,325,000	—	11,325,000	11,325,000
Proceeds of note payable to stockholder	—	—	590,000	—	590,000	590,000
Repayment of note payable to stockholder	—	—	(590,000)	—	(590,000)	(590,000)
Proceeds from sale of shares of common stock	—	—	25,000	—	25,000	25,000
Payment of offering costs	—	—	(10,900,380)	(170,585)	(10,729,795)	(10,900,380)

Net cash provided by financing activities	—	—	189,124,620	(170,585)	189,295,205	189,124,620

Net cash increase (decrease) for period	(1,499,667)	438,966	618,474	1,524,860	593,281	2,118,141

Cash at beginning of period	2,118,141	593,281	—	593,281	—	—

Cash at end of period	$618,474	$1,832,247	$618,474	$2,118,141	$593,281	$2,118,141

Supplemental cash disclosure
Interest paid	$—	$—	$9,163		$9,183	$9,163
Supplemental schedule of non-cash financing activities
Accrual of deferred underwriting fees	$—	$—	$4,000,000		$4,000,000	$4,000,000
Accrual of offering costs	$—	$—	$—		$170,585

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION OF STAR MARITIME ACQUISITION CORP.

        The following discussion should be read in conjunction with Star Maritime's financial statements and related notes thereto contained in this joint proxy statement/prospectus.

Overview

        Star Maritime was formed on May 13, 2005 to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the shipping industry. Star Maritime's initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of Star Maritime's net assets at the time of such acquisition. As of December 31, 2006, there was $192,915,257 held in the Trust Account, including interest income of $4,240,257.

        If Star Maritime does not consummate the Redomiciliation Merger or another business combination by December 21, 2007, then, pursuant to Article SIXTH of its Certificate of Incorporation, Star Maritime's officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate Star Maritime within 60 days of that date. There is substantial doubt that Star Maritime will continue as a going concern if the Redomiciliation Merger is not approved.

Critical Accounting Policies

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No.109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainly in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have any impact on the accompanying financial statements since we have not identified any uncertain tax positions as defined by FIN 48. We recognize interest and penalties related to uncertain tax positions in income tax expense. The tax years 2005 and 2006 remain open to examination by the major jurisdictions to which we are subject.

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements. Management is in the process of evaluating the impact of FIN 48 on its 2007 financial statements.

Results of Operations for the three months ended June 30, 2007 and 2006

        For the three months ended June 30, 2007 and 2006, we earned net income after taxes of $631,693 ($1,213,211 before the deduction of $581,518 of net interest attributable to common stock subject to redemption) and we earned net income after taxes of $733,027 ($1,305,047 before the deduction of $572,020 of net interest attributable to common stock subject to redemption, respectively). Since we did not have any operations, all of our income was derived from interest income, most of which was earned on funds held in the Trust Account. Our operating expenses for the three months ended June 30, 2007 and 2006 was $556,091 and $307,397 respectively and consisted primarily of expenses related to pursuing a business combination, due diligence, insurance costs and legal and accounting professional fees.

Results of Operations for the six months ended June 30, 2007 and 2006

        For the six months ended June 30, 2007 and 2006, we earned net income after taxes of $906,791 ($2,034,705 before the deduction of $1,127,914 of net interest attributable to common stock subject to redemption) and we earned net income after taxes of $1,530,644 ($2,592,347 before the deduction of $1,061,703 of net interest attributable to common stock subject to redemption respectively). Since we did not have any operations, all of our income was derived from interest income, most of which was earned on funds held in the Trust Account. Our operating expenses for the six months ended June 30, 2007 and 2006 was $1,406,773 and $383,228 respectively and consisted primarily of expenses related to pursuing a business combination, due diligence, insurance costs and legal and accounting professional fees.

General and Administrative Expenses

        We expect to incur the following general and administrative expenses, including our onshore expenses such as legal, financial and professional expenses:

        Effective as of December 1, 2006, Blue Diamond agreed to sublet offices to the Company located at 103 Foulk Road, Wilmington, Delaware. and provide the Company with such office space and equipment, including a conference room, as well as administrative support necessary for the Company's business. The Agreement is for a one-year term effective December 1, 2006 through December 31, 2007, with an automatic renewal each year for an additional one year period, unless either party gives the other party at least 90 days written notice of its intent to terminate the Agreement. The Company shall pay Blue Diamond annual base rent and administrative services fees in the aggregate of $4,000 payable on January 1 each year;

        On October 4, 2006, Star Maritime entered into an agreement with Bongard Shipbrokers S.A., or Bongard, for purposes of engaging Bongard in connection with sourcing, developing contacts and making referrals for potential target businesses and providing evaluations of such potential target businesses. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $800,000 within thirty days of the closing of a business combination transaction. In the event that Star Maritime does not consummate a business combination transaction, no fees are payable to Bongard pursuant to the agreement.

        On December 20, 2006, Star Maritime entered into an agreement with Cantor Fitzgerald & Co., or CF & Co., for purposes of engaging CF & Co. as financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, CF & Co. was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business, negotiating agreements on behalf of and in conjunction with management and assisting management with the preparation of marketing and roadshow materials. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $1,250,000, plus expenses of up to $60,000, within thirty days of the closing of a business combination transaction if such transaction is consummated by December 31, 2007.

        On December 22, 2006, Star Maritime entered into an agreement with Maxim Group LLC, or Maxim, for purposes of engaging Maxim as co-lead financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, Maxim was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business and assisting in the preparation of terms sheets or letters of intent. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $800,000 for any business combination transaction consummated during the term of the agreement (or within six months of the termination date). The agreement terminates on October 31, 2007, unless terminated earlier by either Star Maritime or Maxim upon thirty days' written notice, or extended by mutual agreement.

        The Initial Stockholders have agreed to surrender up to an aggregate of 200,000 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event public stockholders exercise their right to have the Company redeem their shares for cash. The number of shares that the Initial Stockholders will surrender will be determined by calculating the dollar amount of the Trust Account (exclusive of interest) paid to redeeming stockholders above the amount attributable to such stockholders ($9.23 per share) and the Discount ($0.20 per share) and dividing it by $10.00 (the value attributed to the shares for purposes of this calculation). Accordingly, for each 1,000 shares redeemed up to 3,508,772 shares, the Initial Stockholders will surrender 57 shares for cancellation.

        The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if certain conditions are met.

Results of Operations for the Fiscal Year Ended December 31, 2006 and the Period from May 13, 2005 (inception) to December 31, 2005

        For the fiscal year ended December 31, 2006, we incurred $1,211,100 of operating expenses, compared to $50,211 during the period from May 13, 2005 (date of inception) through December 31, 2005, which were paid from the net proceeds that were not deposited into the trust account. Our operating expenses consisted primarily of expenses related to professional fees of $596,423, insurance costs of $112,242, due diligence fees in connection with the search for a business target of $262,877 and other expenses of $239,558. Other expenses incurred of $265,935 for the period from inception to December 31, 2006 consist of: Depreciation ($408); Financial Fees $(1,387): Freight ($2,806); Franchise Taxes ($146,050); Rent ($89,000); General and Administrative Expenses ($16,351); and Interest Expense ($9,933). The other expenses incurred of $239,558 for the fiscal year ended December 31, 2006 consist of: Depreciation ($408); Financial Fees ($1,331); Freight ($2,806); Franchise Taxes ($144,025); Rent ($89,000); and General and Administrative Expense ($1,988).

        "Franchise Taxes" refer to Delaware State taxes for Star Maritime, "Rent" refers to the $7,500 per month to Schwartz & Weiss, P.C. for office space and certain other services performed in New York. "Interest Expense" refers to interest paid on Mr. Tsirigakis' loan to Star Maritime prior to Star Maritime's initial public offering.

        The increase in operating expenses from the period from May 13, 2005 (date of inception) through December 31, 2005, was the result of our due diligence efforts in searching for a business target after the Initial Public Offering and the fee payable of $7,500 per month for office space and certain other additional services from the law firm of Schwartz & Weiss, P.C.

        For the fiscal year ended December 31, 2006, we earned net income after taxes of $2,978,086 ($5,141,143 before the deduction of $2,163,057 of net interest attributable to common stock subject to possible redemption) compared to $110,331 during the period from May 13, 2005 (date of inception) through December 31, 2005. Since we did not have any operations, all of our income was derived from the interest income earned on funds held in the trust account.

Results of Operations for the Period from May 13, 2005 (inception) to December 31, 2006

        For the period from May 13, 2005 (date of inception) through December 31, 2006, we incurred $1,261,311 of operating expenses, which were paid from the net proceeds that were not deposited into the trust account. Our operating expenses consisted primarily of expenses related to professional and office fees of $616,023, insurance costs of $116,476, due diligence fees in connection with the search for a business target of $262,877 and other expenses of $265,935.

        For the period from May 13, 2005 (date of inception) through December 31, 2006, we earned net income after taxes of $3,088,417 ($5,251,474 before the deduction of $2,163,057 of net interest attributable to common stock subject to possible redemption). Since we did not have any operations, all of our income was derived from the interest income earned on funds held in the trust account.

        During the period from May 13, 2005 (date of inception) through December 31, 2005, Mr. Tsirigakis advanced a total of $590,000 at an interest rate of 4% per annum for payment of Initial Public Offering expenses on or behalf. These loans were repaid following our Initial Public Offering from the proceeds of the Initial Public Offering.

Liquidity and Capital Resources

        On December 15, 2005, we sold 1,132,500 units in the private placement to certain of our officers and directors. On December 21, 2005, we consummated our initial public offering of 18,867,500 units. Each unit in the private placement and the initial public offering consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $8.00. Our common stock and warrants started trading separately as of February 27, 2006.

        The net proceeds from the sale of our units, after deducting certain offering expenses of $10,217,665 including underwriting discounts and commissions and placement fees, were $189,807,335. Of this amount, $188,675,000 was place in the Trust Account, $599,163 was used to repay debt and interest to Mr. Tsirigakis for a loan used to cover expenses related to the initial public offering and the remaining proceeds of $533,172, which after payment of approximately $170,000 of additional financing fees, provided us with approximately $363,172 which was deposited and held outside of the Trust Account to be used to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of March 31, 2007, there was approximately $194,571,504 held in the Trust Account, of which up to $4,000,000 will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash if a business combination is not consummated. We will use substantially all of the net proceeds of the initial public offering to acquire the vessels in the initial fleet.

        We will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the Redomiciliation Merger, elects to exercise redemption rights, and the Redomiciliation Merger is approved and completed. The actual per-share redemption price is equal to $10.00 per share, which amount represents $9.80 per share, plus the pro rata portion of any accrued interest earned on the Trust Account (net of taxes payable) not previously distributed to us and $0.20 per share plus interest thereon (net of taxes payable) of contingent underwriting compensation which the underwriters have agreed to forfeit to pay redeeming stockholders, calculated as of two days prior to the consummation of the Redomiciliation Merger. Accordingly, the actual per-share redemption price will fluctuate prior to the date such shares would be redeemed. We may effect the Redomiciliation Merger so long as stockholders owning less than 33% of the shares sold in the initial public offering and private placement vote against the Redomiciliation Merger and exercise their redemption rights. Accordingly, 6,599,999 shares of common stock are subject to possible redemption. At June 30, 2007, $64,679,990 of the net proceeds from the initial public offering, has been classified as common stock subject to possible redemption in the Company's balance sheet.

        We believe we will have sufficient available funds outside of the Trust Account to operate through December 21, 2007, assuming that the Redomiciliation Merger is not consummated during that time. We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business.

Off-Balance Sheet Arrangements

        Options and warrants issued in conjunction with our initial public offering are equity linked derivatives and accordingly represent off balance sheet arrangements. The options and warrants meet the scope exception in paragraph 11(a) of FAS 133 and are accordingly not accounted for as derivatives for purposes of FAS 133, but instead are accounted for as equity. See Footnote 2 to the financial statements for more information.

Contractual Obligations

        We do not have any long term debt, capital lease obligations, operating lease obligations, purchase obligations or other long term liabilities.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. Star Maritime is not presently engaged in any substantive commercial business. Accordingly, Star Maritime is not and, until such time as it consummates a business combination, it will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices. The net proceeds of Star Maritime's initial public offering held in the trust account have been invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Given our limited risk in Star Maritime's exposure to money market funds, management does not view the interest rate risk to be significant.

INFORMATION CONCERNING STAR BULK CARRIERS CORP.

General

        Star Bulk was formed on December 13, 2006 under the laws of the Republic of the Marshall Islands and has its principal offices located in Athens, Greece. Star Bulk, a wholly-owned subsidiary of Star Maritime, will be an independent commercial shipping company that will provide global transportation solutions in the drybulk shipping sector through its vessel-owning subsidiaries for a broad range of major and minor bulk cargoes including iron ore, coal, grain, cement, fertilizer, along worldwide shipping routes. Concurrently with the Redomiciliation Merger, Star Bulk will issue 12,537,645 share of common stock to TMT in respect of the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet. Under certain definitive, pre-determined circumstances, Star Bulk may issue up to an additional 1,606,962 shares of common stock to TMT. See "Acquisition Agreements—Purchase Price."

Corporate Structure

        Star Bulk is a holding company that will own its vessels through separate wholly-owned subsidiaries. Star Bulk's wholly-owned subsidiary, Star Bulk Management Inc., or Star Bulk Management, will perform operational and technical management services for the vessels in the initial fleet, including chartering, marketing, capital expenditures, personnel, accounting, paying vessel taxes and maintaining insurance.

        The names of the wholly-owned subsidiaries that will own each vessel are as follows:

Subsidiary	Vessel Name	To be Renamed (TBR)
Star Alpha Inc.	A Duckling	Star Alpha
Star Beta Inc.	B Duckling	Star Beta
Star Gamma Inc.	C Duckling	Star Gamma
Star Delta Inc.	F Duckling	Star Delta
Star Epsilon Inc.	G Duckling	Star Epsilon
Star Zeta Inc.	I Duckling	Star Zeta
Star Theta Inc.	J Duckling	Star Theta
Star Iota Inc.	Mommy Duckling	Star Iota

Distinguishing Factors and Business Strategy

        The international drybulk shipping industry is highly fragmented and is comprised of approximately 6,300 ocean-going vessels of tonnage size greater than 10,000 dwt which are owned by approximately 1,500 companies. Star Bulk has not identified any particular companies that would be its direct competitors, it has however, identified the following factors that will distinguish it in the drybulk shipping industry.

        Extensive Industry Visibility.    Star Bulk's non-executive Co-Chairmen, Mr. Nobu Su and Mr. Petros Pappas, and its founder Mr. Akis Tsirigakis, each have extensive experience and relationships in the shipping industry and with charterers in the coal, steel and iron ore industries. Star Bulk intends to capitalize on these relationships and contacts to gain market intelligence and identify chartering opportunities with leading charterers in these core commodities industries, many of whom consider the reputation of a vessel owner and operator when entering into time charters.

        Established Customer Relationships.    Star Bulk believes that its Co-Chairmen, directors and management team have established relationships with leading charterers and a number of chartering, sales and purchase brokerage houses around the world. Star Bulk believes that its Co-Chairmen, directors and management team have maintained relationships with, and have achieved acceptance by, major national and private industrial users, commodity producers and traders.

        Experienced and Dedicated Management Team.    Star Bulk's founder and Chief Executive Officer, Mr. Akis Tsirigakis has Bachelors and Masters degrees from the University of Michigan in Naval Architecture and Marine Engineering. During his 28 year career in shipping he worked in all aspects of ship management and maintenance of drybulk carriers and tankers. Star Bulk believes that the members of its management team have developed strong industry relationships with leading charterers, shipbuilders, insurance underwriters, protection and indemnity associations and financial institutions. All of the Company's officers intend to dedicate the necessary amount of time and effort to fulfill their obligations to Star Bulk and its shareholders.

        Highly efficient operations.    Star Bulk believes that its director's and executive officers' long experience in third-party technical management of drybulk carriers will enable Star Bulk to establish cost-efficient operations. Star Bulk intends to actively monitor and control vessel operating expenses while maintaining high quality of its fleet through regular inspection, maintenance programs, high standards of operation, vessel technical condition, safety and environmental protection through comprehensive planned maintenance systems, preventive maintenance programs and by retaining and training qualified crew members.

        Balanced Chartering Strategies.    All of Star Bulk's vessels, with the exception of the Star Beta, will be under medium- to long-term charters with terms of one to three years with an average of approximately one and a half years and provide for fixed semi-monthly payments in advance which Star Bulk expects to commence immediately upon their delivery to Star Bulk. Star Bulk believes that these charters will provide it with high fleet utilization and relatively stable revenues. Star Bulk may in the future pursue other market opportunities for its vessels to capitalize on favorable market conditions, including entering into short-term time and voyage charters, pool arrangements or bareboat charters.

        Focused Fleet Profile.    Star Bulk intends to focus on the larger size segments of the drybulk sector such as Capesize, Panamax and Supramax drybulk carriers. Star Bulk believes these segments offer greater potential compared to smaller drybulk carriers, such as Handymax and Handysize vessels. Furthermore, Star Bulk's targeted fleet profile will enable it to serve its customers in both major and minor bulk trades. Star Bulk's vessels will be able to trade worldwide in a multitude of trade routes carrying a wide range of cargoes for a number of industries. Star Bulk's drybulk carriers can carry coal and iron ore for energy and steel production as well as grain and steel products, fertilizers, minerals, forest products, ores, bauxite, alumina, cement and other cargoes. Star Bulk's fleet will include five sister ships. Operating sister and similar ships will provide Star Bulk with operational and scheduling flexibility, efficiencies in employee training and lower inventory and maintenance expenses. Star Bulk believes that operating sister ships will allow it to increase revenue and maintain lower operating costs.

        Modern Quality Fleet.    Star Bulk believes that its ability to maintain and increase its customer base will depend largely on the quality and performance of its fleet. Star Bulk believes that owning a modern, high quality fleet reduces operating costs, improves safety and provides it with a competitive advantage in obtaining employment for its vessels. Star Bulk will carry out regular inspections and maintenance of its fleet in order to maintain its high quality.

        Low Indebtedness Level.    Star Bulk will use substantially all of the funds in the Trust Account and up to $50,000,000 in borrowings under the credit facility to purchase the vessels in the fleet, assuming Star Maritime stockholders do not exercise redemption rights. Star Bulk's relatively low level of indebtedness will provides it with a strong balance sheet and increases the amount of funds available to Star Bulk under the credit facility in connection with future acquisitions.

        Fleet Growth Potential.    Star Bulk intends to acquire additional drybulk carriers through timely and selective acquisitions of vessels in a manner that it determines would be accretive to cash flow. Star Bulk expects to fund acquisitions of additional vessels using amounts borrowed under the credit facility, future borrowings under other agreements as well as with gross proceeds of up to $160,000,000 from the possible exercise of warrants.

        Pay quarterly dividends.    Star Bulk currently intends to pay quarterly dividends to the holders of its common shares, in February, May, August and November, in amounts that will allow it to retain a portion of its cash flows to fund vessel or fleet acquisitions, and for debt repayment and dry-docking costs, as determined by its board of directors. Based upon and subject to the assumptions and forecasts included in the section "Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses," Star Bulk intends to pay its first dividend, which it estimates will be in the amount of $0.325 per common share, in November 2007, in respect of the period from the commencement of Star Bulk's operations through September 30, 2007. For more information on cash that Star Bulk may have available to pay dividends, please read the section entitled "Star Bulk's Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses".

Star Bulk's Fleet

        Upon the delivery of the vessels in the initial fleet, Star Bulk will own and operate eight drybulk carriers that transport a variety of drybulk commodities, including coal, iron ore, and grains, or major bulks, as well as bauxite, phosphate, fertilizers and steel products, or minor bulks. The following table provides summary information about Star Bulk's fleet:

Vessel Name(1)	Vessel Type	Size (dwt)	Year Built	Charter Rate ($ per day)		Type/ Term(3)
Star Alpha	Capesize	175,075	1992	$47,500	(5)	Time charter/3 years
Star Beta	Capesize	174,691	1993			Spot(2)
Star Gamma	Supramax	53,098	2002	$28,500	(4)	Time charter/1 year
Star Delta	Supramax	52,434	2000	$25,800	(3)	Time charter/2 years
Star Epsilon	Supramax	52,402	2001	$25,550	(3)	Time charter/2 years
Star Zeta	Supramax	52,994	2003	$30,500	(3)	Time charter/1 year
Star Theta	Supramax	52,425	2003	$32,500	(3)	Time charter/2 years
Star Iota	Panamax	78,585	1983	$18,000	(4)	Time charter/1 year

(1)
Each vessel name is the new name Star Bulk will designate to the vessel following its delivery from the seller. Each vessel is currently registered in Panama, Star Bulk will register each vessel in the Marshall Islands.

(2)
The Star Beta will operate in the spot charter market.

(3)
Represents the actual daily time charter rates that TMT has procured subsequent to the date of the Master Agreement and the Supplemental Agreement. Each time charter will be novated to Star Bulk upon delivery of the relevant vessel.

(4)
Subsidiaries of Star Bulk have entered into time charters with TMT for these vessels.

(5)
The charter agreement between TMT and a third party charterer for the Star Alpha was entered into prior to Star Bulk's entry into the acquisition agreements, and will be novated to Star Bulk.

        We are seeking to acquire drybulk carriers. Vessels designed to carry primarily bulk cargo such as coal, iron ore and grain that is loaded in bulk, not unitized cargoes such as containers.

        The global dry bulk carrier fleet is divided into four categories based on a vessel's carrying capacity. These categories are:

  •
  Capesize. Capesize vessels have carrying capacities of more than 100,000 deadweight tons (dwt). These vessels generally operate along long haul iron ore and coal trade routes. Only the largest ports around the world possess the infrastructure to accommodate vessels of this size.

  •
  Panamax. Panamax vessels have a carrying capacity of between 60,000 and 100,000 dwt. These vessels carry coal, grains, and, to a lesser extent, minor bulks, including steel products, forest products and fertilizers. Panamax vessels are able to pass through the Panama Canal, making them more versatile than larger vessels.

  •
  Handymax/Supramax. Handymax vessels have a carrying capacity of between 30,000 and 60,000 dwt. These vessels operate on a large number of geographically dispersed global trade routes, carrying primarily grains and minor bulks. Vessels below 60,000 dwt are sometimes built with on-board cranes enabling them to load and discharge cargo in countries and ports with limited infrastructure. Supramax are a sub-category of this category typically having a cargo carrying capacity of between 50,000 and 60,000 dwt.

  •
  Handysize. Handysize vessels have a carrying capacity of up to 30,000 dwt. These vessels carry exclusively minor bulk cargo. Increasingly, ships of this type operate on regional trading routes. Handysize vessels are well suited for small ports with length and draft restrictions that may lack the infrastructure for cargo loading and unloading.

Management of the Fleet

        Star Bulk has only two employees, its Chief Executive Officer and its Chief Financial Officer. Star Bulk's wholly-owned subsidiary, Star Bulk Management will administer the activities of Star Bulk. Star Bulk's Chief Executive Officer and its Chief Financial Officer will also be the senior management of Star Bulk Management. Following the Redomiciliation Merger, Star Bulk Management will employ such number of additional shore-based executives and employees as to ensure the efficient performance of its activities.

        Star Bulk will reimburse and or advance funds as necessary to Star Bulk Management in order for it to conduct its activities and discharge its obligations, at cost, as well as have sufficient working capital reserves as may be agreed between them from time to time.

        Star Bulk Management will be responsible for the management of the vessels. Star Bulk Management's responsibilities include, inter alia, locating, purchasing, financing and selling vessels, deciding on capital expenditures for the vessels, paying vessels' taxes, negotiating charters for the vessels, managing the mix of various types of charters, developing and managing the relationships with charterers and the operational and technical management of the vessels. Technical management includes maintenance, drydocking, repairs, insurance, regulatory and classification society compliance, arranging for and managing crews, appointing technical consultants and providing technical support.

        Star Bulk does not intend to pay commissions to its affiliates in connection with the chartering of vessels to or from any of its affiliates or for the purchase of vessels from or sale to its affiliates.

        Star Bulk Management may subcontract the technical and/or the crew management of vessels to one or more reputable independent third-party technical management companies, as deemed appropriate, with the aim to benchmark their performance for the purpose of lowering cost and adopting best practices for the ultimate benefit of Star Bulk and its shareholders.

        Under an agreement dated May 4, 2007, Star Bulk appointed Combine Marine, Inc., or Combine, a company affiliated with Mr. Tsirigakis, Mr. Pappas and Mr. Christo Anagnostou, as interim manager of the vessels in the initial fleet. Under the agreement, Combine will provide interim technical management and associated services to the vessels as from their delivery to Star Bulk, and further provide such services and shore personnel so as to effect the smooth delivery of the vessels to Star Bulk in exchange for a flat fee of $10,000 per vessel prior to delivery and at a daily fee of $450 per vessel during the term of the agreement. Combine is entitled to be reimbursed at cost by Star Bulk for any and all expenses incurred by them in the management of the vessels, but shall provide Star Bulk the full benefit of all discounts and rebates enjoyed by them. The term of the agreement is one from the date of delivery of each vessel. Either party may terminate the agreement upon thirty days' notice.

        In February, 2007, TMT entered into one year time charters with Star Bulk for both the C Duckling, to be renamed Star Gamma and the Mommy Duckling, to be renamed Star Iota, at a daily charterhire rates of $28,500 and $18,000 respectively. The charters include terms which are standard for the industry and are subject to early termination in a number of circumstances including nonpayment and the unlawful operation of the vessels.

        Star Bulk's Chief Executive Officer and President has 28 years of experience in the shipping industry and extensive experience in heading a third-party technical management company. Star Bulk Management will monitor the performance of the sub-managers via its own personnel.

Crewing

        Star Bulk Management will be responsible for recruiting, either directly or through a technical manager or a crew manager, the senior officers and all other crew members for the vessels in our fleet. Star Bulk Management will have the responsibility to ensure that all seamen have the qualifications and licenses required to comply with international regulations and shipping conventions, and that the vessels are manned by experienced and competent and trained personnel. Star Bulk Management will also be responsible for ensuring that seafarers' wages and terms of employment conform to international standards or to general collective bargaining agreement to allow unrestricted worldwide trading of the vessels.

Vessel Employment

        Star Bulk intends to employ its vessels under period time charters and in the spot market. A vessel trading in the spot market may be employed under a voyage charter or a time charter of short duration, generally less than three months. Star Bulk may, in the future, employ vessels under bareboat charter or in drybulk carrier pools.

        TMT agreed to procure charters for six of the eight vessels in the initial fleet of Star Bulk under the terms of the Asset Acquisition. TMT procured charters for five of the eight vessels in the initial fleet with third party charterers, which will be novated to Star Bulk. Two of the vessels in the initial fleet will be chartered to TMT and one vessel will be operated in the spot market.

        A period time charter is a contract to charter a vessel for an agreed period of time at a set daily rate. A voyage charter is a contract to carry a specific cargo for a per ton carry amount. Under voyage charters, Star Bulk would pay voyage expenses such as port, canal and fuel costs. Under period time charters, the charterer pays these voyage expenses. Under both types of charters, Star Bulk will pay for vessel operating expenses, which include crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs. Star Bulk will also be responsible for each vessel's intermediate drydocking and special survey costs. Alternatively, vessels can be chartered under "bareboat" contracts whereby the charterer is responsible for the vessel's maintenance and operations, as well as all voyage expenses.

        Vessels operating on period time charter provide more predictable cash flows, but can yield lower profit margins, than vessels operating in the spot market during periods characterized by favorable market conditions. Vessels operating in the spot market generate revenues that are less predictable but may enable Star Bulk to increase profit margins during periods of increasing drybulk rates. However, Star Bulk would then be exposed to the risk of declining drybulk rates, which may be higher or lower than the rates at which Star Bulk chartered its vessels. Star Bulk will constantly evaluate opportunities for period time charters, but only expects to enter into additional period time charters if Star Bulk can obtain contract terms that satisfy its criteria. Star Bulk may from time to time utilize forward freight agreements that enable Star Bulk to enter into contractual obligations to sell the spot charter forward and thereby reduce Star Bulk's exposure to a potential deterioration of the charter market.

Directors and Executive Officers

        Set forth below are the names, ages and positions of Star Bulk's directors, executive officers and key employees immediately following the effective date of the Redomiciliation Merger. The board of directors is elected annually on a staggered basis, and each director elected holds office until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Officers are elected from time to time by vote of Star Bulk's board of directors and hold office until a successor is elected.

Name	Age	Position
Prokopios (Akis) Tsirigakis*	51	Chief Executive Officer, President and Class C Director
George Syllantavos*	42	Chief Financial Officer, Secretary and Class C Director
Petros Pappas	53	Non-executive Co-Chairman and Class A Director
Nobu Su	49	Non-executive Co-Chairman and Class A Director
Peter Espig	41	Class B Director
Koert Erhardt	50	Class B Director
Tom Søfteland	46	Class B Director

The term of Star Bulk's Class A directors expires in 2008, the term of Class B directors expires in 2009 and the term of Class C directors expires in 2010.

*
Current directors of Star Bulk.

        Prokopios (Akis) Tsirigakis is our Chief Executive Officer, President and director. He has been Star Maritime's Chairman of the Board, Chief Executive Officer and President since inception. Mr. Tsirigakis is experienced in ship management, ship ownership and overseeing new shipbuilding projects. Since November 2003, he has been the Joint Managing Director of Oceanbulk Maritime S.A., a dry cargo shipping company that has operated and managed vessels aggregating as much as 1.6 million deadweight tons of cargo capacity and which is part of the Oceanbulk Group of affiliated companies involved in the service sectors of the shipping industry. Since November 1998, Mr. Tsirigakis has been the Managing Director of Combine Marine Inc., a company which he founded that provides ship management services to third parties and which is part of the Oceanbulk Group. From 1991 to 1998, Mr. Tsirigakis was the Vice-President and Technical Director of Konkar Shipping Agencies S.A. of Athens, after having served as Konkar's Technical Director from 1984 to 1991, which at the time managed 16 drybulk carriers, multi-purpose vessels and tanker/combination carriers. From 1982 to 1984, Mr. Tsirigakis was the Technical Manager of Konkar's affiliate, Arkon Shipping Agencies Inc. of New York, a part of the Archirodon Construction Group. He is a member of the Technical Committee (CASTEC) of Intercargo, the International Association of Dry Cargo Shipowners, and of the Technical Committees of Classification Societies. Mr. Tsirigakis received his Masters and B.Sc. in Naval Architecture from The University of Michigan, Ann Arbor and has three years of seagoing experience. Mr. Tsirigakis formerly served on the board of directors of Dryships Inc., a company listed on the NASDAQ Global Market which provides international seaborne transportation services carrying various dry-bulk cargoes.

        George Syllantavos is our Chief Financial Officer, Secretary and director. He has also been Star Maritime's Chief Financial Officer, Secretary and a member of its board of directors since inception and its Secretary since December 2005. Since May 1999, he has been President and General Manager of Vortex Ltd., an aviation consulting firm specializing in strategic and fleet planning. From January 1998 to April 1999, he served as a financial advisor to Hellenic Telecommunications Organization S.A., where, on behalf of the Chief Executive Officer, he coordinated and led the company's listing on the New York Stock Exchange (NYSE:OTE) and where he had responsibilities for the strategic planning and implementation of multiple acquisitions of fixed-line telecommunications companies, including RomTelecom. Mr. Syllantavos served as a financial and strategic advisor to both the Greek Ministry of Industry & Energy (from June 1995 to May 1996) and the Greek Ministry of Health (from May 1996 to January 1998), where, in 1997 and 1998, he helped structure the equivalent of a US$700 million bond issuance for the payment of outstanding debts to the supplier of the Greek National Health System. From 1998 to 2004, he served as a member of the Investment Committee of Rand Brothers & Co., a small U.S. merchant banking firm, where he reviewed and analyzed more than 35 acquisition targets of small or medium sized privately-held manufacturing firms in the U.S. and internationally, of which he negotiated, structured and directed the acquisition of three such firms with transactions ranging in size from $7 million to $11 million. Mr. Syllantavos has a B.Sc. in Industrial Engineering from Roosevelt University and an MBA in Operations Management, International Finance and Transportation Management from Northwestern University (Kellogg).

        Petros Pappas will serve as a non-executive Co-Chairman of the board of directors of Star Bulk following the Redomiciliation Merger. He has been a member of Star Maritime's board of directors since inception. Throughout his career as a principal and manager in the shipping industry, Mr. Pappas has been involved in over 120 vessel acquisitions and disposals. In 1989, he founded Oceanbulk Maritime S.A., a dry cargo shipping company that has operated managed vessels aggregating as much as 1.6 million deadweight tons of cargo capacity. He also founded the Oceanbulk Group of affiliated companies, which are involved in the service sectors of the shipping industry. The Oceanbulk Group is comprised of Oceanbulk Maritime S.A., Interchart Shipping Inc., Oceanbulk Shipping and Trading S.A., Interchart Shipping Inc., Oceanbulk Shipping and Trading S.A., Oceanbulk S & P, Combine Marine Inc., More Maritime Agencies Inc., and Sentinel Marine Services Inc. Additionally, Mr. Pappas ranked among the top 25 Greek ship owners (by number of ocean going vessels) as evaluated by the U.S. Department of Commerce's 2004 report on the Greek shipping industry. Mr. Pappas has been a Director of the UK Defense Club, a leading insurance provider of legal defense services in the shipping industry worldwide, since January 2002, and is a member of the Union of Greek Shipowners (UGS). Mr. Pappas received his B.A. in Economics and his MBA from The University of Michigan, Ann Arbor.

        Nobu Su will serve as a non-executive Co-Chairman of the board of directors of Star Bulk following the Redomiciliation Merger. Since 2002, Mr. Nobu Su has served as Chief Executive Officer of TMT. Under the direction of Mr. Nobu Su, TMT has expanded its fleet to include drybulk carriers, very large crude carriers, cargo carriers, liquefied natural gas carriers, automobile carriers, and cement carriers. In addition to increasing the service capabilities of TMT, Mr. Nobu Su has transformed TMT into a global leader in the international shipping industry. Under his direction, TMT has emerged as one of the most successful participants in the global freight derivatives market (FFA market). Mr. Nobu Su graduated with a BSc in economics from Keio University in Japan.

        Peter Espig will serve as a director of Star Bulk following the Redomiciliation Merger. Mr. Espig is experienced in the analysis of investment opportunities, raising capital, deal sourcing and financial structuring. In August 2006, he founded and currently serves as CEO of Advance Capital Japan, a private equity and consulting firm focused on raising capital for mid-sized companies and pre-IPO investment and consulting. From 2005 to 2006, Mr. Espig served as Vice-President of the Principal Finance and Securitization Group and Asia Special Situations Group for Goldman Sachs Japan where he was responsible for sourcing and analyzing investment opportunities, balance sheet restructuring and IPO and exit preparations for various corporate and real estate investments. Prior to joining Goldman Sachs, Mr. Espig served from 2004 to 2005 as Vice-President of the New York private equity firm, Olympus Capital, where he participated in corporate restructurings, investment analysis and financing negotiations for both domestic and international investments. From 2003 to 2004, Mr. Espig worked as a leveraged finance, special situations banker for Shinsei bank where he participated in leverage buyouts and debt restructurings. In 1989, Mr. Espig received his B.A. from the University of British Columbia and in 2003, Mr. Espig received his MBA from Columbia Business School where he was honored as a Chazen Society International Scholar.

        Koert Erhardt will serve as a director of Star Bulk following the Redomiciliation Merger. He has been a member of Star Maritime's board of directors since inception. From September 2004 to

December 2004, he served as the Chief Executive Officer and a member of the board of directors of CC Maritime S.A.M., an affiliate of the Coeclerici Group, an international conglomerate whose businesses include shipping and transoceanic transportation of drybulk materials. From 1998 to September 2004, he served as General Manager of Coeclerici Armatori S.p.A. and Coeclerici Logistics S.p.A., affiliates of the Coeclerici Group, where he created a shipping pool that commercially managed over 130 vessels with a carrying volume of 72 million tons and developed the use of Freight Forward Agreement trading as a hedging mechanism to the pool's exposure and positions. From 1994 to 1998, he served as the General Manager of Bulkitalia, a prominent shipping concern which at the time owned and operated over 40 vessels. From 1990 to 1994, Mr. Erhardt served in various positions with Bulk Italia. From 1988 to 1990, he was the Managing Director and Chief Operating Officer of Nedlloyd Drybulk, the drybulk arm of the Nedlloyd Group, an international conglomerate whose interests include container ship liner services, tankers, oil drilling rigs, pipe laying vessels and ship brokering. Mr. Erhardt received his Diploma in Maritime Economics and Logistics from Hogere Havenen Vervoersschool (now Erasmus University), Rotterdam, and received his MBA International Executive Program at INSEAD, Fontainebleau, France. Mr. Erhardt has also studied at the London School of Foreign Trade.

        Tom Søfteland will serve as a director of Star Bulk following the Redomiciliation Merger. He has been a member of Star Maritime's the board of directors since inception. Since October 1996, he has been the Chief Executive Officer of Capital Partners A.S. of Bergen, Norway, a financial services firm that he founded and which specializes in shipping and asset finance. From 1990 to October 1996, he held various positions at Industry & Skips Banken, ASA, a bank specializing in shipping, most recently as its Deputy Chief Executive Officer. Mr. Søfteland received his B.Sc. in Economics from the Norwegian School of Business and Administration (NHH).

        Star Bulk's board of directors is divided into three classes with only one class of directors being elected in each year and following the initial term for each such class, each class will serve a three-year term. The term of office of the Class A directors, consisting of Petros Pappas and Nobu Su, will expire at Star Bulk's first annual meeting of stockholders. The term of office of the Class B directors, consisting of Koert Erhardt, Tom Søfteland and Peter Espig, will expire at the second annual meeting. The term of office of the Class C directors, consisting of Akis Tsirigakis and George Syllantavos, will expire at the third annual meeting.

  Corporate Governance Practices

        Star Bulk expects to certify to Nasdaq that its corporate governance practices are in compliance with, and are not prohibited by, the laws of the Marshall Islands. As a foreign private issuer, Star Bulk will be exempt from many of Nasdaq's corporate governance practices other than the requirements regarding the disclosure of a going concern audit opinion, submission of a listing agreement, notification of material non-compliance with Nasdaq corporate governance practices and the establishment and composition of an audit committee and a formal written audit committee charter. Star Bulk intends to comply with Nasdaq's corporate governance practices that are applicable to domestic corporations, except as set forth below. The practices that Star Bulk will follow in lieu of Nasdaq's corporate governance rules are as follows:

  •
  Star Bulk's board will be comprised of seven directors, two of whom shall be independent directors.

  •
  The audit committee of Star Bulk will be comprised of two members, each of whom shall be independent who will be responsible for reviewing our accounting controls and recommending to the board of directors the engagement of Star Bulk's outside auditors. The initial members of the audit committee will be Tom Søfteland (Chairman) and Koert Erhardt.

  •
  The compensation committee of Star Bulk will be comprised of three members, at least two of whom shall be independent directors who will be responsible for establishing executive officers' compensation and benefits. The initial members of Star Bulk's compensation committee will be George Syllantavos (Chairman), Tom Søfteland and Koert Erhardt.

  •
  The nomination and corporate governance committee of Star Bulk will be comprised of two members, each of whom shall be independent, who will be responsible for identifying and recommending potential candidates to become board members and recommending directors for appointment to board committees. Shareholders may also identify and recommend potential candidates to become board members in accordance with Star Bulk's bylaws. The initial members of the nominating and corporate governance committee will be Koert Erhardt (Chairman) and Tom Søfteland.

  •
  Consistent with Marshall Islands law requirements, in lieu of obtaining an independent review of related party transactions for conflicts of interests, Star Bulk's bylaws require any director who has a potential conflict of interest to identify and declare the nature of the conflict to the board of directors at the next meeting of the board of directors. Star Bulk's bylaws additionally provide that related party transactions must be approved by independent and disinterested directors.

  •
  In accordance with Marshall Islands law, Star Bulk will not be required to obtain shareholder approval if it chooses to issue additional securities.

  •
  As a foreign private issuer, Star Bulk is not required to solicit proxies or provide proxy statements to Nasdaq pursuant to Nasdaq corporate governance rules or Marshall Islands law. Consistent with Marshall Islands law and as provided in Star Bulk's bylaws, Star Bulk will notify its shareholders of meetings between 15 and 60 days before the meeting. This notification will contain, among other things, information regarding business to be transacted at the meeting. In addition, Star Bulk's bylaws provide that shareholders must give between 150 and 180 days advance notice to properly introduce any business at a meeting of the shareholders.

        Other than as noted above, Star Bulk will be in full compliance with all other applicable Nasdaq corporate governance standards.

Compensation of Directors and Executive Officers

        For the period ended December 31, 2006, no executives of Star Bulk received any compensation from Star Bulk. After the Redomiciliation Merger is effected, non-employee directors of Star Bulk will receive an annual cash retainer of $15,000, a fee of $1,000 for each board and committee meeting attended, including meetings attended telephonically. The chairman of the audit committee will receive an additional $7,500 per year and each chairman of Star Bulk's other standing committees will receive an additional $5,000 per year. In addition, each director will be reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Star Bulk does not have a retirement plan for its officers or directors.

Properties

        Star Bulk expects to lease office space in Athens, Greece.

Equity Incentive Plan

        Star Bulk has adopted an equity incentive plan, which Star Bulk refers to as the 2007 Equity Incentive Plan, under which officers, key employees, directors and consultants of Star Bulk and its subsidiaries will be eligible to receive options to acquire shares of common stock, stock appreciation rights, restricted stock and other stock-based or stock-denominated awards. Star Bulk has reserved a total of 2,000,000 shares of common stock for issuance under the plan, subject to adjustment for changes in capitalization as provided in the plan. The purpose of the 2007 Equity Incentive Plan is to encourage ownership of shares by, and to assist Star Bulk in attracting, retaining and providing incentives to, its officers, key employees, directors and consultants whose contributions to Star Bulk are or will be important to the success of Star Bulk and to align the interests of such persons with Star Bulk's stockholders. The various types of incentive awards that may be issued under the 2007 Equity Incentive Plan will enable Star Bulk to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

        The plan will be administered by Star Bulk's compensation committee, or such other committee of Star Bulk's board of directors as may be designated by the board to administer the plan. The plan permits grants of options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units and unrestricted stock.

        Under the terms of the plan, stock options and stock appreciation rights granted under the plan will have an exercise price per common share equal to the fair market value of a common share on the date of grant, unless otherwise determined by the plan administrator, but in no event will the exercise price be less than the fair market value of a common share on the date of grant. Options and stock appreciation rights will be exercisable at times and under conditions as determined by the plan administrator, but in no event will they be exercisable later than ten years from the date of grant.

        The plan administrator may grant shares of restricted stock and awards of restricted stock units subject to vesting and forfeiture provisions and other terms and conditions as determined by the plan administrator. Upon the vesting of a restricted stock unit, the award recipient will be paid an amount equal to the number of restricted stock units that then vest multiplied by the fair market value of a common share on the date of vesting, which payment may be paid in the form of cash or common shares or a combination of both, as determined by the plan administrator. The plan administrator may grant dividend equivalents with respect to grants of restricted stock units.

        Adjustments may be made to outstanding awards in the event of a corporate transaction or change in capitalization or other extraordinary event. In the event of a "change in control" (as defined in the plan), unless otherwise provided by the plan administrator in an award agreement, awards then outstanding shall become fully vested and exercisable in full.

        The Board may amend or terminate the plan and may amend outstanding awards, provided that no such amendment or termination may be made that would materially impair any rights, or materially increase any obligations, of a grantee under an outstanding award. Stockholder approval of plan amendments may be required in certain definitive, pre-determined circumstances if required by applicable rules of a national securities exchange or the SEC. Unless terminated earlier by the board of directors, the plan will expire ten years from the date on which the plan was adopted by the board of directors.

Employment and Consultancy Agreements

        Star Bulk Management has entered into an employment agreements with Mr. Prokopios Tsirigakis and George Syllantavos for work performed for Star Bulk after the consummation of the Redomiciliation Merger. Star Bulk has entered into separate consulting agreements with companies owned and controlled by Mr. Tsirigakis and Mr. Syllantavos respectively, for work performed for by them outside of Greece. Each of these agreements will have a term of three years unless terminated earlier in accordance with the terms of such agreements. Under their employment agreements, Mr. Tsirigakis and Mr. Syllantavos will each receive an annual base salary of €80,000 and €70,000 respectively, which is subject to increase based on annual review by the compensation committee of our board of directors. Under the consulting agreements, each company controlled by Mr. Tsirigakis and Mr. Syllantavos respectively, is expected to receive an annual consulting fee of €370,000 and €250,000. Mr. Tsirigakis and Mr. Syllantavos will also receive a discretionary bonus and additional incentive compensation as determined annually by the compensation committee of our board of directors. In addition to any grant of shares as part of the annual incentive compensation program, Mr. Tsirigakis and Mr. Syllantavos will receive 90,000 and 75,000 restricted shares of Star Bulk common stock which will vest in three equal installments on July 1, 2008, July 1, 2009 and July 1, 2010 respectively.

        Pursuant to the agreements, Mr. Tsirigakis and Mr. Syllantavos may engage in other business activities with companies in the international shipping industry provided that such companies are not publicly traded drybulk shipping companies. Mr. Tsirigakis and Mr. Syllantavos will be prohibited for a period of three months after the termination of their employment from participating in business activities with publicly traded companies in competition with Star Bulk unless they obtain Star Bulk's prior written consent.

        Additionally, Mr. Tsirigakis and Mr. Syllantavos are entitled to receive benefits under each of their employment agreements with Star Bulk as follows: (i) each is entitled to participate in benefit programs available to other senior executives of Star Bulk and its subsidiaries; (ii) each is entitled to reimbursement by Star Bulk for reasonable and necessary out-of pocket business expenses; (iii) each is entitled to reimbursement by Star Bulk, up to a maximum of €20,000, for legal fees and expenses related to the negotiation of their respective employment agreements; and (iv) each is eligible to receive stock options and other equity grants pursuant to the 2007 equity incentive plan.

        Mr. Tsirigakis and Mr. Syllantavos are also entitled to receive benefits under each of their consultancy agreements with Star Bulk as follows: (i) each is entitled to receive an annual discretionary bonus not less than €500,000; (ii) each is entitled to receive payment of a one-time sign-on bonus in the amount of €200,000; (iii) each is entitled reimbursement by Star Bulk, up to a maximum of €20,000, for legal fees and expenses related to the negotiation of their respective consulting agreements; (iv) each is eligible to receive stock options and other equity grants pursuant to the 2007 equity incentive plan; and (v) each is entitled to receive a monthly car allowance in the amount of €1,500.

Competition

        Star Bulk will operate in markets that are highly competitive and based primarily on supply and demand. Star Bulk will compete for charters on the basis of price, vessel location, size, age and condition of the vessel, as well as on its reputation. Star Bulk Management will arrange Star Bulk's charters (whether voyage charters, period time charters, bareboat charters or pools) through the use of brokers, who negotiate the terms of the charters based on market conditions. Star Bulk will compete primarily with other owners of drybulk carriers in the Capesize, Panamax, Handysize and Handymax sectors. Ownership of drybulk carriers is highly fragmented and is divided among state controlled and independent bulk carrier owners.

        Charters for Star Bulk's vessels are expected to be negotiated by Star Bulk Management utilizing a worldwide network of shipbrokers. These shipbrokers will advise Star Bulk Management on a continuous basis of the availability of cargo for any particular vessel. There may be several shipbrokers involved in any one charter. The negotiation for a charter typically begins prior to the completion of the previous charter in order to avoid any idle time. The terms of the charter are based on industry standards.

Environmental and Other Regulations

        Government regulation significantly affect the ownership and operation of Star Bulk's vessels. The vessels will be subject to international conventions, national, state and local laws and regulations in force in the countries in which Star Bulk's vessels may operate or are registered.

        A variety of governmental and private entities will subject Star Bulk's vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of registry) and charterers. Certain of these entities will require Star Bulk to obtain permits, licenses and certificates for the operation of its vessels. Failure to maintain necessary permits or approvals could cause Star Bulk to incur substantial costs or temporarily suspend operation of one or more of its vessels.

        Star Bulk believes that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the drybulk shipping industry. Increasing environmental concerns have created a demand for vessels that conform to stricter environmental standards. Star Bulk will be required to maintain operating standards for all of its vessels that emphasize operational safety, quality maintenance, continuous training of our officers and crews and compliance with United States and international regulations. Star Bulk believes that the operation of its vessels will be in substantial compliance with applicable environmental laws and regulations applicable to Star Bulk.

  International Maritime Organization.

        The United Nations' International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory's territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships to address air pollution from ships. Annex VI was ratified in May 2004, and became effective in May 2005. Annex VI set limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Our fleet has conformed to the Annex VI regulations. Additional or new conventions, laws and regulations may be adopted that could adversely affect Star Bulk's ability to operate its vessels.

        The operation of Star Bulk's vessels will also be affected by the requirements set forth in the ISM Code. The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or management company to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports. Each of Star Bulk's vessels is expected to be ISM Code-certified. However, there can be no assurance that such certification will be maintained indefinitely.

  The United States Oil Pollution Act of 1990

        The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States' territorial sea and its 200 nautical mile exclusive economic zone.

        Under OPA, vessel owners, operators, charterers and management companies are "responsible parties" and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels, including bunkers (fuel).

        OPA previously limited the liability of responsible parties for drybulk vessels to the greater of $600 per gross ton or $0.5 million (subject to possible adjustment for inflation). Amendments to OPA signed into law in July 2006 increased these limits on the liability of responsible parties for drybulk vessels to the greater of $950 per gross ton or $0.8 million. These limits of liability do not apply if an incident was directly caused by violation of applicable United States federal safety, construction or operating regulations or by a responsible party's gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

        Star Bulk expects to maintain for each of its vessel's pollution liability coverage insurance in the amount of $1 billion per incident. If the damages from a catastrophic pollution liability incident exceed its insurance coverage, it could have a material adverse effect on Star Bulk's financial condition and results of operations.

        OPA requires owners and operators of vessels to establish and maintain with the United States Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under the OPA. In December 1994, the Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton, which includes the OPA limitation on liability of $1,200 per gross ton and the U.S. Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance, or guaranty. The U.S. Coast Guard has indicated that it expects to adopt regulations requiring evidence of financial responsibility in amounts that reflect the higher limits of liability imposed by the July amendments to OPA, as described above.

        OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states, which have enacted such legislation, have not yet issued implementing regulations defining vessels owners' responsibilities under these laws. Star Bulk intends to comply in the future, with all applicable state regulations in the ports where its vessels call.

  Other Environmental Initiatives

        The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

        Although the United States is not a party thereto, many countries have ratified and currently follow the liability plan adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969, or the 1969 Convention. Under this convention, and depending on whether the country in which the damage results is a party to the 1992 Protocol to the International Convention on Civil Liability for Oil Pollution Damage, a vessel's registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Under an amendment that became effective in November 2003 for vessels of 5,000 to 140,000 gross tons (a unit of measurement for the total enclosed spaces within a vessel), liability is limited to approximately $6.75 million plus approximately $944.7 for each additional gross ton over 5,000. For vessels of over 140,000 gross tons, liability is limited to approximately $134.4 million. As the 1969 Convention calculates liability in terms of basket currencies, these figures are based on currency exchange rates on January 23, 2007. Under the 1969 Convention, the right to limit liability is forfeited where the spill is caused by the owner's actual fault; under the 1992 Protocol, a shipowner cannot limit liability where the spill is caused by the owner's intentional or reckless conduct. Vessels trading in jurisdictions that are parties to these conventions must provide evidence of insurance covering the liability of the owner. In jurisdictions where the 1969 Convention has not been adopted, including the United States, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to that convention. Star Bulk believes that its protection and indemnity insurance will cover the liability under the plan adopted by the IMO.

  Vessel Security Regulations

        Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives by United States authorities intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002 ("MTSA"), came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea ("SOLAS"), created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect in July 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created ISPS Code. Among the various requirements are:

  •
  on-board installation of automatic information systems ("AIS"), to enhance vessel-to-vessel and vessel-to-shore communications;

  •
  on-board installation of ship security alert systems;

  •
  the development of vessel security plans; and

  •
  compliance with flag state security certification requirements.

        The U.S. Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate ("ISSC") that attests to the vessel's compliance with SOLAS security requirements and the ISPS Code. Star Bulk's vessels will be in compliance with the various security measures addressed by the MTSA, SOLAS and the ISPS Code. Star Bulk does not believe these additional requirements will have a material financial impact on its operations.

  Inspection by Classification Societies

        The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention. Star Bulk's vessels are expected to be classed with a classification society that is a member of the International Association of Classification Societies.

        A vessel must undergo annual surveys, intermediate surveys, drydockings and special surveys. In lieu of a special survey, a vessel's machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Star Bulk's vessels are expected to be on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be drydocked every two to three years for inspection of the underwater parts of such vessel.

        If any vessel does not maintain its class and/or fails any annual survey, intermediate survey, drydocking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable. Any such inability to carry cargo or be employed, or any such violation of covenants, could have a material adverse impact on its financial condition and results of operations.

        At an owner's application, the surveys required for class renewal may be split according to an agreed schedule to extend over the entire period of class. This process is referred to as continuous class renewal.

        All areas subject to survey as defined by the classification society are required to be surveyed at least once per class period, unless shorter intervals between surveys are prescribed elsewhere. The period between two subsequent surveys of each area must not exceed five years.

        Most insurance underwriters make it a condition for insurance coverage and lending that a vessel be certified as "in class" by a classification society which is a member of the International Association of Classification Societies. Star Bulk's vessels are expected to be certified as being "in class" by a classification society that is a member of the International Association of Classification Societies.

Risk of Loss and Liability Insurance

  General

        The operation of any cargo vessel includes risks such as mechanical failure, physical damage, collision, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade. OPA, which imposes virtually unlimited liability upon owners, operators and demise charterers of any vessel trading in the United States exclusive economic zone for certain oil pollution accidents in the United States, has made liability insurance more expensive for ship owners and operators trading in the United States market. While Star Bulk believes that its expected insurance coverage is adequate, not all risks can be insured, and there can be no guarantee that any specific claim will be paid, or that it will always be able to obtain adequate insurance coverage at reasonable rates.

  Hull and Machinery Insurance

        Star Bulk expects to obtain marine hull and machinery and war risk insurance, which includes the risk of actual or constructive total loss, for all of its vessels. The vessels will each be covered up to at least fair market value, with deductibles in amounts of approximately $100,000 to $150,000.

        Star Bulk will arrange, as necessary, increased value insurance for its vessels. With the increased value insurance, in case of total loss of the vessel, Star Bulk will be able to recover the sum insured under the increased value policy in addition to the sum insured under the hull and machinery policy. Increased value insurance also covers excess liabilities which are not recoverable in full by the hull and machinery policies by reason of under insurance. Star Bulk expects to maintain loss of hire insurance for certain of its vessels. Loss of hire insurance covers business interruptions that result in the loss of use of a vessel.

  Protection and Indemnity Insurance

        Protection and indemnity insurance is expected to be provided by mutual protection and indemnity associations, or P&I Associations, which will cover Star Bulk's third-party liabilities in connection with its shipping activities. This includes third-party liability and other related expenses of injury or death of crew, passengers and other third parties, loss or damage to cargo, claims arising from collisions with other vessels, damage to other third-party property, pollution arising from oil or other substances, and salvage, towing and other related costs, including wreck removal. Protection and indemnity insurance is a form of mutual indemnity insurance, extended by protection and indemnity mutual associations.

        Star Bulk's protection and indemnity insurance coverage for pollution is expected to be $1 billion per vessel per incident. The 13 P&I Associations that comprise the International Group insure approximately 90% of the world's commercial tonnage and have entered into a pooling agreement to reinsure each association's liabilities. Each of Star Bulk's vessels will be entered with P&I Associations of the International Group. Under the International Group reinsurance program, each P&I club in the International Group is responsible for the first $7.0 million of every claim. In every claim the amount in excess of $7.0 million and up to $50.0 million is shared by the clubs under a pooling agreement. In every claim the amount in excess of $50.0 million is reinsured by the International Group under the General Excess of Loss Reinsurance Contract. This policy currently provides an additional $3.0 billion of coverage. Claims which exceed this amount are pooled by way of "overspill" calls. As a member of a P&I Association, which is a member of the International Group, Star Bulk will be subject to calls payable to the associations based on its claim records as well as the claim records of all other members of the individual associations, and members of the pool of P&I Associations comprising the International Group. The P&I Associations' policy year commences on February 20th. Calls are levied by means of Estimated Total Premiums (ETP) and the amount of the final installment of the ETP varies according to the actual total premium ultimately required by the club for a particular policy year. Members have a liability to pay supplementary calls which might be levied by the board of directors of the club if the ETP is insufficient to cover amounts paid out by the club.

Legal Proceedings

        Star Bulk is not currently a party to any material lawsuit that, if adversely determined, would have a material adverse effect on its financial position, results of operations or liquidity.

Exchange Controls

        Under Marshall Island law, there are currently no restrictions on the export or import of capital, including foreign exchange controls or restrictions that affect the remittance of dividends, interest or other payments to non-resident holders of Star Bulk's shares.

Star Bulk Principal Shareholders

        Star Bulk was formed under the laws of the Republic of the Marshall Islands on December 13, 2006. Star Bulk is a wholly-owned subsidiary of Star Maritime. Concurrently with the Redomiciliation Merger, Star Bulk will issue 12,537,645 shares of common stock to TMT in respect of the stock consideration portion of the aggregate purchase price for the vessels in the initial fleet. Under certain definitive, pre-determined circumstances, Star Bulk may issue up to an additional 1,606,962 shares of common stock to TMT. See "Acquisition Agreements—Purchase Price.

        The following table presents, as of the date of the proposed Redomiciliation Merger, certain information regarding (1) the beneficial owners of more than 5% of Star Bulk's common stock and (2) the total amount of common stock beneficially owned by all of our directors and executive officers as a group, based on the share ownership of Star Maritime as of August 21, 2007.

							Shares Beneficially Owned Following Issuance of Additional Stock Assuming 32.99999% of Shareholders Redeem(2)(3)(10)
	Shares Beneficially Owned Following the Redomiciliation Merger Assuming No Shareholders Redeem(2)(3)(10)		Shares Beneficially Owned Following Issuance of Additional Stock Assuming No Shareholders Redeem(2)(3)(10)		Shares Beneficially Owned Following Redomiciliation Merger if 32.99999% of Shareholders Redeemed(2)(3)(10)
Name
	Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage
Prokopios (Akis) Tsirigakis(1)(10)	4,357,392	10.2%	4,357,392	9.8%	4,357,392	12.1%	4,357,392	11.6%
George Syllantavos(1)(10)	1,669,039	3.9%	1,669,039	3.7%	1,669,039	4.6%	1,669,039	4.4%
Christo Aragnostou(1)	116,108	0.3%	116,108	0.3%	116,108	0.3%	116,108	0.3%
Niko Nikiforos(1)	116,108	0.3%	116,108	0.3%	116,108	0.3%	116,108	0.3%
Petros Pappas(1)(10)	4,547,873	10.7%	4,547,873	10.3%	4,547,873	12.6%	4,547,873	12.1%
Koert Erhardt(1)(10)	390,269	0.9%	390,269	0.9%	390,269	1.1%	390,269	1.0%
Tom Softeland(1)	145,135	0.3%	145,135	0.3%	145,135	0.4%	145,135	0.4%
Directors and executive officers as a group (7 individuals)(7)	10,159,424	23.8%	10,159,424	22.9%	10,159,424	28.1%	10,159,424	26.9%
Oceanwood Global Opportunities Master Fund(5)	2,732,226	6.4%	2,732,226	6.2%	2,732,226	7.6%	2,732,226	7.2%
The Baupost Group L.L.C.(9)	2,845,200	6.7%	2,845,200	6.4%	2,845,200	7.9%	2,845,200	7.5%
Fir Tree Recovery(4)	736,970	1.7%	736,970	1.7%	736,970	2.0%	736,970	2.0%
Sapling, LLC(4)	2,112,630	4.9%	2,112,630	4.8%	2,112,630	5.9%	2,112,630	5.6%
TMT—Before Additional Stock(6)(8)	12,537,645	29.4%	12,537,645	28.3%	12,537,645	34.7%	12,537,645	33.3%
Additional Stock—Issued End of Year 1(8)	—	—	803,481	30.1%	—	—	803,481	35.4%
Additional Stock—Issued End of Year 2(8)	—	—	803,481	31.9%	—	—	803,481	37.5%

(1)
Unless otherwise indicated, the business address of each of the individuals is 40 Ag. Konstantinou Avenue, Aethrion Center, Suite B34, Maroussi 15124 Athens, Greece.

(2)
Includes shares of common stock issuable upon exercise of warrants that are exercisable within 60 days of effectiveness of the registration statement of which this prospectus is a part.

(3)
Our officers and directors have agreed to surrender to us for cancellation up to an aggregate of 200,000 shares in the event, and to the extent, stockholders exercise their right to redeem their shares for cash upon a business combination. The share amounts do not reflect any surrender of shares.

(4)
Derived from a joint filing of a Schedule 13G/A on February 14, 2006 filed by Sapling, LLC and Fir Tree Recovery. Fir Tree, Inc. is the investment manager of both Sapling LLC and Fir Tree Recovery. Jeffrey D. Tannenbaum exercises voting and investment control over the securities held of record by Sapling, LLC and Fir Tree Recovery.

(5)
Derived from a filing of a Schedule 13D/A on March 30, 2007 by Oceanwood Global Opportunities Master Fund. Christopher Gate exercises voting and investment control over the securities held of record by Oceanwood Global Opportunities Master Fund.

(6)
Shares being issued concurrently with the Redomiciliation Merger to TMT as agent for its subsidiaries.

(7)
Based on the current holdings of the officers, directors and 5% holders of Star Maritime as of the date of the proposed Redomiciliation Merger.

(8)
If certain revenue targets are achieved, Star Bulk will issue up to an aggregate of 1,606,962 additional shares of the Star Bulk's common stock to TMT. Mr. Nobu Su, the non-executive Co-Chairman of our board of directors exercises voting and investment control over the securities held of record by TMT.

(9)
Derived from a filing of a Schedule 13G on February 13, 2007 by The Baupost Group, L.L.C. Seth A. Klarman exercises voting and investment control over the securities held of record by The Baupost Group, LLC.

(10)
Includes 1,132,500 warrants included in the private placement of units purchased by management prior to the initial public offering: Prokopios (Akis) Tsirigakis—350,000; George Syllantavos—132,500; Petros Pappas—600,000; Koert Ehrhardt—50,000.

 STAR BULK SUMMARY FINANCIAL INFORMATION

        Because Star Bulk was incorporated on December 13, 2006, and has no operating history, Star Bulk does not have any historical financial statements for any period other than a balance sheet as of February 5, 2007, which is included later in this joint proxy statement/prospectus.

As of February 5, 2007
(Expressed in U.S. dollars, except for share and per share data)
Assets
Current assets:
Cash and cash equivalents	$1,000

Total current assets	1,000

Total assets	$1,000

Liabilities and Shareholders' Equity
Commitments and contingencies (Note 4)	—
Shareholders' Equity
Common stock (100,000,000 shares authorized, par value $0.01 per share, 500 issued and outstanding)	5
Preferred stock (25,000,000 shares authorized, par value $0.01 per share, none issued and outstanding)
Paid-in capital	995
Total shareholders' equity	1,000

Total liabilities and shareholders' equity	$1,000

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION OF STAR BULK CARRIERS CORP.

        The following is a discussion of Star Bulk's financial condition and results of operations from the date of inception of its corporate existence, December 13, 2006, through February 5, 2007. You should read the following discussion and analysis together with our financial statements and related notes included elsewhere in this prospectus. This discussion includes forward-looking statements which, although based on assumptions that we consider reasonable, are subject to risks and uncertainties which could cause actual events or conditions to differ materially from those currently anticipated and expressed or implied by such forward-looking statements. For a discussion of some of those risks and uncertainties, read the sections entitled "Forward Looking Statements" and "Risk Factors.'

Overview

        Star Maritime intends to merge with and into its wholly-owned subsidiary, Star Bulk, with Star Bulk as the surviving corporation. Star Bulk has entered into definitive agreements to acquire a fleet of eight drybulk carriers from certain wholly-owned subsidiaries of TMT, a global shipping company with management headquarters in Taiwan. Star Bulk's acquisition of the eight drybulk carriers from TMT is contingent upon the approval and consummation of the Redomiciliation Merger. Star Maritime has also entered into related agreements with TMT in connection with the acquisition of the vessels. Following the Redomiciliation Merger, Star Maritime will be merged out of existence and Star Bulk will be governed by the laws of the Republic of the Marshall Islands and, pursuant to separate definitive agreements, Star Bulk will acquire the vessels in its initial fleet from wholly-owned subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk. Star Bulk intends to drawdown amounts under its credit facility sufficient to fund the balance of the cash portion of the aggregate purchase price of the vessels in the initial fleet to the extent that funds in the Trust Account are used to pay redeeming stockholders. Following the acquisition of the eight drybulk carriers, Star Bulk expects to have working capital of approximately $1.6 million.

        TMT has undertaken to procure the employment of five of the eight vessels under time charters with first class charterers, subject to such minimum terms and aggregate targeted daily time charter hire rates as provided in the agreements and upon standard industry terms for employment of the vessels. Each time charter will be novated to Star Bulk upon delivery of the relevant vessel. TMT has also agreed to procure the time charters with third party charterers or, in the case of the Panamax vessel and, one of the Supramax vessels, with a TMT affiliate as charterer. If the aggregate target daily time charter hire rate is not achieved, TMT has agreed to pay Star Bulk the difference between the aggregate daily hire rate fixed by TMT for the vessels under the time charters and the agreed aggregate minimum daily time charter hire rate. One vessel will be operated in the spot market.

        Star Bulk intends to pay a dividend, which it estimates will be in the amount of $0.325 per common share, for its first full operating quarter. Star Bulk intends to pay a partial dividend in November 2007 which it estimates will be in an amount of $0.325 per common share pro rated for the number of ownership days during the third quarter of 2007. Please read "Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses."

        Star Bulk believes that developments in the seaborne transportation industry, including the drybulk sector, have created opportunities to acquire vessels and employ them at attractive fixed rate period charters that will generate steady cash flows and provide long-term shareholder value. We further believe that investing in different sectors of the seaborne transportation industry by acquiring vessels that operate in diverse geographical areas carrying a wide range of commodities enables us to lower our dependence on any one shipping sector to seek to generate revenues and find attractive acquisition opportunities. In the future we will review and consider acquisition opportunities and chartering strategies in a number of sectors described under the heading "The International Dry Bulk Shipping Industry" in order to identify and consummate transactions that we believe enhance shareholder value. Please read "Distinguishing Factors and Business Strategy."

Vessel Management

        Star Bulk believes that its director's and executive officers' long experience in third-party technical management of drybulk carriers will enable Star Bulk to establish cost-efficient operations. Star Bulk intends to actively monitor and control vessel operating expenses while maintaining high quality of its fleet through regular inspection, maintenance programs, high standards of operation, vessel technical condition, safety and environmental protection through comprehensive planned maintenance systems, preventive maintenance programs and by retaining and training qualified crew members. Star Bulk Management will be responsible for the management of the vessels. Star Bulk Management's responsibilities include, inter alia, locating, purchasing, financing and selling vessels, deciding on capital expenditures for the vessels, paying vessels' taxes, negotiating charters for the vessels, managing the mix of various types of charters, developing and managing the relationships with charterers and the operational and technical management of the vessels. Technical management includes maintenance, drydocking, repairs, insurance, regulatory and classification society compliance, arranging for and managing crews, appointing technical consultants and providing technical support.

        Under an agreement dated May 4, 2007, Star Bulk appointed Combine Marine, Inc., or Combine, a company affiliated with Mr. Tsirigakis, Mr. Pappas and Mr. Christo Anagnostou, as interim manager of the vessels in the initial fleet. Under the agreement, Combine will provide interim technical management and associated services to the vessels as from their delivery to Star Bulk, and further provide such services and shore personnel so as to effect the smooth delivery of the vessels to Star Bulk in exchange for a flat fee of $10,000 per vessel prior to delivery and at a daily fee of $450 per vessel during the term of the agreement.

Charters

        Star Bulk expects to generate revenues by charging customers for the transportation of drybulk cargoes using its vessels.

        All of Star Bulk's vessels, with the exception of the Star Beta that will operate in the spot charter market, will be under medium- to long-term charters with terms of one to three years with an average of approximately one and a half years and provide for fixed semi-monthly payments in advance which Star Bulk expects to commence immediately upon their delivery to Star Bulk. Star Bulk believes that these charters will provide it with high fleet utilization and relatively stable revenues. Star Bulk may in the future pursue other market opportunities for its vessels to capitalize on favorable market conditions, including entering into short-term time and voyage charters, pool arrangements or bareboat charters. For a description of Star Bulk's charter arrangements, please read "Information Concerning Star Bulk Carriers Corp.—Star Bulk's Fleet."

Lack of Historical Operating Data for Vessels Before their Acquisition

        Consistent with shipping industry practice, other than inspection of the physical condition of the vessels and examinations of classification society records, there is no historical financial due diligence process when Star Bulk acquires vessels. Accordingly, Star Bulk does not obtain the historical operating data for the vessels from the sellers because that information is not material to its decision to make acquisitions. Generally, vessels are sold under a standardized agreement, which, among other things, provides the buyer with the right to inspect the vessel and the vessel's classification society records. The standard agreement does not give the buyer the right to inspect, or receive copies of, the historical operating data of the vessel. Prior to the delivery of a purchased vessel, the seller typically removes from the vessel all records, including past financial records and accounts related to the vessel. In addition, the technical management agreement between the seller's technical manager and the seller is automatically terminated and the vessel's trading certificates are revoked by its flag state following a change in ownership.

        Consistent with shipping industry practice, Star Bulk treats the acquisition of a vessel (whether acquired with or without charter) as the acquisition of an asset rather than a business. Star Bulk has agreed to acquire six vessels with time charters and may, in the future, acquire some vessels with or without time charters. Where a vessel has been under a voyage charter, the vessel is delivered to the buyer free of charter, and it is rare in the shipping industry for the last charterer of the vessel in the hands of the seller to continue as the first charterer of the vessel in the hands of the buyer. In most cases, when a vessel is under time charter and the buyer wishes to assume that charter, the vessel cannot be acquired without the charterer's consent and the buyer's entering into a separate direct agreement with the charterer to assume the charter. The purchase of a vessel itself does not transfer the charter, because it is a separate service agreement between the vessel owner and the charterer. Consistent with shipping industry practice, vessels are delivered debt-free, whether or not they had previously been mortgaged.

        Star Bulk will take the following steps before an acquired vessel commences operations, which substantially eliminate any continuity with operations prior to the vessel's acquisition:

  •
  register the vessel under a new flag state and perform the related inspections;

  •
  put in place new commercial management, with a different marketing system and sales force;

  •
  put in place new financing arrangements and/or senior debt with the vessels as collateral;

  •
  negotiate and enter into a new technical management agreement;

  •
  change the name of the vessel and the formal markings of the vessel;

  •
  arrange for new crew for the vessel;

  •
  replace all hired equipment on board, such as gas cylinders and communication equipment;

  •
  negotiate and enter into new insurance contracts for the vessel through Star Bulk's own insurance brokers;

  •
  obtain new trading certificates for the vessel from the flag state;

  •
  implement a new confidential and proprietary security system for the vessel under the new owner;

  •
  implement a new planned maintenance program for the vessel; and

  •
  ensure that the new technical manager obtains new certificates for compliance with the safety and vessel security regulations of the flag state.

Discussion of the Business of Star Bulk

        The following discussion is intended to help you understand how acquisitions of vessels affect Star Bulk's business and results of operations. Star Bulk's business will be comprised of the following main elements:

  •
  employment and operation of Star Bulk's drybulk carriers; and

  •
  management of the financial, general and administrative elements involved in the conduct of Star Bulk's business and ownership of the drybulk carriers.

        The employment and operation of Star Bulk's vessels require the following main components:

  •
  vessel maintenance and repair;

  •
  crew selection and training;

  •
  vessel spares and stores supply;

  •
  contingency response planning;

  •
  onboard safety procedures and auditing;

  •
  onboard security procedures and auditing;

  •
  accounting;

  •
  vessel insurance arrangement;

  •
  vessel chartering;

  •
  vessel hire management;

  •
  vessel surveying; and

  •
  vessel performance monitoring.

        The management of financial, general and administrative elements involved in the conduct of Star Bulk's business and ownership of its vessels requires the following main components:

  •
  management of Star Bulk's financial resources, including banking relationships, i.e., administration of bank loans and bank accounts;

  •
  management of Star Bulk's accounting system and records and financial reporting;

  •
  administration of the legal and regulatory requirements affecting Star Bulk's business and assets; and

  •
  management of the relationships with Star Bulk's service providers and customers.

        The principal factors that affect Star Bulk's profitability, cash flows and shareholders' return on investment include:

  •
  rates and periods of charter hire;

  •
  levels of vessel operating expenses;

  •
  depreciation expenses;

  •
  financing costs;

  •
  off-hire periods, if any; and

  •
  cost and duration of dry dockings.

        As of the date of this prospectus we have no revenues and we will only produce revenues after the redomiciliation merger which will be reduced by our administrative, operational and other expenses.

Factors Affecting Star Bulk's Future Results of Operations

        Star Bulk's revenues will consist of revenues from employment of the vessels under time charters and spot charters. Star Bulk may, in the future, employ vessels under bareboat charters or in drybulk carrier pools. Star Bulk believes that the important measures for analyzing trends in the results of operations consist of the following:

        Ownership days.    Star Bulk defines ownership days as the total number of calendar days in a period during which each vessel in the fleet was owned by Star Bulk. Ownership days are an indicator of the size of the fleet over a period and affect both the amount of revenues and the amount of expenses that we record during that period.

        Available days.    Star Bulk defines available days as the number of ownership days less the aggregate number of off hire days associated with major repairs, dry-dockings or special or intermediate surveys. The shipping industry uses available days to measure the number of ownership days in a period during which vessels should be capable to generate revenues.

        Voyage days.    Star Bulk defines voyage days as the total number of available days less the aggregate number of days that our vessels are off-hire due to any reason, including unforeseen circumstances other than off-hire days associated with major repairs, dry dockings or special or intermediate surveys. The shipping industry uses voyage days to measure the number of days in a period during which vessels actually generate revenues.

        Fleet utilization.    We will calculate fleet utilization by dividing the number of voyage days during a period by the number of ownership days during that period. The shipping industry uses fleet utilization to measure a company's efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off hire for any reason including scheduled repairs, vessel upgrades, dry-dockings or special or intermediate surveys.

        Charter Contracts. A time charter is a contract for the use of a vessel for a specific period of time during which the charterer pays substantially all of the voyage expenses, including port and canal charges, and bunkers expenses, but the vessel owner pays the vessel operating expenses and commissions on gross voyage revenues. In the case of a spot market charter, the vessel owner pays both voyage expenses (less specified amounts, if any, covered by the voyage charterer), commissions on gross revenues and vessel operating expenses. Time charter rates are usually fixed during the term of the charter. Prevailing time charter rates fluctuate on a seasonal and year to year basis and may be substantially higher or lower from a prior time charter contract when the subject vessel is seeking to renew that prior charter or enter into a new charter with another charterer. Fluctuations in charter rates are caused by imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport these cargoes. Fluctuation in time charter rates are influenced by changes in spot charter rates.

Revenues

Voyage Revenues

        Voyage revenues are driven primarily by the number of vessels in our fleet, the number of voyage days and the amount of daily charterhire, or time charter equivalent, that our vessels earn under charters, which, in turn, are affected by a number of factors, including our decisions relating to vessel acquisitions and disposals, the amount of time that we spend positioning our vessels, the amount of time that our vessels spend in dry-dock undergoing repairs, maintenance and upgrade work, the age, condition and specifications of our vessels, levels of supply and demand in the seaborne transportation market and other factors affecting spot market charter rates for vessels.

        Vessels operating on time charters for a certain period of time provide more predictable cash flows over that period of time, but can yield lower profit margins than vessels operating in the spot charter market during periods characterized by favorable market conditions. Vessels operating in the spot charter market generate revenues that are less predictable but may enable us to capture increased profit margins during periods of improvements in charter rates although we are exposed to the risk of declining vessel rates, which may have a materially adverse impact on our financial performance. If we employ vessels on period time charters, future spot market rates may be higher or lower than the rates at which we have employed our vessels on period time charters.

Time Charter Equivalent (TCE)

        A standard maritime industry performance measure used to evaluate performance is the daily time charter equivalent, or daily TCE. Daily TCE revenues are voyage revenues minus voyage expenses divided by the number of voyage days during the relevant time period. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by a charterer under a time charter, as well as commissions. We believe that the daily TCE neutralizes the variability created by unique costs associated with particular voyages or the employment of vessels on time charter or on the spot market and presents a more accurate representation of the revenues generated by our vessels.

Vessel Operating Expenses

        Vessel operating expenses include crew wages and related costs, the cost of insurance and vessel registry, expenses relating to repairs and maintenance, the costs of spares and consumable stores, tonnage taxes, regulatory fees, technical management fees and other miscellaneous expenses. Other factors beyond Star Bulk's control, some of which may affect the shipping industry in general, including, for instance, developments relating to market prices for crew wages and insurance, may also cause these expenses to increase. Technical vessel managers will establish an operating expense budget for each vessel and perform the day-to-day management of the vessels. Star Bulk Management will monitor the performance of each of the technical vessel managers by comparing actual vessel operating expenses with the operating expense budget for each vessel. Star Bulk will be responsible for the costs of any deviations from the budgeted amounts.

        Under an agreement dated May 4, 2007, Star Bulk appointed Combine Marine, Inc., or Combine, a company affiliated with Mr. Tsirigakis, Mr. Pappas and Mr. Christo Anagnostou, as interim manager of the vessels in the initial fleet. Under the agreement, Combine will provide interim technical management and associated services to the vessels as from their delivery to Star Bulk, and further provide such services and shore personnel so as to effect the smooth delivery of the vessels to Star Bulk in exchange for a flat fee of $10,000 per vessel prior to delivery and at a daily fee of $450 per vessel during the term of the agreement.

Depreciation

        Star Bulk will depreciate its vessels on a straight-line basis over their estimated useful lives determined to be 25 years from the date of their initial delivery from the shipyard. Depreciation is based on cost less the estimated residual value.

General and Administrative Expenses

        Star Bulk will incur general and administrative expenses, including its onshore vessel related expenses such as legal and professional expenses. Star Bulk's general and administrative expenses also include payroll expenses, including those relating to its executive officers, and rent. Star Bulk expects general and administrative expenses to reflect the costs associated with running a public company including board of director costs, director and officer insurance, investor relations, registrar and transfer agent fees and increased legal and accounting costs related to compliance with the Sarbanes-Oxley Act of 2002, or SOX, and the acquisition of the initial fleet.

Financing Fees

        Star Bulk will defer financing fees and expenses incurred upon entering into its credit facility and will amortize them to interest and financing costs over the term of the underlying obligation using the effective interest method.

Special or Intermediate Survey and Drydocking Costs

        Star Bulk will capitalize the costs associated with the drydocks as they occur and amortize these costs on a straight line basis over the period between drydocks.

Results of Operations

        Star Bulk was incorporated on December 13, 2006, and has no operating history, Star Bulk does not have any historical financial statements for any period other than a balance sheet as of February 5, 2007, which is included earlier in this joint proxy statement/prospectus.

Liquidity and Capital Resources

        Star Bulk's working capital requirements relate to the operation of its fleet, including vessel operating expenses and debt service. Star Bulk's operating cash flows will be generated from charters arranged on its vessels, through its subsidiaries. Star Bulk's subsidiaries will have no existing restrictions for the transfer of funds to Star Bulk other than those included in the credit facility. Please read "Acquisition Financing". Star Bulk estimates that following the delivery of the vessels and taking into account generally expected market conditions, internally generated cash flow from its charters will be sufficient to fund its working capital requirements.

        Star Bulk has entered into a commitment letter with an international shipping lender that will, subject to the approval of the Redomiciliation Merger, provide Star Bulk with a credit facility of up to $120,000,000 with a minimum eight-year term and secured by the vessels that Star Bulk has agreed to acquire from TMT. Star Bulk intends to draw down approximately $40,000,000 under the credit facility to fund a portion of the cash consideration of the aggregate purchase price of the vessels in the initial fleet. Any excess un-drawn funds under the credit facility will be used for additional vessel acquisitions and to provide working capital.

Quantitative and Qualitative Disclosure of Market Risk

  Interest Rate Fluctuation

        On, May 10, 2007 Star Bulk entered into a commitment letter with Commerzbank AG indicating that its credit facility will bear the stated interest rate of LIBOR plus a margin ranging from 0.8% to 1.25%. Increasing interest rates could adversely affect Star Bulk's future profitability. Assuming that $120,000,000 is drawn down at July 31, 2007, a 100 basis point increase in LIBOR would result in an increase in interest expense of approximately $510,000 for the years ended December 31, 2007 and December 31, 2008. Star Bulk intends to limit its exposure to interest rate fluctuations under its credit facility by entering into interest rate swaps.

        The following table sets forth the sensitivity of our senior secured term loan to a 100 basis point increase in LIBOR for the period beginning July 31, 2007 through December 31, 2007 and the next five years on the same basis.

Year	Amount
2007	510,000
2008	1,220,000
2009	1,206,076
2010	1,021,556
2011	874,736
2012	765,389

Foreign Exchange Rate Risk

        Star Bulk will generate revenues in U.S. dollars but incur a portion of its vessel operating expenses and general and administrative costs in other currencies, primarily the Euro. Star Bulk will monitor trends in foreign exchange rates closely and actively manage its exposure to foreign exchange rates. Star Bulk will maintain foreign currency accounts and buy foreign currency forwards in anticipation of its future requirements in an effort to manage foreign exchange risk.

Capital Expenditures

        The aggregate purchase price for the vessels is $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock. The source of funds to complete the acquisition of the vessels will be funds in the Trust Account, together with borrowings under the new senior secured credit facility.

Inflation

        Management of Star Bulk does not consider inflation to be a significant risk to direct expenses in the current and foreseeable economic environment.

Off-balance sheet arrangements

        As of the date of this joint proxy statement/prospectus, Star Bulk does not have any off-balance sheet arrangements.

Contractual Obligations

        The following table presents our contractual obligations as of May 11, 2007, as adjusted to reflect the conclusion of (a) the purchase agreements to acquire our initial fleet, subject to the completion of this offering; (b) agreements with our vessel managers; and (c) our senior secured term loan to partially fund the acquisition of our initial fleet.

Payments due by period

Obligations	Total Amount	2007	2008	2009	2010	2011	2012
Vessel Purchase Agreements(1)	345,237,520	$345,237,520
Management Agreement(2)	1,397,600	630,800	766,800
Senior Secured Term Loan Principal Payments(3)	49,750,000	0	0	6,250,000	21,500,000	11,000,000	11,000,000
Interest Payments(4)	33,586,540	3,060,000	7,320,000	7,236,458	6,129,333	5,248,416	4,592,333

(1)
Pursuant to separate definitive agreements, Star Bulk will acquire the vessels in its initial fleet from wholly-owned subsidiaries of TMT for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk.

(2)
Pursuant to an agreement dated May 4, 2007, Combine Marine, Inc will act as interim manager of the vessels in the initial fleet. Under the agreement, Combine will provide technical management and associated services to the vessels as from their delivery to Star Bulk, and further provide such services and shore personnel so as to effect the smooth delivery of the vessels to Star Bulk.

(3)
Star Bulk has entered into a commitment letter with Commerzbank AG that will, subject to the approval of the Redomiciliation Merger, provide Star Bulk with a credit facility of up to $120,000,000 that will bear interest at LIBOR plus a margin at a minimum of 0.8% to a maximum of 1.25% secured by certain of the vessels in the initial fleet of Star Bulk.

(4)
Based on a maximum draw down of $120,000,000 on July 31, 2007 and LIBOR of 5.2% and margin of 0.8% for total interest of 6.0%.

Critical Accounting Policies

        Following the Redomiciliation Merger, management expects to make certain estimates and judgments in connection with the preparation of Star Bulk's financial statements, which will be prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, that affect the reported amount of assets and liabilities, revenues and expenses and related disclosure of contingent assets and liabilities at the date of Star Bulk's financial statements. Actual results may differ from these estimates under different assumptions or conditions.

        Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. Star Bulk has described below what it believes will be the most critical accounting policies that involve a high degree of judgment and the methods of their application.

        Impairment of long-lived assets.    Star Bulk will evaluate the carrying amounts and periods over which long-lived assets are depreciated to determine if events have occurred which would require modification to their carrying values or useful lives. In evaluating useful lives and carrying values of long-lived assets, Star Bulk will review certain indicators of potential impairment, such as undiscounted projected operating cash flows, vessel sales and purchases, business plans and overall market conditions. Star Bulk will determine undiscounted projected net operating cash flows for each vessel and compare it to the vessel carrying value. In the event that impairment occurred, Star Bulk would determine the fair value of the related asset and would record a charge to operations calculated by comparing the asset's carrying value to the estimated fair market value. Star Bulk estimates fair market value primarily through the use of third party valuations performed on an individual vessel basis.

        Depreciation.    Star Bulk will record the value of its vessels at their cost (which includes acquisition costs directly attributable to the vessel and expenditures made to prepare the vessel for its initial voyage) less accumulated depreciation. Star Bulk will depreciate its vessels on a straight-line basis over their estimated useful lives, estimated to be 25 years from date of initial delivery from the shipyard. Star Bulk believes that a 25-year depreciable life is consistent with that of other ship owners. Furthermore, Star Bulk estimates the residual values of its vessels to be $200 per light-weight ton which it believes is common in the dry bulk shipping industry. Depreciation is based on cost less the estimated residual scrap value. An increase in the useful life of the vessel or in the residual value would have the effect of decreasing the annual depreciation charge and extending it into later periods. A decrease in the useful life of the vessel or in the residual value would have the effect of increasing the annual depreciation charge.

        Drydocking costs.    Star Bulk's vessels will be required to be drydocked for major repairs and maintenance that cannot be performed while the vessel is operating approximately every 30 to 60 months. Star Bulk will capitalize the costs associated with the drydocks as they occur and amortize these costs on a straight line basis over the period between drydocks. Costs capitalized as part of the drydock include actual costs incurred at the drydock yard, cost of travel, lodging and subsistence of our personnel sent to the drydock site to supervise; and the cost of hiring a third party to oversee a drydock. Star Bulk believes that these criteria are consistent with GAAP guidelines and industry practice, and that its policy of capitalization reflects the economics and market values of the vessels.

        Revenue recognition.    Revenues will be generated from the hire that Star Bulk will receive under time or period charters, although Star Bulk may also generate revenues from freights in respect of voyage charters that Star Bulk may enter. Time charter revenues will be recorded over the term of the charter as service is provided. Under a voyager charter, the revenues will be recognized ratably over the duration of the voyage from load port to discharge port. The relevant voyage costs will be recognized as incurred. In applying this revenue recognition method, we believe that the load-to-discharge basis of calculating voyages more accurately estimates voyage results that the alternative load-to-load basis. Since, at the time of discharge, Star Bulk generally will know the next load port and expected load port, the discharge-to-discharge calculation of voyage revenues can be estimated with a greater degree of accuracy.

        Allowance for doubtful accounts.    Revenue is based on contracted charter parties and although our business will be with customers who Star Bulk believes to be of the highest standard, there is always the possibility of dispute over terms and payment of freight. In such circumstances, Star Bulk will assess the recoverability of amounts outstanding and Star Bulk will estimate a provision if there is a possibility of non-recoverability. Although Star Bulk believes our provisions to be based on fair judgment at the time of their creation, it is possible that an amount under dispute is not recovered and the estimated provision for doubtful recoverability is inadequate.

THE INTERNATIONAL DRY BULK SHIPPING INDUSTRY

        The information and data in this section relating to the international dry bulk shipping industry has been provided by Drewry Shipping Consultants (Drewry), and is taken from Drewry databases and other sources available in the public domain. Drewry has advised us that it accurately describes the international dry bulk shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented. Drewry's methodologies for collecting information and data, and therefore the information discussed in this section, may differ from those of other sources, and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the dry bulk shipping industry. The source of all tables and charts is Drewry unless otherwise indicated. Star Maritime has agreed to pay Drewry UK £15,000 for the information provided below.

Introduction

        The marine industry is a vital link in international trade, with oceangoing vessels representing the most efficient, and often the only means of transporting large volumes of basic commodities and finished products. Seaborne cargo is categorized as dry cargo or liquid cargo. Dry cargo includes dry bulk cargo, container cargo and non container cargo. Container cargo is shipped in 20 or 40 foot containers and includes a wide variety of finished products. Non-container cargo includes other dry cargo that cannot be shipped in a container due to size, weight or handling requirements, such as large manufacturing equipment or large industrial vehicles. Liquid cargo, includes crude oil, refined oil products, liquefied gases, chemicals and associated products, all of which are shipped in tankers.

        In 2006, approximately 4,505 million tons of dry cargo was transported by sea, of which dry bulk cargo accounted for 2,62 million tons. The following table presents the breakdown of the global trade by type of cargo in 2006:

World Seaborne Trade—2006*

	Tons (Millions)	% Total Seaborne Trade
All Cargo
Dry Cargo	4,508	55.4
Liquid Cargo	3,627	44.6
Total	8,135	100.0
Dry Cargo
Dry Bulk	2,765	34.0
Major Bulks	1,681	20.7
Coal	699	8.6
Iron Ore	723	8.9
Grain	262	3.2
Minor Bulks	1,081	13.3
Container Cargo	1,170	14.4
Non Container/General Cargo	573	7.0
Total	4,508	55.4

* Provisional
Source: Drewry

        Dry bulk cargo can be further defined as either major bulk cargo or minor bulk cargo, all of which is shipped in bulk carriers. Major bulk cargo includes, among other things, iron ore, coal and grain. Minor bulk cargo includes agricultural products, mineral cargo (including metal concentrates), cement, forest products and metal products. Dry bulk cargo is normally shipped in large quantities and can be easily stowed in a single hold with little risk of cargo damage.

Dry Bulk Shipping

Dry Bulk Carrier Demand

        The demand for dry bulk carriers is determined by the volume and geographical distribution of seaborne dry bulk trade, which in turn is influenced by trends in the global economy. During the 1980s and 1990s seaborne dry bulk trade increased by slightly more than 2% per annum. However, between 2000 and 2006, seaborne dry bulk trade has risen from 2,108 to 2,765 million tons, an increase of 31%.

        The following chart illustrates the changes in seaborne trade between the major and minor bulks in the period 2000 to 2006.

Dry Bulk Trade Development
(Million tons)

p=provisional
Source: Drewry

        Historically, certain economies have acted as the "primary driver" of dry bulk trade. In the 1990s Japan was the driving force, when buoyant Japanese industrial production stimulated demand for imported bulk commodities. More recently China has been the main driver behind the recent increase in seaborne dry bulk trade as high levels of economic growth have generated increased demand for imported raw materials. The following table illustrates China's gross domestic product growth rate compared to that of the United States and the world during the periods indicated.

GDP Growth
(% change)

Years	China	US	World
1981-1985	10.1	2.6	2.4
1986-1990	7.8	2.6	2.8
1991-1995	12	2.3	1.2
1996-2000	8.3	4.1	3.5
2001-2003	7.9	1.9	3.5
2004	10.1	3.9	5.3
2005	10.2	3.2	4.7
2006(p)	10.5	3.3	5.0

p = provisional
Source: Drewry

        In particular Chinese imports or iron ore alone increased from 55 million tons in 1999 to 271 million tons in 2005, which has generated much additional employment for the larger vessels in the dry bulk carrier fleet. In addition to coal and iron ore, Chinese imports of steel products have also increased sharply in the last five years, thereby creating additional demand for dry bulk carriers.

Chinese Iron Ore Imports
(Million Tonnes)

Year	Imports	% Change
2001	92.5	32.1
2002	111.3	20.3
2003	148.2	33.2
2004	208.1	40.4
2005	275.2	32.2
2006(p)	325.2	18.2

p = provisional
Source: Drewry

        The extent to which increases in dry bulk trade have affected demand for dry bulk carriers is shown in estimates of ton-mile demand. Ton-mile demand is calculated by multiplying the volume of cargo moved on each route by the distance of the voyage.

        The following table and chart below detail the changes in ton-mile demand for the primary dry bulk commodities.

Demand by Commodity
(Billion ton-miles)

	2000	2001	2002	2003	2004	2005	2006(p)
Iron ore	2,560	2,580	2,741	3,050	3,463	3,905	4,268
Coal	2,482	2,583	2,583	2,910	3,386	3,638	3,775
Grain	1,289	1,360	1,256	1,290	1,317	1,341	1,389
Other Minor Bulks	4,043	3,991	4,215	4,367	4,581	4,762	5,020
Total Demand	10,374	10,514	10,795	11,617	12,747	13,646	14,455
% Change	3.3%	1.3%	2.7%	7.6%	9.7%	7.1%	5.9%

p = provisional
Source: Drewry

Ton Mile Demand (Billion ton-miles)

        Between 2000 and 2006, ton-mile demand in the dry bulk sector increased by 39%, equivalent to an average annual increase of 5.68%. This is however above the long term growth rate in ton mile demand in the dry bulk sector and reflects the rise in long haul movements, especially for commodities such as iron ore. Indeed, total ton mile demand in the major bulks increased from 6,300 to 9,400 billion ton miles between 2000 and 2006, equivalent to an average annual increase of 6.84%.

Annual Changes (%) Dry Bulk Trade and Tonne Mile Demand

        Dry bulk carriers are one of the most versatile elements of the global shipping fleet in terms of employment alternatives. They seldom operate on round trip voyages and the norm is often triangular or multi-leg voyages. Hence, trade distances assume greater importance in the demand equation and increases in long haul shipments will have greater impact on overall vessel demand. The following map represents the major global dry bulk trade routes.

Major Dry Bulk Seaborne Trade Routes

Source: Drewry

        Demand for dry bulk carrier capacity is also affected by the operating efficiency of the global fleet. In recent years the growth in trade has led to port congestion, with ships at times being forced to wait outside port to either load or discharge due to limited supply of berths at major ports. This inefficiency has been a further factor contributing to the general tightness in the market.

        Seasonal variations in the commodity markets, including iron ore, steam coal and grain, can also have a further impact on demand for dry bulk carriers. For example, steam coal's link to the energy and electricity markets results in increased demand when power companies increase their stock in winter months and when refrigeration and air conditioning increase electricity demand in summer months.

Dry Bulk Carrier Supply

  The global dry bulk carrier fleet is divided into four categories based on a vessel's carrying capacity. These categories are:

  •
  Capesize. Capesize vessels have carrying capacities of more than 100,000 deadweight tons (dwt). These vessels generally operate along long haul iron ore and coal trade routes. Only the largest ports around the world possess the infrastructure to accommodate vessels of this size.

  •
  Panamax. Panamax vessels have a carrying capacity of between 60,000 and 100,000 dwt. These vessels carry coal, grains, and, to a lesser extent, minor bulks, including steel products, forest products and fertilizers. Panamax vessels are able to pass through the Panama Canal, making them more versatile than larger vessels.

  •
  Handymax/Supramax. Handymax vessels have a carrying capacity of between 30,000 and 60,000 dwt. Supramax vessels are a sub-category of the Handymax vessels typically having a carrying capacity between 50,000 and 60,000 dwt. These vessels operate on a large number of geographically dispersed global trade routes, carrying primarily grains and minor bulks. Vessels below 60,000 dwt are sometimes built with on-board cranes enabling them to load and discharge cargo in countries and ports with limited infrastructure.

  •
  Handysize. Handysize vessels have a carrying capacity of up to 30,000 dwt. These vessels carry exclusively minor bulk cargo. Increasingly, ships of this type operate on regional trading routes. Handysize vessels are well suited for small ports with length and draft restrictions that may lack the infrastructure for cargo loading and unloading.

        The following tables illustrate the size and breakdown of the global dry bulk fleet as of December 2006.

Dry Bulk Carrier Fleet—December 2006

	Current Fleet			Orderbook
Size ('000 dwt)	No.	Dwt (Million)	% of Total Fleet	Dwt (Million)	% of Fleet
Capesize (100+)	703	119.3	33%	37.1	31.1%
Panamax (60-100)	1,398	101.6	28%	20.3	20.0%
Handymax (30-60)	2,417	103.7	28%	22.8	22.0%
Handysize (10-30)	1,918	43.5	12%	1.9	4.4%
Total	6,436	368.0	100%	82.4	22.4

Source: Drewry

        The supply of dry bulk carriers is dependent on the delivery of new vessels from the orderbook and the removal of vessels from the global fleet, either through scrapping or loss. As of January 2007, the global dry bulk orderbook amounted to 82.4 million dwt, or 22.4 of the existing dry bulk carrier fleet.

Dry Bulk Carrier Orderbook—January 2007

	2007		2008		2009		2010		2011		2012		Grand Total
Sector
	No	000 Dwt	No	000 Dwt	No	000 Dwt	No	000 Dwt	No	000 Dwt	No	000 Dwt	No	000 Dwt
10-30,000	55	1,222	13	277	18	363	4	79					90	1,940
30-60,000	145	6,953	156	6,999	126	5,477	64	2,994	8	418			499	22,842
60-100,000	110	8,832	66	5,279	45	3,780	29	2,454					250	20,344
100-150,000			2	206				0					2	206
150,000+	52	9,962	41	8,199	45	9,847	35	7,115	9	1,726	1	200	183	37,049
Grand Total	362	26,970	278	20,959	234	19,466	132	12,642	17	2,144	1	200	1,024	82,380

Source: Drewry

        The number of ships removed from the fleet in any period is dependent upon prevailing market conditions, scrap prices in relation to current and prospective charter market conditions and the age profile of the existing fleet. Generally, as a vessel ages, its operational efficiency declines due to rising maintenance requirements to the point where it becomes unprofitable to keep the ship in operation. The following chart illustrates the age profile of the global dry bulk carrier fleet in December 2006.

Dry Bulk Carrier Age Profile—December 2006

Source: Drewry

        The average age at which a dry bulk carrier has been scrapped over the last five years has been 26 years. However, due to recent strength in the dry bulk shipping industry, over the last two years the average age at which dry bulk carriers have been scrapped has increased and a number of well-maintained vessels have continued to operate past the age of 30.

Dry Bulk Carrier Scrapping

	2000	2001	2002	2003	2004	2005	2006
Capesize— (Mdwt)*	0.6	0.5	1.0	0.3	0.1	0.1	0.3
Panamax—(Mdwt)*	0.7	1.9	1.2	0.5	0.1	0.2	0.5
Handymax—(Mdwt)*	1.5	1.5	0.9	1.1	0.0	0.2	0.4
Handysize—(Mdwt)*	1.2	1.4	1.6	0.6	0.1	0.1	0.4
Total Fleet (Mdwt)*	3.8	5.2	4.7	2.4	0.3	0.7	1.6

* Total fleet—end period
Source: Drewry

Charter Hire Rates

        Dry bulk carriers are employed in the market through a number of different chartering options. The general terms typically found in these types of contracts are described below.

  •
  A bareboat charter involves the use of a vessel usually over longer periods of time ranging up to several years. In this case, all voyage related costs, including vessel fuel, or bunker, and port dues as well as all vessel operating expenses, such as day-to-day operations, maintenance, crewing and insurance, transfer to the charterer's account. The owner of the vessel receives monthly charter hire payments on a per day basis and is responsible only for the payment of capital costs related to the vessel.

  •
  A time charter involves the use of the vessel, either for a number of months or years or for a trip between specific delivery and redelivery positions, known as a trip charter. The charterer pays all voyage related costs. The owner of the vessel receives semi-monthly charter hire payments on a per day basis and is responsible for the payment of all vessel operating expenses and capital costs of the vessel.

  •
  A single or spot voyage charter involves the carriage of a specific amount and type of cargo on a load-port to discharge-port basis, subject to various cargo handling terms. Most of these charters are of a single or spot voyage nature, as trading patterns do not encourage round voyage trading. The owner of the vessel receives one payment derived by multiplying the tons of cargo loaded on board by the agreed upon freight rate expressed on a per cargo ton basis. The owner is responsible for the payment of all expenses including voyage, operating and capital costs of the vessel.

  •
  A contract of affreightment, or COA, relates to the carriage of multiple cargoes over the same route and enables the COA holder to nominate different ships to perform individual voyages. Essentially, it constitutes a number of voyage charters to carry a specified amount of cargo during the term of the COA, which usually spans a number of years. All of the ship's operating, voyage and capital costs are borne by the ship owner. The freight rate normally is agreed on a per cargo ton basis.

        Charter hire rates fluctuate by varying degrees amongst the dry bulk carrier size categories. The volume and pattern of trade in a small number of commodities (major bulks) affect demand for larger vessels. Because demand for larger dry bulk vessels is affected by the volume and pattern of trade in a relatively small number of commodities, charter hire rates (and vessel values) of larger ships tend to be more volatile. Conversely, trade in a greater number of commodities (minor bulks) drives demand for smaller dry bulk carriers. Accordingly, charter rates and vessel values for those vessels are subject to less volatility.

        Charter hire rates paid for dry bulk carriers are primarily a function of the underlying balance between vessel supply and demand, although at times other factors, such as sentiment may play a role.

Furthermore, the pattern seen in charter rates is broadly mirrored across the different charter types and between the different dry bulk carrier categories.

        In the time charter market, rates vary depending on the length of the charter period and vessel specific factors such as age, speed and fuel consumption.

        In the voyage charter market, rates are influenced by cargo size, commodity, port dues and canal transit fees, as well as delivery and redelivery regions. In general, a larger cargo size is quoted at a lower rate per ton than a smaller cargo size. Routes with costly ports or canals generally command higher rates than routes with low port dues and no canals to transit. Voyages with a load port within a region that includes ports where vessels usually discharge cargo or a discharge port within a region that includes ports where vessels load cargo also are generally quoted at lower rates. This is because such voyages generally increase vessel utilization by reducing the unloaded portion (or ballast leg) that is included in the calculation of the return charter to a loading area.

        Within the dry bulk shipping industry, the charter hire rate references most likely to be monitored are the freight rate indices issued by the Baltic Exchange. These references are based on actual charter hire rates under charter entered into by market participants as well as daily assessments provided to the Baltic Exchange by a panel of major shipbrokers. The Baltic Panamax Index is the index with the longest history.

Baltic Exchange Freight Indices
(Index points)

The BSI replaced the BHMI on 03.01.06, although the index has been calculated since 01.07.05

Source: Baltic Exchange

        The following chart illustrates one-year time charter rates for Handysize, Handymax, Panamax and Capesize dry bulk carriers between 1996 and December 2006.

Time Charter Rates—1 Year
(US Dollars per day)

Source: Drewry

        In 2003 and 2004, rates for dry bulk carriers of all sizes strengthened appreciably in comparison to historical levels as vessel supply and demand were finely balanced. The main driver of this dramatic upsurge in charter rates was primarily the high level of demand for raw materials imported by China.

        During 2005 and the early part of 2006 rates were generally quite volatile, but towards the end of the year rates strengthened again in all size categories. Whilst rates remain volatile, it is important to note that they remain above historical long-term averages.

Vessel Prices

        Newbuilding prices are determined by a number of factors, including the underlying balance between shipyard output and capacity, raw material costs, freight markets and sometimes exchange rates. In the period 2003 to 2005 high levels of new ordering were recorded across all sectors of shipping. As a result, most of the major shipyards in Japan, South Korea and China have full orderbooks until the end of 2009.

        The following charts indicates the change in newbuilding prices for dry bulk carriers in the period from 1996. As can be seen newbuilding prices have increased significantly since 2003, due to tightness in shipyard capacity, high levels of new ordering and stronger freight rates.

Dry Bulk Carrier Newbuilding Prices
(Millions of US Dollars)

Source: Drewry

        In the secondhand market, the steep increase in newbuilding prices and the strength of the charter market have also affected values, to the extent that prices rose sharply in 2004/2005, before dipping in the early part of 2006, only to rise once more as the year came to a close.

Dry Bulk Carrier Secondhand Prices—5 Year Old Vessels
(Millions of US Dollars)

Source: Drewry

DIVIDEND POLICY OF STAR BULK

        Star Bulk currently intends to pay quarterly dividends to the holders of its common shares, in February, May, August and November, in amounts that will allow it to retain a portion of its cash flows to fund vessel or fleet acquisitions, and for debt repayment and other corporate purposes, as determined by its management and board of directors. The payment of dividends is not guaranteed or assured and may be discontinued at the sole discretion of Star Bulk's board of directors and may not be paid in the anticipated amounts and frequency set forth in this joint proxy statement/prospectus. Star Bulk's board of directors will continually review its dividend policy and make adjustments that it believes appropriate.

        Based upon and subject to the assumptions and forecasts included in the section "Star Bulk's Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses," Star Bulk intends to pay a dividend, which it estimates will be in the amount of $0.325 per common share, for its first full operating quarter. Star Bulk intends to pay a partial dividend in November 2007 which it estimates will be in an amount of $0.325 per common share pro rated for the number of ownership days during the third quarter of 2007. Please read "Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses."

        The timing and amount of dividend payments will be dependent upon Star Bulk's earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in its credit facility, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors. Star Bulk's ability to pay dividends will be limited by the amount of cash it can generate from operations, primarily the charter hire, net of commissions, received by Star Bulk under the charters for its vessels during the preceding calendar quarter, less expenses for that quarter, consisting primarily of vessel operating expenses (including management fees), general and administrative expenses, debt service, maintenance expenses and the establishment of any reserves as well as additional factors unrelated to its profitability. These reserves may cover, among other things, future dry-docking, repairs, claims, liabilities and other obligations, interest expense and debt amortization, acquisitions of additional assets and working capital.

        Because Star Bulk is a holding company with no material assets other than the shares of its subsidiaries which will directly own the vessels in Star Bulk's fleet, Star Bulk's ability to pay dividends will depend on the earnings and cash flow of its subsidiaries and their ability to pay dividends to Star Bulk. Star Bulk cannot assure you that, after the expiration or earlier termination of its charters, Star Bulk will have any sources of income from which dividends may be paid. If there is a substantial decline in the charter market, this would negatively affect Star Bulk's earnings and limit its ability to pay dividends. Please read "Risk Factors—Company Risk Factors Relating to the Surviving Corporation—Star Bulk may not pay dividends." In particular, Star Bulk's ability to pay dividends is subject to its ability to satisfy certain financial covenants that may be contained in the credit facility that Star Bulk expects to enter into.

 STATEMENT OF FORECASTED RESULTS OF OPERATIONS AND CASH AVAILABLE
FOR DIVIDENDS, RESERVES AND EXTRAORDINARY EXPENSES

        All of the information set forth below is for illustrative purposes only. The underlying assumptions may prove to be incorrect. Actual results will almost certainly differ, and the variations may be material. The information set forth below has not been prepared in accordance with United States generally accepted accounting principles. Star Bulk may have materially lower revenues, set aside substantial reserves or incur a material amount of extraordinary expenses. You should not assume or conclude that we will pay any dividends in any period.

        Star Bulk does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Star Bulk has prepared the prospective financial information set forth below to present the forecasted cash available for dividends, reserves, and extraordinary expenses during Star Bulk's first full operating quarter. The accompanying prospective financial information was not prepared to comply with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Star Bulk's management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Star Bulk. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy/prospectus are cautioned not to place undue reliance on the prospective financial information.

        Neither Star Bulk's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

        Star Bulk has prepared the forecasted financial information to present the cash that it expects to have available to it in the first full quarter after it completes the acquisition and delivery of the vessels in the initial fleet, which is referred to herein as Star Bulk's first full operating quarter, for:

  •
  dividends;

  •
  expenses and reserves for vessel upgrades, repairs and drydocking;

  •
  expenses and reserves for further vessel acquisitions;

  •
  principal payments on the new credit facility;

  •
  reserves required by lenders under Star Bulk's loan agreements; and

  •
  reserves as Star Bulk's board of directors may from time to time determine are required for contingent and other liabilities and general corporate purposes.

        Star Bulk calls these items "dividends, reserves and extraordinary expenses."

        You should not rely upon this prospective financial information as necessarily indicative of Star Bulk's future results. We caution you not to place undue reliance on this forecasted financial information. Neither our independent registered public accounting firm, nor any other independent accountants or financial advisors has compiled, examined or performed any procedures related to this prospective financial information, nor have they expressed any opinion or any form of assurance on that information or Star Bulk's ability to achieve it and assume no responsibility for, and disclaim any association with this prospective financial information.

        The actual results achieved during Star Bulk's first full operating quarter will vary from those set forth in the forecasted financial information, and those variations may be material. In addition, investors should not assume that the forecasted available cash for Star Bulk's first full operating quarter may be extrapolated to any other period. As disclosed under "Risk Factors," Star Bulk's business and operations are subject to substantial risks which increase the uncertainty inherent in the forecasted financial information. Many of the factors disclosed under "Risk Factors" could cause actual results to differ materially from those expressed in the forecasted financial information. The forecasted financial information assumes the successful implementation of Star Bulk's business strategy. No assurance can be given that Star Bulk's business strategy will be effective or that the benefits of Star Bulk's business strategy will be realized during its first full operating quarter, if ever.

        The forecasted financial information should be read together with the information contained in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation of Star Bulk Carriers Corp." and Star Bulk's financial statements contained herein.

        Star Bulk intends to, but is not required to, pay quarterly dividends to the holders of its common shares, in February, May, August and November beginning in November 2007 with the payment of a partial dividend. The timing and amount of dividend payments will depend upon Star Bulk's earnings from the drybulk carriers in the initial fleet, financial condition, cash requirements and availability, Marshall Islands law affecting the payment of dividends and other factors discussed below. Star Bulk intends to declare these dividends in amounts equal to its available cash flow, which is equal to (x) the sum of Star Bulk's total revenues from vessel operations less (y) the sum of Star Bulk's total cash expenses and any reserves it sets aside each quarter. These reserves may cover among other things, acquisitions of additional vessels, principal payments on Star Bulk's credit facility, future drydocking costs, repairs, claims and other liabilities and obligations.

        Based upon and subject to the assumptions and forecasts contained in this section, Star Bulk intends to pay a dividend, which it estimates will be in the amount of $0.325 per common share, for its first full operating quarter. Star Bulk intends to pay a partial dividend in November 2007 which it estimates will be in an amount of $0.325 per common share pro rated for the number of ownership days during the third quarter of 2007.

        The following table contains information based on assumptions regarding the initial fleet and the charter rates earned by the vessels during the first full quarter of Star Bulk's operations. TMT has undertaken to procure the employment of six of the eight vessels in the initial fleet under time charters with first class charterers, subject to such minimum terms and aggregate targeted daily time charter hire rates and upon standard industry terms for employment of the vessels. If the aggregate target daily time charter hire rate is not achieved, TMT has agreed to pay Star Bulk the difference between the aggregate daily hire rate fixed by TMT for the vessels in the initial fleet under the time charters and the agreed aggregate minimum daily time charter hire rate.

        As of the date of this joint proxy statement/prospectus, TMT has procured time charters with third party charterers for five of the eight vessels in the initial fleet in accordance with the terms of the Acquisition Agreements. Each time charter will be novated to the relevant Star Bulk vessel-owning subsidiary upon delivery of the relevant vessel. In addition, Star Gamma Inc., a wholly-owned subsidiary of Star Bulk, entered into time a charter agreement dated, February 23, 2007, with TMT for the C Duckling (to be renamed the Star Gamma). Star Iota Inc., a wholly-owned subsidiary of Star Bulk, entered into a time charter agreement, dated February 26, 2007, with TMT for the Mommy Duckling (to be renamed the Star Iota). The charter rates provided in the following table are based on these charters. However there can be no assurance that each of Star Bulk's charterers will fully perform under the respective charters or that Star Bulk will actually receive the amounts anticipated. As a result, there can be no assurance that the vessels in the initial fleet will earn daily charter rates during Star Bulk's first full quarter of operations that are equal to those provided in the table below.

Vessel Name(1)	Charter Rate ($ per day)(2)	Charter Commissions(3)
Star Alpha	47,500	5.00%
Star Beta(4)	55,000	5.00%
Star Gamma	28,500	0.00%
Star Delta	25,800	5.00%
Star Epsilon	25,550	4.75%
Star Zeta	30,500	5.00%
Star Theta	32,500	5.00%
Star Iota	18,000	0.00%

(1)
Each vessel name is the new name Star Bulk will designate to the vessel following its delivery from the seller.

(2)
The charter rates do not reflect commissions payable to third party chartering brokers.

(3)
Represents Star Bulk's agreed upon charter commissions to third party chartering brokers.

(4)
The charter rate for the Star Beta represents Star Bulk's conservative estimate of the spot market rate for this vessel during its first full operating quarter.

        We expect that Star Bulk's expenses during the first full operating quarter will consist of:

    •
    Estimated average vessel operating expenses for the fleet of $4,850 per vessel per calendar day which includes management fees for all of the vessels payable to Star Bulk Management's technical manager.

    •
    Interest expense on Star Bulk's credit facility. Star Bulk has assumed that:

    •
    Star Bulk will have outstanding, during its first full operating quarter, an aggregate principal amount of $40,000,000 under its credit facility; and

    •
    the interest rate on the credit facility, including margin, will be 6.50% representing current three-month LIBOR plus a margin of 0.80%.

    •
    General and administrative expenses including salaries payable to Star Bulk's officers and employees and directors' fees, office rent, travel, communications, insurance, legal, auditing and investor relations, professional expenses, which Star Bulk expects will equal $875,000.

        Star Bulk does not expect to incur ordinary cash expenses other than those listed above, which Star Bulk calls its ordinary cash expenses. Star Bulk may, however, have unanticipated extraordinary cash expenses, which could include major vessel repairs and drydocking costs that are not covered by its management agreements, vessel upgrades or modifications that are required by new laws or regulations, other capital improvements, costs of claims and related litigation expenses or contingent liabilities.

        For the first full operating quarter, Star Bulk expects to incur certain expenses in U.S. dollars. However, part of Star Bulk's general administrative expenses and salaries will be incurred in Euros. Moreover, unanticipated extraordinary cash expenses may be incurred in foreign currencies. This difference could lead to fluctuations in net income due to changes in the value of the U.S. dollar relative to the Euro and other currencies. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, which would result in a decrease in Star Bulk's net income.

        The table below sets forth the amount of cash that would be available to Star Bulk for dividends, reserves and extraordinary expenses in the aggregate based on the assumptions listed below. This amount is not an estimate of the amounts Star Bulk expects to be available in later years, since some of its revenues and expenses may change in future years.

        Star Bulk's assumptions for the first full operating quarter include the following:

    •
    Star Maritime stockholders approve and authorize the Redomiciliation Merger and no stockholders exercise redemption rights.

    •
    The aggregate purchase price of the vessels in the initial fleet is $345,237,520.

    •
    Star Bulk will borrow $40,000,000 under the credit facility to fund a portion of the cash consideration of the purchase price of the vessels in the initial fleet, fund working capital and pay certain expenses.

    •
    Daily operating expenses averaging $4,850 per vessel.

    •
    Star Bulk has calculated the depreciation of its vessels on a straight-line basis over their estimated useful lives determined to be 25 years from the date of their initial delivery from the shipyard. Depreciation is based on cost of the vessel less the estimated residual scrap value. The residual values is estimated at $200 per light-weight ton. Amortization comprises of costs associated with drydocking of Star Bulk's vessels. Star Bulk capitalizes the costs associated with drydockings as they occur and amortizes these costs on a straight line basis over the period between drydockings.

    •
    The currency exchange rate between the Euro and the U.S. dollar will remain at 1.30:1.00 U.S. dollars per Euro.

    •
    Star Bulk's first full operating quarter consists of 91.25 days and each of the vessels in the initial fleet will be owned by Star Bulk for 91.25 days.

    •
    Each of the vessels in the initial fleet upon delivery to Star Bulk will earn daily time charter revenue described in the table above for 89.425 days and Star Bulk's charterers will timely pay charter hire to it when due.

    •
    Star Bulk will not receive any insurance proceeds or other income.

    •
    Star Bulk will not sell any vessels and none of the vessels will suffer a total loss or constructive total loss or suffer any reduced hire or off-hire time.

    •
    Star Bulk will have no other cash expenses or liabilities other than its estimated ordinary cash expenses.

    •
    Star Bulk will remain in compliance with the terms of its credit facility that it expects to enter into.

    •
    Star Bulk will qualify for the exemption available under Section 883 under the Code and will therefore not pay any U.S. federal income taxes.

    •
    Star Bulk will not draw any further amounts under the credit facility.

        Other than management fees, interest expenses on Star Bulk's credit facility, directors' fees, and officers' and employees' salaries, which will be fixed for Star Bulk's first full operating quarter, none of Star Bulk's fees or expenses are fixed.

 Statement of Forecasted Results of Operations and Cash Available for
Dividends, Reserves and Extraordinary Expenses during
Star Bulk's First Full Operating Quarter
(unaudited)

First Full Operating Quarter
(in thousands of U.S. dollars)

Gross Revenue	$23,550
Less: Commissions	(964)

Net Revenue	$22,586
Less: Operating expenses	(3,541)
Less: General and administrative expenses	(875)
Less: Depreciation & Amortization	(8,090)
Less: Net interest expense	(650)

Net Income	$9,430
Adjustments to reconcile net income to Estimated EBITDA:
Add:
Depreciation & Amortization	8,090
Interest expense	650

ESTIMATED EBITDA(1)	$8,170
Adjustments to reconcile estimated EBITDA to estimated cash available for distribution:
Less:
Cash interest expense	650
Maintenance capital expenses	500

Forecasted Cash Available for distribution	$17,020
Quarterly Distributions to:
Dividends to publicly held common shares outstanding(2)	$13,517
Forecasted excess cash available for distributions over the quarterly dividend	$3,503

(1)
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is not a recognized measure under U.S. GAAP, but is a measure that management believes is highly correlated to cash and useful for the purpose of reconciling expected cash earnings to cash available for distribution. Additionally, EBITDA will be used as a supplemental financing measure by management and by external users of our financial statements, such as investors, for the reasons discussed below.

Financial and operating performance.    EBITDA will allow us to measure the financial and operating performance of our assets without regard to financing methods, capital structure or the accounting effects of capital expenditures and acquisitions. For instance, our net income will be affected by whether we finance assets or operations with debt or equity. Likewise, our net income will be affected by our assets' depreciation or amortization schedules. We anticipate that investors will use EBITDA as an indication of significant future operating cash inflows. By reviewing our earnings before the impact of interest, taxes, depreciation and amortization, we, our investors and others will be able to understand the performance of our assets and operations on a more comparable basis from period to period and against the performance of other companies in our industry.

Liquidity.    EBITDA will allow us to assess the ability of our assets to generate cash sufficient to service debt, make distributions to our unitholders and undertake capital expenditures.

  EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented above may not be comparable to similarly titled measures of other companies.

(2)
Represents 41,589,495 shares outstanding multiplied by the dividend of $0.325 per share during the first operating quarter in accordance with the Dividend Policy of Star Bulk.

        The table below illustrates the sensitivity of Star Bulk's Forecasted Available Cash during Star Bulk's First Full Operating Quarter to changes in daily operating expenses and vessel utilization rates, as expressed by the number of days that each vessel in the initial fleet will earn daily time charter revenue upon delivery to Star Bulk.

        The table below sets forth Star Bulk's Forecasted Available Cash based on an assumed level of daily operating expenses ranging from an average of $3,850 up to $5,850 and utilization rates ranging from 96% (87.600 days) up to 100% (91.250 days) for the First Full Operating Quarter. As indicated below, Star Bulk's Forecasted Available Cash decreases as average daily operating expenses increase and as vessel utilization rate decreases.

Forecasted Available Cash (in thousands)(1)

Daily Operating Expenses (average per vessel)	$3,850	$4,350	$4,850	$5,350	$5,850
Utilization (days)
100% (91.250)	$18,212	$17,847	$17,482	$17,117	$16,752
99% (90.338)	$17,981	$17,616	$17,251	$16,886	$16,521
98% (89.425)	$17,751	$17,386	$17,020	$16,656	$16,291
97% (88.513)	$17,520	$17,155	$16,790	$16,425	$16,060
96% (87.600)	$17,290	$16,925	$16,560	$16,195	$15,830

(1)
Star Bulk cannot assure you that it will have available cash in the amounts presented above, or at all, or that the lenders under its credit facility will not place restrictions on the payment of dividends.

CAPITALIZATION OF STAR MARITIME

        The following table sets forth the capitalization of Star Maritime as of June 30, 2007:

    •
    on an actual basis;

    •
    on an as adjusted basis giving effect to (i) the issuance of 12,537,645 shares of common stock to TMT (as agent for its vessel-owning subsidiaries) equal to $120,737,520 in respect of the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet concurrently with the Redomiciliation Merger; (ii) the transaction costs of $4,900,000; (iii) the incurrence of $40,000,000 of indebtedness; (iv) no redemption of shares of $64,679,990; and

    •
    on an as further adjusted basis after giving effect to (i) redemption of shares of $64,679,990; (ii) payment of interest earned by the redeeming shareholders and (iii) drawdown of an additional $68.0 million under the Company's credit facility of up to $120.0 million to replace funds from the Trust Account paid to redeeming stockholders.

        There have been no significant adjustments to Star Maritime's capitalization since June 30, 2007, as so adjusted. You should read this capitalization table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes appearing elsewhere in this joint proxy statement/prospectus.

	As of June 30, 2007
	Actual	As Adjusted		As Further Adjusted
	(In thousands of U.S. dollars)
Debt:
Long term debt	$—	$40,000	(a)	$107,971	(i)

Common Stock, $0.0001 par value, 6,599,999 shares subject to possible redemption, at redemption value of $9.80 per share	64,680	—		—
Stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued	—	—		—
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 29,026,924 shares issued and outstanding (including 6,599,999 shares subject to possible redemption)	3	5	(b)	4	(f)(h)
Additional paid-in capital	120,442	300,957	(b)(c)(d)	236,278	(f)
Earnings accumulated in the development stage	3,995	7,286	(e)	3,995	(g)

Total stockholders' equity	124,440	308,248		240,277

Total capitalization	$189,120	$348,248		$348,248

        Descriptions of the adjustments included in the unaudited capitalization table are as follows:

  (a)
  Reflects the drawdown of the loan of $40,000,000 under the credit facility described as "Acquisition Financing". Star Bulk has received indication letters from international shipping lenders that will, subject to the approval of the Agreement and Plan of Merger, provide Star Bulk with a credit facility of up to $120,000,000 with an eight-year term and secured by five of the eight drybulk carriers that Star Bulk has agreed to acquire from TMT. Star Bulk intends to draw down $40,000,000 under the credit facility on the effective date of the Redomiciliation Merger to fund a portion of the cash consideration of the aggregate purchase price of in the initial fleet. The remaining funds under the credit facility may be used to replace funds from our Trust Account used to pay costs relating to the redemption of Star Maritime stockholders who vote against the Redomiciliation Merger and elect to redeem their shares. Any excess un-drawn funds under the credit facility may be used for additional vessel acquisitions and to provide working capital.

  (b)
  Reflects the acquisition of eight drybulk carriers from certain subsidiaries of TMT for an aggregate purchase price of $345.2 million consisting of $224.5 million payable in cash and $120.7 million payable in 12,537,645 common shares of Star Bulk.

  (c)
  In conjunction with the Redomiciliation Merger, all non-redeemed common stock forfeits redemption rights.

  (d)
  To record transaction costs comprised of: advisor fees of $2.8 million, legal fees of $1.1 million, $0.7 million in accounting fees and other fees of $0.3 million.

  (e)
  To record interest on Trust Account previously deferred.

  (f)
  Reflects the redemption of $32.99% of Star Maritime shares of common stock issued in the Company's Initial Public Offering ("IPO shares"), at December 31, 2006 redemption value of $9.80 per share. The number of shares assumed redeemed, 6,599,999, is based on 32.99% of the IPO shares outstanding prior to the Redomiciliation Merger and represents the maximum number of shares that may be redeemed without precluding the consummation of the Redomiciliation Merger.

  (g)
  To reflect the payment of interest earned by the redeeming shareholders.

  (h)
  Reflects the 200,000 common shares certain of our officers and directors have agreed to surrender for the cancellation upon the consummation of a business combination in the event public shareholders exercise their right to have Star Maritime redeem their shares for cash.

  (i)
  Drawdown of an additional $68.0 million under the Company's credit facility of up to $120 million to replace funds from the Trust Account used for the payment of redemption value and deferred interest to investors.

RELATED PARTY TRANSACTIONS

        On May 17, 2005, Star Maritime issued an aggregate of 9,026,924 shares of Star Maritime's common stock in a private transaction to the individuals set forth below for $25,000 in cash, at a purchase price of $0.003 per share, as follows:

Name	Number of Shares	Relationship to Star Maritime
Prokopios (Akis) Tsirigakis	8,915,712	Chairman of the Board, Chief Executive Officer and President
George Syllantavos	22,387	Chief Financial Officer and Director
Christo Anagnostou	10,832	Vice President of Operations
Niko Nikiforos	10,832	Vice President of Business Development
Petros Pappas	22,387	Director
Koert Erhardt	22,387	Director
Tom Søfteland	22,387	Director

        On June 6, 2005, Mr. Tsirigakis transferred in a private transaction an aggregate of 3,228,750 of his shares for $0.003 per share to the other officers and directors named above as follows:

Name	Number of Shares
Christo Anagnostou	169,706
Niko Nikiforos	169,706
Petros Pappas	699,768
Koert Erhardt	428,959
Tom Søfteland	428,959

        On October 19, 2005, Mr. Tsirigakis transferred in a private transaction an additional 2,029,570 shares and Messrs. Anagnostou, Nikiforos, Erhardt and Søfteland transferred an aggregate of 596,148 of the June 6, 2005 shares to Mr. Pappas.

        The holders of the majority of these shares are entitled to make up to two demands that Star Maritime register these shares under the Securities Act of 1933, as amended, or the Securities Act. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before December 15, 2008. In addition, these stockholders have certain piggyback registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Star Maritime, and if the Redomiciliation Merger is approved, Star Bulk, as the successor to Star Maritime, will bear the expenses incurred in connection with the filing of any such registration statements.

        On December 15, 2005, Star Maritime issued an aggregate of 1,132,500 units, including shares of common stock and warrants to purchase common stock in a private placement to the individuals set forth below for $11,325,000 in cash, at a purchase price of $10.00 per unit, as follows:

Name	Number of Units	Relationship to Star Maritime
Prokopios (Akis) Tsirigakis	350,000	Chairman of the Board, Chief Executive Officer and President
George Syllantavos	132,500	Chief Financial Officer and Director
Petros Pappas	600,000	Director
Koert Erhardt	50,000	Director

        Star Maritime has granted the holders of such units demand and piggyback registration rights with respect to the 1,132,500 shares, the 1,132,500 warrants and the 1,132,500 shares underlying the warrants at any time commencing on the date Star Maritime publicly announces that it has entered into a letter of intent with respect to a proposed a business combination. Star Maritime announced Star Bulk's entry into the Acquisition Agreements on January 17, 2007. The demand registration may be exercised by the holders of a majority of such units. In addition, Star Maritime has granted the holders of such units certain piggy back registration rights commencing at the time that Star Maritime consummates its initial business combination with a target business. Star Maritime, and if the Redomiciliation Merger is approved, Star Bulk, as the successor to Star Maritime, will bear the expenses incurred in connection with the filing of any such registration statements.

        The table below outlines the number of shares, number of units and total number of shares, including shares in the units, held by our officers and directors on December 15, 2005.

Name	Number of Shares	Number of Units	Total Shares	Relationship to Star Maritime
Prokopios (Akis) Tsirigakis	3,657,392	350,000	4,007,392	Chairman of the Board, Chief Executive Officer and President
George Syllantavos	1,354,039	132,500	1,486,539	Chief Financial Officer and Director
Christo Anagnostou	116,108		116,108	Vice President of Operations
Niko Nikiforos	116,108		116,108	Vice President of Business Development
Petros Pappas	3,347,873	600,000	3,947,873	Director
Koert Erhardt	290,269	50,000	340,269	Director
Tom Søfteland	145,135		145,135	Director

        Mr. Tsirigakis advanced a total of $590,000 at an interest rate of 4% per annum to us on May 17, May 26 and December 15, 2005 to cover expenses related to our initial public offering. Star Maritime repaid these loans with interest upon completion of the offering.

        Under the Master Agreement, Star Bulk has agreed, with some limited exceptions, to include the shares of Star Bulk's common stock comprising the stock consideration portion of the aggregate purchase price and the Additional Stock, which we collectively refer to as the Registrable Securities, in Star Bulk's registration statement of which this joint proxy statement/prospectus is a part. In addition, Star Bulk has granted TMT (on behalf of itself or its affiliates that hold Registrable Securities) the right, under certain definitive, pre-determined circumstances and subject to certain restrictions, including lock-up and market stand-off restrictions, to require Star Bulk to in the future register the Registrable Securities under the Securities Act. Under the Master Agreement, TMT also has the right to require Star Bulk to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, TMT will have the ability to exercise certain piggyback registration rights, 180 days following the effective date of the Redomiciliation Merger. All expenses relating to such registration will be borne by Star Bulk. Following the Redomiciliation Merger, TMT and/or its affiliates will own 12,537,645 shares of Star Bulk's common stock entitled to these registration rights and TMT and/or its affiliates may own up to additional 1,606,962 shares of Star Bulk's common stock entitled to these registration rights in the event that Star Bulk achieves certain revenue targets.

        Star Maritime has used the services of Combine Marine S.A. to conduct certain vessel inspection services for the vessels in the initial fleet. Under an agreement dated May 4, 2007 Star Bulk appointed Combine Marine Inc. or Combine, a company affiliated with our Chief Executive Officer, Mr. Tsirigakis and our directors Messrs. Pappas and Anagnostou as interim manager of the vessels in the initial fleet. Given the start-up nature of Star Bulk, under the agreement, Combine will provide technical management and associated services to the vessels so as to effect the smooth delivery and operation of the vessels to Star Bulk. Such services will be provided at a lump-sum fee of $10,000 per vessel for services leading up to and including taking delivery of each vessel and at a daily fee of $450 per vessel from the delivery of each vessel to Star Bulk onwards during the term of the agreement. Combine is entitled to be reimbursed at cost by Star Bulk for any and all expenses incurred by them in the management of the vessels but shall provide Star Bulk the full benefit of all discounts and rebates enjoyed by them. The term of the agreement is for one (1) year from the date of delivery of each vessel. Either party may terminate the agreement upon thirty days' notice.

        Oceanbulk Maritime, S.A., a related party, has paid for certain expenses on behalf of Star Maritime's director. Mr. Petros Pappas is Honorary Chairman of Oceanbulk Maritime S.A. Star Maritime's Chairman, President and Chief Executive Officer, Mr Prokopios (Akis) Tsirigakis as well as its officer Mr. Christo Anagnostou are employees of Oceanbulk Maritime S.A. As of June 30, 2007 Star Maritime owed approximately $161,000 to Oceanbulk Maritime S.A., for reimbursements of vessel inspection expenses incurred by Oceanbulk Maritime S.A. on behalf of Star Maritime as well as for certain support services including legal and office support provided by Oceanbulk Maritime S.A. to Star Maritime.

        Star Gamma Inc., a wholly-owned subsidiary of Star Bulk, entered into time a charter agreement dated, February 23, 2007, with TMT for the C Duckling (to be renamed the Star Gamma). Star Iota Inc., a wholly-owned subsidiary of Star Bulk, entered into time charter agreement, dated February 26, 2007, with TMT for the Mommy Duckling (to be renamed the Star Iota). Both time charters have a duration of one year and daily charterhire rates of $28,500 and $18,000 respectively. Effective as of the Redomiciliation Merger, Mr. Nobu Su and Mr. Peter Espig of TMT will serve on Star Bulk's board of directors.

        All ongoing and future transactions between Star Bulk and any of its officers and directors or their respective affiliates, including loans by Star Bulk's officers and directors, if any, will be on terms believed by Star Bulk to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval, in each instance by a majority of Star Bulk's uninterested "independent" directors or the members of Star Bulk's board who do not have an interest in the transaction, in either case who had access, at Star Bulk's expense, to its attorneys or independent legal counsel.

DESCRIPTION OF STAR MARITIME SECURITIES

        Given below is a summary of the material features of Star Maritime's securities. This summary is not a complete discussion of the certificate of incorporation and bylaws of Star Maritime that create the rights of its stockholders. You are urged to read carefully this joint proxy statement/prospectus. We also refer you to the certificate of incorporation and bylaws, which have been filed as exhibits to SEC reports filed by Star Maritime. Please see "Where You Can Find Additional Information."

General

        Star Maritime is authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this joint proxy statement/prospectus, 29,026,924 shares of common stock are outstanding, held by nine record holders. No shares of preferred stock are currently outstanding.

Common stock

        Star Maritime stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for the Redomiciliation Merger, Messrs. Tsirigakis and Syllantavos, our senior executive officers, and Messrs. Pappas and Erhardt, two of our directors, have agreed to vote an aggregate of 1,132,500 shares of Star Maritime common stock acquired by them in the Private Placement and any shares of Star Maritime common stock they may acquire in the future in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to such shares. All of Star Maritime's officers and directors have agreed to vote an aggregate of 9,026,924 shares of Star Maritime common stock issued to them prior to our initial public offering in accordance with the vote of the holders of a majority of the shares issued in our initial public offering. Additionally, our officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        If Star Maritime is forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the Trust Account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our officers and directors have agreed to waive their rights to share in any distribution with respect to common stock owned by them if we are forced to liquidate.

        Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the Redomiciliation Merger, elect to exercise redemption rights and the Redomiciliation Merger is approved and completed. A stockholder who exercises redemption rights will continue to own any warrants to acquire Star Maritime common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of redemption rights.

        There are no limitations on the right of non-residents of Delaware to hold or vote Star Maritime's common shares.

Preferred stock

        Star Maritime's certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement entered into in connection with our initial public offering prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the Trust Account, or which votes as a class with the common stock on a business combination. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Warrants

        We have 20,000,000 warrants issued and outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of a business combination. Following the effectiveness of the Redomiciliation Merger, our warrants will become excersisable. The warrants will expire on December 16, 2009 at 5:00 p.m., New York City time.

        We may call the warrants for redemption

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant at any time after the warrants become exercisable;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        We have established this criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

        The warrants are issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to SEC reports filed by of Star Maritime, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain definitive, pre-determined circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

        We are a blank check company and therefore we have not paid any dividends on our common stock. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future, if the Redomiciliation Merger is not approved. Please read "Dividend Policy of Star Bulk."

Transfer agent and warrant agent

        The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

DESCRIPTION OF STAR BULK SECURITIES

        Star Maritime stockholders who receive shares of Star Bulk in the merger will become shareholders of Star Bulk. Star Bulk is a corporation organized under the laws of the Republic of the Marshall Islands and is subject to the provisions of Marshall Islands law. Given below is a summary of the material features of Star Bulk's securities. This summary is not a complete discussion of the articles of incorporation and bylaws of Star Bulk that create the rights of its shareholders. You are urged to read carefully the articles of incorporation and bylaws of Star Bulk which have been filed as exhibits to Star Bulk's registration statement on Form F-1/F-4. Please see "Where You Can Find Additional Information."

General

        Star Bulk is authorized to issue 100,000,000 shares of common stock, par value $0.01, and 25,000,000 shares of preferred stock, par value $0.01. As of the date of this joint proxy statement/prospectus, 500 shares of common stock are outstanding. No shares of preferred stock are currently outstanding.

Common Stock

        Upon consummation of the Redomiciliation Merger, Star Bulk will have outstanding 41,564,569 shares of common stock, assuming that no stockholders vote against the Redomiciliation Merger and exercise redemption rights. In addition, Star Bulk will have 20,000,000 shares of common stock reserved for issuance upon the exercise of the warrants. Under certain definitive, pre-determined circumstances, in the future, Star Bulk may issue up to an additional 1,606,962 shares of common stock to TMT. See "Acquisition Agreements—Purchase Price."

        Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by Star Bulk's board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of Star Bulk's securities. All outstanding shares of common stock are, and the shares to be issued in the Redomiciliation Merger when issued will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which Star Bulk may issue in the future.

        There are no limitations on the right of non-residents of Republic of the Marshall Islands to hold or vote Star Bulk's common shares.

Preferred Stock

        As of the date of this joint proxy statement/prospectus, Star Bulk is authorized to issue up to 25,000,000 shares of blank check preferred stock. The rights, designations and preferences of the preferred stock can be determined, and the shares can be issued, upon the authority of Star Bulk's board of directors, without any further vote or action by Star Bulk's shareholders.

Warrants

        Upon consummation of the Redomiciliation Merger, each outstanding Star Maritime warrant will be assumed by Star Bulk with the same terms and restrictions except that each will be exercisable for common stock of Star Bulk. For a description of the terms and restrictions, please read "Description of Star Maritime Securities—Warrants."

COMPARISON OF STAR MARITIME AND STAR BULK STOCKHOLDER RIGHTS

        In the Redomiciliation Merger, each share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive a share of Star Bulk common stock, par value $0.01 per share, and each warrant to purchase shares of Star Maritime will be assumed by Star Bulk and will contain the same terms and provisions except that each will be exercisable for shares of Star Bulk. Star Maritime is a Delaware corporation. The rights of its stockholders derive from Star Maritime's certificate of incorporation and bylaws and from the Delaware General Corporation Law, or DGCL. Star Bulk is a Marshall Islands corporation. The rights of its shareholders derive from Star Bulk's articles of incorporation and bylaws and from the BCA.

        The following is a comparison setting forth the material differences of the rights of Star Maritime stockholders and Star Bulk stockholders. Certain significant differences in the rights of Star Maritime stockholders and those of Star Bulk shareholders arise from differing provisions of Star Maritime's and Star Bulk's respective governing corporate instruments. The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of Star Maritime stockholders and those of Star Bulk stockholders. This summary is qualified in its entirety by reference to the DGCL and the BCA and to the respective governing corporate instruments of Star Maritime and Star Bulk, to which stockholders are referred.

Objects and Purposes

        Star Maritime.    The purposes and powers of the Star Maritime are set forth in the third paragraph of Star Maritime's Certificate of Incorporation. These purposes include any lawful act or activity for which corporations may be organized under the DGCL.

        Star Bulk.    The purposes and powers of the Star Bulk are set forth in paragraph B of Star Bulk's Articles of Incorporation. These purposes include to engage in any lawful act or activity for which corporations may now or hereafter by organized under the BCA.

Authorized Capital Stock

        Star Maritime.    Star Maritime is authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of joint proxy statement/prospectus, 29,026,924 shares of common stock are outstanding and there are nine record holders. No shares of preferred stock are currently outstanding.

        Star Bulk.    Star Bulk is authorized to issue 100,000,000 shares of common stock, par value $0.01, and 25,000,000 shares of preferred stock, par value $0.01. As of the date of this joint proxy statement/prospectus, 500 shares of common stock are outstanding. No shares of preferred stock are currently outstanding.

Board of Directors

        Star Maritime.    Under the DGCL, the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders of a Delaware corporation may create a classified board with staggered terms. A maximum of three classes of directors is allowed with members of one class elected each year for a maximum term of three years. There is no statutory requirement as to the number of directors in each class or that the number in each class be equal.

        Star Maritime's bylaws provide that its board of directors shall consist of not less than one nor more than nine members as designated from time to time by resolution of the board. Star Maritime's board of directors currently has five members. Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting of stockholders. Star Maritime's board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

        Star Maritime's certificate of incorporation and bylaws do not provide for cumulative voting for the election of directors. If any vacancy occurs in the membership of the board of directors, it may be filled by a vote of the majority of the remaining directors then in office although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next annual meeting and until such director's successor shall be duly elected and shall qualify, or until such director's earlier resignation, removal from office, death or incapacity.

        Star Bulk.    The board of directors of Star Bulk is divided into three classes that are as nearly equal in number as possible. Class A Directors initially serve until the 2008 annual meeting of shareholders, Class B Directors initially serve until the 2009 annual meeting of shareholders, and Class C Directors initially serve until the 2010 annual meeting of shareholders. At each annual meeting of shareholders after the foregoing initial terms, the directors of each class are elected for terms of three years.

        Pursuant to its bylaws, the board of directors of Star Bulk may, in the absence of an independent quorum, from time to time, in its discretion, fix amounts which shall be payable to members of the board of directors for attendance at the meetings of the Board or committee thereof and for services rendered to Star Bulk.

Special Meetings of Stockholders

        Star Maritime.    Star Maritime's bylaws provide that a special meeting of stockholders may be called by a majority of the entire board of directors, or the Chief Executive Officer, and shall be called by the Secretary at the request in writing of stockholders holding not less than a majority of all of the outstanding stock of Star Maritime entitled to vote at such meeting.

        Star Bulk.    A special meeting of Star Bulk's shareholders may be called at any time by the Board, jointly by the Co-Chairmen or the President. No other person is permitted to call a special meeting of Star Bulk's shareholders.

Mergers, Share Exchanges and Sales of Assets

        Star Maritime.    The DGCL generally requires a majority vote of the outstanding shares of the corporation entitled to vote to effectuate a merger. The certificate of incorporation of a Delaware corporation may provide for a greater vote. In addition, the vote of stockholders of the surviving corporation on a plan of merger is not required under certain definitive, pre-determined circumstances.

        Star Maritime's certificate of incorporation provides that, in connection with a business combination, such as a merger, each outstanding share of common stock shall be entitled to one vote per share of common stock. A majority vote of Star Maritime's outstanding common stock is required for the approval of a business combination.

        Star Bulk.    The BCA provides that a merger in which the Marshall Islands corporation is not the surviving corporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Marshall Islands corporation entitled to vote thereon. The BCA further provides that a sale, lease, exchange or other disposition of all or substantially all the assets of the Marshall Islands corporation, if not made in the usual or regular course of the business actually conducted by such Marshall Islands corporation, requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Marshall Islands corporation entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class, in which event such authorization shall require the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Anti-takeover Provisions

        Star Maritime.    Several provisions of Star Maritime's certificate of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen Star Maritime's vulnerability to a hostile change of control and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire Star Maritime. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of Star Maritime by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

        Star Maritime's certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Star Maritime's board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of its company or the removal of its management.

        Star Maritime's certificate of incorporation provides for a board of directors serving staggered, three-year terms. Star Maritime's board of directors currently has five members. The classified board provision could discourage a third party from making a tender offer for Star Maritime's shares or attempting to obtain control of the company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for up to three years.

        Star Maritime's certificate of incorporation and bylaws prohibit cumulative voting in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

        Star Maritime's bylaws provide that a special meeting of stockholders may be called by a majority of the entire board of directors, or the Chief Executive Officer, and shall be called by the Secretary at the request in writing of stockholders holding not less than a majority of all of the outstanding stock of Star Maritime entitled to vote at such meeting. These provisions could prevent shareholders representing less than a majority of the outstanding stock of Star Maritime from forcing the board of directors to call a special meeting which could discourage, delay or prevent a change of control of the company or the removal of management.

        The DGCL contains provisions which prohibit corporations from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless: (1) prior to the date of the transaction that resulted in a shareholder becoming an interested shareholder, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (2) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

        For purposes of these provisions, a "business combination" includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an "interested shareholder" is any person or entity that beneficially owns 20% or more of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity.

        Star Bulk.    Several provisions of Star Bulk's articles of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen Star Bulk's vulnerability to a hostile change of control and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire Star Bulk. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of Star Bulk by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

        Star Bulk's articles of incorporation authorizes the issuance of 25,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Star Bulk's board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of the company or the removal of management.

        Star Bulk's articles of incorporation provides for a board of directors serving staggered, three-year terms. The classified board provision could discourage a third party from making a tender offer for Star Bulk's shares or attempting to obtain control of the company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for up to three years.

        Star Bulk's articles of incorporation and bylaws prohibit cumulative voting in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

        A special meeting of Star Bulk's shareholders may be called at any time by the board, jointly by the Co-Chairmen or the President. No other person is permitted to call a special meeting of Star Bulk's shareholders. These provisions prevent shareholders of Star Bulk from forcing the board of directors to call a special meeting which could discourage, delay or prevent a change of control of the company or the removal of management.

        Although the BCA does not contain specific provisions regarding "business combinations" between corporations organized under the laws of the Republic of Marshall Islands and "interested shareholders," Star Bulk has included these provisions in its articles of incorporation. Star Bulk's articles of incorporation contain provisions which prohibit Star Bulk from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:

  •
  prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, Star Bulk's board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced;

  •
  at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 70% of the outstanding voting stock that is not owned by the interested shareholder; or

  •
  the shareholder became an interested shareholder prior to the consummation of the initial public offering.

        For purposes of these provisions, a "business combination" includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an "interested shareholder" is any person or entity that beneficially owns 20% or more of Star Bulk's outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity. Further, the term "business combination", when used in reference to Star Bulk and any interested "shareholder" does not include any transactions for which definitive agreements were entered into prior to the date the articles were filed with the Registrar of Corporations of the Republic of the Marshall Islands.

        Star Bulk's articles of incorporation prohibit cumulative voting in the election of directors. Star Bulk's bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Star Bulk's articles of incorporation and bylaws also provide that Star Bulk's directors may be removed only for cause and only upon the affirmative vote of the holders of 70% or more of the outstanding shares of its capital stock entitled to vote generally in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

        Star Bulk's bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at Star Bulk's principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Star Bulk's bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede a shareholder's ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Supermajority Provisions

        The BCA generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of shareholders is required to amend a corporation's articles of incorporation, unless the articles of incorporation requires a greater percentage. Star Bulk's articles of incorporation provide that the following provisions in the articles of incorporation may be amended only by an affirmative vote of 70% or more of the outstanding shares of Star Bulk's capital stock entitled to vote generally in the election of directors:

  •
  the board of directors shall be divided into three classes;

  •
  directors may only be removed for cause and by an affirmative vote of the holders of 70% or more of the outstanding shares of Star Bulk's capital stock entitled to vote generally in the election of directors;

  •
  the directors are authorized to make, alter, amend, change or repeal the bylaws by vote not less than 66 2/3% of the entire board of directors;

  •
  the shareholders are authorized to alter, amend or repeal our bylaws by an affirmative vote of 70% or more of the outstanding shares of Star Bulk's capital stock entitled to vote generally in the election of directors; and

  •
  the company may not engage in any business combination with any interested shareholder for a period of three years following the transaction in which the person became an interested shareholder.

Transfer Agent

        The registrar and transfer agent for Star Bulk common stock and warrant agent for warrants exercisable for shares of Star Bulk is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Listing

        Star Maritime's common stock and warrants currently trade on the American Stock Exchange under the symbols "SEA" and "SEA.WS", respectively. Star Bulk has applied to list its common shares and warrants on the Nasdaq Global Market under the symbols "SBLK" and "SBLKW", respectively.

Dividends

        Star Maritime.    The DGCL allows the board of directors of a Delaware corporation to authorize a corporation to declare and pay dividends and other distributions to its stockholders, subject to any restrictions contained in the certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.

        Star Bulk.    Marshall Islands law generally prohibits the payment of dividends if the company is insolvent or would be rendered insolvent upon the payment of such dividends and dividends may be declared and paid out of surplus only; but in the case there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Declaration and payment of any dividend is subject to the discretion of Star Bulk's board of directors. The timing and amount of dividend payments will be dependent upon Star Bulk's earnings, financial condition, cash requirements and availability, restrictions in Star Bulk's loan agreements, the provisions of Marshall Islands law affecting the payment of distributions to shareholders and other factors. The payment of dividends is not guaranteed or assured, and may be discontinued at any time at the discretion of Star Bulk's board of directors. Because Star Bulk is a holding company with no material assets other than the stock of its subsidiaries, Star Bulk's ability to pay dividends will depend on the earnings and cash flow of its subsidiaries and their ability to pay dividends to Star Bulk. If there is a substantial decline in the drybulk charter market, Star Bulk's earnings would be negatively affected, thus limiting its ability to pay dividends.

Indemnification of Directors and Officers and Limitation of Liability

        Star Maritime.    The DGCL classifies indemnification as either mandatory indemnification or permissive indemnification. A Delaware corporation is required to indemnify an agent against expenses actually and reasonably incurred in an action that the agent successfully defended on the merits or otherwise.

        Under the DGCL, in non-derivative third-party proceedings, a corporation may indemnify any agent who is or is threatened to be made a party to the proceeding against expenses, judgments and settlements actually and reasonably incurred in connection with a civil proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in the best interests of and not opposed to the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Further, in actions brought on behalf of the corporation, any agent who is or is threatened to be made a party can be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the corporation; however, indemnification is not permitted with respect to any claims in which such person has been adjudged liable to the corporation unless the appropriate court determines such person is entitled to indemnity for expenses.

        Unless ordered by a court, the corporation must authorize permissive indemnification for existing directors or officers in each case by: (i) a majority vote of the disinterested directors even though less than a quorum; (ii) a committee of disinterested directors, designated by a majority vote of such directors even though less than a quorum; (iii) independent legal counsel in a written opinion; or (iv) the stockholders. The statutory rights regarding indemnification are non-exclusive; consequently, a corporation can indemnify a litigant in circumstances not defined by the DGCL under any bylaw, agreement or otherwise.

        Under the DGCL, a Delaware corporation's certificate of incorporation may eliminate director liability for all acts except: (i) an act or omission not in good faith or that involves intentional misconduct or knowing violation of the law; (ii) a breach of the duty of loyalty; (iii) improper personal benefits; or (iv) certain unlawful distributions.

        Star Maritime's certificate of incorporation and bylaws provide that any director, officer, employee or agent shall be indemnified to the fullest extent authorized or permissible under Delaware law, provided that such person acted in good faith and in a manner which he believed to be in, or not opposed to, the best interests of Star Maritime, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In order to be indemnified, such indemnification must be ordered by a court or it must be decided by a majority vote of a quorum of the whole Star Maritime board of directors that such person met the applicable standard of conduct set forth in this paragraph.

        Star Maritime's certificate of incorporation provides that a director shall not be personally liable to the corporation or its stock holders for monetary damages for breach of fiduciary duty as a director; provided however, that nothing in the certificate of incorporation shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        Star Bulk.    Star Bulk's Bylaws provide that any person who is or was a director or officer of Star Bulk, or is or was serving at the request of Star Bulk as a director or officer of another corporation, partnership, joint venture, trust or other enterprises shall be entitled to be indemnified by Star Bulk upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Star Bulk, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Star Maritime and Star Bulk have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Amendments to Certificate of Incorporation and Bylaws

        Under the DGCL, under the following circumstances, a class of stockholders has the right to vote separately on an amendment to a Delaware corporation's certificate of incorporation even if the certificate does not include such a right: (i) increasing or decreasing the aggregate number of authorized shares of the class (the right to a class vote under this circumstance may be eliminated by a provision in the certificate); (ii) increasing or decreasing the par value of the shares of the class; or (iii) changing the powers, preferences, or special rights of the shares of the class in a way that would affect them adversely. Approval by outstanding shares entitled to vote is also required. Further, a separate series vote is not required unless a series is adversely affected by an amendment in a manner different from other shares in the same class. Under the DGCL, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL, and the provision of the certificate of incorporation requiring such greater vote may also provide that such provision cannot be altered, amended or repealed except by such greater vote.

        The BCA provides that notwithstanding any provisions in the articles of incorporation, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, and in addition to the authorization of an amendment by a vote of the holders of a majority of all outstanding shares entitled to vote thereon, the amendment shall be authorized by a vote of the holders of a majority of all outstanding shares of the class if the amendment would increase or decrease the aggregate number of authorized shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of this section.

        Star Maritime.    Star Maritime's certificate of incorporation may be amended if a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment. Star Maritime's bylaws may be amended or repealed, and new bylaws may be adopted, either (i) by the affirmative vote of the holders of a majority of the outstanding stock of Star Maritime, or (ii) by the affirmative vote of a majority of the board of directors of Star Maritime.

        Star Bulk.    Generally, the BCA provides that amendment of Star Bulk's articles of incorporation may be authorized by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders or by written consent of all shareholders entitled to vote thereon. Star Bulk's bylaws may be amended by the affirmative vote of 66 2/3% of entire board of directors, or by the affirmative vote of the holders of 70% or more of the outstanding shares of stock entitled to vote thereon (considered for this purpose as one class).

COMPARISON OF MARSHALL ISLANDS CORPORATE LAW TO DELAWARE CORPORATE LAW

        Star Bulk's corporate affairs are governed by Star Bulk's amended and restated articles of incorporation, amended and restated bylaws and the Business Corporation Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder rights plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we can not predict whether Marshall Islands courts would reach the same conclusions as United States courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the DGCL relating to shareholders' rights.

Marshall Islands		Delaware
Shareholder Meetings
•	May be held at a time and place as designated in the bylaws	•	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors
•	May be held within or outside the Marshall Islands	•	May be held within or outside Delaware
•	Notice:	•	Notice:
•
	Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting		•
Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at such meeting
	• A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting		• Written notice shall be given not less than ten nor more than 60 days before the meeting

Shareholder's Voting Rights
•	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote	•	Stockholders may act by written consent to elect directors
•	Any person authorized to vote may authorize another person or persons to act for him by proxy	•	Any person authorized to vote may authorize another person or persons to act for him by proxy
•
Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting
For stock corporations, certificate of incorporation or bylaws may specify the number of members necessary to constitute a quorum but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such specifications, a majority of shares entitled to vote at the meeting shall constitute a quorum
•	The articles of incorporation may provide for cumulative voting	•
Limits on Rights of Non-Resident or Foreign Shareholders to Hold or Exercise Votinig Rights
•	There are no limits on the rights of non-resident or foreign shareholders to hold or exercise voting rights.	•	There are no limits on the rights of non-resident or foreign shareholders to hold or exercise voting rights.
Right to Inspect Corporate books
•
	Any shareholder may during the usual hours of business inspect, for a purpose reasonably related to his interests as a shareholder, and make copies of extracts from the share register, books of account, and minutes of all proceedings.	•
Any stockholder, in person or through an agent, upon written demand under oath stating the purpose thereof, has the right during usual business hours to inspect and make copies or extracts from the corporation's stock ledger, a list of its stockholders, and books and records.
•	The right of inspection may not be limited in the articles or bylaws.

Indemnification
•
	For actions not by or in the right of the corporation, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action or proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.	•
For actions not by or in the right of the corporation, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action or proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
Duties of Directors and Officers
•
	Directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent men would exercise under similar circumstances in like positions. They may rely upon financial statements of the corporation represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.	•	Directors owe a duty of care and a duty of loyalty to the corporation and have a duty to act in good faith.
Right To Dividends
•
	A corporation may declare and pay dividends in cash, stock or other property except when the company is insolvent or would be rendered insolvent upon payment of the dividend or when the declaration or payment would be contrary to any restrictions contained in the articles of incorporation. Dividends may be declared and paid out of surplus only, but if there is no surplus dividends may be paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.	•	Directors may declare a dividend out of its surplus, or, if there's no surplus, then out of its net profits for the year in which the dividend is declared and/or the preceding fiscal year.

Bylaws
•
	Except as otherwise provided in the articles of incorporation, bylaws may be amended, repealed or adopted by a vote of shareholders. If so provided in the articles of incorporation or in a shareholder approved bylaw, bylaws may also be amended, repealed, or adopted by the board of directors, but any bylaw adopted by the board of directors may be amended or repealed by the shareholders.	•
After a corporation has received any payment for any of its stock, the power to adopt, amend, or repeal bylaws shall be in the stockholders entitled to vote; provided, however, any corporation may, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.
Removal of Directors
•
	Any or all of the directors may be removed for cause by a vote of the shareholders or if the articles of incorporation or bylaws so provide, by the board. If the articles of incorporation or bylaws so provide, directors may be removed without cause by vote of the shareholders.	•
Any or all directors on a board without staggered terms may be removed with or without cause by the affirmative vote of a majority of shares entitled to vote in the election of directors unless the certificate of incorporation otherwise provides. Directors on a board with staggered terms may only be removed for cause by the affirmative vote of a majority of shares entitled to vote in the election of directors.
		•	The certificate of incorporation may provide for cumulative voting.
Directors
•	Board must consist of at least one member	•	Board must consist of at least one member
•	Number of members can be changed by an amendment to the bylaws, by the shareholders, or by action of the board	•
Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate
•	If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board)
•
	A majority of the entire board, in person or by proxy, shall constitute a quorum for the transaction of business. The bylaws may lower the number required for a quorum to one-third the number of directors but no less.	•
A majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate or bylaws require a greater number. The bylaws may lower the number required for a quorum to one-third the number of directors but no less.

Dissenter's Rights of Appraisal
•	Shareholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares	•	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation
•
A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:
• Alters or abolishes any preferential right of any outstanding shares having preference; or
• Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or
• Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
• Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class
Shareholder's Derivative Actions
•
	An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	•
In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder's stock thereafter devolved upon such stockholder by operation of law.
•	Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.
•	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic.

•	Attorney's fees may be awarded if the action is successful.
•
Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.
Class Actions
•	Rule 23 of Marshall Islands Rules of Civil Procedure allows for class action suits in the Marshall Islands and is modeled on the federal rule, F.R.C.P. Rule 23.	•	Rule 23 of the Delaware Chancery Court Rules allows for class action suits in Delaware and is modeled on the federal rule, F.R.C.P. Rule 23.

TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

        The following discussion addresses certain U.S. federal income tax consequences to a Star Maritime stockholder of the exchange of Star Maritime shares for shares of Star Bulk common stock in the Redomiciliation Merger as well as certain U.S. federal income tax consequences of owning Star Bulk common stock after the Redomiciliation Merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

        Star Bulk has received an opinion from its counsel, Seward & Kissel LLP ("Seward & Kissel"), that, except as noted below, the discussion below and under the risk factors "There Is A Risk That Star Bulk Could Be Treated As A U.S. Domestic Corporation For U.S. Federal Income Tax Purposes After The Redomiciliation Merger Which Would Adversely Affect Its Earnings," and "Star Bulk May Have to Pay Tax On United States Source Income, Which Would Reduce Its Earnings" accurately sets forth, in all material respects, the material U.S. federal income tax consequences to a Star Maritime stockholder of the exchange of Star Maritime shares for shares of Star Bulk common stock in the Redomiciliation Merger as well as the material tax consequences of owning Star Bulk common stock after the Redomiciliation Merger. Seward & Kissel's opinion does not address the matters discussed below under the heading "Passive Foreign Investment Company Status and Significant Tax Consequences" or under the risk factor "U.S. Tax Authorities Could Treat Star Bulk As A "Passive Foreign Investment Company" Which Would Have Adverse U.S. Federal Income Tax Consequences To U.S. Holders." No party has sought or will seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

        The U.S. federal income tax consequences to a holder of Star Maritime shares from the Redomiciliation Merger may vary depending upon such stockholder's particular situation or status. This discussion and Seward and Kissel's opinion is limited to holders of Star Maritime shares who hold their Star Maritime shares and will hold their Star Bulk common stock as capital assets, and they do not address aspects of U.S. federal income taxation that may be relevant to holders of either Star Maritime or Star Bulk shares who are subject to special treatment under U.S. federal income tax laws, including but not limited to: non-U.S. holders (as defined below); dealers in securities; banks and other financial institutions; insurance companies; tax-exempt organizations, plans or accounts; persons holding their Star Maritime shares as part of a "hedge," "straddle" or other risk reduction transaction; persons holding their Star Maritime shares through partnerships, trusts or other entities; U.S. persons whose functional currency is not the U.S. dollar; and controlled foreign corporations or passive foreign investment companies, as those terms are defined in the Code. In addition, this discussion and Seward and Kissel's opinion do not consider the effects of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations, or the alternative minimum tax.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Star Maritime shares that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); an estate the income of which is subject to United States federal income tax regardless of its source; or a trust, if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, was treated as a U.S. trust on August 19, 1996 and validly elected to continue to be treated as a U.S. trust).

        For purposes of this discussion, a "Non-U.S. Holder" is, for U.S. federal income tax purposes, an individual, trust, or corporation that is a beneficial owner of Star Maritime shares, who is not a U.S. Holder.

United States Federal Income Tax Considerations

Tax Consequences of the Merger

        In the opinion of Seward & Kissel, counsel to Star Maritime, the Redomiciliation Merger will be treated as a nontaxable reorganization for U.S. federal income tax purposes under Code Section 368(a). Accordingly, a U.S. Holder of Star Maritime shares or warrants will not recognize gain or loss upon the exchange of his shares of Star Maritime common stock solely for shares of Star Bulk common stock pursuant to the Redomiciliation Merger. A shareholder who redeems his shares for cash will recognize gain or loss in an amount equal to the difference between the amount of cash received for such shares and his adjusted tax loss in such shares. Any gain recognized by a U.S. holder generally will be capital gain. Long-term capital gains are subject to preferential rates of taxation for certain non-corporate taxpayers. A U.S. Holder's aggregate tax basis in the Star Bulk shares and warrants received in the transaction will be the same as his aggregate tax basis in the Star Maritime shares and warrants surrendered in the transaction. The holding period of Star Bulk shares received in the Redomiciliation Merger will include the holding period of the Star Maritime shares surrendered in the Redomiciliation Merger.

        Section 7874(b) of the Code ("Section 7874(b)") provides that a corporation organized outside the United States which acquires (pursuant to a "plan" or a "series of related transactions") substantially all of the assets of a corporation organized in the United States will be treated as a U.S. domestic corporation for U.S. federal income tax purposes if shareholders of the U.S. corporation whose assets are being acquired own at least 80 percent of the non-U.S. acquiring corporation after the acquisition. If Section 7874(b) were to apply to Star Maritime and the Redomiciliation Merger, then Star Bulk, as the surviving entity of the Redomiciliation Merger, would be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Redomiciliation Merger. In addition, as a domestic corporation, any dividends paid by Star Bulk to a non-U.S. shareholder would be subject to a U.S. federal income tax withholding at the rate of 30 percent or such lower rate as provided by applicable treaty.

        The Redomiciliation Merger has been structured so that upon completion of the Redomiciliation Merger, the shareholders of Star Maritime will own less than 80 percent of Star Bulk. Therefore, in the opinion of Seward and Kissel, counsel to Star Maritime, Star Bulk should not be subject to Section 7874(b) after the Redomiciliation Merger and therefore should not be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Redomiciliation Merger. However, there is no authority directly addressing the application of Section 7874(b) to a transaction such as the Redomiciliation Merger where shares in a foreign corporation such as Star Bulk are issued concurrently with (or shortly after) a merger. In particular, since there is no authority directly applying the "series of related transactions" or "plan" provisions to the post-acquisition stock ownership requirements of Section 7874(b), there is no assurance that the IRS will agree with Seward & Kissel's opinion on this matter. Moreover, Star Maritime has not sought a ruling from the IRS on this point. Therefore, there is no assurance that the IRS would not seek to assert that Star Bulk is subject to U.S. federal income tax on its worldwide income after the Redomiciliation Merger, although Star Maritime believes that such an assertion should not be successful.

        Even if Section 7874(b) does not apply to a transaction, Section 7874(a) of the Code ("Section 7874(a)") provides that where a corporation organized outside the United States acquires substantially all of the assets of a corporation organized in the United States, the corporation whose assets are being acquired will be subject to U.S. federal income tax on its "inversion gain" if shareholders of the U.S. corporation whose assets are being acquired own at least 60 percent of the

non-U.S. acquiring corporation after the acquisition. "Inversion gain" includes any gain from the transfer of the properties by the corporation organized in the United States to the corporation organized outside the United States as well as certain licensing income.

        In the opinion of Seward & Kissel Section 7874(a) will apply to Star Maritime as a result of the Redomiciliation Merger. However, since the only asset being transferred by Star Maritime pursuant to the Redomiciliation Merger is cash, in the opinion of Seward & Kissel Star Maritime will not realize any "inversion gain" or suffer any other adverse U.S. federal income tax consequences as a result of the application of Section 7874(a) to the Redomiciliation Merger.

U.S. Federal Income Taxation of Star Bulk

Taxation of Operating Income: In General

        Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as "shipping income," to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as "U.S.-source shipping income."

        Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. Star Bulk is not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

        Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax. In the absence of exemption from tax under Section 883, Star Bulk's gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from U.S. Federal Income Taxation

        Under Section 883 of the Code, Star Bulk will be exempt from U.S. federal income taxation on its U.S.-source shipping income if:

  1.
  Star Bulk is organized in a foreign country (our "country of organization") that grants an "equivalent exemption" to corporations organized in the United States; or

  2.
  either:

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  more than 50% of the value of Star Bulk's stock is owned, directly or indirectly, by individuals who are "residents" of Star Bulk's country of organization or of another foreign country that grants an "equivalent exemption" to corporations organized in the United States, which Star Bulk refers to as the "50% Ownership Test," or

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  Star Bulk's stock is "primarily and regularly traded on an established securities market" in Star Bulk's country of organization, in another country that grants an "equivalent exemption" to U.S. corporations, or in the United States, which Star Bulk refers to as the "Publicly-Traded Test."

        The Republic of the Marshall Islands, the jurisdiction where Star Bulk and its ship-owning subsidiaries are incorporated, grants an "equivalent exemption" to U.S. corporations. Therefore, Star

Bulk will be exempt from U.S. federal income taxation with respect to its U.S.-source shipping income if it satisfies either the 50% Ownership Test or the Publicly-Traded Test. For taxable years after the Redomiciliation Merger, it may be difficult for Star Bulk to satisfy the 50% Ownership Test due to the widely-held ownership of its stock. Star Bulk's ability to satisfy the Publicly-Traded Test is discussed below.

        The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be "primarily traded" on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. After the Redomiciliation Merger, Star Bulk anticipates that its common stock will be "primarily traded" on the Nasdaq Global Market.

        Under the regulations, Star Bulk's stock will be considered to be "regularly traded" on an established securities market if one or more classes of its stock representing more than 50% of its outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market which Star Bulk refers to as the listing threshold. Since Star Bulk's common stock, which will represent more than 50% of its outstanding shares by vote and value, will be listed on the Nasdaq Global Market, Star Bulk will satisfy the listing requirement.

        It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. Star Bulk believes it will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as Star Bulk expects to be the case with its common stock, such class of stock is traded on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.

        Notwithstanding the foregoing, the regulations provide, in pertinent part, Star Bulk's common stock will not be considered to be "regularly traded" on an established securities market for any taxable year in which 50% or more of the outstanding shares of its common stock are owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of its common stock, which Star Bulk refers to as the "5 Percent Override Rule."

        For purposes of being able to determine the persons who own 5% or more of Star Bulk common stock, or "5% Stockholders," the regulations permit Star Bulk to rely on Schedule 13G and Schedule 13D filings with the U.S. Securities and Exchange Commission, or the "SEC," to identify persons who have a 5% or more beneficial interest in our common stock. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Stockholder for such purposes.

        After the Redomiciliation Merger, Star Bulk does not anticipate that its 5% Stockholders will own 50% or more of its common stock. However, if Star Bulk's 5% Stockholders did own more than 50% of Star Bulk's common stock, then Star Bulk would be subject to the 5% Override Rule unless it were able to establish that among the closely-held group of 5% Stockholders, there are sufficient 5% Stockholders that are qualified stockholders for purposes of Section 883 to preclude non-qualified 5% Stockholders in the closely-held group from owning 50% or more of each class of our stock for more than half the number of days during the taxable year. In order to establish this, sufficient 5% Stockholders that are qualified stockholders would have to comply with certain documentation and certification requirements designed to substantiate their identity as qualified stockholders. These requirements are onerous and there is no guarantee that Star Bulk would be able to satisfy them.

Taxation in Absence of Exemption

        To the extent the benefits of Section 883 are unavailable, Star Bulk's U.S. source shipping income, to the extent not considered to be "effectively connected" with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of Star Bulk's shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on Star Bulk's shipping income would never exceed 2% under the 4% gross basis tax regime.

        To the extent the benefits of the Section 883 exemption are unavailable and Star Bulk's U.S.-source shipping income is considered to be "effectively connected" with the conduct of a U.S. trade or business, as described below, any such "effectively connected" U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, Star Bulk may be subject to the 30% "branch profits" taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its U.S. trade or business.

        Star Bulk's U.S.-source shipping income would be considered "effectively connected" with the conduct of a U.S. trade or business only if:

  •
  Star Bulk has, or is considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

  •
  substantially all of Star Bulk's U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

        Star Bulk does not intend to have, or permit circumstances that would result in having any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of Star Bulk's shipping operations and other activities, Star Bulk believes that none of its U.S.-source shipping income will be "effectively connected" with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

        Regardless of whether Star Bulk will qualify for exemption under Section 883, Star Bulk will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by Star Bulk will be considered to occur outside of the United States.

United States Federal Income Taxation of U.S. Holders

Distributions

        Subject to the discussion of passive foreign investment companies below, any distributions made by Star Bulk with respect to Star Bulk's common stock to a U.S. Holder will constitute dividends, which may be taxable as ordinary income or "qualified dividend income" as described in more detail below, to the extent of Star Bulk's current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of Star Bulk's earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in his common stock on a dollar-for-dollar basis and thereafter as capital gain. Because Star Bulk is not a

U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from Star Bulk. Dividends paid with respect to Star Bulk's common stock will be treated as "passive category income" or, in the case of certain types of U.S. Holders, as "general category income" for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

        Dividends paid on Star Bulk common stock to a U.S. Holder who is an individual, trust or estate (a "U.S. Individual Holder") will be treated as "qualified dividend income" that is taxable to such U.S. Individual Holders at preferential tax rates (through 2010) provided that (1) the common stock is readily tradable on an established securities market in the United States (which is anticipated to be the case after the Redomiciliation Merger); (2) Star Bulk is not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which, as discussed in more detail below, is anticipated to be the case); and (3) the U.S. Individual Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock becomes ex-dividend. Legislation has been recently introduced in the U.S. Congress which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of the enactment. There is no assurance that any dividends paid on Star Bulk common stock will be eligible for these preferential rates in the hands of a U.S. Individual Holder.

        Special rules may apply to any "extraordinary dividend," generally, a dividend in an amount which is equal to or in excess of ten percent of a stockholder's adjusted basis (or fair market value in certain definitive, pre-determined circumstances) in a share of common stock paid by Star Bulk. If Star Bulk pays an "extraordinary dividend" on its common stock that is treated as "qualified dividend income," then any loss derived by a U.S. Individual Holder from the sale or exchange of such common stock will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or other Disposition of Common Stock

        Assuming Star Bulk does not constitute a passive foreign investment company for any taxable year, a U.S. Holder will recognize taxable gain or loss upon a sale, exchange or other disposition of Star Bulk common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's tax basis in such stock. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder's ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences

        Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company for United States federal income tax purposes. These consequences are discussed in more detail below. In general, Star Bulk will be treated as a passive foreign investment company with respect to a U.S. Holder if, for any taxable year in which such holder held Star Bulk common stock, either:

  •
  at least 75% of Star Bulk's gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

  •
  at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

        For purposes of determining whether Star Bulk is a passive foreign investment company, Star Bulk will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations in which it owns at least 25% of the value of the subsidiary's stock.

Income earned, or deemed earned, by Star Bulk in connection with the performance of services would not constitute passive income. By contrast, rental income would constitute "passive income" unless Star Bulk was treated under specific rules as deriving its rental income in the active conduct of a trade or business.

        Based on our current operations and future projections, Star Bulk intends to take the position for United States federal income tax purposes that it is not a passive foreign investment company with respect to any taxable year. Although there is no legal authority directly on point, and Star Bulk is not relying upon an opinion of counsel on this issue, Star Bulk's position is based principally on the view that, for purposes of determining whether Star Bulk is a passive foreign investment company, the gross income Star Bulk derives or is deemed to derive from the time chartering and voyage chartering activities of its wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, Star Bulk intends to take the position that such income does not constitute passive income, and the assets that Star Bulk or its wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether Star Bulk is a passive foreign investment company. Star Bulk believes there is substantial analogous legal authority supporting its position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, in the absence of any direct legal authority specifically relating to the statutory provisions governing passive foreign investment companies, the IRS or a court could disagree with Star Bulk's position. The IRS or a court could take the position that the income derived by Star Bulk from its chartering activities is properly treated as rental income rather than as services income. This position could be taken if the services provided by Star Bulk were insufficient to support the characterization of its chartering income as services income. If Star Bulk's income were treated as rental income, then such income would be treated as passive income for purposes of the passive foreign investment company rules. In addition, although Star Bulk intends to conduct its affairs in a manner to avoid being classified as a passive foreign investment company with respect to any taxable year, Star Bulk cannot assure you that the nature of its operations will not change in the future.

        As discussed more fully below, if Star Bulk were to be treated as a passive foreign investment company for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which election Star Bulk refers to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to Star Bulk's common stock, as discussed below.

Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an "Electing Holder," the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of Star Bulk ordinary earnings and Star Bulk's net capital gain, if any, for Star Bulk's taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from Star Bulk by the Electing Holder. The Electing Holder's adjusted tax basis in the common stock will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common stock and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of Star Bulk common stock. A U.S. Holder would make a QEF election with respect to any year that Star Bulk is a passive foreign investment company by filing IRS Form 8621 with his U.S. federal income tax return. If Star Bulk is aware that it was to be treated as a passive foreign investment company for any taxable year, Star Bulk would provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a "Mark-to-Market" Election

        Alternatively, if Star Bulk were to be treated as a passive foreign investment company for any taxable year and, as Star Bulk anticipates, its stock is treated as "marketable stock," a U.S. Holder would be allowed to make a "mark-to-market" election with respect to Star Bulk common stock, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common stock at the end of the taxable year over such holder's adjusted tax basis in the common stock. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the common stock over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in his common stock would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of Star Bulk common stock would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common stock would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        Finally, if Star Bulk were to be treated as a passive foreign investment company for any taxable year, a U.S. Holder who does not make either a QEF election or a "mark-to-market" election for that year, whom we refer to as a "Non-Electing Holder," would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on Star Bulk common stock in a taxable year in excess of 125 percent of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the common stock), and (2) any gain realized on the sale, exchange or other disposition of our common stock. Under these special rules:

  •
  the excess distribution or gain would be allocated ratably over the Non-Electing Holders' aggregate holding period for the common stock;

  •
  the amount allocated to the current taxable year and any taxable year before we became a passive foreign investment company would be taxed as ordinary income; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of Star Bulk common stock. If a Non-Electing Holder who is an individual dies while owning Star Bulk common stock, such holder's successor generally would not receive a step-up in tax basis with respect to such stock.

Backup Withholding and Information Reporting

        In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if you are a non-corporate U.S. Holder and you:

  •
  fail to provide an accurate taxpayer identification number;

  •
  are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

  •
  in certain definitive, pre-determined circumstances, fail to comply with applicable certification requirements.

        Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Marshall Islands Tax Considerations

        In the opinion of Seward & Kissel LLP, the following are the material Marshall Islands tax consequences of our activities to Star Bulk and holders of Star Bulk common stock. Star Bulk is incorporated in the Marshall Islands. Under current Marshall Islands law, Star Bulk is not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by Star Bulk to its stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

        As of the date of this joint proxy statement/prospectus, Star Maritime has 29,026,924 shares of common stock outstanding. In respect of the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet, concurrently with the Redomiciliation Merger, Star Bulk will issue 12,537,645 shares of common stock to TMT. Accordingly, immediately following the Redomiciliation Merger, Star Bulk will have 41,564,569 shares of common stock outstanding. Of these shares, 31,905,145 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares held by an affiliate of Star Bulk within the meaning of Rule 144 under the Securities Act. All of the remaining 10,159,424 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until December 15, 2008, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if Star Maritime is forced to liquidate, in which case the shares would be destroyed.

        The shares of Star Bulk issued to TMT in respect of the stock consideration are subject to a 180-day lock up period.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which after the Redomiciliation Merger will equal 415,645 shares; and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Star Bulk.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

  Registration Rights

        Holders of a majority of the aggregate of 9,024,924 shares of common stock issued to officers and directors of Star Maritime prior to our initial public offering are entitled to make up to two demands that Star Maritime registers these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before December 15, 2008. In addition, these stockholders have certain piggyback registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Star Maritime, and if the Redomiciliation Merger is approved, Star Bulk, as the successor to Star Maritime, will bear the expenses incurred in connection with the filing of any such registration statements.

        In connection with Star Maritime's initial public offering, Star Maritime issued an aggregate of 1,132,500 units to certain of its officers and directors. Star Maritime has granted the holders of such units demand and piggyback registration rights with respect to the 1,132,500 shares, the 1,132,500 warrants and the 1,132,500 shares underlying the warrants at any time commencing on the date Star Maritime publicly announces that it has entered into a letter of intent with respect to a proposed a business combination. The demand registration may be exercised by the holders of a majority of such units. Star Maritime announced its entry into the definitive agreements with respect to the acquisition of the vessels on January 17, 2007. In addition, Star Maritime has granted the holders of such units certain registration rights commencing at the time Star Maritime consummates its initial business combination with a target business. Star Maritime, and if the Redomiciliation Merger is approved, Star Bulk, as the successor to Star Maritime, will bear the expenses incurred in connection with the filing of any such registration statements.

        Under the Master Agreement, Star Bulk has agreed, with some limited exceptions, to include the shares of Star Bulk's common stock comprising the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet and the Additional Stock, which we collectively refer to as the Registrable Securities, in Star Bulk's registration statement of which this joint proxy statement/prospectus is a part. In addition, Star Bulk has granted TMT (on behalf of itself or its affiliates that hold Registrable Securities) the right, under certain definitive, pre-determined circumstances and subject to certain restrictions, including lock-up and market stand-off restrictions, to require Star Bulk to register the Registrable Securities under the Securities Act. Under the Master Agreement, TMT also has the right to require Star Bulk to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, TMT will have the ability to exercise certain piggyback registration rights, 180 days following the effective date of the Redomiciliation Merger. All expenses relating to such registration will be borne by Star Bulk. Following the Redomiciliation Merger, TMT and/or its affiliates will own 12,537,645 shares of Star Bulk's common stock entitled to these registration rights and TMT and/or its affiliates may own up to additional 1,606,962 shares of Star Bulk's common stock entitled to these registration rights in the event that Star Bulk achieves certain revenue targets.

 SELLING SHAREHOLDER

        The following table identifies the selling shareholder, the number and percentage of shares of common stock beneficially owned by the selling shareholder after the consummation of the Redomiciliation Merger, the number of shares of common stock that the selling shareholder may offer or sell, and the number and percentage of shares of common stock beneficially owned by the selling shareholder, assuming that the selling shareholder exercises all options and warrants then exercisable by them and that the selling shareholder sells all of the shares that may be sold by them. We have prepared this table based upon information furnished to us by or on behalf of the selling shareholder. As used in this joint proxy statement/prospectus, "the selling shareholder" refers to TMT, as the holder of record of the indicated securities, and includes the respective pledgees, assignees successors-in-interest, donees, transferees or others who may later hold the selling shareholder's interests.

        TMT is currently a global shipping company with its management headquarters in Taiwan. Star Bulk intends to purchase its initial fleet of eight drybulk carriers from TMT upon the approval and consummation of the Redomiciliation Merger. Star Maritime has also entered into related agreements with TMT in connection with the acquisition of the vessels.

        In connection with the Redomiciliation Merger, pursuant to the Master Agreement, the selling shareholder has agreed that, for a period of 180 days commencing on the date of issuance of registrable securities representing the stock consideration portion of the aggregate purchase price for the vessels in our initial fleet ("Stock Consideration"), the shareholder will not (i) directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the registrable securities representing the Stock Consideration, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, any economic consequence of ownership of any of the registrable securities representing Stock Consideration. Notwithstanding the foregoing, TMT and its vessel owning subsidiaries are permitted to transfer all or any portion of the Stock Consideration among themselves or any of its affiliates provided that such transfer would not require registration under the Securities Act.

	Shares of Common Stock Beneficially Owned After the Redomiciliation Merger and Prior to the Offering					Shares of Common Stock Beneficially Owned After the Offering
Selling Shareholder	Number of Shares Beneficially Owned	Percent of Class(2)	Number of Shares Owned Following Issuance of Additional Stock(3)	Percent of Class(2)	Number of Shares Being Offered	Number of Shares Beneficially Owned	Percent of Class(2)
TMT Co., Ltd.(1)	12,537,645	29.4%	14,144,607	31.9%	14,144,607	0	0%

(1)
Nobu Su, Chief Executive Officer of TMT exercises voting and investment control over the securities held of record by TMT. Mr. Su will serve on the board of directors of Star Bulk. The business address of TMT is 12 Floor 167 FU HSIN North Road, Tapei 105, Taiwan, Republic of China.

(2)
Assumes that no shareholders redeem and includes shares of common stock issuable upon exercise of warrants within 60 days of effectiveness of the registration statement of which this prospectus is a part.

(3)
Assumes Star Bulk achieves certain pre-determined revenue targets which are not subject to change.

 PLAN OF DISTRIBUTION

        Star Bulk is registering shares of its common stock under the Securities Act for sale by the selling shareholder. As used in this joint proxy statement/prospectus, "the selling shareholder" refers to TMT as the holder of record of the indicated securities and includes the respective pledgees, assignees successors-in-interest, donees, transferees or others who may later hold the selling shareholder's interests and would be identified in an amendment to this prospectus at the appropriate time. Star Bulk has agreed to pay the costs and fees of registering the shares, but the selling shareholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

        The selling shareholder may sell the shares on any national market or exchange where the shares are listed or quoted, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  an exchange distribution in accordance with the rules of the applicable exchange.

        When selling the shares, the selling shareholder may enter into hedging transactions. For example, the selling shareholders may:

  •
  enter into transactions involving short sales of the shares by broker-dealers;

  •
  sell shares short themselves and redeliver such shares to close out their short positions;

  •
  enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

  •
  loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        The selling shareholder may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. The selling shareholder and any broker-dealers involved in the sale or resale of the shares, however, may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. If the selling shareholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

        The selling shareholder should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholder or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Star Bulk common stock while such selling shareholders are distributing shares pursuant to this prospectus. The selling shareholder is advised that, if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the registration statement must be filed with the SEC.

        From time to time this prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, the selling shareholder is to cease sales until the prospectus has been supplemented or amended.

        In addition to selling their shares under this joint proxy statement/prospectus, the selling shareholders may:

  •
  agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

  •
  transfer its shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, privately negotiated transaction or other transfer;

  •
  sell its shares pursuant to Rule 144 under the Securities Act rather than pursuant to this prospectus, if the shares are eligible for such sale and the transaction meets the requirements of Rule 144; or

  •
  any combination of any of the foregoing methods of sale.

        In connection with the Redomiciliation Merger, pursuant to the Master Agreement, the selling shareholder has agreed that, for a period of 180 days commencing on the date of issuance of registrable securities representing the stock consideration portion of the aggregate purchase price of the vessels in the initial fleet ("Stock Consideration"), the shareholder will not (i) directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the registrable securities representing the Stock Consideration, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, any economic consequence of ownership of any of the registrable securities representing Stock Consideration. Notwithstanding the foregoing, TMT Co., Ltd. and its vessel owning subsidiaries are permitted to transfer all or any portion of the Stock Consideration among themselves or any of its affiliates provided that such transfer would not require registration under the Securities Act.

EXPERTS

        The balance sheet of Star Bulk Carriers Corp. as of February 5, 2007 included in this joint proxy statement/prospectus have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm as stated in their report appearing herein and is included upon reliance of the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Star Maritime Acquisition Corp. included in this joint proxy statement/prospectus have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this joint proxy statement/prospectus (which contains an explanatory paragraph describing conditions that raise substantial doubt about Star Maritime's ability to continue as a going concern as discusses in Note 1 to the financial statements). The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon their authority as experts in auditing and accounting.

LEGAL MATTERS

        Certain matters relating to United States and Marshall Islands law, including matters relating to Marshall Islands and U.S. federal income tax consequences of the Redomiciliation Merger will be passed upon for us by Seward & Kissel LLP, New York, New York.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        Management of Star Maritime knows of no other matters which may be brought before the Star Maritime special meeting. If any matter other than the proposed merger or related matters should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

        Under Delaware law, only business stated in the notice of special meeting may be transacted at the special meeting.

INDUSTRY AND MARKET DATA

        The industry-related statistical and graphical information we use in this prospectus has been compiled by Drewry Shipping Consultants Ltd., or Drewry, from its database. Some of the industry information in this prospectus is based on estimates or subjective judgments in circumstances where data for actual market transactions either does not exist or is not publicly available, and consequently, Drewry cannot assure us that it reflects actual industry and market experience. Drewry compiles and publishes data for the benefit of its customers. Its methodologies for collecting data, and therefore the data collected, may differ from those of other sources, and its data does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the market. The published information of other maritime data collection experts may differ from the data presented in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Star Bulk has filed a registration statement on Form F-1/F-4 to register the offering and sale of Star Bulk shares to be issued in exchange for shares of Star Maritime pursuant to the Redomiciliation Merger and to TMT pursuant to the Master Agreement. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Star Bulk in addition to a proxy statement of Star Maritime for the Star Maritime special meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this joint proxy statement/prospectus.

        Star Maritime is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that Star Maritime files with the SEC, including this joint proxy statement/prospectus may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549, at prescribed rates or from the SEC's website on the Internet at http://www.sec.gov, free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

        Neither Star Maritime nor Star Bulk has authorized anyone to provide you with information that differs from that contained in this joint proxy statement/prospectus. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as on any date other than the date of the joint proxy statement/prospectus, and neither the mailing of this joint proxy statement/prospectus to Star Maritime stockholders nor the issuance of shares of Star Bulk in the merger shall create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

ENFORCEABILITY OF CIVIL LIABILITIES

        Star Bulk is a Marshall Islands company and its executive offices are located outside of the U.S. in Athens, Greece. A majority of Star Bulk's directors, officers and experts named in this joint proxy/statement prospectus reside outside the U.S. In addition, a substantial portion of Star Bulk assets and the assets of its directors, officers and experts are located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon Star Bulk or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against Star Bulk or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

        Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

GLOSSARY OF SHIPPING TERMS

        The following are definitions of certain terms that are commonly used in the shipping industry and in this joint proxy statement/prospectus.

        Annual survey.    The inspection of a vessel pursuant to international conventions, by a classification society surveyor, on behalf of the flag state, that takes place every year.

        Bareboat charter.    A charter of a vessel under which the shipowner is usually paid a fixed amount of charterhire for a certain period of time during which the charterer is responsible for the vessel operating expenses and voyage expenses of the vessel and for the management of the vessel, including crewing. A bareboat charter is also known as a "demise charter" or a "time charter by demise."

        Bunkers.    Heavy fuel and diesel oil used to power a vessel's engines.

        Capesize.    A vessel with capacity of more than 100,000 dwt.

        Charter.    The hire of a vessel for a specified period of time or to carry a cargo from a loading port to a discharging port. The contract for a charter is commonly called a charterparty.

        Charterer.    The party that hires a vessel for a period of time or for a voyage.

        Charterhire.    A sum of money paid to the shipowner by a charterer for the use of a vessel. Charterhire paid under a voyage charter is also known as "freight."

        Classification society.    An independent society that certifies that a vessel has been built and maintained according to the society's rules for that type of vessel and complies with the applicable rules and regulations of the country of the vessel's registry and the international conventions of which that country is a member. A vessel that receives its certification is referred to as being "in-class."

        Contract of affreightment.    A contract of affreightment (COA) relates to the carriage of multiple cargoes over the same route and enables the COA holder to nominate different ships to perform the individual sailings. Essentially it constitutes a number of voyage charters to carry a specified amount of cargo during the term of the COA, which usually spans a number of years. All of the ship's operating, voyage and capital costs are borne by the ship owner.

        Drybulk carrier.    A type of ship designed to carry bulk cargo, such as coal, iron ore and grain, that is loaded in bulk and not in bags, packages or containers.

        Drydocking.    The removal of a vessel from the water for inspection and repair of those parts of a vessel which are below the water line. During drydockings, which are required to be carried out periodically, certain mandatory classification society inspections are carried out and relevant certifications are issued. Drydockings are generally required once every 30 months or twice every five years, one of which must be a Special Survey.

        Dwt.    Deadweight ton, which is a unit of a vessel's capacity for cargo, fuel, oil, stores and crew measured in metric tons of 1,000 kilograms.

        Freight.    A sum of money paid to the shipowner by the charterer under a voyage charter, usually calculated either per ton loaded or as a lump sum amount.

        Gross ton.    A unit of measurement for the total enclosed space within a vessel equal to 100 cubic feet or 2.831 cubic meters.

        Handymax.    A vessel with a carrying capacity of between 30,000 and 60,000 dwt.

        Handysize.    A vessel with capacity of up to 30,000 dwt.

        Hull.    Shell or body of a ship.

        IMO.    International Maritime Organization, a United Nations agency that issues international standards for shipping.

        Intermediate survey.    The inspection of a vessel by a classification society surveyor that takes place 24 to 36 months after each Special Survey.

        Newbuilding.    A new vessel under construction or just completed.

        Off-hire.    The period in which a vessel is unable to perform the services for which it is immediately required under a time charter. Off-hire periods can include days spent on repairs, drydocking and surveys, whether or not scheduled.

        OPA.    The United States Oil Pollution Act of 1990.

        Panamax.    A vessel with a carrying capacity of between 60,000 and 100,000 dwt.

        Period time charter.    A time charter or a contract of affreightment.

        Protection and indemnity insurance.    Insurance obtained through a mutual association formed by shipowners to provide liability indemnification protection from various liabilities to which they are exposed in the course of their business, and which spreads the liability costs of each member by requiring contribution by all members in the event of a loss.

        Scrapping.    The sale of a vessel as scrap metal.

        Single-hull.    A hull construction design in which a vessel has only one hull.

        Special survey.    The inspection of a vessel by a classification society surveyor that takes place every five years, as part of the recertification of the vessel by a classification society.

        Spot charter.    A charter under which a shipowner is paid freight on the basis of moving cargo from a loading port to a discharging port. The shipowner is responsible for paying both vessel operating expenses and voyage expenses. Typically, the charterer is responsible for any delay at the loading or discharging ports.

        Spot market.    The market for immediate chartering of a vessel, usually for single voyages.

        Time charter.    A charter under which the shipowner is paid charterhire on a per-day basis for a specified period of time. Typically, the shipowner is responsible for providing the crew and paying vessel operating expenses while the charterer is responsible for paying the voyage expenses and additional voyage insurance.

        Vessel operating expenses.    The costs of operating a vessel, primarily consisting of crew wages and associated costs, insurance premiums, management fees, lubricants and spare parts, and repair and maintenance costs. Vessel operating expenses exclude fuel costs, port expenses, agents' fees, canal dues and extra war risk insurance, as well as commissions, which are included in "voyage expenses."

        Voyage expenses.    Expenses incurred due to a vessel's traveling from a loading port to a discharging port, such as fuel (bunkers) costs, port expenses, agents' fees, canal dues and extra war risk insurance, as well as commissions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Star Bulk Carriers Corp.

        We have audited the accompanying balance sheet of Star Bulk Carriers Corp., (the "Company"), as of February 5, 2007. This balance sheet is the responsibility of the Companies' management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Star Bulk Carriers Corp. as of February 5, 2007, in conformity with accounting principles generally accepted in the United States of America.

Deloitte.,
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
February 9, 2007

Star Bulk Carriers Corp.

Balance Sheet
as of February 5, 2007

(Expressed in U.S. dollars)

As of February 5, 2007
Assets
Current assets:
Cash and cash equivalents	$1,000

Total current assets	1,000

Total assets	$1,000

Liabilities and Shareholders' Equity
Commitments and contingencies (Note 4)	—
Shareholders' Equity:
Common stock (100,000,000 shares authorized, par value $0.01 per share, 500 issued and outstanding)	5
Preferred stock (25,000,000 shares authorized, par value $0.01 per share, none issued and outstanding)	—
Paid-in capital	995
Total shareholders' equity	1,000

Total liabilities and shareholders' equity	$1,000

The accompanying notes are an integral part of this balance sheet.

Star Bulk Carriers Corp.

Notes to the Balance Sheet

(In U.S. dollars)

1.     General

        Star Bulk Carriers Corp. (the "Star Bulk" or "Company") was formed on December 13, 2006, under the laws of the Marshall Islands and has its principal offices located in Athens, Greece. Star Bulk is a wholly-owned subsidiary of Star Maritime Acquisition Corp. ("Star Maritime"), an independent commercial shipping company that will provide global transportation solutions in the dry bulk shipping sector through its vessel-owning subsidiaries. Star Bulk is a holding company that will own its vessels through separate wholly-owned subsidiaries.

        The following vessels were contracted to be acquired by Star Bulk on January 12, 2007, subject to the required approvals of Star Maritime stockholders and other conditions:

Vessel name	To be renamed	Vessel type	Year built	DWT
A Duckling	Star Alpha	Capesize	1992	175,075
B Duckling	Star Beta	Capesize	1993	174,691
C Duckling	Star Gamma	Supramax	2002	53,098
F Duckling	Star Delta	Supramax	2000	52,434
G Duckling	Star Epsilon	Supramax	2001	52,402
I Duckling	Star Zeta	Supramax	2003	52,994
J Duckling	Star Theta	Supramax	2003	52,425
Mommy Duckling	Star Iota	Panamax	1983	78,585

        Those vessels are expected to be delivered following the Redomiciliation Merger. Pursuant to the Redomiciliation Merger, Star Maritime will merge with and into the Company with the Company as the surviving corporation. This merger will be accounted for using the historical carrying cost of Star Maritime for all periods presented as Star Maritime and the Company are under common control. The Company will subsequently acquire a fleet of eight drybulk carriers from certain wholly-owned subsidiaries of TMT, pursuant to separate definitive agreements, for an aggregate purchase price of $345,237,520, consisting of $224,500,000 million in cash and 12,537,645 shares of common stock. We refer to the Redomiciliation Merger and the subsequent acquisition by Company of the vessels in its initial fleet as the Redomiciliation Merger. As a result of the Redomiciliation Merger: (i) each outstanding share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of the Company's common stock, par value $0.01 per share; and (ii) each outstanding warrant of Star Maritime will be assumed by the Company with the same terms and restrictions, except that each will be exercisable for common stock of the Company.

2.     Significant Accounting Policies

  (a)
  Basis of financial statements:    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

  (b)
  Use of Estimates:    The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

  (c)
  Cash and Cash Equivalents:    The Company considers highly liquid investments such as time deposits and certificates of deposit with original maturity of three months or less to be cash and cash equivalents.

3.     Share Capital

        The share capital consisted of 500 authorized and issued shares with no par value. On February 8, 2007 the Company filed its Amended and Restated Articles of Incorporation with the Marshall Islands, which increased its total share capital to 125,000,000 registered shares comprised of 100,000,000 registered common shares with a par value of one cent (US $0.01) per share and 25,000,000 registered preferred shares with a par value of one cent (US $0.01 per share). On February 8, 2007, $1,000 has been paid-in by the Company's shareholders.

4.     Commitments and Contingencies

        Currently, management is not aware of any claim or contingent liability, which should be disclosed or for which a provision should be established in the accompanying financial statements.

5.     Subsequent Events

        (a)   On February 7, 2007, Star Bulk formed the following wholly-owned subsidiaries registered in the Marshall Islands. The share capital of each of the subsidiaries consists of 500 authorized and issued shares without par value:

Star Alpha Inc.
Star Beta Inc.
Star Gamma Inc.
Star Delta Inc.
Star Epsilon Inc.
Star Iota Inc.
Star Theta Inc.
Star Zeta Inc.
Star Bulk Management Inc.

Star Bulk Management, Inc. will be the subsidiary responsible for the management of the vessels and the other subsidiaries will be the owning companies of each of the vessels.

        (b)   On February 8, 2007 the Company's Board of Directors adopted a resolution authorizing issue and delivery to TMT share certificates in connection to the acquisition of the vessels. These share certificates will be issued to TMT at the time of the Reconciliation Merger.

        (c)   On February 8, 2007 the Company's Board of Directors adopted a resolution approving the terms and provisions of the Company's Equity Incentive Plan. The Company will reserve 2,000,000 shares of its common stock for issuance pursuant to the Equity Incentive Plan. No shares were granted as of February 8, 2007.

        (d)   On February 23, 2007 (unaudited), Star Gamma Inc., a wholly-owned subsidiary of Star Bulk, entered into a time charter agreement with TMT for the C Duckling (to be renamed the Star Gamma). The charter rate for the Star Gamma will be $28,500 per day for a term of one year. Star Iota Inc., a wholly-owned subsidiary of Star Bulk, entered into a time charter agreement, dated February 26, 2007, with TMT for the Mommy Duckling (to be renamed the Star Iota). The charter rate for the Star Iota will be $18,000 per day for a term of one year. Each charter will commence as of the date the vessel is delivered to the purchaser. These time charters will be null and void if the Redomiciliation Merger is not consummated.

        (e)   On March 14, 2007 (unaudited), the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Star Maritime regarding the Redomiciliation Merger, whereby Star Maritime will merge with and into the Company, with the Company as the surviving corporation.

        (f)    On March 28, 2007 (unaudited), Star Bulk Management Inc. a wholly-owned subsidiary of the Company, applied for permission to establish operations in Greece under Greek applicable laws.

        (g)   On May 4, 2007 (unaudited), the Company entered in to a Management Agreement with Combine Marine Inc. ("Combine") under which Combine will provide interim technical management and associated services for the vessels in the initial fleet. Such services will be provided at a lump-sum fee of $10,000 per vessel for services leading to and including taking delivery of each vessel and at a daily fee of $450 per vessel from the delivery of each vessel onwards during the term of the agreement. The term of the agreement is for one (1) year from the date of delivery of each vessel. Either party may terminate the agreement upon thirty days' notice.

        (h)   On May 10, 2007 (unaudited), the Company agreed to accept an offer letter submitted by Commerzbank AG for the provision of senior debt in the amount of $120 million in two tranches of $50 million and $70 million. The Company will have no obligation under this offer letter if the Redomiciliation Merger is not consummated.

        (i)    On July 10, 2007 (unaudited) Star Bulk Management Inc., a wholly owned subsidiary of the Company, entered into employment agreements with Messrs. P. Tsirigakis and G. Syllantaros for work performed within Greece as Chief Executive Officer and Chief Financial Officer respectively. On July 10, 2007 the Company also entered into consultancy agreements with companies controlled by Messrs. P. Tsirigakis and G. Syllantaros, respectively, for services rendered outside Greece.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Star Maritime Acquisition Corp.

        We have audited the accompanying balance sheet of Star Maritime Acquisition Corp. (a corporation in the development stage) as of December 31, 2006 and 2005 and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2006 and for the periods from May 13, 2005 (inception) to December 31, 2005 and May 13, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Maritime Acquisition Corp. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and for the periods from May 13, 2005 (inception) to December 31, 2005 and May 13, 2005 (inception) to December 31, 2006 in conformity with United States generally accepted accounting principles.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 10, 2007 expressed an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

        The accompanying financial statements have been prepared assuming that Star Maritime Acquisition Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company may face a mandatory liquidation by December 21, 2007 if a business combination is not consummated, unless certain extension criteria are met, which raises substantial doubt its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
March 10, 2007

Star Maritime Acquisition Corp.
(a development stage company)

Balance Sheet
(in U.S. dollars)

	December 31, 2006	December 31, 2005
ASSETS
Current Assets
Cash	$2,118,141	$593,281
Investments in trust account	192,915,257	188,858,542
Prepaid expenses and other current assets	149,647	118,766

Total Current Assets	195,183,045	189,570,589
Property and Equipment, net	3,256	—
Deferred tax asset	—	9,000

TOTAL ASSETS	$195,186,301	$189,579,589

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Accounts payable & accrued expenses	$603,520	$344,638
Deferred Interest on investments	2,163,057
Deferred underwriting fees	4,000,000	4,000,000
Income taxes payable	206,687

Total Liabilities	6,973,264	4,344,638
Common Stock, $0.0001 par value, 6,599,999 shares subject to possible redemption, at redemption value of $9.80 per share	64,679,990	64,679,990

Commitments	—	—

Stockholders' Equity
Preferred Stock, $0.0001 par value; authorized, 1,000,000 shares; none issued or outstanding	—
Common Stock, $0.0001 par value, authorized, 100,000,000 shares; 29,026,924 shares issued and outstanding (including 6,599,999 shares subject to possible redemption)	2,903	2,903
Additional paid in capital	120,441,727	120,441,727
Earnings accumulated in the development stage	3,088,417	110,331

Total Stockholders' Equity	123,533,047	120,554,961

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$195,186,301	$189,579,589

The accompanying notes should be read in conjunction with the financial statements.

Star Maritime Acquisition Corp.
(a development stage company)

Statement of Income
(in U.S. dollars)

	For the Year Ended December 31, 2006	May 13, 2005 (date of inception) to December 31, 2005	May 13, 2005 (date of inception) to December 31, 2006
Operating expenses
Professional fees	$596,423	$19,600	$616,023
Insurance	112,242	4,234	116,476
Due diligence costs	262,877	—	262,877
Other	239,558	26,377	265,935

Total operating expenses	1,211,100	50,211	1,261,311
Interest income	4,395,873	183,542	4,579,415

Income before provision for income taxes	3,184,773	133,331	3,318,104
Provision for income taxes	206,687	23,000	229,687

Net income	$2,978,086	$110,331	$3,088,417

Earnings per share (basic and diluted)	$0.10	$0.01	$0.14

Weighted average shares outstanding—basic and diluted	29,026,924	9,918,282	21,601,120

The accompanying notes should be read in conjunction with the financial statements.

Star Maritime Acquisition Corp.
(a development stage company)

Statement of Stockholders' Equity
(in U.S. dollars)

	Common Stock
			Additional paid-in capital	Earnings accumulated in the development stage	Total stockholders' equity
	Shares	Amount
May 13, 2005 (inception) to December 31, 2006
Stock Issuance on May 17, 2005 at $0.003 per share	9,026,924	$903	$24,097	$—	$25,000
Private placement issued December 15, 2005 at $10 per share	1,132,500	113	11,324,887		11,325,000
Common shares issued December 21, 2005 at $10 per share	18,867,500	1,887	188,673,113		188,675,000
Expenses of offerings			(14,900,380)		(14,900,380)
Proceeds subject to possible redemption of 6,599,999 shares			(64,679,990)		(64,679,990)
Net income for the period May 13, 2005 (inception) to December 31, 2005	—	—	—	110,331	110,331

Balance, December 31, 2005	29,026,924	$2,903	$120,441,727	$110,331	$120,554,961

Net income for the year ended December 31, 2006	—	—	—	2,978,086	2,978,086

Balance, December 31, 2006	29,026,924	$2,903	$120,441,727	$3,088,417	$123,533,047

The accompanying notes should be read in conjunction with the financial statements.

Star Maritime Acquisition Corp.
(a development stage company)

Statement of Cash Flows

	For the Year Ended December 31, 2006	May 13, 2005 (date of inception) to December 31, 2005	May 13, 2005 (date of inception) to December 31, 2006
Cash flows from operating activities:
Net Income	$2,978,086	$110,331	$3,088,417
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	408		408
Changes in operating assets and liabilities:			—
Increase in value of trust account	(4,056,715)	(183,542)	(4,240,257)
Increase in prepaid expenses and other current assets	(30,881)	(118,766)	(149,647)
Decrease (increase) in deferred tax asset	9,000	(9,000)	—
Increase in accounts payable and accrued expenses	429,467	174,053	603,520
Increase in deferred interest	2,163,057	—	2,163,057
Increase in taxes payable	206,687	—	206,687

Net cash provided by (used in) operating activities	1,699,109	(26,924)	1,672,185

Cash flows from investing activities:
Payment to trust account	—	(188,675,000)	(188,675,000)
Capital expenditures	(3,664)	—	(3,664)

Net cash used in investing activities	(3,664)	(188,675,000)	(188,678,664)

Cash flows from financing activities:
Gross proceeds from public offering		188,675,000	188,675,000
Gross proceeds from private placement		11,325,000	11,325,000
Proceeds of note payable to stockholder	—	590,000	590,000
Repayment of note payable to stockholder	—	(590,000)	(590,000)
Proceeds from sale of shares of common stock	—	25,000	25,000
Payment of offering costs	(170,585)	(10,729,795)	(10,900,380)

Net cash provided by financing activities	(170,585)	189,295,205	189,124,620

Net cash increase for period	1,524,860	593,281	2,118,141

Cash at beginning of period	593,281	—	—

Cash at end of period	$2,118,141	$593,281	$2,118,141

Supplemental cash disclosure
Interest paid	$—	$9,163	$9,163
Supplemental schedule of non-cash financing activities
Accrual of deferred underwriting fees	$—	$4,000,000	$4,000,000
Accrual of offering costs	$—	$170,585

The accompanying notes should be read in conjunction with the financial statements.

Star Maritime Acquisition Corp.
(a development stage company)

Notes to Financial Statements

1.    ORGANIZATION AND BUSINESS OPERATIONS

        Star Maritime Acquisition Corp. (the "Company") was incorporated in Delaware on May 13, 2005. The Company was formed to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination ("Business Combination") with one or more businesses in the shipping industry. The company has not acquired an entity as of December 31, 2006. The Company has selected December 31 as its fiscal year end. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. Certain amounts in the December 31, 2005 financial statements have been reclassified to conform to the current year presentation.

        On December 13, 2006, the Company created a wholly-owned subsidiary, Star Bulk Carriers Corp. ("Star Bulk") registered in the Marshall Islands. Star Bulk was not funded within 2006, therefore, there is no related effect on the financial statements.

        The registration statement for the Company's initial public offering (the "Public Offering") was declared effective on December 15, 2005. The Company completed a private placement (the "Private Placement") on such date and received net proceeds of $10,532,250. The Company consummated the Public Offering on December 21, 2005 and received net proceeds of $174,567,370. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (collectively the "Offerings") (as described in Note 3), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a "target business" shall include an operating business in the international maritime industry and a "business combination" shall mean the acquisition by the Company of a target business.

        Of the proceeds of the Offerings, $188,675,000 is being held in a trust account ("Trust Account") and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $3,773,500 of contingent underwriting compensation and $226,500 of contingent private placement fees (collectively, the "Discount") which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash if a business combination is consummated. The remaining proceeds may be used to pay for additional financing costs accrued but not yet paid, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning 33% or more of the outstanding stock sold in the public offering and private placement vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company's stockholders prior to the public offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 9,026,924 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote the shares they acquired in the Private Placement or in the aftermarket in favor of the business combination. After consummation of the Company's first business combination, all of these voting safeguards will no longer be applicable.

        With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the "Public Stockholders") who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $10.00 per share (inclusive of a pro rata portion of the discount ($0.20 per share) and interest earned thereon). Accordingly, Public Stockholders holding 32.99% of the aggregate number of shares sold in the Proposed Offerings may seek redemption of their shares in the event of a business combination.

        The accompanying financial statements have been prepared assuming that Star Maritime Acquisition Corp. will continue as a going concern. The Company's Certificate of Incorporation provides for mandatory liquidation of the Company by December 21, 2007, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. The Initial Stockholders have agreed to waive their rights to participate in any liquidation distribution occurring upon its failure to consummate a business combination with respect to those shares of common stock acquired by them prior to the Public Offering and with respect to the shares included in the 1,132,500 units purchased in the private placement. In addition, the underwriters have agreed to waive their rights to the $3,773,500 of contingent compensation and $226,500 of placement fees deposited in the trust account for their benefit. Accordingly, in the event of liquidation, the public stockholders will receive $10.00 per unit plus interest (net of taxes payable and that portion of the earned interest previously released to the Company). The Company will pay the costs of liquidation and dissolution from remaining assets outside of the trust account. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and short-term investments. The Company's policy is to place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Cash and cash equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

        The company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The company has not experienced any losses on these accounts.

Deferred Interest

        A portion (32.99%) of the interest earned on the Trust Account has been deferred on the balance sheet as it represents interest attributable to the common stock subject to possible redemption (See Note 1).

Income taxes

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Property and Equipment

        Property and equipment, which is principally computer equipment, is recorded at cost and is depreciated using the straight-line method over its useful life.

Stock Based Compensation

        In December 2004, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123 (R)"), "Share Based Project." SFAS 123 (R) required all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) effective January 1, 2006. The adoption of this standard has no effect on the financial statements as of December 31, 2006.

Earnings per common share

        Basic earnings per share are computed by dividing the net income by the weighted average common shares outstanding during the period. Diluted earnings per share reflects the additional dilution for all potentially dilutive securities such as stock warrants and options. The effect of the 20,000,000 outstanding warrants, issued in connection with the initial public offering and the private placement described in Note 3 has not been considered in the diluted earnings per share since the warrants are contingently exercisable.

Recently issued accounting pronouncements

        In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of the tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006.

        Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3.    STOCKHOLDERS' EQUITY

Public Offering

        On December 21, 2005, the Company sold 18,867,500 units to the public at a price of $10.00 per unit. Each unit consists of one share of the Company's common stock, $0.0001 par value, and one redeemable common stock purchase warrant ("warrant"). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing the later of the completion of a business combination with a target business or December 15, 2005 and expiring December 15, 2009. The warrants are redeemable at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within 30 trading day period ending on the third day prior to date on which notice of redemption is given.

Private Placement

        On December 15, 2005, the Company sold to certain of its officers and directors an aggregate of 1,132,500 units identical to the units sold in the Public Offering at a price of $10.00 per unit.

Common Stock Reserved For Issuance

        At December 31, 2006 20,000,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants.

Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting, and other rights and preferences, as maybe determined from time to time by the Board of Directors.

4.    INCOME TAXES

        The provision for income taxes consists of the following:

	For the period ended December 31,
	2006	2005
Current-Federal	$206,687	$—
Current-State and Local	—	32,000
Deferred-Federal	—	—
Deferred-State and Local	—	(9,000)

Total	$206,687	$23,000

        The total provision for income taxes differs from the amount which would be computed by applying the U.S. Federal income tax rate to income before provision for income taxes as follows:

	For the period ended December 31,
	2006	2005
Statutory federal income tax rate	34%	34%
State and local income taxes	—	17%
Valuation allowance	14%	—
Interest income not taxable for federal tax purposes	(41)%	(34)%

Effective tax rate	7%	17%

        The tax effect of temporary differences that give rise to the net deferred tax asset is as follows:

	For the period ended December 31,
	2006	2005
Expenses deferred for income taxes	$447,712	$9,000
Valuation allowance	(447,712)	—

Total deferred tax asset	$—	$9,000

5.    COMMITMENTS

        On December 19, 2006, the Company entered into a Sublease and Administrative Services Agreement with Blue Diamond Realty, LLC, a Delaware limited liability company ("Blue Diamond"). Effective as of December 1, 2006, Blue Diamond agreed to sublet offices to the Company located at 103 Foulk Road, Wilmington, Delaware and provide the Company with such office space and equipment, including a conference room, as well as administrative support necessary for the Company's business. The Agreement is for a one-year term effective December 1, 2006 through December 31, 2007, with an automatic renewal each year for an additional one year period, unless either party gives the other party at least 90 days written notice of its intent to terminate the Agreement. The Company shall pay Blue Diamond annual base rent and administrative services fees in the aggregate of $4,000 payable on January 1 each year.

        On October 4, 2006, Star Maritime entered into an agreement with Bongard Shipbrokers S.A., or Bongard, for purposes of engaging Bongard in connection with sourcing, developing contacts and making referrals for potential target businesses and providing evaluations of such potential target businesses. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $800,000 within thirty days of the closing of a business combination transaction. In the event that Star Maritime does not consummate a business combination transaction, no fees are payable to Bongard pursuant to the agreement.

        On December 20, 2006, Star Maritime entered into an agreement with Cantor Fitzgerald & Co., or CF & Co., for purposes of engaging CF & Co. as financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, CF & Co. was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business, negotiating agreements on behalf of and in conjunction with management and assisting management with the preparation of marketing and roadshow materials. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $1,250,000, plus expenses of up to $60,000, within thirty days of the closing of a business combination transaction if such transaction is consummated by December 31, 2007.

        On December 22, 2006, Star Maritime entered into an agreement with Maxim Group LLC, or Maxim, for purposes of engaging Maxim as co-lead financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, Maxim was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business and assisting in the preparation of terms sheets or letters of intent. In exchange for such services, Star Maritime is obligated to pay a contingent fee of $800,000 for any business combination transaction consummated during the term of the agreement (or within six months of the termination date). The agreement terminates on October 31, 2007, unless terminated earlier by either Star Maritime or Maxim upon thirty days' written notice, or extended by mutual agreement.

        The Initial Stockholders have agreed to surrender up to an aggregate of 200,000 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event public stockholders exercise their right to have the Company redeem their shares for cash. The number of shares that the Initial Stockholders will surrender will be determined by calculating the dollar amount of the Trust Account (exclusive of interest) paid to redeeming stockholders above the amount attributable to such stockholders ($9.23 per share) and the Discount ($0.20 per share) and dividing it by $10.00 (the value attributed to the shares for purposes of this calculation). Accordingly, for each 1,000 shares redeemed up to 3,508,772 shares, the Initial Stockholders will surrender 57 shares for cancellation.

        The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

  •
  the market price of the underlying shares of common stock is lower than the exercise price;

  •
  the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

  •
  the warrants are held in a discretionary account;

  •
  the warrants are exercised in an unsolicited transaction; or

  •
  the arrangements to pay the commission are not disclosed in the prospectus provided to warrant holders at the time of exercise.

6.    SUBSEQUENT EVENTS (UNAUDITED)

        On January 12, 2007, the Company, through its newly-formed, wholly-owned subsidiary Star Bulk Carriers Corp., a Marshall Islands company ("Star Bulk"), agreed to purchase eight drybulk carriers (the "Vessels") from certain wholly-owned subsidiary affiliates of TMT Co., Ltd., a Taiwan corporation (TMT Co., Ltd. and such subsidiary affiliates, collectively, "TMT"). The aggregate purchase price for the Vessels is $345.2 million (the "Purchase Price"), consisting of $120.7 million payable in 12,537,645 shares of common stock, par value $0.01, of Star Bulk (the "Stock Consideration") and $224.5 million in cash (the "Cash Consideration").

        On February 7, 2007, Star Bulk formed the following wholly-owned subsidiaries registered in the Marshall Islands. The share capital of each of the subsidiaries consists of 500 authorized and issued shares without par value.

  Star Alpha Inc.
  Star Beta Inc.
  Star Gamma Inc.
  Star Delta Inc.
  Star Epsilon Inc.
  Star Iota Inc.
  Star Theta Inc.
  Star Zeta Inc.
  Star Bulk Management Inc.

        Star Gamma Inc., a wholly-owned subsidiary of Star Bulk, entered into time a charter agreement dated, February 23, 2007, with TMT for the C Duckling (to be renamed the Star Gamma). The charter rate for the Star Gamma will be $28,500 per day for a term of one year. Star Iota Inc., a wholly-owned subsidiary of Star Bulk, entered into a time charter agreement, dated February 26, 2007, with TMT for the Mommy Duckling (to be renamed the Star Iota). The charter rate for the Star Iota will be $18,000 per day for a term of one year. Each charter will commence as of the date the vessel is delivered to the purchaser. Pursuant to the Supplemental Agreement, these time charters will be null and void if the Redomiciliation Merger is not consummated.

Star Maritime Acquisition Corp.
(a development stage company)

Condensed Balance Sheets
(in U.S. dollars)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current Assets:
Cash	$618,474	$2,118,141
Investments in trust account	196,084,213	192,915,257
Prepaid expenses and other current assets	176,938	149,647

Total Current Assets	196,879,625	195,183,045
Property and equipment, net	5,694	3,256

TOTAL ASSETS	$196,885,319	$195,186,301

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Accounts payable & accrued expenses	$474,520	$603,520
Deferred Interest on investments	3,290,971	2,163,057
Deferred underwriting fees	4,000,000	4,000,000
Income taxes payable	—	206,687

Total Liabilities	7,765,491	6,973,264
Common Stock, $0.0001 par value, 6,599,999 shares subject to possible redemption, at redemption value of $9.80 per share	64,679,990	64,679,990
Commitments
Stockholders' Equity:
Preferred Stock, $0.0001 par value; authorized, 1,000,000 shares; none issued or outstanding	—	—
Common Stock, $0.0001 par value, authorized, 100,000,000 shares; 29,026,924 shares issued and outstanding (including 6,599,999 shares subject to possible redemption)	2,903	2,903
Additional paid in capital	120,441,727	120,441,727
Earnings accumulated in the development stage	3,995,208	3,088,417

Total Stockholders' Equity	124,439,838	123,533,047

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$196,885,319	$195,186,301

 Star Maritime Acquisition Corp.
(a development stage company)

Statements of Income
(in U.S. dollars)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	May 13, 2006 (date of inception) to June 30, 2007	For the Year Ended December 31, 2006	May 13, 2005 (date of inception) to December 31, 2005	May 13, 2005 (date of inception) to December 31, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses
Professional fees	$316,166	$107,029	$907,660	$128,046	$1,523,683	$596,423	$19,600	$616,023
Insurance	22,500	37,000	48,780	63,250	165,256	112,242	4,234	116,476
Due diligence costs	33,199	45,997	76,496	57,293	339,373	262,877	—	262,877
Other	184,227	117,371	370,838	134,639	636,773	239,558	26,377	265,935

Total operating expenses	556,091	307,397	1,403,773	383,228	2,665,085	1,211,100	50,211	1,261,311
Interest income	1,187,784	1,162,544	2,310,564	2,157,198	6,889,979	4,395,873	183,542	4,579,415

Income before provision for income taxes	631,693	855,147	906,791	1,773,970	4,224,895	3,184,773	133,331	3,318,104
Provision for income taxes	—	122,120	—	243,326	229,687	206,687	23,000	229,687

Net income	$631,693	$733,027	$906,791	$1,530,644	$3,995,208	$2,978,086	$110,331	$3,088,417

Earnings per share (basic and diluted)	$0.02	$0.03	$0.03	$0.05	$0.17	$0.10	$0.10	$0.14

Weighted average shares outstanding—basic and diluted	29,026,924	29,026,924	29,026,924	29,026,924	23,328,717	29,026,924	9,918,282	21,601,120

Star Maritime Acquisition Corp.
(a development stage company)

Condensed Statements of Stockholders' Equity
(in U.S. dollars)

	Common Stock
			Additional paid-in capital	Earnings accumulated in the development stage	Total stockholders' equity
	Shares	Amount
May 13, 2005 (inception) to December 31, 2006
Stock Issuance on May 17, 2005 at $0.003 per share	9,026,924	$903	$24,097	$—	$25,000
Private placement issued December 15, 2005 at $10 per share	1,132,500	113	11,324,887		11,325,000
Common shares issued December 21, 2005 at $10 per share	18,867,500	1,887	188,673,113		188,675,000
Expenses of offerings			(14,900,380)		(14,900,380)
Proceeds subject to possible redemption of 6,599,999 shares			(64,679,990)		(64,679,990)
Net income for the period May 13, 2005 (inception) to December 31, 2005	—	—	—	110,331	110,331

Balance, December 31, 2005	29,026,924	$2,903	$120,441,727	$110,331	$120,554,961

Net income for the year ended December 31, 2006	—	—	—	2,978,086	2,978,086

Balance, December 31, 2006	29,026,924	$2,903	$120,441,727	$3,088,417	$123,533,047
Unaudited:
Net Income for the six months ended June 30, 2007	—	—	—	906,791	906,791

Balance, June 30, 2007	29,026,924	$2,903	$120,441,727	$3,995,208	$124,439,838

Star Maritime Acquisition Corp.
(a development stage company)

Condensed Statements of Cash Flows
(in U.S. dollars)

	Six Months Ended June 30, 2007	Six months ended June 30, 2006	May 13, 2005 (date of inception) to June 30, 2007
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$906,791	$1,530,644	$3,995,208
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	1,220	—	1,628
Changes in operating assets and liabilities:			—
Increase in value of Trust Account	(3,168,956)	(2,213,374)	(7,409,213)
Increase in prepaid expenses and other current assets	(27,291)	18,151	(176,938)
Increase (Decrease) in deferred tax asset
Increase (Decrease) in accounts payable and accrued expenses	(129,000)	(226,126)	474,520
Increase in deferred interest	1,127,914	1,061,703	3,290,971
Increase (Decrease) in taxes payable	(206,687)	267,967	—

Net cash provided by (used in) operating activities	(1,496,009)	438,966	176,176

Cash flows from investing activities:
Payment to trust account	—	—	(186,875,000)
Capital expenditures	(3,658)	—	(7,322)

Net cash used in investing activities	(3,658)	—	(186,582,322)

Cash flows from financing activities:
Gross proceeds from public offering	—	—	188,675,000
Gross proceeds from private placement	—	—	11,325,000
Proceeds of note payable to stockholder	—	—	590,000
Repayment of note payable to stockholder	—	—	(590,000)
Proceeds from sale of shares of common stock	—	—	25,000
Payment of offering costs	—	—	(10,900,380)

Net cash provided by financing activities	—	—	189,124,620

Net cash increase (decrease) for period	(1,499,667)	438,966	618,474

Cash at beginning of period	2,118,141	593,281	—

Cash at end of period	$618,474	$1,832,247	$618,474

Supplemental cash disclosure
Interest paid	$—	$—	$9,163
Supplemental schedule of non-cash financing activities
Accrual of deferred underwriting fees	$—	$—	$4,000,000
Accrual of offering costs	$—	$—	$—

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS

        Star Maritime Acquisition Corp. (the "Company") was incorporated in Delaware on May 13, 2005. The Company was formed to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination ("Business Combination") with one or more businesses in the shipping industry. The company has not acquired an entity as of March 31, 2007. The Company has selected December 31 as its fiscal year end. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

        On December 13, 2006, the Company created a wholly-owned subsidiary, Star Bulk Carriers Corp. ("Star Bulk") registered in the Marshall Islands. Star Bulk has not yet been funded; therefore, there is no related effect on the financial statements.

        On January 12, 2007, the Company, through its newly-formed, wholly-owned subsidiary Star Bulk Carriers Corp., a Marshall Islands company ("Star Bulk"), agreed to purchase eight drybulk carriers (the "Vessels") from certain wholly-owned subsidiaries of TMT Co., Ltd., a Taiwan corporation (TMT Co., Ltd. and such wholly-owned subsidiaries, collectively, "TMT"), pursuant to separate definitive Memoranda of Agreement by and between the Star Bulk and TMT (collectively, the "MOAs"), as supplemented by a Supplemental Agreement by and among the Company, Star Bulk and TMT (the "Supplemental Agreement") and a Master Agreement by and among the Company, Star Bulk and TMT (the "Master Agreement" and collectively with the MOAs and the Supplemental Agreement, the "Acquisition Agreements") which transaction is also referred to as the "Asset Acquisition". As required under its Certificate of Incorporation, the Company will hold a special meeting of its stockholders to vote on the Asset Acquisition and a proposed merger of the Company into Star Bulk in which Star Bulk will be the surviving entity (the "Redomiciliation Merger" and together with the Asset Acquisition, the "Business Combination"). The Redomiciliation Merger shall occur at the time of approval by the Company's stockholders of the Business Combination. The aggregate purchase price for the Vessels is $345.2 million (the "Purchase Price"), consisting of $120.7 million payable in 12,537,645 shares of common stock, par value $0.01, of Star Bulk (the "Stock Consideration") and $224.5 million in cash (the "Cash Consideration").

        In addition to the Stock Consideration and the Cash Consideration, Star Bulk has also agreed to issue to TMT or its nominated affiliates, under certain definitive, pre-determined circumstances, additional shares of Star Bulk common stock, which we refer to as the Additional Stock. Specifically, Star Bulk will issue (i) 803,481 additional shares of Star Bulk's common stock, no more than 10 business days following Star Bulk's filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2007, if the gross revenue of Star Bulk and its consolidated subsidiaries which own the vessels in the initial fleet exceeds 80% of Star Bulk's forecasted annual consolidated revenue for such subsidiaries for the fiscal year commencing as of the effective time of the Redomiciliation Merger and ending on December 31, 2007, as agreed between Star Bulk and TMT prior to the effective time of the Redomiciliation Merger; and (ii) 803,481 additional shares of Star Bulk's common stock, no more than 10 business days following Star Bulk's filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2008, if the gross revenue of Star Bulk and its consolidated subsidiaries owning the vessels in the initial fleet exceeds 80% of the forecasted annual consolidated revenue for such subsidiaries as agreed between Star Bulk and TMT prior to the effective time of the Redomiciliation Merger.

        On February 7, 2007, Star Bulk formed the following wholly-owned subsidiaries registered in the Marshall Islands. The share capital of each of the subsidiaries consists of 500 authorized and issued shares without par value. The names of these subsidiaries are Star Alpha Inc, Star Beta Inc, Star Gamma Inc, Star Delta Inc., Star Epsilon Inc, Star Zeta Inc., Star Iota Inc, Star Theta Inc and Star Bulk Management Inc.

        Star Gamma Inc., a wholly-owned subsidiary of Star Bulk, entered into a time charter agreement dated, February 23, 2007, with TMT for the C Duckling (to be renamed the Star Gamma). The charter rate for the Star Gamma will be $28,500 per day for a term of one year. Star Iota Inc., a wholly-owned subsidiary of Star-Bulk, entered into a time charter agreement, dated February 26, 2007, with TMT for the Mommy Duckling (to be renamed the Star Iota). The charter for the Star Iota will be $18,000 per day for a term of one year. Each charter will commence as of the date the vessel is delivered to the purchaser. Pursuant to the Supplemental Agreement, these time charters will be null and void if the Redomiciliation Merger is not consummated.

        On March 14, 2007, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Star Bulk regarding the Redomiciliation Merger, whereby the Company will merge with and into Star Bulk, with Star Bulk as the surviving corporation.

        Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the board of directors of the Company, following the Redomiciliation Merger: (i) the separate corporate existence of the Company will cease; (ii) each share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of Star Bulk common stock, par value $0.01 per share; and (iii) each outstanding warrant of the Company will be assumed by Star Bulk with the same terms and restrictions, except that each will be exercisable for common stock of Star Bulk. As provided in the Company's Certificate of Incorporation, holders of Star Maritime common stock have the right to redeem their shares for cash if such stockholder votes against the Redomiciliation Merger, elects to exercise redemption rights and the Redomiciliation Merger is approved and completed.

        The Company cannot complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares issued in the initial public offering and private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash.

        Messrs. Tsirigakis and Syllantavos, the Company's senior executive officers, and Messrs. Pappas and Erhardt, two of the Company's directors, have agreed to vote an aggregate of 1,132,500 shares, or 3.9% of Star Maritime's outstanding common stock, acquired by them in the private placement and any shares of Star Maritime common stock they may acquire in the future in favor of the Redomiciliation Merger and thereby waive redemption rights with respect to such shares. All of the Company's officers and directors have agreed to vote an aggregate of 9,026,924 shares, or 31.1% of Star Maritime's outstanding common stock, issued to them prior to the initial public offering and private placement in accordance with the vote of the holders of a majority of the shares issued in the initial public offering and private placement.

        On March 14, 2007, the Company filed with the Securities and Exchange Commission a preliminary joint proxy statement/prospectus under cover of Schedule 14A relating to the Company's special meeting of stockholders. The Company expects to consummate the Redomiciliation Merger during the third quarter of 2007, assuming the requisite stockholder approval is obtained.

        The financial statements at June 30, 2007 and for the period from May 13, 2005 (inception) to June 30, 2007 and for the three and six months ended June 30, 2007 and 2006 are unaudited. In the opinion of management, all adjustments (consisting of normal adjustments) have been made that are necessary to present fairly the financial position of the Company as of June 30, 2007, the results of its operations and cash flows for the six months ended June 30, 2007 and 2006 and for the period May 13, 2005 (inception) through 2007. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year. The condensed balance sheet at December 31, 2006 has been derived from the audited financial statements.

        The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2006. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").

        The registration statement for the Company's initial public offering (the "Public Offering") was declared effective on December 15, 2005. The Company completed a private placement (the "Private Placement") on such date and received net proceeds of $10,532,250. The Company consummated the Public Offering on December 21, 2005 and received net proceeds of $174,567,370. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (collectively the "Offerings"), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination. As used herein, a "business combination" shall mean the acquisition by the Company of a target business.

        Of the proceeds of the Offerings, $188,675,000 is being held in a trust account ("Trust Account") and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $3,773,500 of contingent underwriting compensation and $226,500 of contingent private placement fees (collectively, the "Discount") which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash if a business combination is consummated. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning 33% or more of the outstanding stock sold in the Public Offering and Private Placement vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company's stockholders prior to the Public Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 9,026,924 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote the shares they acquired in the Private Placement or any acquired in the aftermarket in favor of the business combination. After consummation of the Company's first business combination, all of these voting safeguards will no longer be applicable.

        With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the "Public Stockholders") who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $10.00 per share, which amount represents $9.80 per share plus their pro rata share of any accrued interest earned on the trust account (net of taxes payable) not previously distributed to us and $0.20 per share plus interest thereon (net of taxes payable) of contingent underwriting compensation which the underwriters have agreed to forfeit to pay redeeming stockholders. Accordingly, Public Stockholders holding 32.99% of the aggregate number of shares sold in the Public Offering and Private Placement may seek redemption of their shares in the event of a business combination.

        The accompanying financial statements have been prepared assuming that Star Maritime Acquisition Corp. will continue as a going concern. The Company's Certificate of Incorporation provides for mandatory liquidation of the Company by December 21, 2007, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. The Initial Stockholders have agreed to waive their rights to participate in any liquidation distribution occurring upon its failure to consummate a business combination with respect to those shares of common stock acquired by them prior to the Public Offering and with respect to the shares included in the 1,132,500 units purchased in the private placement. In addition, the underwriters have agreed to waive their rights to the $3,773,500 of contingent compensation and $226,500 of placement fees deposited in the trust account for their benefit. Accordingly, in the event of liquidation, the public stockholders will receive $10.00 per share plus interest (net of taxes payable and that portion of the earned interest previously released to the Company). The Company will pay the costs of liquidation and dissolution from remaining assets outside of the trust account. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B—RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of SFAS No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in tax positions recognized in a company's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of the tax position taken or expected to be taken in a tax return. The Company adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have any impact on the accompanying financial statements since we have not identified any uncertain tax positions as defined by FIN 48.

        We recognize interest and penalties related to uncertain tax positions in income tax expense. The tax years 2005 and 2006 remain open to examination by the major taxing jurisdictions to which we are subject.

        Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE C—COMMITMENTS

        On October 4, 2006, the Company entered into an agreement with Bongard Shipbrokers S.A., or Bongard, for purposes of engaging Bongard in connection with sourcing, developing contacts and making referrals for potential target businesses and providing evaluations of such potential target businesses. In exchange for such services, the Company is obligated to pay a fee of $800,000 within thirty days of the closing of a business combination transaction. In the event that the Company does not consummate a business combination transaction by December 21, 2007, no fees are payable to Bongard pursuant to the agreement.

        On December 19, 2006, the Company entered into a Sublease and Administrative Services Agreement with Blue Diamond Realty, LLC, a Delaware limited liability company ("Blue Diamond"). Effective as of December 1, 2006, Blue Diamond agreed to sublet offices to the Company located at 103 Foulk Road, Wilmington, Delaware and provide the Company with such office space and equipment, including a conference room, as well as administrative support necessary for the Company's business. The Agreement is effective December 1, 2006 through December 31, 2007, with an automatic renewal each year for an additional one year period, unless either party gives the other party at least 90 days written notice of its intent to terminate the Agreement. The Company shall pay Blue Diamond annual base rent and administrative services fees in the aggregate of $4,000 payable on January 1 each year.

        On December 20, 2006, the Company entered into an agreement with Cantor Fitzgerald & Co., or CF&Co., for purposes of engaging CF&Co. as financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, CF & Co. was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business, negotiating agreements on behalf of and in conjunction with management and assisting management with the preparation of marketing and roadshow materials. In exchange for such services, the Company is obligated to pay a fee of $1,250,000, plus expenses of up to $60,000, within thirty days of the closing of a business combination transaction if such transaction is consummated by December 31, 2007.

        On December 22, 2006, the Company entered into an agreement with Maxim Group LLC, or Maxim, for purposes of engaging Maxim as co-lead financial advisor in connection with a possible business combination transaction. Pursuant to the agreement, Maxim was engaged to provide such services as creating financial models, advising on the structure of a possible transaction with a target business and assisting in the preparation of term sheets or letters of intent. In exchange for such services, the Company is obligated to pay a fee of $800,000 for any business combination transaction consummated during the term of the agreement (or within six months of the termination date). The agreement terminates on October 31, 2007, unless terminated earlier by either the Company or Maxim upon thirty days' written notice, or extended by mutual agreement.

        The Initial Stockholders have agreed to surrender up to an aggregate of 200,000 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event public stockholders exercise their right to have the Company redeem their shares for cash. The number of shares that the Initial Stockholders will surrender will be determined by calculating the dollar amount of the Trust Account (exclusive of interest) paid to redeeming stockholders above the amount attributable to such stockholders ($9.23 per share) and the Discount ($0.20 per share) and dividing it by $10.00 (the value attributed to the shares for purposes of this calculation). Accordingly, for each 1,000 shares redeemed up to 3,508,772 shares, the Initial Stockholders will surrender 57 shares for cancellation.

        The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

  •
  the market price of the underlying shares of common stock is lower than the exercise price;

  •
  the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

  •
  the warrants are held in a discretionary account;

  •
  the warrants are exercised in an unsolicited transaction; or

  •
  the arrangements to pay the commission are not disclosed in the prospectus provided to warrant holders at the time of exercise.

NOTE D—RELATED PARTY TRANSACTIONS

        Oceanbulk Maritime, S.A., a related party, has paid for certain expenses of behalf of the Company. The Company's Director Mr. Petros Pappas is Honorary Chairman of Oceanbulk Maritime S.A. The Company's Chairman, President and Chief Executive Officer, Mr Prokopios (Akis) Tsirigakis as well as its officer Mr. Christo Anagnostou are employees of Oceanbulk Maritime S.A.. As of June 30, 2007 the Company owed approximately $161,000 to Oceanbulk Maritime S.A., for reimbursements of vessel inspection expenses incurred by Oceanbulk Maritime S.A. on behalf of the Company as well as for certain support services including legal and office support provided by Oceanbulk Maritime S.A. to the Company. This amount is included in the Company's accrued expenses and accounts payable section in the accompanying balance sheet.

        The Company has used the services of Combine Marine S.A. to conduct certain vessel inspection services of the fleet of eight dry bulk carriers that Star Bulk Carriers has agreed to acquire. On May 4, 2007, Star entered into a Management Agreement with Combine Marine Inc. ("Combine") under which Combine will provide interim technical management and associated services for the vessels in the initial fleet. Such services will be provided at a lump-sum fee of $10,000 per vessel for services leading to and including taking delivery of each vessel and at a daily fee of $450 per vessel from the delivery of each vessel onwards during the term of the agreement. The term of the agreement is for one (1) year from the date of delivery of each vessel. Either party may terminate the agreement upon thirty days' notice. This agreement will be effective only upon the approval and completion of the Business Combination. The Company's Chairman, President and Chief Executive Officer, Mr. Prokopios (Akis) Tsirigakis is the Managing Director of Combine Marine S.A.

NOTE E—COMMON STOCK RESERVED FOR ISSUANCE

        At June 30, 2007 20,000,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting, and other rights and preferences, as maybe determined from time to time by the Board of Directors.

APPENDICES

Appendix A	Memorandum of Agreement relating to the A Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and A Duckling Corporation, as seller.
Appendix B	Memorandum of Agreement relating to the B Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and B Duckling Corporation, as seller.
Appendix C	Memorandum of Agreement relating to the C Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and C Duckling Corporation, as seller.
Appendix D	Memorandum of Agreement relating to the F Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and F Duckling Corporation, as seller.
Appendix E	Memorandum of Agreement relating to the G Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and G Duckling Corporation, as seller.
Appendix F	Memorandum of Agreement relating to the I Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and I Duckling Corporation, as seller.
Appendix G	Memorandum of Agreement relating to the J Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and J Duckling Corporation, as seller.
Appendix H	Memorandum of Agreement relating to the Mommy Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and Mommy Management Corp., as seller.
Appendix I	Supplemental Agreement, dated January 12, 2007.
Appendix J	Master Agreement, dated January 12, 2007.
Appendix K	Agreement and Plan of Merger by and among Star Bulk Carriers Corp. and Star Maritime Acquisition Corp.
Appendix L	Form of Proxy.

A-i

Appendix A

Norwegian Shipbrokers' Association's Memorandum of Agreement for sale and purchase of ships.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BIMCO) in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966, 1983 and 1986/87.

A Duckling Corporation, Panama
hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—
Marshall Islands or nominee

hereinafter called the Buyers, have agreed to buy-

Name: A. DUCKLING

Classification Society/Class: BUREAU VERITAS

Built: 1992     By: STOCNIA GDYNIA S.A., POLAND

Flag: PANAMA     Place of Registration: PANAMA

Call Sign: 3EAJ8     Grt/Nrt: 91,642/53,439

~~Register Number~~ IMO Number: 8800391

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.
Purchase Price USD 59,329,707.14

~~2.~~
~~Deposit~~

        ~~As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ten per cent) of the Purchase Price within    banking days from the date of this Agreement. This deposit shall be placed with                        and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.
Payment

        ~~The said Purchase Price shall be paid in full free of bank charges to                        on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.
Inspections

~~a)*~~	~~The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records and ~~declare~~ at a suitable place at the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18 are lifted the sale becomes outright and definite, subject to the provisons of the Supplemental Agreement referenced in Clause 25. ~~whether same are accepted or not within~~

*
4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        ~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~ The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instuction books, maintenance records, and engine log books as available on board shall be made available for examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

        ~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

5.
Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5, 2 days approximate and 1 definite notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection~~ /delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/in a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery: as soon as practically possible following the Effective Date of the Merger (as defined in the Supplemental Agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling ~~(see Clauses 5 c), 6 b) (iii) and 14):~~ as per Supplemental Agreement referenced in Clause 25
~~c~~)
~~If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall~~

~~be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.~~

~~If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including these contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.~~
~~d)~~
~~Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.~~
~~6.~~
~~Drydocking/Divers Inspection~~See Clause 19

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~
~~(ii)~~
~~If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~
~~(iii)~~	~~If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range a6 per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~

~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above~~
~~(i)~~
~~the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~(ii)~~
~~the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.~~
~~(iii)~~
~~the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers shall pay the aforesaid expenses, dues and fees.~~
~~(iv)~~	~~the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~
~~(v)~~
~~the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).~~

*
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~

**
~~6 a) and 6 b) are alternatives; delete whichever is not applicable). In the absence of deletions, alternative 6 a) to apply.~~

7.
Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and sealed drums ~~and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel~~. See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.~~

8.
Documentation

        The place of closing: New York, USA

        In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

a)	Legal Bill of Sale in a form recordable in Marshall Islands (~~the country in which the Buyers are to register the Vessel~~), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.
b)	Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.
c)	Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.
d)	Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.
e)
Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.
f)
Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans, instruction books, maintenance records etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, ~~if they so request~~. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.
Encumbrances

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than term employment/charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo /cargo residues, and free of any dunnage.

10.
Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.
Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation* , free of average damage affecting the Vessel's class, and with her classification certificates and International / national certificates and surveys, as well as all other certificates the Vessel had at the time of agreement ~~inspection~~, valid and unextended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month fromat the time of delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11 and in Clause 7, Line 157, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.
Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.
Buyers'default

        ~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.
Sellers' defaultas per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Roadiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation~~

~~set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.
Buyers' representativesSee Clause 21

        ~~After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers have the right to place two representatives on board the Vessel at their sole risk and expense upon arrival at                        on or about                        These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~

16.
Arbitration

~~a)*~~	~~This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators property appointed shall not agree they shall appoint an umpire whose decision shall be final.~~
b)*
This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at , subject to the procedures applicable there. The laws of shall govern this Agreement.~~

*
16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clauses 17-25 both inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. 'A DUCKLING' (THE VESSEL)
BETWEEN A DUCKLING CORPORATION PANAMA (THE SELLERS)
AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS
OR NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "B Duckling"
  M.V. "C Duckling"
  M.V. "F Duckling"
  M.V. "G Duckling"
  M.V. "I Duckling"
  M.V. "J Duckling"
  M.V. "Mommy Duckling"

registered in the respective ownership of the following Owners:

  B Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  G Duckling Corporation, Panama
  I Duckling Corporation, Panama
  J Duckling Corporation, Panama
  Mommy Management Corp., Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as 'parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry-dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. Cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which maybe be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks 'remaining on board' as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers 'remaining on board' at the Sellers' last paid prices (either bought in the open market or paid to last charterers).

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarisation purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Buyers;

  (ii)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

        At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Sellers and the charterer;

  (ii)
  Secretary's Certificate of Sellers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS
/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

Appendix B

Norwegian Shipbroker's Association's Memorandum of Agreement for sale and purchase of ships.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BIMCO) in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966, 1983 and 1986/87.

B Duckling Corporation, Panama
hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—Marshall Islands or nominee hereinafter called the Buyers, have agreed to buy-

Name:    B. DUCKLING

Classification Society/Class:    BUREAU VERITAS

Built:    1993            By:    STOCNIA GDYNIA S.A., POLAND

Flag:    PANAMA            Place of Registration:    PANAMA

Call Sign:    3EAF9            Grt/Nrt:    91,642/50,709

~~Register Number~~ IMO Number: 8800406

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.     Purchase Price USD 61,375,559.11

~~2.     Deposit~~

        ~~As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ten per cent) of the Purchase Price within                         banking days from the date of this Agreement. This deposit be placed with                        and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.     Payment

        ~~The-said Purchase Price shall be paid in full free of bank charges to                        on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.     Inspections

~~a)*~~	~~The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records and declare at a suitable place at the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18, are lifted the sale becomes outright and definite, subject to the provisons of the Supplemental Agreement referenced in Clause 25. ~~whether same are accepted or not within~~

*
4 a) and 4 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        ~~The Buyers undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~ The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instruction books, maintenance records, and engine log books as available on board shall be made available for                        examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

        ~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

5.     Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5, 2daysapproximate and 1 definite notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection/~~ delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/~~in~~ a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery: as soon as practically possible following the Effective Date of the Merger (as defined in the Supplemental agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling ~~(see Clauses 5 c), 6 b) (iii) and 14):~~ as per Supplemental Agreement referenced in Clause 25
~~c)~~	~~If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the now date as the new cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.~~

~~If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.~~
d)
~~Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.~~

~~6.     Drydocking/Divers Inspection~~ See Clause 19

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~
~~(ii)~~
~~If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~
~~(iii)~~
~~If the Vessel is to be drydockod pursuant to Clause 6 b) (ii) and no suitable dry docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~
~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above~~

~~(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~

~~(ii) the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay those expenses. The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.~~

~~(iii) the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers shall pay the aforesaid expenses, dues and fees.~~

~~*~~
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~

~~**~~
~~6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.~~

~~(iv) the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~

~~(v) the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).~~

7.     Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and                         sealed drums ~~and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.~~ See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.~~

8.     Documentation

        The place of closing: New York, USA

        In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

  a)
  Legal Bill of Sale in a form recordable in Marshall Islands (~~the country in which the Buyers are to register the Vessel~~), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

  b)
  Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

  c)
  Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.

  d)
  Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

  e)
  Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

  f)
  Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans , instruction books, maintenance records etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also                        be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, ~~if they so request~~. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.     Encumbrances

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters(other than term employment/charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances,                         mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo /cargo residues, and free of any dunnage.

10.   Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.   Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and International /national certificates and surveys, s well as all other certificates the Vessel had at the time of agreement~~inspection~~, valid and                        unextended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month from at the time of                        delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11 and in Clause 7, Line 157 , shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if                        applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.   Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.   Buyers' default

        ~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled-to claim compensation for their losses and for all expense incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.   Sellers' default as per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8.~~

~~If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyer shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make duo compensation to the Buyers for their loss and for all expenses together with interest if their failure is duo to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.   Buyers' representatives See Clause 21

        ~~After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers have the right to place two representatives on board the Vessel at their solo risk and expense upon arrival at                        on or about                        These representatives are on board for the purpose of familiarization and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~

16.   Arbitration

~~a)*~~	~~This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.~~
b)*
This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at subject to the procedures applicable there. The laws of shall govern this Agreement.~~

*
16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clauses 17-25 both inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. "B DUCKLING' (THE VESSEL)
BETWEEN B DUCKLING CORPORATION. PANAMA (THE SELLERS)
AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR
NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "A Duckling"
  M.V. "C Duckling"
  M.V. "F Duckling"
  M.V. "G Duckling"
  M.V. "I Duckling"
  M.V. "J Duckling"
  M.V. "Mommy Duckling"

registered in the respective ownership of the following Owners:

  A Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  G Duckling Corporation, Panama
  I Duckling Corporation, Panama
  J Duckling Corporation, Panama
  Mommy Management Corp., Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as "parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry- dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. Cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which maybe be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks "remaining on board' as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers "remaining on board' at the Sellers' last paid prices (either bought in the open market or paid to last charterers).

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarisation purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (ii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Secretary's Certificate of Sellers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (ii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS
/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

Appendix C

Norwegian Shipbrokers' Association's Memorandum of Agreement for sale and purchase of ship.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BIMCO)in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966,1983 and 1986/87.

C Duckling Corporation, Panama
hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—Marshall Islands or nominee hereinafter called the Buyers, have agreed to buy-

Name:    C. DUCKLING

Classification Society/Class:    BUREAU VERITAS

Built:    2002            By:    OSHIMA SHIPBUILDING CO. LTD, NAGASAKI-JAPAN

Flag:    PANAMA            Place of Registration:    PANAMA

Call Sign:    HOOR            Grt/Nrt:    29,295/17,592

~~Register Number~~ IMO Number: 9249300

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.     Purchase Price USD 43,474,354.37

~~2.     Deposit~~

        ~~As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ton per cent) of the Purchase Price within             banking days from the date of this Agreement. This deposit shall be placed with                        and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.     Payment

        ~~The said Purchase Price shall be paid in full free of bank charges to                        on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.     Inspections

~~a)*~~	~~The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records ~~and declare~~ at a suitable place at the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18 are lifted the sale becomes outright and definite, subject to the provisions of the Supplemental Agreement referenced in Clause 25. ~~whether same are accepted or not within~~

*
4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        ~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~ The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instuction books, maintenance records, and engine log books as available on board shall be made available for                        examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

        ~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

5.     Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5, 2 days approximate and 1 definite notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection~~/delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/in a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery: as soon as practically possible following the Effective Date of the Merger (as defined in the Supplemental Agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling (see Clauses 5 c), 6 b) (iii) and 14): as per Supplemental Agreement referenced in Clause 25
~~c)~~
~~If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the~~

~~Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall be stipulated for the cancelling date stipulated in line 61.~~

~~If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.~~
~~d)~~
~~Should the Vessel become an actual, constructive or compromised total lose before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.~~

~~6.     Drydocking/Divers Inspection See Clause 19~~

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the part of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~

~~(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~

~~(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~
~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above~~

~~(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be~~

~~drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers expense to the satisfaction of the Classification Society without condition/recommendation*.~~

~~(ii) the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.~~

~~iii) the expanses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers shall pay the aforesaid expenses, dues and fees.~~

~~*~~
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~

~~**~~
~~6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.~~

~~iv) the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~

~~(v) the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).~~

7.     Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and                         sealed drums ~~and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.~~ See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.~~

8.     Documentation

        The place of closing: New York, USA

        In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

a)
Legal Bill of Sale in a form recordable in Marshall Islands (~~the country in which the Buyers are to register the Vessel~~), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

b)
Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

c)
Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.

d)
Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

e)
Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

f)
Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans, instruction books, maintenance records etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also                        be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, ~~if they so request.~~ The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.     Encumbrances

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than term employment /charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances,                          mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo / cargo residues, and free of any dunnage.

10.   Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.   Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and International / national certificates and surveys , as well as all other certificates the Vessel had at the time of agreement~~inspection~~, valid and                        unextended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month from at the time of                        delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11 and in Clause 7, Line 157, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if                        applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.   Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.   Buyers' default

        ~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.   Sellers' default as per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangement for the documentation set~~

~~out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.   Buyers' representatives See Clause 21

        ~~After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers have the right to place two representatives on board the Vessel at their sole risk and expense upon arrival at                        on or about                        Those representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~

16.   Arbitration

~~a)*~~	~~This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the s ingle arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.~~
b)*
This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at , subject to-the procedures applicable there. The laws of shall govern this Agreement.~~

*
16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clauses 17-25 both inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. "C DUCKLING' (THE VESSEL)
BETWEEN C DUCKLING CORPORATION, PANAMA (THE SELLERS)
AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR
NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "A Duckling"
  M.V. "B Duckling"
  M.V. "F Duckling"
  M.V. "G Duckling"
  M.V. "I Duckling"
  M.V. "J Duckling"
  M.V. "Mommy Duckling"

registered in the respective ownership of the following Owners:

  B Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  G Duckling Corporation, Panama
  I Duckling Corporation, Panama
  J Duckling Corporation, Panama
  Mommy Management Corp., Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as "parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry-dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. Cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which maybe be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks "remaining on board' as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers "remaining on board' at the Sellers' last paid prices (either bought in the open market or paid to last charterers).

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarisation purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Buyers;

  (ii)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

        At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Sellers and the charterer;

  (ii)
  Secretary's Certificate of Sellers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS
/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

Appendix D

Norwegian Shipbrokers' Association's Memorandum of Agreement for sale and purchase of ships.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BlMCO) in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966, 1983 and 1986/87.

F Duckling Corporation, Panama
hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—
Marshall Islands or nominee

hereinafter called the Buyers, have agreed to buy-

Name: F. DUCKLING

Classification Society/Class: N.K.K.

Built: 2000            By: TSUNEISHI SHIPBUILDING, JAPAN

F lag: PANAMA            Place of Registration: PANAMA

Call Sign: 3EFZ7            Grt/Nrt: 30,303/17,734

~~Register Number~~ IMO Number : 9216808

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.
Purchase Price USD 40,917,039.41

2.
~~Deposit~~

        ~~As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ten per cent) of the Purchase Price within                        banking days from the date of this Agreement. This deposit shall be placed with                        and hold by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.
Payment

        ~~The said Purchase Price shall be paid in full free of bank charges to                        on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.
Inspections

~~a)*~~	~~the Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records ~~and declare~~ at a suitable place at the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18 are lifted the sale becomes outright and definite, subject to the provisions of the Supplemental Agreement referenced in Clause 25.

        ~~whether same are accepted or not within~~

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        ~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~ The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instuction books, maintenance records, and engine log books as available on board shall be made available for                        examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

        ~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

*
4a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

5.
Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5, 2 days approximate and 1 definite notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection/~~ delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/~~in~~ a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery: as soon as practically possible following the effective date of the Merger (as defined in the Supplemental Agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling ~~(see Clauses-5 c), 6 b) (iii) and 14)~~: as per Supplemental Agreement referenced in Clause 25
~~c)~~
~~If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the~~

~~Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall bad substituted for the cancelling date stipulated in line 61.~~

~~If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.~~
~~d)~~
~~Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.~~
6.
~~Drydocking/Divers Inspection~~See Clause 19

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~

~~(ii) If the ruddor, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~

~~(iii) If the Vessel is to be drydockod pursuant to Clause 6 b) (ii) and no suitable dry docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~
~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6a) or 6b) above~~

~~(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~

~~(ii) the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay those expenses. The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.~~

~~(iii)  the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyer shall pay the aforesaid expenses, dues and fees.~~

~~*~~
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~

~~**~~
~~6a) and 6b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.~~

~~(iv) the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~

~~(v)  the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5b).~~

7.
Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excxluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and sealed                        drums ~~and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel~~. See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.~~

8.
Documentation

        The place of closing: New York, USA

b)
Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

c)
Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.

d)
Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

e)
Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

f)
Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans, instruction books, maintenance records etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, ~~if they so request~~. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.
Encumbrances

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than term employment/charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo /cargo residues, and free of any dunnage.

10.
Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.
Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and International / national certificates and surveys, as well as all other certificates the Vessel had at the time of agreement ~~inspection~~, valid and unextended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month from at the time of delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11 and in Clause 7, Line 157 , shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.
Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.
Buyers'default

        ~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.
Sellers' default as per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Roadiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers~~

~~for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.
Buyers' representatives See Clause 21

        ~~After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers have the right to place two representatives on board the Vessel at their sole risk and expense upon arrival at                        on or about                        These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~

16.
Arbitration

~~a)*~~	~~This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators property appointed shall not agree they shall appoint an umpire whose decision shall be final.~~
b)*
This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at , subject to the procedures applicable there. The laws of shall govern this Agreement.~~

*
16a), 16b) and 16c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clauses 17-25 both inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. 'A DUCKLING' (THE VESSEL)
BETWEEN A DUCKLING CORPORATION PANAMA (THE SELLERS)
AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS
OR NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "B Duckling"
  M.V. "C Duckling"
  M.V. "F Duckling"
  M.V. "G Duckling"
  M.V. "I Duckling"
  M.V. "J Duckling"
  M.V. "Mommy Duckling"

registered in the respective ownership of the following Owners:

  B Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  G Duckling Corporation, Panama
  I Duckling Corporation, Panama
  J Duckling Corporation, Panama
  Mommy Management Corp., Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as 'parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry-dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. Cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which maybe be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks 'remaining on board' as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers 'remaining on board' at the Sellers' last paid prices (either bought in the open market or paid to last charterers).

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarisation purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Buyers;

  (ii)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

        At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Sellers and the charterer;

  (ii)
  Secretary's Certificate of Sellers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS
/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

Appendix E

Norwegian Shipbrokers' Association's Memorandum of Agreement for sale and purchase of ships.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BIMCO) in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966, 1983 and 1986/87.

G Duckling Corporation, Panama

hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—Marshall Islands or nominee hereinafter called the Buyers, have agreed to buy-

Name: G. DUCKLING

Classification Society/Class: N.K.K.

Built: 2001             By: TSUNEISHI SHIPBUILDING, JAPAN

Flag: PANAMA             Place of Registration: PANAMA

Call Sign: 3EGW2             Grt/Nrt: 30,303/17,734

~~Register Number:~~ IMO Number: 9216822

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.
Purchase PriceUSD 40,917,039.41

~~2.~~
~~Deposit~~

        ~~As security for the correct fulfillment of this Agreement the Buyers shall pay a deposit of 10% (ten per cent) of the Purchase Price within                          banking days from the date of this Agreement. This deposit shall be placed with                          and held by them in a joint account for-the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the paid deposit shall be borne equally by the Sellers and the Buyers~~

3.
Payment

        ~~The said Purchase Price shall be paid in full free of bank charges to                          on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance? With Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.
Inspections

~~a)*~~	~~The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite), subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records and declare at a suitable place at the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18 are lifted the sale becomes outright and definite, subject to the provisions of the Supplemental Agreement referenced in Clause 25. ~~whether same are accepted or not within>~~

*
4a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        ~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~ The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instruction books, maintenance records, and engine log books as available on board shall be made available for                          examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

        ~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

5.
Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5, 2 days approximate and 1 definite notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection/~~ delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/~~in~~ a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery: as soon as practically possible following the Effective Date of the Merger (as defined in the Supplemental Agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling ~~(see Clauses 5 c), 6 b) (iii) and 14):~~ as per Supplemental Agreement referenced in Clause 25
~~c)~~
~~If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a now cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers'~~

~~notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be doomed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.~~

~~If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vassal not being ready by the original cancelling data.~~
~~d)~~
~~Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.~~
~~6.~~
~~Drydocking/Divers Inspection See Clause 19~~

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the-port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~

~~(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load lion are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~

~~(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry- docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~

~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above~~

~~(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tail shaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tail shaft shall be arranged by the Sellers. Should any parts of the tail shaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~

~~(ii) the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.~~

~~(iii) the expenses in connection with putting the Vessel in and taking hour out of drydock, including the drydock dues and the Classification Society's fees Shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tail shaft system. In all other cases the Buyers shall pay the aforesaid expense, dues and fees.~~

*
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~

**
~~6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of dilution, alternatives 6 a) to apply~~

~~(iv) the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~

~~(v) the Buyers shall have the right to have the underwater parts of the Vassal cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work Shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).~~

7.
Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and                          sealed drums ~~and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.~~ See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price~~

8.
Documentation

        The place of closing: New York, USA

        In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

  a)
  Legal Bill of Sale in a form recordable in Marshall Islands (~~the country in which the Buyers are to register the Vessel~~), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly materially attested and legalized by the consul of such country or other competent authority.

  b)
  Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

  c)
  Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.

  d)
  Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

  e)
  Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

  f)
  Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans, instruction books, maintenance records etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also                          be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, ~~if they so request~~. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.
Encumbrance

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters(other than term employment /charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances,                          mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo/cargo residues, and free of any dunnage.

10.
Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.
Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and International/ national certificates and surveys, as well as all other certificates the Vessel had at the time of agreement ~~inspection,~~ valid and                          unexpended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month from ~~at~~ the time of                          delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11 and in Clause 7, Line 157, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if                          applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.
Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.
Buyers' default

        ~~Should the deposit not be paid in accordance) with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.
Sellers' default as per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Seller shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation sot out in Clause 8. If after Notice of Readiness have been given but before the Buyers have taken delivery, the Vessel coasts to be physically ready for delivery and is not made physically ready again in~~

~~every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make duo compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel trio Agreement.~~

15.
Buyers' representatives See Clause 21

        ~~After this Agreement have been Signed by both parties and the deposit has been lodged, the buyers have the right to place two representatives on board the Vessel at their solo risk and expense upon arrival at                          on or about                         . These representatives are on board for the purpose of familiarization and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives chill sign the Sellers' lotto of indemnity prior to their embarkation.~~

16.
Arbitration

~~a)*~~	~~This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement Shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator-that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.~~
b)*
This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at subject to the procedures applicable there. The laws of shall govern this Agreement.~~

*
16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clauses 17-25 both inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. "G DUCKLING' (THE VESSEL)
BETWEEN G DUCKLING CORPORATION, PANAMA (THE SELLERS)
AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR
NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "A Duckling"
  M.V. "B Duckling"
  M.V. "C Duckling"
  M.V. "F Duckling"
  M.V. "I Duckling"
  M.V. "J Duckling"
  M.V. "Mommy Duckling"

registered in the respective ownership of the following Owners:

  A Duckling Corporation, Panama
  B Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  I Duckling Corporation, Panama
  J Duckling Corporation, Panama
  Mommy Management Corp., Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as "parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry-dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. Cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which maybe be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks "remaining on board' as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers "remaining on board' at the Sellers' last paid prices (either bought in the open market or paid to last charterers).

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarisation purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Buyers;

  (ii)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

        At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Sellers and the charterer;

  (ii)
  Secretary's Certificate of Sellers authorizing this — MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS

/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

Appendix F

Norwegian Shipbrokers* Association's Memorandum of Agreement for sale and purchase of ships.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BIMCO) in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966,1983 and 1986/87.

I Duckling Corporation, Panama
hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—
Marshall Islands or nominee

hereinafter called the Buyers, have agreed to buy-

Name: I. DUCKLING

Classification Society/Class: BUREAU VERITAS

Built: 2003     By: OSHIMA SHIPBUILDING CO. LTD, JAPAN

Flag: PANAMA     Place of Registration: PANAMA

Call Sign: 3EF15     Grt/Nrt: 29,357/17,595

~~Register Number~~ IMO Number: 9284477

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.
Purchase Price USD 42,451,428.39

~~2.~~
~~Deposit~~

        ~~As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ten per cent) of the Purchase Price within                          banking days from the date of this Agreement. This deposit shall be placed with                          and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.
Payment

        ~~The-said Purchase Price shall be paid in full free of bank charges to~~

        ~~on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice~~

F-1

~~of Readiness has been given in accordance with Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.
Inspections

~~a)*~~	~~The Buyers have inspected and accepted the Vessel' s classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records ~~and declare~~ at a suitable place at the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18 are lifted the sale becomes outright and definite, subject to the provisions of the Supplemental Agreement referenced in Clause 25. ~~whether same are accepted or not within~~

*
4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        ~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should-the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~ The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instruction books, maintenance records, and engine log books as available on board shall be made available for                          examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.                          Should notice of acceptance of the Vessel " s classification records and of the Vessel not be received- by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, where after this Agreement shall be null and void.~~

5.
Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5, 2 days approximate and 1 definite notice of the e stimated time of arrival at the intended place of drydocking/underwater inspection/delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/ ~~in~~ a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery: as soon as practically possible following the Effective Date of the Merger (as defined in the Supplemental Agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling (~~see Clauses 5 c), 6 b) (iii) and 14):~~ as per Supplemental Agreement referenced in Clause 25
c)
~~If the Sellers anticipate that, notwithstanding the exercise of duo diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the~~

F-2

~~option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the now cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.~~

~~If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.~~
~~d)~~
~~Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together- with interest earned shall be released immediately to the Buyers where after this Agreement shall be null and void.~~
~~6.~~
~~Drydocking/ Divers Inspection See Game 19~~

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vassel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel " s class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~

~~(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inception being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the- Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~

~~(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b)~~

F-3

~~which shall, for the purpose of this clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~
~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above~~
~~(i)~~	~~the Classification Society may require survey of the tail shaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for -tail shaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good to the sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~(ii)~~	~~the expenses relating to the survey of the tail shaft system shall be borne by the Buyers unless the Classification Society requires such survey to the carried out, in which case the Sellers shall pay those expenses. The Sellers shall also pay the expenses if the Buyer require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.~~
~~(iii)~~
~~the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers s hall pay the aforesaid expenses, dues and fees.~~

~~*~~
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~

~~**~~
~~6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.~~

~~(iv)~~	~~the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~
~~(v)~~
~~the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).~~
7.
Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded.

F-4

Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and                          sealed drums ~~and pay the current not market price (excluding barging expenses) at the port and date of delivery of the Vessel.~~ See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.~~

8.
Documentation

        The place of closing: New York, USA

        In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

  a)
  Legal Bill of Sale in a form recordable in Marshall Islands (~~the country in which the Buyers are to register the Vessel~~), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

  b)
  Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

  c)
  Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.

  d)
  Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

  e)
  Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

  f)
  Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans, instruction books, maintenance records etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also                          be handed over to the Buyers unless

F-5

the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, ~~if they so request~~. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.
Encumbrances

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than term employment/charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances,                          mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo /cargo residues, and free of any dunnage.

10.
Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.
Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation* , free of average damage affecting the Vessel's class, and with her classification certificates and International/national certificates and surveys, as well as all other certificates the Vessel had at the time of agreement ~~inspection~~, valid and unextended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month from at the time of                          delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11and in Clause 7, Line 157 , shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if                          applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.
Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.
Buyers' default

        ~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.
Sellers' defaultas per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the~~

F-6

~~option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has boon given to make arrangements for the documentation set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceaces to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to thorn immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make duo compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.
Buyers' representativesSee Clause 21

        ~~After this Agreement has been signed by both parties and the deposit has boon lodged, the Buyers have the right to place two representatives on board the Vessel at their sole risk and expense upon arrival at                          on or about                          Those representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel, The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~

16.
Arbitration

~~a*)~~	~~This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the s ingle arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whoso decision shall be final.~~
b)*
This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at , subject to the procedures applicable there. The laws of shall govern this Agreement.~~

*
16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clauses 17-25 both inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

F-7

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. "I DUCKLING' (THE VESSEL)
BETWEEN I DUCKLING CORPORATION. PANAMA (THE SELLERS)
AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR
NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "A Duckling"
  M.V. "B Duckling"
  M.V. "C Duckling"
  M.V."F Duckling"
  M.V. "G Duckling"
  M.V. "J Duckling"
  M.V. "Mommy Duckling"

registered in the respective ownership of the following Owners:

  A Duckling Corporation, Panama
  B Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  G Duckling Corporation, Panama
  J Duckling Corporation, Panama
  Mommy Management Corp., Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as "parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a

F-8

manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry- dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. Cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which maybe be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks "remaining on board' as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers "remaining on board' at the Sellers' last paid prices (either bought in the open market or paid to last charterers)

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarisation purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

F-9

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Buyers;

  (ii)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

        At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Sellers and the charterer;

  (ii)
  Secretary's Certificate of Sellers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS
/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

F-10

Appendix G

Norwegian Shipbrokers' Association's Memo randum of Agreement for sale and purchase of ships.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BIMCO) in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966,1983 and 1986/87.

J Duckling Corporation, Panama
hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—Marshall Islands or nominee hereinafter called the Buyers, have agreed to buy-

Name:    J.DUCKLING

Classification Society/Class:    BUREAU VERITAS

Built:    JUNE, 2003            By:    TSUNEISHI HEAVY INDUSTRIES (CEBU) INC., PHILIPPINES

Flag:    PANAMA            Place of Registration:    PANAMA

Call Sign:    3EGV7            Grt/Nrt:    30,054/18,207

~~Register Number~~ IMO Number:    9266449

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.
Purchase PriceUSD 43,985,817.36

~~2.~~
~~Deposit~~

        ~~As security for the correct fulfillment of this Agreement the Buyers Shall pay a deposit of 10% (ten per cent) of the Purchase Price within                        banking days from the date of this Agreement. This deposit shall be placed with                        and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.
Payment

        ~~The said Purchase Price shall be paid in full free of bank charges to                        on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.
Inspections

~~a)*~~	~~The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records ~~and declare~~ at a 'suitable placeat the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18 are lifted the sale becomes outright and definite, subject to the provisons of the Supplemental Agreement referenced in Claus 25. ~~whether same are accepted or not within~~

*
4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        ~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~ The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instruction books, maintenance records, and engine log books as available on board shall be made available for                        examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

        ~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

5.
Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5, 2 days approximate and 1 definite notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection/~~ delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/in a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery : as soon as practically possible following the Effective Date of the Merger (as defined in the Supplemental Agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling ~~(see Clauses 5 c), 6 b) (iii) and 14):~~ asper Supplemental Agreement referenced in Clause 25
~~c)~~	~~If the Seller anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyer have not declared their option within 7 running days of receipt of the Sellers' notification or if the~~

~~Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.~~

~~If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including these contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for~~
~~damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.~~
~~d)~~
~~Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.~~

6.
~~Drydocking/Divers Inspection~~See Clause 19

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~

~~(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~

~~(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable drydocking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~

~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above~~

~~(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The~~
~~drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, these parts shall be renewed or made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~

~~(ii) the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.~~

~~(iii) the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers shall pay the aforesaid expenses, dues and fees.~~

~~*~~
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~
~~**~~
~~6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.~~

~~(iv) the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~

~~(v) the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).~~

7.
Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and                        sealed drums ~~and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.~~ See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.~~

8.
Documentation

        The place of closing: New York, USA

        In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

a)	Legal Bill of Sale in a form recordable in Marshall Islands (~~the country in which the Buyers are to register the Vessel~~), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.
b)	Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.
c)	Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.
d)	Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.
e)
Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.
f)
Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans, instruction books, maintenance recordsetc., which are on board the Vessel. Other certificates which are on board the Vessel shall also                        be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.
Encumbrances

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than term employment/charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances,                        mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo /cargo residues, and free of any dunnage.

10.
Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.
Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and International/ national certificates and surveys, as well as all other certificates the Vessel had at the time of agreement~~inspection~~, valid and                        unextended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month from at the time of                        delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11 and in Clause 7, Line 157, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if                        applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.
Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.
Buyers' default

        ~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.
Sellers' defaultas per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation~~

~~set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and now Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.
Buyers' representativesSee Clause 21

        ~~After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers have the right to place two representatives on board the Vessel at their sole risk and expense upon arrival at                        on or about                        These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~

16.
Arbitration

~~a)*~~	~~This Agreement shall be governed by and construed in accordance with English law and any dispute-arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.~~
~~b)*~~
~~This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final; and for purpose of enforcing any award, this Agreement may be made a rule of the Court.~~
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at , subject to the procedures applicable there. The laws of shall govern this Agreement.~~

*
16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clauses 17-25 both inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. 'J DUCKLING' (THE VESSEL)
BETWEEN J DUCKLING CORPORATION, PANAMA (THE SELLERS)
AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR
NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "A Duckling"
  M.V. "B Duckling"
  M.V. "C Duckling"
  M.V. "F Duckling"
  M.V. "G Duckling"
  M.V. "I Duckling"
  M.V. "Mommy Duckling"

registered in the respective ownership of the following Owners:

  A Duckling Corporation, Panama
  B Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  G Duckling Corporation, Panama
  I Duckling Corporation, Panama
  Mommy Management Corp., Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as 'parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry-dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. Cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which may be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks 'remaining on board' as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers 'remaining on board' at the Sellers' last paid prices (either bought in the open market or paid to last charterers).

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarisation purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (ii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

        At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Secretary's Certificate of Sellers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (ii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS

/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

Appendix H

Norwegian Shipbrokers' Association's Memo randum of Agreement for sale and purchase of ships.
MEMORANDUM OF AGREEMENT	Adopted by The Baltic and International Maritime Council (BIMCO) in 1956.
Dated: January 12, 2007	Code-name
SALE FORM 1993
Revised 1966,1983 and 1986/87.

Mommy Management Corp., Panama
hereinafter called the Sellers, have agreed to sell, and Star Bulk Carriers Corp., Majuro—Marshall Islands or nominee hereinafter called the Buyers, have agreed to buy—

Name:    MOMMY DUCKLING

Classification Society/Class:    BUREAU VERITAS

Built:    1983            By:    HYUNDAI HEAVY IND.CO.LTD, KOREA

Flag:    PANAMA            Place of Registration:    PANAMA

Call Sign:    HPKI            Grt/Nrt:    45,773/24,230

~~Register Number~~ IMO Number:    8024375

hereinafter called the Vessel, on the following terms and conditions:

Definitions

        "Banking days" are days on which banks are open be the in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

        "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

        "Classification Society" or "Class" means the Society referred to in line 4.

1.
Purchase Price USD 12,786,574.81

~~2.~~
~~Deposit~~

        ~~As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ten poor cent) of the Purchase Price within                        banking days from the date of this Agreement. This deposit shall be placed with                        and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.
Payment

        ~~The-said Purchase Price shall be paid in full free of bank charges to                        on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has be on given in accordance with Clause 5.~~ The Purchase Price shall be paid as provided in the Supplemental Agreement referenced in Clause 25.

4.
Inspections

~~a)*~~	~~The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in on and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~
b)*
The Buyers shall have the right to inspect the Vessel and Vessel's classification records ~~and declare~~ at a suitable place at the Buyers' option. However these inspections are not a subject and once the subjects stipulated in clause 18 are lifted the sale becomes outright and definite, subject to the provisions of the Supplemental Agreement referenced in Clause 25. ~~whether same are accepted or not within~~

        The Sellers shall provide for inspection of the Vessel at/in (to be advised by Sellers)

        The Buyer shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the loose thereby incurred. The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck, instruction books, maintenance records, and engine log books as available on board shall be made available for                        examination by the Buyers. ~~If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

        ~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyer, whereafter this Agreement shall be null and void.~~

5.
Notices, time and place of delivery

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 20, 15, and 7, 5,2 days approximate and 1 definite notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection~~ /delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/ ~~in~~a port worldwide (range/s to be advised) in the Sellers' option.

Expected time of delivery: as soon as practically possible following the Effective Date of the Merger (as defined in the Supplemental Agreement referenced in Clause 25) but not later than the last discharging port of the last laden voyage
Date of cancelling ~~(see Clauses 5 c), 6 b) (iii) and 14):~~ as per Supplemental Agreement referenced in Clause 25
~~c)~~
~~If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of other cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.~~

~~If this-Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.~~
~~d)~~
~~Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest eared shall be released immediately to the Buyers whereafter this Agreement shall be null and void.~~

6.
Drydocking/Divers Inspection See Clause 19

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~
~~b)**~~
~~(i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the condition at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~

*
4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.

~~(ii) If the rudder, propeller, bottom or other underwater parts be low the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.~~

~~(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.~~
~~c)~~	~~If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above~~

~~(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.~~

~~(ii) the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay those exposes. The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condom nod or found defective or broken so as to affect the Vessel's class*.~~

~~(iii) the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyer shall pay the aforesaid expenses, dues and fees.~~

~~*~~
~~Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~
~~**~~
~~6 a) and 6 b) am alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.~~

~~(iv) the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.~~

~~(v) the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vossel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the- additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to took delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).~~

7.
Spares/bunkers, etc.

        The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

        The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): To Be Advised

        The Buyers shall take over the remaining bunkers (if same are property of the Sellers) and unused lubricating oils in storage tanks and                        sealed drums ~~and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.~~ See Clause 20

        ~~Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.~~

8.
DocumentationThe place of closing: New York, USA

        In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

a)	Legal Bill of Sale in a form record able in Marshall Islands (~~the country in which the Buyers are to register the Vessel~~), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly materially attested and legalized by the consul of such country or other competent authority.
b)	Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.
c)	Confirmation of Class issued within ~~72 hours~~ 3 working days prior to delivery.
d)	Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.
e)
Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.
f)
Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. See Clause 22

        At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

        At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans, instruction books, maintenance records etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they go request. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.     Encumbrances

        The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than term employment/charters contemplated by the Supplemental Agreement referenced in Clause 25), encumbrances,                         mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. The Vessel on delivery to be delivered free of cargo/cargo residues, and free of any dunnage.

10.   Taxes, etc.

        Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.   Condition on delivery

        The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*,free of average damage affecting the Vessel's class, and with her classification certificates and International/ national certificates and surveys, as well as all other certificates the Vessel had at the time of agreement ~~inspection~~, valid and                        unexpended without condition/recommendation* by Class or the relevant authorities for a minimum of 1 month from at the time of                        delivery.

*
Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

        "Inspection" in this Clause 11 and in Clause 7, Line 157, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if                        applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

12.   Name/markings

        Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.   Buyers' default

        ~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their lassos and for oil expenses incurred together with interest.~~

        Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss,~~ the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.   Sellers' default as per Supplemental Agreement referenced in Clause 25

        ~~Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be read to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation~~

~~set out in Clause 8. If after Notice of Readiness has been given but before the Buyer have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in lion 61 and now Notice of Readiness given, the Buyer shall retain their option to cancel. In the event that the Buyers loot to cancel this Agreement the deposit together with interest earned shall be released to them immediately.~~

        ~~Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.   Buyers' representatives See Clause 21

        ~~After this Agreement has been on signed by be the parties and the deposit has been lodged, the Buyers have the right to place two representatives on be add the Vessel at their solo risk and expense upon arrival at                        on or about                        These representatives are on be add for the purpose of familiarization and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~

16.
Arbitration

~~a)*~~	~~This Agreement shall be governed by and construed in accordance with English law and 263 any dispute arising out of this Agreement shall be referred to arbitration in London in 264 accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or it or be ing appointed by each or enactment thereof for the time being in party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.~~
b)*
This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.
The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.
~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at , subject to the procedures applicable there. The laws of shall govern this Agreement's~~

*
16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of 282 deletions, alternative 16 a) to apply.

Clauses 17-25 be the inclusive are deemed are part of this agreement

        This Charter Party is a computer generated copy of the "SALEFORM 1993" form printed by authority of Norwegian Shipbrokers' Association using software which is the copyright of Strategic Software Ltd. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. Norwegian Shipbrokers' Association and Strategic Software Ltd. assume no responsibility for any loss or damage caused as a result of discrepancies between the original approved document and this document.

ADDITIONAL CLAUSES
TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993
DATED JANUARY 12, 2007 FOR M.V. "MOMMY DUCKLING' (THE VESSEL)
BETWEEN MOMY DUCKLING MANAGEMENT CORP., PANAMA (THE
SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR
NOMINEE (THE BUYERS)

CLAUSE 17

        This sale is part of the sale and delivery of the following additional Motor Vessels:

  M.V. "A Duckling"
  M.V. "B Duckling"
  M.V. "C Duckling"
  M.V. "F Duckling"
  M.V. "G Duckling"
  M.V. "I Duckling"
  M.V. "J Duckling"

registered in the respective ownership of the following Owners:

  A Duckling Corporation, Panama
  B Duckling Corporation, Panama
  C Duckling Corporation, Panama
  F Duckling Corporation, Panama
  G Duckling Corporation, Panama
  I Duckling Corporation, Panama
  J Duckling Corporation, Panama

and all ultimately beneficially owned by TMT Co., Ltd., Taiwan ("TMT"). In the event that one or more of the above vessels are not delivered pursuant to their respective MOA's for any reason whatsoever, TMT hereby agrees and assumes the obligation to substitute the non-delivered vessel(s) with replacement tonnage pursuant and subject to the terms of the Supplemental Agreement referenced in Clause 25.

CLAUSE 18

        This sale is subject to:

  i)
  STAR MARITIME ACQUISITION CORP. Delaware ("Star Maritime") a listed company in the AMEX being the parent company of the Buyers filing a definitive proxy/registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") and such Registration Statement being declared effective by the SEC.

  ii)
  Star Maritime obtaining the requisite approval of its stockholders for the Merger (as defined in Supplemental Agreement referenced in Clause 25) and the sale of the vessels provided for in the Supplemental Agreement referenced in Clause 25 at a duly convened stockholders' meeting.

CLAUSE 19

        No dry-docking / however the Buyers have the right at Buyers' expense to carry out an under-water (defined as "parts below the sea water line at time of divers inspection') inspection prior to or at the delivery port and the Sellers shall make the vessel available for such under-water inspection. Inspection of underwater parts shall be carried out by divers approved by the class with the presence of class surveyor and the Sellers/Buyers representatives. Such diver inspection shall be carried out in a manner acceptable to class surveyor. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near the delivery port.

        In the event of any damage/s being found which lead to a recommendation by the classification society and immediate repairs are required, the Sellers shall then dry-dock the Vessel in accordance with clause 6 of the Norwegian Sale Form 1993, and Sellers shall repair same to class satisfaction. cancelling date to be extended accordingly.

        If damage/s are found which lead to a recommendation by the classification society, repair/s of which maybe be carried out by the Buyers at a later stage, as per classification society recommendation, then in lieu of Buyers taking delivery of the Vessel with said recommendation/s the Sellers shall pay to the Buyers the estimated repairing direct cost—this amount will be deducted from the purchase price on delivery.

        This estimated repairing direct cost shall be the average cost of 2 quotations from reputable yards/repair shops at or near the delivery port, 1 obtained by Buyers and 1 obtained by Sellers determined in accordance with the cost of such repairs prevailing at the time of delivery of the Vessel, for repair works only without dry-docking costs and without costs of possible time lost, and in any case for the direct cost/s only.

        It is understood that class shall be the sole arbiter in any matter under this Clause 19 affecting the Vessel's class.

        The costs of class surveyor's fee and diver inspection will be for the Buyers' account.

CLAUSE 20

        The Buyers are to pay extra for unused/unbroached lubricating oils in drums and designated storage tanks "remaining on board as per actual cost evidenced by net invoice prices including discounts. Also extra payment for bunkers "remaining on board at the Sellers' last paid prices (either be ought in the open market or paid to last charterers).

CLAUSE 21

        As from the Effective Date of Merger (as defined in the Supplemental Agreement referenced in Clause 25) Buyers shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarization purposes only without interference to the Vessel's operation at Buyer's risk and expense. Representatives are to sign Sellers' indemnity form. Sellers shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Vessel's arrival at the delivery port Buyers shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyers representatives to have the right to communicate with their office / managers via the Vessel's communication means always at Buyers' cost. The Buyers' representatives shall have full access to Vessel's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, plans, drawings and shall have the right to take photocopies of same but should not interfere with the Vessel's cargo discharge operations, if any.

CLAUSE 22

        Sellers and Buyers to supply documentation which may be reasonably required and to be mutually agreed for the legal transfer of the Vessel and for her Marshall Islands registration under new flag and ownership (such list to form an addendum to the MOA).

        At the time of delivery, in addition to other documents to be agreed per this clause, Buyers shall furnish Sellers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Buyers;

  (ii)
  Secretary's Certificate of Buyers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of Star Maritime and Star Bulk authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

        At the time of delivery, in addition to other documents to be agreed per this clause, Sellers shall furnish Buyers with the following delivery documents:

  (i)
  Novation Agreement duly executed by Sellers and the charterer;

  (ii)
  Secretary's Certificate of Sellers authorizing this MOA, the Supplemental Agreement and the Novation Agreement in respect of the charter of the Vessel, together with incumbency certificates; and

  (iii)
  Secretary's Certificate of each of TMT authorizing the Master Agreement, the Supplemental Agreement and this MOA, together with incumbency certificates.

CLAUSE 23

        Sellers warrant that on the date hereof and on the date of closing, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction on limitation.

CLAUSE 24

        All instruction books, drawings, plans and manuals, on board or ashore in owners/managers office that are in Sellers possession are to be delivered to the Buyers except ISM manuals and ship security plan. The Sellers to forward office set as soon as possible after delivery to the Buyer's office. All forwarding costs to be for Buyers account.

CLAUSE 25

        This agreement is one of the "MOAs" referred to and defined in (i) that certain Supplemental Agreement dated the date hereof and executed and delivered concurrently herewith by and among Buyers, Star Maritime as the 100pct parent of the Buyers, and TMT, the 100pct parent of the Sellers and is incorporated herein by reference, and (ii) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by TMT, Buyers and Star Maritime, and is incorporated by reference. If there is any inconsistency between the terms of this agreement and the terms of said Supplemental Agreement and/or said Master Agreement, the terms of said Supplemental Agreement and said Master Agreement shall control.

THE SELLERS	THE BUYERS

/s/ NOBU SU	/s/ PROKOPIOS TSIRIGAKIS

Appendix I

SUPPLEMENTAL AGREEMENT

        This Supplemental Agreement is entered into as of this 12th day of January, 2007 by and among (i) Star Maritime Acquisition Corp. ("Star Maritime"), a Delaware corporation, (ii) Star Bulk Carriers Corp. ("Star Bulk"), a Marshall Islands corporation wholly-owned by Star Maritime, for itself individually and for/on behalf of each of the Buyers (as hereinafter defined), and (iii) TMT Co., Ltd. ("TMT"), a Taiwan corporation, for itself individually and for/on behalf of each of the Sellers (as hereinafter defined).

        Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Schedule 1 hereto.

        The purpose of this Supplement Agreement is, inter alia, to provide for the timing of the delivery of, and payment of the consideration for, the Vessels as provided for under the MOAs which are being concurrently executed and delivered herewith.

        In consideration of the premises, the parties hereto agree as follows:

  1.
  If the Merger and the acquisition by Star Bulk of the Vessels are not approved by the requisite vote of the stockholders of Star Maritime on the Proxy Vote Date, the MOAs and this Supplemental Agreement shall be deemed terminated, cancelled and of no further force and effect, in each case with any further action required of the parties.

  2.
  If the Merger and the acquisition by Star Bulk of the Vessels are approved by the requisite vote of the Star Maritime stockholders on the Proxy Vote Date, Star Maritime and Star Bulk shall proceed forthwith to take all actions necessary to implement the Merger on or before the Effective Date of Merger.

  3.
  Star Bulk shall purchase the Vessels for the Aggregate Purchase Price, which consists of two components: (1) the Stock Consideration and (2) the Cash Consideration. The Aggregate Purchase Price shall be paid as follows:

  (i)
  first, in the form of the Stock Consideration (which shall be issued to TMT, not in its individual capacity but solely as agent for each of the applicable Sellers, concurrently with the Merger); and

  (ii)
  second, only after Vessels with an aggregate value (as set forth in Schedule 2 hereto) that equals the aggregate value of the Stock Consideration (the "Stock Consideration Threshold") have been delivered, in the form of the Cash Consideration.

  If a Vessel is delivered whose value, together with all previous Vessels delivered, exceeds the Stock Consideration Threshold, the remaining portion of the allocated Aggregate Purchase Price for such Vessel and any other remaining Vessels shall be paid in the form of Cash Consideration upon delivery of each such Vessel (allocated as per Schedule 2 hereto).

  4.
  As the 100% parent of each of the Sellers and the Buyers, respectively, TMT and Star Maritime hereby guarantees the due and punctual performance of each of the Sellers and the Buyers, respectively, under the relevant MOA.

  5.
  The Vessels, on delivery under the MOAs, shall be operated either on a spot basis or subject to term employment called for, with minimum terms and aggregate minimum daily hire rate, as provided for in Schedule 4. Term employment shall be with first class charterers and otherwise shall contain standard industry terms for employment of such Vessels and also a charter clause and a form of novation agreement, both substantially in the forms attached hereto as Exhibit A and B, respectively. TMT undertakes to procure such term employment by the Sellers with a third party or, in the case of the Mommy Duckling and, at its sole option, one of C Duckling, F Duckling, G Duckling or I Duckling, with itself as charterer, as soon as possible but no later than thirty (30) days from the date of this Supplemental Agreement or to pay Star Bulk the difference between the aggregate daily hire rate so fixed and the aggregate minimum daily hire rate provided for in Schedule 4 (which aggregate daily hire rate difference shall be calculated from the time of delivery of all such Vessels under the MOAs) during the relevant minimum employment term set forth in Schedule 4 (which minimum employment term shall be measured from the date of delivery of the applicable Vessel to its charterers under the applicable charter). Should TMT be unable to secure a novation agreement substantially in the form attached hereto as Exhibit B with respect to A Duckling prior to or at delivery of the Vessel, the Buyer shall, concurrent with delivery, time charter the Vessel to TMT or an affiliate designee of TMT on the same terms and conditions as the Vessel's current time charter term employment.

  6.
  If any of the Sellers is unable to deliver its Vessel pursuant to and in compliance with the terms of its MOA, Star Bulk and TMT shall confer and cooperate to identify mutually acceptable replacement vessel and enter into a binding purchase agreement for such replacement vessel within forty-five (45) days from the required delivery date of the Vessel being replaced. Should the purchase price (based on prevailing market rates) of any replacement vessel be higher than the the portion of the Aggregate Purchase Price allocated to the Vessel being replaced, Star Bulk hereby agrees to pay TMT or its nominee in cash such price difference, which payment shall be made concurrently with delivery of the replacement Vessel. Should the purchase price (based on prevailing market rates) of any replacement vessel be lower than the Aggregate Purchase Price allocated to the Vessel being replaced, TMT hereby agrees to pay in cash to Star Bulk such price difference, which payment shall be made concurrently with delivery of the replacement Vessel. If a binding purchase agreement for a replacement vessel is not entered into within the required forty-five (45) days period, Star Bulk/Buyer shall have the right to terminate the MOA for the Vessel being replaced whereupon neither party to such MOA shall have any rights or liabilities thereunder.

  7.
  This Supplemental Agreement shall be governed and construed in accordance with Title 9 of the United States Code and the law of the State of New York and should any dispute arise under this Supplemental Agreement the matter in dispute shall be referred to three persons at New York, one to be appointed by Star Maritime and Star Bulk and one to be appointed by TMT, and the third by the two so chosen; their decision or that of any two of them shall be final and for the purpose of enforcing of any award, this Supplemental Agreement may be made a rule of the court. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. in New York.

  8.
  In the event of any conflict between the provisions of any MOA and this Supplemental Agreement, the provisions of this Supplement Agreement shall prevail.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be executed and delivered as of this date first indicated above by these duly authorized officers or representatives.

STAR MARITIME ACQUISITION CORP.
By:	/s/ PROKOPIOS TSIRIGAKIS Name: Prokopios Tsirigakis Title: Chairman, Chief Executive Officer and President
STAR BULK CARRIERS CORP., for itself individually and for/on behalf of each of the Buyers
By:	/s/ PROKOPIOS TSIRIGAKIS Name: Prokopios Tsirigakis Title: President
TMT CO., LTD., for itself individually and for/on behalf of each of the Sellers
By:	/s/ NOBU SU Name: Nobu Su Title: Chairman and Chief Executive Officer

SCHEDULE 1

DEFINITIONS

        As used in the Supplemental Agreement to which this Schedule 1 is attached, the following terms have the meanings set forth below:

"Aggregate Purchase Price"	shall mean $345,237,520.
"Buyers"	shall mean, collectively, Star Bulk and those entities wholly-owned by Star Bulk for and on behalf of which Star Bulk is purchasing the Vessels.
"Cash Consideration"	shall mean $224,499.998.65.
"Effective Date of Merger"
shall mean the date, which shall not more than 15 days of the Proxy Vote Date approving the Merger, on which the merger of Star Maritime into Star Bulk becomes effective under the Marshall Islands law.
"Merger"	shall mean the business combination of Star Maritime with Star Bulk effected by way of a merger in which Star Bulk is the surviving corporation.
"Proxy Vote Date"	shall mean the date on which the proposed merger of Star Maritime into Star Bulk is submitted for vote of the shareholders of Star Maritime.
"MOAs"	shall mean, collectively, the memoranda of agreement listed and described in Schedule 3.
"Sellers"	shall mean, collectively, those entities wholly-owned by TMT and identified as sellers of the Vessels in the MOAs listed on Schedule 3.
"Stock Consideration"	shall mean 12,537,645 shares of common stock, par value $0.01 per share, of the Star Bulk, equivalent to $120,737,521.35.
"Stock Consideration Threshold"	shall have the meaning set forth in Section 3(ii).
"Vessels"	shall mean, collectively, the vessels listed on Schedule 2 and to be delivered under the MOAs listed on Schedule 3.

SCHEDULE 2

AGGREGATE PURCHASE PRICE ALLOCATION

Vessel Name	Price Allocation
A DUCKLING	$59,329,707.14
B DUCKLING	61,375,559.11
C DUCKLING	43,474,354.37
F DUCKLING	40,917,039.41
G DUCKLING	40,917,039.41
I DUCKLING	42,451,428.39
J DUCKLING	43,985,817.36
MOMMY DUCKLING	12,786,574.81
Aggregate Purchase Price:	$345,237,520.00

SCHEDULE 3

MEMORANDA OF AGREEMENT

Memorandum of Agreement relating to the A Duckling dated January 12, 2007 between Star Bulk
    Carriers Corp., as buyer, and A Duckling Corporation, as seller.

Memorandum of Agreement relating to the B Duckling dated January 12, 2007 between Star Bulk
    Carriers Corp., as buyer, and B Duckling Corporation, as seller.

Memorandum of Agreement relating to the C Duckling dated January 12, 2007 between Star Bulk
    Carriers Corp., as buyer, and C Duckling Corporation, as seller.

Memorandum of Agreement relating to the F Duckling dated January 12, 2007 between Star Bulk
    Carriers Corp., as buyer, and F Duckling Corporation, as seller.

Memorandum of Agreement relating to the G Duckling dated January 12, 2007 between Star Bulk
    Carriers Corp., as buyer, and G Duckling Corporation, as seller.

Memorandum of Agreement relating to the I Duckling dated January 12, 2007 between Star Bulk
    Carriers Corp., as buyer, and I Duckling Corporation, as seller.

Memorandum of Agreement relating to the J Duckling dated January 12, 2007 between Star Bulk
    Carriers Corp., as buyer, and J Duckling Corporation, as seller.

Memorandum of Agreement relating to the Mommy Duckling dated January 12, 2007 between Star
    Bulk Carriers Corp., as buyer, and Mommy Management Corp., as seller.

SCHEDULE 4

Vessel	Contract Type/Minimum Term Employment	Targeted Daily Hire Rate
A DUCKLING	Time Charter/3 Years	$47,000
C DUCKLING	Time Charter/1 Year	$28,500
F DUCKLING	Time Charter/2 Years	$24,500
G DUCKLING	Time Charter/2 Years	$24,500
I DUCKLING	Time Charter/1 Year	$28,500
MOMMY DUCKLING	Time Charter/1 Year	$18,000
	Aggregate Minimum Daily Hire Rate:	$171,000
B DUCKLING	Spot	N/A
J DUCKLING	Spot	N/A

EXHIBIT A

FORM OF CHARTER CLAUSE

        The [Charterer] hereby acknowledges that the [Owner] or its parent, TMT CO., LTD., a Taiwan corporation (or "TMT"), may transfer the Vessel to STAR BULK CARRIERS CORP., a Marshall Islands corporation ("Star Bulk") or a wholly-owned subsidiary of Star Bulk, and further agrees to consent to such sale and enter into a novation agreement, substantially in the form attached hereto as Exhibit [            ], pursuant to which the [Owner] will transfer all of its rights, liabilities, duties and obligations with respect to the [Charterer] under [the Charter Agreement] with effect from and including the date of the delivery of the Vessel to Star Bulk or a wholly-owned subsidiary of Star Bulk.

EXHIBIT B

FORM OF NOVATION AGREEMENT

        THIS NOVATION AGREEMENT (this "Agreement") is made and entered into as of [            ], 2007, by and among [                        ], a [                        ] corporation (the "Transferor"), [                        ], a company incorporated under the laws of [                        ] and the charterer of the Vessel (the "Charterer") and [                        ], a Marshall Islands corporation (the "Transferee").

WITNESSETH:

        WHEREAS, the Transferor owns the [                        ], a drybulk carrier with a cargo-carrying capacity of [                        ] deadweight tons (the "Vessel");

        WHEREAS, the Vessel is to be sold by the Transferor to the Transferee pursuant to a memorandum of agreement dated January [    ], 2007 (the "MOA");

        WHEREAS, the Transferor and the Charterer are parties to a charter agreement, dated [                        ], 2007, for the charter of the Vessel (the "Charter Agreement");

        WHEREAS, the Transferor desires to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of all the rights, liabilities, duties and obligations of the Transferor with respect to the Charterer under the Charter Agreement with effect from and including the date of the delivery of the Vessel to the Transferee (the "Novation Date");

        WHEREAS, the Transferor desires to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation, of all the rights, liabilities, duties and obligations of the Transferor with respect to the Charterer under the Charter Agreement with effect from and including the Novation Date; and

        WHEREAS, the Charterer desires to consent to the Transferor's sale of the Vessel pursuant to the MOA and transfers by novation to the Transferee of all the rights, liabilities, duties and obligations of the Transferor with respect to the Charterer under the Charter Agreement with effect from and including the Novation Date.

        NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

1.     Novation

        With effect from and including the Novation Date:

          (a)   the Charterer consents to the Transferor's sale of the Vessel to the Transferee pursuant to the MOA, the change of the Vessel's flag to the Republic of the Marshall Islands and the change of the Vessel's name as directed by the Transferee;

          (b)   the Charterer releases the Transferor from the Transferor' obligations and liabilities to the Charterer under the Charter Agreement arising on or after the Novation Date and which relate to the period commencing from the Novation Date, such release and discharge being without prejudice to the obligations and liabilities of the Transferee to the Charterer pursuant to the Charter Agreement;

          (c)   the Transferee agrees with the Transferor and the Charterer to assume all the rights, title, benefit, interest, liabilities and obligations of the Transferor in and under the Charter Agreement, in lieu of the Transferor, arising on or after the Novation Date and which relate to the period commencing from the Novation Date and hereby undertakes to observe and perform in favor of and for the benefit of the Charterer all such obligations and liabilities arising on or after the Novation Date and which relate to the period commencing from the Novation Date;

          (d)   the Charterer agrees with the Transferee to observe and perform in favor of and for the benefit of the Transferee, in lieu of the Transferor, all of their obligations and liabilities under the Charter Agreement arising on or after the Novation Date and which relate to the period commencing from the Novation Date;

          (e)   the Charterer expressly consents to and accept the assumption by the Transferee of the rights, title, benefit, interest, obligations and liabilities of the Transferor under the Charter Agreement, in lieu of the Transferor, arising on or after the Novation Date and which relate to the period commencing from the Novation Date and agrees that any actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever arising on or after the Novation Date shall be made against the Transferee and not the Transferor;

          (f)    the Transferor agrees at all times to keep the Transferee, its successors and assigns fully indemnified against all actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever (other than indirect, consequential, punitive or special damages), made against the Transferee, its successors and assigns or for which the Transferee, its successors and assigns may be held liable in relation to such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of the Transferor accrued or existing prior to the Novation Date. The Transferee shall give the Transferor prompt written notice of any such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever, which the Transferee believes will give rise to indemnification by the Transferor under this paragraph and the Transferor shall have the right to defend and to direct the defense against any such claim, suit or demand, in the Transferor's name at the Transferor's expense and with counsel of Transferor's own choosing, which counsel shall be reasonably satisfactory to the Transferee; provided that such claim, suit or demand would not adversely affect any rights of the Transferee or the ownership and operation of the Vessel; and

          (g)   the Transferee agrees at all times to keep the Transferor, its successors and assigns fully indemnified against all actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever (other than indirect, consequential, punitive or special damages), made against the Transferor, its successors and assigns or for which the Transferor, its successors and assigns may be held liable in relation to such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of the Transferee accrued or existing on or after the Novation Date. The Transferor shall give the Transferee prompt written notice of any such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever, which the Transferor believes will give rise to indemnification by the Transferee under this paragraph and the Transferee shall have the right to defend and to direct the defense against any such claim, suit or demand, in the Transferee's name at the Transferee's expense and with counsel of Transferee's own choosing, which counsel shall be reasonably satisfactory to the Transferor; provided that such claim, suit or demand would not adversely affect any rights of the Transferor.

2.     Representations and Warranties.

        Each party represents to the other party that:

          (a)   Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

          (b)   Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

          (c)   No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          (d)   Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

          (e)   Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

          (f)    Absence of Certain Events. No event of default or potential event of default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement;

          (g)   Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement; and

          (h)   Other Parties. As of the Novation Date, no other party has any interest or obligation in or under the Charter Agreement.

3.     Miscellaneous.

        3.1    Amendments.    No amendment, modification or waiver in respect of the Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

        3.2    Dispute Resolution, Governing Law and Jurisdiction.    Any dispute, action or proceeding arising in connection with this Agreement or the performance hereof shall be governed by the relevant dispute resolution, governing law and jurisdiction provisions of the Charter Agreement to which this Agreement is annexed, which provisions are hereby incorporated herein by reference and shall have the same force and effect as if fully set forth herein.

        3.3    Waiver of Jury Trial.    The parties waive, to the fullest extent permitted by applicable law, any right they may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. The parties certify that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and acknowledge that they have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.4.

        3.4    Further Assurances and Other Matters.    The parties agree, upon the request of any other party, at any time and from time to time, promptly to execute and deliver all such further documents, promptly to take and forbear from all such action, and obtain all approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary or reasonably appropriate in order to carry out the provisions of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed in one or more counterparts and will be deemed effective when each of the parties shall have executed a copy hereof.

[TRANSFEROR]	[CHARTERER]
By:	By:

Name:	Name:
Title:	Title:
[TRANSFEREE]
By:

Name:
Title:

Appendix J

MASTER AGREEMENT

dated as of January 12, 2007

by and among

TMT CO., LTD.,

STAR BULK CARRIERS CORP.

and

STAR MARITIME ACQUISITION CORP.

relating to the purchase of
eight drybulk carriers

MASTER AGREEMENT

        THIS MASTER AGREEMENT, dated as of January 12, 2007 (this "Agreement"), is made by and among TMT CO., LTD., a Taiwan corporation (the "Seller"), STAR BULK CARRIERS CORP., a Marshall Islands corporation (the "Buyer"), and STAR MARITIME ACQUISITION CORP., a Delaware corporation ("Star Maritime").

WITNESSETH:

        WHEREAS, the Seller and the Buyer desire to effect the transfer by the Seller's Vessel Owning Subsidiaries to the Buyer or its nominees of all of the Vessel Owning Subsidiaries' right, title and interest in and to the Vessels in accordance with the terms of the MOAs and the Supplemental Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Definitions.

        (a)    Definitions.    For purposes of this Agreement, the following terms shall have the following meanings:

        "Aggregate Purchase Price" means $345,237,520.

        "Buyer Common Stock" means the common stock, par value $0.01 per share, of the Buyer.

        "Cash Consideration" means $224,499.998.65.

        "Effective Date of Merger" has the meaning set forth in the Supplemental Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "Forecasted Annual Consolidated Revenue" means the forecasted annual Revenue of the Buyer, as shall be agreed between the Buyer and the Seller with reference to the Vessels' employment once arranged, in writing at or prior to the Effective Date of Merger.

        "Memoranda of Agreement" or "MOAs" means the separate memoranda of agreement relating to the Vessels, each dated the date hereof, between the Buyer or its nominees and the Vessel Owning Subsidiaries, each of which are attached hereto as Exhibit A.

        "Memorandum of Understanding" means the letter agreement dated November 23, 2006 by and between the Seller and Star Maritime.

        "Merger" means the business combination of Star Maritime with the Buyer effected by way of a merger in which the Buyer is the surviving corporation and where the merger consideration consists of one share of Buyer Common Stock for each share of common stock of Star Maritime.

        "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor self regulatory organization.

        "Registrable Securities" shall mean the Buyer Common Stock issued to and owned by the Seller, the Vessel Owning Subsidiaries or any Seller Affiliates (i) as the Stock Consideration and (ii) under Section 2(b) hereof.

        "Registrable Securities Holder" shall mean any of the Seller, the Vessel Owning Subsidiaries or a Seller Affiliate holding the Registrable Securities.

        "Revenue" means gross revenue of the Buyer and its consolidated subsidiaries which own and operate the Vessels, as determined under United States generally accepted accounting principles.

        "SEC" or "Commission" means the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "Seller Affiliates" shall mean any entity which is an "affiliate" of the Seller, as that term is defined under Rule 144 (in effect as of the date hereof) promulgated under the Securities Act.

        "Stock Consideration" means 12,537,645 shares of Buyer Common Stock.

        "Supplemental Agreement" means the agreement by and among Star Maritime, the Buyer and the Seller, dated the date hereof, relating to the purchase of the Vessels and attached hereto as Exhibit B.

        "USD" or "$" means legal tender of the United States of America.

        "Vessel" or "Vessels" means each of the vessels, and collectively, all of the vessels being sold pursuant to the MOAs listed in Schedule 3 of the Supplemental Agreement.

        "Vessel Owning Subsidiaries" means the subsidiaries of the Seller that are party to the Memoranda of Agreement.

SECTION 2.    Purchase Price: Earn-out.

        (a)   The Buyer or its subsidiary nominees shall purchase the Vessels for the Aggregate Purchase Price, which consists of two components: (1) the Stock Consideration and (2) the Cash Consideration. The Aggregate Purchase Price shall be paid in accordance with the terms and provisions of the Memoranda of Agreement and the Supplemental Agreement.

        (b)   In addition to the Aggregate Purchase Price:

          (1)   With respect to the short fiscal year of the Buyer commencing as of the Effective Date of Merger and ending on December 31, 2007, in the event that the Buyer achieves Revenue for such short fiscal year equal to or in excess of 80% of the Forecasted Annual Consolidated Revenue for such short fiscal year, then the Seller shall be entitled to receive, promptly following the Buyer's filing of its Annual Report on Form 20-F for such fiscal year, an additional 803,481 shares of Buyer Common Stock (which shall be issued no later than ten (10) business days following the filing of such Annual Report to the Seller, the Vessel Owning Subsidiaries and/or a Seller Affiliate, as directed by the Seller); plus

          (2)   With respect to the first full fiscal year of the Buyer following the Merger commencing on January 1, 2008 and ending on December 31, 2008, in the event that the Buyer achieves Revenue for such first full fiscal year equal to or in excess of 80% of the Forecasted Annual Consolidated Revenue for such first full fiscal year, then the Seller shall be entitled to receive, promptly following the Buyer's filing of its Annual Report on Form 20-F for such fiscal year, an additional 803,481 shares of Buyer Common Stock (which shall be issued no later than ten (10) business days following the filing of such Annual Report to the Seller, the Vessel Owning Subsidiaries or a Seller Affiliate, as directed by the Seller).

        (c)   In addition to the terms and provisions of the MOAs and the Supplemental Agreement, the Buyer's obligations hereunder shall also be subject to the Buyer obtaining debt financing in such amount as necessary in order for the Buyer to fund a portion of the Cash Consideration in excess of its cash-on-hand immediately following the Merger.

        SECTION 3.    Covenants of the Seller.    Until the delivery of each of the Vessels, the Seller shall (and shall cause the Vessel Owning Subsidiaries, as applicable, to): (a) use its commercially reasonable efforts to: (i) prevent the Vessel Owning Subsidiaries from becoming insolvent (within the meaning of the U.S. Bankruptcy Code), (ii) continue to operate its business as it is currently conducted, (iii) retain ownership and possession of the Vessels (subject to any charters in respect of the Vessels) and (iv) forbear from creating any new liens, claims or encumbrances of any kind upon the Vessels or any other material assets of the Vessel Owning Subsidiaries (except, in each case, other than in the ordinary course of business and subject to any charters in respect of the Vessels) and (b) forbear from selling any interest in any Vessel Owning Subsidiary and cause each Vessel Owning Subsidiary to forbear from issuing any capital stock or other securities to, or making loans (other than in the ordinary course of its business) to, any person other than the Seller.

        SECTION 4.    Covenants of Star Maritime.    Star Maritime shall use its commercially reasonable efforts to: (a) as soon as is reasonably practicable following the date hereof, file a registration/proxy statement on Form F-4 or S-4 with the SEC: (i) soliciting the vote of Star Maritime's stockholders in favor of the Merger and the purchase of the Vessels as contemplated hereby and (ii) subject to provisions of Section 5(a) below, registering the Registrable Securities with the SEC, (b) comply, and cause the Buyer and its Vessel purchasing nominees to comply with all other applicable rules and regulations of the SEC, (c) obtain, on behalf of itself, the Buyer and its Vessel purchasing nominees, all approvals, consents, exemptions or authorizations from such governmental agencies or authorities, and take all other actions, as may be necessary or reasonably appropriate in order to effect the Merger and transactions contemplated by this Agreement, the Supplemental Agreement and the MOAs.

        SECTION 5.    Registration Rights: Lock Up.

        (a)    Registration on Form F-4.    Buyer shall include the Registrable Securities on Buyer's Registration Statement on Form F-4 or S-4 contemplated in Section 4(a) above to the extent that such inclusion would not, in Buyer's reasonable judgment after receiving written comments from the SEC that address the registration of the Registrable Securities, materially hinder or delay the Commission's declaration of effectiveness thereof.

        (b)    Required Shelf Registration.    After receipt of a written request from the Seller, on behalf of itself or any Registrable Securities Holder, requesting that the Buyer effect a registration under the Securities Act covering all of the shares of the Registrable Securities then unregistered and outstanding, and specifying the holders and intended method or methods of disposition thereof, the Buyer shall promptly file with the SEC a registration statement covering the Registrable Securities and, as expeditiously as is possible, use its commercially reasonable efforts to effect the registration under the Securities Act of such shares for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the Buyer shall not be required to effect any such registrations pursuant to this Section 5(b) unless the Buyer shall be eligible at any time to file a registration statement on Form F-3 or S-3 (or other comparable short form) under the Securities Act. If, at any time after giving the written notice under this Section 5(b), the Seller shall notify the Buyer in writing that the Seller has determined for any reason not to proceed with the proposed offering, then the Buyer shall terminate such offering.

        (c)    Incidental Registration.    (i) If, from and after the date that is one hundred and eighty (180) days following the Effective Date of Merger, the Buyer at any time proposes to file on its behalf and/or on behalf of any of its security holders other than any Registrable Securities Holder (the "demanding security holders") a registration statement under the Securities Act on any form (other than a registration statement on Form F-4, S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Buyer pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to all the Registrable Securities Holders at least thirty (30) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Buyer or the demanding security holders. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as the Seller may request. The Seller shall be entitled to withdraw its request at any time before the time that the Registration Statement is declared effective and the offering has commenced.

          (ii)   The Seller shall advise Buyer in writing within ten (10) business days after the date of receipt of such offer from Buyer, setting forth the amount of such Registrable Securities for which registration is requested and the holders thereof. The Buyer shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its commercially reasonable efforts to effect registration under the Securities Act of such shares. If a proposed public offering pursuant to this Section 5(c) is an underwritten offering, and if the managing underwriter thereof shall advise the Buyer in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Buyer or such demanding security holder would materially and adversely affect the distribution of such securities by the Buyer or such demanding security holder, then all selling security holders (including the demanding security holder who initially requested such registration) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis, it being understood that the number of securities offered by the Buyer shall not be subject to any such pro rata reduction. Except as otherwise provided in Section 5(e), all expenses of such registration shall be borne by the Buyer.

        (d)    Registration Procedures.    If the Buyer is required by the provisions of Section 5(b) or (c) to effect the registration of any of its securities under the Securities Act, the Buyer will, as expeditiously as possible:

          (i)    prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof (which period of time shall be no later than the period that the Registrable Securities Holders could sell or dispose the Registrable Securities without restrictions pursuant to Rule 144(k) promulgated under the Securities Act);

          (ii)   prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been fully disposed of;

          (iii)  furnish to all selling security holders (including the Registrable Securities Holders) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

          (iv)  use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Buyer shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

          (v)   furnish, at the request of the selling Registrable Securities Holder(s), on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to a registration that is underwritten or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Buyer for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the selling Registrable Securities Holder(s), in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter dated such date, from the independent certified public accountants of the Buyer, addressed to the underwriters, if any, and the selling Registrable Securities Holder(s), in a customary form and covering matters of the type customarily covered by such comfort letters and as the they shall reasonably request;

          (vi)  enter into customary agreements (including an underwriting agreement in customary form, it being understood that any underwriting agreement entered into by the selling Registrable Securities Holder(s) with respect to an underwritten offering of Registrable Securities will impose customary indemnification obligations on the underwriter(s)) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (vii)   cooperate reasonably with any managing underwriter to effect the sale of Registrable Securities, including but not limited to attendance of the Buyer's executive officers at any planned "road show" presentations to the extent that such attendance does not unduly or unreasonably impact the performance of such officer's duties;

          (viii)   notify the selling Registrable Securities Holder(s) and the underwriter(s), if any, in writing at any time when the Buyer is aware that offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any selling Registrable Securities Holder or underwriter, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the offering documents as may be necessary so that, as thereafter delivered to the purchasers of such shares, such offering documents would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to purchasers of any other securities of the Buyer included in the offering copies of such offering documents as so amended or supplemented;

          (ix)  promptly notify the selling Registrable Securities Holder(s) of (A) the effectiveness of such offering documents, (B) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (C) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

          (x)   cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Buyer are then listed.

        It shall be a condition precedent to the obligation of the Buyer to take any action pursuant to this Section 5 in respect of the securities which are to be registered at the request of the Registrable Securities Holder(s) that the Registrable Securities Holder(s) shall furnish to the Buyer such information regarding the securities held by the Registrable Securities Holder(s) and the intended method of disposition thereof as the Buyer shall reasonably request and as shall be required in connection with the action taken by the Buyer.

        (e)    Expenses.    All expenses incurred in complying with this Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), all "road show" expenses incurred by the Buyer or the Registrable Securities Holder(s) and all applicable selling security holders, printing expenses, fees and disbursements of counsel for the Buyer, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 5(d)(iv), shall be paid by the Buyer, except that the Buyer shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by any applicable selling security holders, including the Registrable Securities Holders.

        (f)    Indemnification and Contribution.

          (i)    In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Buyer shall indemnify and hold harmless the Registrable Securities Holders, their respective directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls the Registrable Securities Holders or such participating person within the meaning of the Securities Act (collectively, the "Seller Indemnitees") from and against any losses, claims, damages or liabilities, joint or several, to which a Seller Indemnitee may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or any alleged untrue statement of any material fact contained or incorporated by reference, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any free writing prospectus or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall pay for or reimburse the Seller Indemnitees for any legal or any other expenses reasonably incurred by all or any one of the Seller Indemnitees in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that, with respect to any Seller Indemnitee, the Buyer shall not be liable in any such case to the extent that any such loss, claim, damage or liability has been found by a court of competent jurisdiction to have been based upon any actual untrue statement or actual omission made or incorporated by reference in such registration statement, preliminary prospectus, prospectus, free writing prospectus or any amendment or supplement thereto solely in reliance upon and in conformity with written information furnished to the Buyer by such Seller Indemnitee specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Seller Indemnitee, and shall survive the transfer of such securities by a Seller Indemnitee.

          (ii)   In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Registrable Securities Holders, by acceptance hereof, agrees to indemnify and hold harmless the Buyer, its directors and officers and each other person, if any, who controls the Buyer within the meaning of the Securities Act and any other person (including each underwriter) who participated in the offering of such Registrable Securities (collectively, the "Buyer Indemnitees") against any losses, claims, damages or liabilities, joint or several, to which the Buyer Indemnitees may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or any alleged untrue statement of any material fact contained or incorporated by reference, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any free writing prospectus, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by the Seller to the Buyer concerning the Seller specifically for inclusion in the registration statement, preliminary prospectus, prospectus, free writing prospectus or any amendment or supplement thereto relating to such offering, and (B) is not corrected by the Seller and distributed to the purchasers of shares within a reasonable period of time.

          (iii)  If the indemnification provided for in this Section 5 from an indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (iv)  The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 5(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (g)   Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Section 5, the Buyer shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 5(b) hereof during one or more periods aggregating not more than one hundred and twenty (120) days in any twelve-month period in the event that: (i) if counsel to the Buyer is of the opinion that the filing of such a registration statement would require the disclosure of material non-public information about the Buyer, the disclosure of which the Buyer believes, in good faith, could have a material adverse effect on the business or financial condition of the Buyer or (ii) the

Buyer furnishes to the Seller or other holders requesting the filing of a registration statement, a certificate signed by the President or Chief Executive Officer of the Buyer stating that, in the good faith judgment of the Board of the Buyer, it would be seriously detrimental to the Buyer and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement.

        (h)   "Market Stand-Off" Agreement. The Seller (on behalf of itself and each Registrable Securities Holder) hereby agrees, in connection with any firm commitment, underwritten public offering by the Buyer of its securities, that it shall not, to the extent requested by the Buyer or an underwriter of such securities, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of the Buyer then owned by the Seller or any Registrable Securities Holder for a period not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Buyer filed under the Securities Act in connection with such firm commitment, underwritten public offering by the Buyer; provided, however, that the foregoing shall only be applicable if all executive officers and directors of the Buyer and holders of 5% or greater of the shares of the Buyer are required to enter into similar agreements, it being agreed that the "lock-up" period for Seller or any Registrable Securities Holder shall not to exceed the period applicable to such officers and directors and shareholders and shall in no event exceed one hundred and eighty (180) days following the effective date of such registration statement.

        (i)    Resale Exemptions; Reports Under Exchange Act. In order to permit the Seller to sell the Registrable Securities, if it so desires, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Buyer will:

          (i)    comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

          (ii)   make and keep available adequate and current public information regarding the Buyer;

          (iii)  file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

          (iv)  furnish to the Registrable Securities Holders, upon written request, copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

          (v)   furnish to the Registrable Securities Holders, upon written request (A) a copy of the most recent quarterly report of the Buyer and such other reports and documents filed by the Buyer with the Commission and (ii) such other information as may be reasonably required to permit the Registrable Securities Holders to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

        (j)    Lock-up. The Seller (on behalf of itself and each Registrable Securities Holder) hereby agrees that, without the prior written consent of the Buyer, it (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the Registrable Securities representing the Stock Consideration and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any of the Registrable Securities representing the Stock Consideration (in each case within the meaning of Section 16 of the Exchange Act), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any of the Registrable Securities representing the Stock Consideration, whether or not such transaction is to be settled by delivery of Registrable Securities representing the Stock Consideration, other securities, cash or other consideration for a period of one hundred and eighty (180) days commencing on the date of issuance of Registrable Securities representing the Stock Consideration; provided, however, that, notwithstanding the foregoing, the Seller and the Vessel Owning Subsidiaries shall be permitted to transfer all or any portion of the Registrable Securities representing the Stock Consideration among themselves or to any Seller Affiliate; provided, further, that prior to any such transfer the transferor at its expense shall provide to the Buyer an opinion of counsel reasonably acceptable to the Buyer to the effect that that such transfer would not require registration under the Securities Act. The Seller hereby further agrees to cause each Registrable Securities Holder to enter into a lock-up agreement giving effect to the provisions of this Section 5(j) immediately upon such Registrable Securities Holder's acquisition of Registrable Securities representing the Stock Consideration.

        (k)   Termination. The rights granted under this Section 5 shall expire at such time as the Registrable Securities Holders collectively (i) hold less than five (5%) percent of the outstanding Buyer Common Stock, or (ii) are eligible to sell their Registrable Securities without restriction under Rule 144(k) promulgated under the Securities Act (it being agreed, for purposes of this Section 5(k)(ii), that the Buyer, upon the request of a Registrable Securities Holder and at its expense, shall provide to Buyer's transfer agent a legal opinion of its counsel regarding the ability of such holder to sell its Registrable Securities under Rule 144(k) and any appropriate legend removal instructions).

        (l)    Legends. The Seller hereby acknowledges and agrees that the Buyer shall legend the share certificates representing the Registrable Securities to reflect the restrictions on transfer contained in this Agreement and may issue to its transfer agent a stop transfer instruction in relation thereto. Such legend shall state:

    THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER WITH THE COMPANY NOT TO SELL SUCH SHARES FOR A PERIOD OF 180 DAYS FOLLOWING THE DATE OF ISSUANCE OF THE SHARES.

        SECTION 6.    Director Nominees.    Subject to satisfactory due diligence, including but not limited to, completion of Directors' & Officers' questionnaires, the Seller shall have the right to nominate and the Buyer and Star Maritime hereby agree to cause the appointment and election of two (2) members of the board of directors of the Buyer, it being understood and agreed that the initial nominees and directors (to be listed in the registration/proxy statement referred to in Section 4(a) hereof) shall be Mr. Nobu Su and Mr. Peter Espig, each of whom shall serve upon the Effective Date of Merger for one (1) year therefrom in the case of Mr. Nobu Su and for two (2) years therefrom in the case of Mr. Peter Espig or until their successors have been duly elected and qualified. For so long as Mr. Nobu Su serves on the board of directors of the Buyer, he shall receive the title of non-executive Co-Chairman of the Buyer.

        SECTION 7.    Third Party Agreements.    The Buyer or any of its subsidiaries or affiliates may enter into agreements to purchase vessels and other assets other than the Vessels. This Master Agreement shall in no way restrict or prohibit the Buyer or its subsidiaries or affiliates from negotiating or completing such transactions. The Seller or any of its subsidiaries or affiliates may enter into agreements relating to vessels or other assets other than the Vessels; provided that, in no event shall the Seller or any of its subsidiaries enter into any agreements, negotiations or transactions that would materially adversely affect the obligations of the Seller or any of its Vessel Owning Subsidiaries hereunder.

        SECTION 8.    Representations and Warranties of the Seller.    The Seller (on behalf of itself and, with respect to the representations and warranties contained in subsections (e) through (h), each Registrable Securities Holder) hereby makes the following representations and warranties to the Buyer and Star Maritime:

        (a)   it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

        (b)   this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity;

        (c)   its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) subject to the consent of applicable charterers of the Vessels, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby;

        (d)   there are no legal or governmental actions, suits or proceedings pending or, to its knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement;

        (e)   it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act;

        (f)    it has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the acquisition of Buyer Common Stock;

        (g)   the Buyer Common Stock being acquired by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; and

        (h)   it understands that (i) the shares of Buyer Common Stock have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the shares of Buyer Common Stock must be held indefinitely (subject, however, to the Buyer's obligation to effect the registration of registrable securities in accordance with Section 5 hereof) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the shares of Buyer Common Stock will bear the legend to such effect set forth in Section 5(1) hereof.

        SECTION 9.    Representations and Warranties of the Buyer.    The Buyer makes the following representations and warranties to the Seller and Star Maritime:

        (a)   it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

        (b)   this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity;

        (c)   its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby; and

        (d)   there are no legal or governmental actions, suits or proceedings pending or, to its actual knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement.

        SECTION 10.    Representations and Warranties of Star Maritime.    Star Maritime makes the following representations and warranties to the Seller and the Buyer:

        (a)   it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

        (b)   this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity;

        (c)   its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby; and

        (d)   there are no legal or governmental actions, suits or proceedings pending or, to its actual knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement.

        SECTION 11.    Conditions Precedent to the Obligations of the Seller.    The obligation of the Seller and the Vessel Owning Subsidiaries to sell and deliver the Vessels to the Buyer is subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of the Seller and the applicable Vessel Owning Subsidiary (with respect to each Vessel):

        (a)   Due Authorization, Execution and Delivery.    This Agreement shall have been duly authorized, executed and delivered by the Buyer and Star Maritime, shall be in full force and effect and executed counterparts thereof shall have been delivered to the Seller;

        (b)   Representations and Warranties.    The representations and warranties of the Buyer and Star Maritime contained in this Agreement shall be true and correct;

        (c)    Illegality.    The performance of the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement shall not, in the reasonable judgment of the Seller, violate, and shall not subject the Seller, any Vessel Owning Subsidiary or any Seller Affiliate to any material penalty or liability under, any law, rule or regulation binding upon any of them;

        (d)    No Proceedings.    No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

        (e)    Performance of Obligations.    Star Maritime, the Buyer and Buyer's Vessel purchasing nominees shall have performed all obligations required of them under this Agreement, the Supplemental Agreement and the MOAs in all material respects.

        SECTION 12.    Conditions Precedent to the Obligations of the Buyer.    The obligation of the Buyer to purchase the Vessels from the Seller or the Vessel Owning Subsidiaries is subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of the Buyer:

        (a)    Due Authorization. Execution and Delivery.    This Agreement shall have been duly authorized, executed and delivered by the Seller, shall be in full force and effect and executed counterparts thereof shall have been delivered to the Buyer;

        (b)    Representations and Warranties.    The representations and warranties of the Seller contained in this Agreement shall be true and correct;

        (c)    Illegality.    The performance of the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement shall not, in the reasonable judgment of the Buyer, violate, and shall not subject the Buyer to any material penalty or liability under, any law, rule or regulation binding upon the Buyer;

        (d)    No Proceedings.    No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

        (e)    Performance of Obligations.    The Seller and each Vessel Owning Subsidiary shall have performed all obligations required of them under this Agreement, the Supplemental Agreement and the MOAs in all material respects.

        SECTION 13.    Further Assurances and Other Matters.    Each of the Seller, the Buyer and Star Maritime agrees, upon the request of the other party, at any time and from time to time, promptly to execute and deliver all such further documents, promptly to take and forbear from all such action, and obtain all approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary or reasonably appropriate in order to effect the Merger and more effectively confirm or carry out the provisions of this Agreement and the other documents entered into in connection herewith.

        SECTION 14.    Term and Termination.    This Agreement shall terminate and be of no further force and effect: (i) upon satisfaction or waiver of all obligations of all parties arising under this Agreement, the Supplemental Agreement and the MOAs or (ii) in the event that the stockholders of Star Maritime do not approve the Merger or the sale and purchase of the Vessels as contemplated by this Agreement, the Supplemental Agreement and the MOAs, provided, however that Sections 6, 7 and 15 hereof shall survive the termination of this Agreement and remain in full force and effect if such termination is as a result of satisfaction or waiver of all obligations of all parties arising under the MOAs.

        SECTION 15.    Miscellaneous.

        (a)    Termination of Memorandum of Understanding.    The Memorandum of Understanding is hereby terminated and of no force and effect.

        (b)    Notices.    All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to the Buyer, to:
Star Bulk Carriers Corp. c/o Seward & Kissel LLP One Battery Park Plaza New York, NY 10004
Attention:	Derick Betts, Esq. Robert E. Lustrin, Esq.
Fax No:	+1(212) 480-8421
if to Star Maritime, to:
Star Bulk Carriers Corp. c/o Seward & Kissel LLP One Battery Park Plaza New York, NY 10004
Attention:	Derick Betts, Esq. Robert E. Lustrin, Esq.
Fax No:	+1 (212) 480-8421
if to the Seller to:
TMT Co., Ltd. 12 Floor 167 FU HSN NORTH ROAD Taipei 105 Taiwan, Republic of China Attention: Corporate Secretary Telephone: 011 866 2 221750229

with a copy (which shall not constitute notice) to:
Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 Attention: Douglas S. Ellenoff, Esq. Fax No.: (212) 370-7889

or to such other address as the parties shall from time to time designate in writing. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

        (c)    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles. Any action or proceeding (other than with respect to disputes under the MOAs and the Supplemental Agreement, which shall be subject to the dispute resolution provisions thereof) seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against the parties hereto or thereto in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

        (d)    Survival of Representations and Warranties.    All representations and warranties contained herein shall survive any termination of this Agreement for a period of two (2) years.

        (e)    Headings.    Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

        (f)    Severabilitv.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        (g)    Amendments in Writing.    No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by each of the Seller, the Buyer or Star Maritime from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the parties hereto.

        (h)    Expenses.    Each party shall be responsible for its own expenses in connection with the preparation, negotiation, execution and delivery of the MOAs, the Supplemental Agreement and this Agreement; provided, however, that regardless of whether this Agreement or the transactions contemplated hereby are terminated, Star Maritime shall pay for or reimburse the Seller for all reasonable fees and expenses of its legal counsel in connection with the preparation, negotiation, execution and delivery of the MOAs, the Supplemental Agreement and this Agreement up to $25,000. The Buyer shall also be responsible for all the reasonable expenses of the Seller in connection with soliciting the stockholders vote in favor of, and the approval of, the Merger and transactions contemplated in this Agreement, the MOAs and the Supplemental Agreement, including all "road show," travel and lodging expenses, all reasonable fees and expenses of legal counsel, accountants and other advisors and consultants of the Seller.

        (i)    Execution in Counterparts.    This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

        (j)    Entire Agreement.    This Agreement and the other documents referred to herein or therein, on and as of the date hereof, constitute the entire agreement of the parties hereto with respect to the subject matter hereof or thereof, and all prior or contemporaneous understandings or agreements, whether written or oral between the parties hereto with respect to such subject matter (including, without limitation, the Memorandum of Understanding) are hereby superseded in their entirety.

        (k)    Exhibits and Schedules.    The exhibits attached hereto or any schedules referenced in this Agreement are incorporated by reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.

        (l)    Successors and Assigns.    This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns; provided, that, except for permitted transferees of Registrable Securities, who shall be entitled to the benefits of Section 5 hereof, none of the Buyer, the Seller or Star Maritime may assign any of its obligations hereunder without the prior written consent of the other party.

        (m)    Third-Party Beneficiaries.    The Buyer and Star Maritime hereby acknowledge and agree that each Vessel Owning Subsidiary shall be a third party beneficiary of the obligations of the Buyer and Star Maritime under this Agreement and each Registrable Security Holder, other than the Seller and each Vessel Owning Subsidiary, shall be a third party beneficiary only with respect to Section 5 of this Agreement and all such entities shall be entitled to enforce such obligations directly against the Buyer and Star Maritime as if they were a party hereto.

        (n)    Non Waiver.    Any failure at any time of either party to enforce any provision of this Agreement shall neither constitute a waiver of such provision nor prejudice the right of any party hereto to enforce such provision at any subsequent time.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

TMT CO., LTD. for itself individually and for/on behalf of each of the Vessel Owning Subsidiaries and the Registrable Security Hotders
By:	/s/ NOBU SU Name: Nobu Su Title: Chairman and Chief Executive Officer
STAR BULK CARRIERS CORP., for itself individually and for/on behalf of each of its nominees
By:	/s/ PROKOPIOS TSIRIGAKIS Name: Prokopios Tsirigakis Title: President
STAR MARITIME ACQUISITION CORP.
By:	/s/ PROKOPIOS TSIRIGAKIS Name: Prokopios Tsirigakis Title: Chairman, Chief Executive Officer and President

Exhibit A

MEMORANDA OF AGREEMENT

[Attached]

Exhibit B

SUPPLEMENTAL AGREEMENT

[Attached]

AMENDMENT TO MASTER AGREEMENT

        TMT CO., LTD., a Taiwan corporation (the "Seller"), STAR BULK CARRIERS CORP., a Marshall Islands corporation (the "Buyer"), and STAR MARITIME ACQUISITION CORP., a Delaware corporation ("Star Maritime"), hereby amend the MASTER AGREEMENT dated as of January 12, 2007 (the "Master Agreement") by and among the Seller, the Buyer and Star Maritime, as follows:

        1.     The definition of the term "Forecasted Annual Consolidated Revenue" contained in Section 1 of the Master Agreement is hereby amended in its entirety to read as follows:

  "Forecasted Annual Consolidated Revenue" shall mean: (a) for purposes of Section 2(b)(1) of this Agreement (i) if the Effective Date of Merger occurs on or prior to June 30, 2007, an amount equal to $40 million, or (ii) if the Effective Date of Merger occurs after June 30, 2007, an amount equal to the product of (A) $40 million and (B) the ratio, expressed as a percentage, of the number of days from the Effective Date of Merger to December 31, 2007 over 180; and (b) for purposes of Section 2(b)(2) of this Agreement, $90 million.

        2.     All capitalized terms used herein shall have the meanings assigned to them in the Master Agreement, unless defined herein or the context otherwise requires. To the extent that this amendment conflicts with the Master Agreement, this amendment shall govern. Except as amended hereby, all of the provisions of the Master Agreement shall remain and continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Master Agreement to be executed as of February 28, 2007.

TMT CO., LTD.
for itself individually and for/on behalf of each of the Vessel Owning Subsidiaries and the Registrable Security Holders
By:	/s/ NOBU SU
Name: Nobu Su Title: Chairman and Chief Executive Officer
STAR BULK CARRIERS CORP.,
for itself individually and for/on behalf of each of its nominees
By:	/s/ PROKOPIOS TSIRIGAKIS
Name: Prokopios Tsirigakis Title: President, CEO
STAR MARITIME ACQUISITION CORP.
By:	/s/ PROKOPIOS TSIRIGAKIS
Name: Prokopios Tsirigakis Title: President, CEO

Appendix K

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

STAR BULK CARRIERS CORP.

and

STAR MARITIME ACQUISITION CORP.

Dated as of March 14, 2007

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 14, 2007 by and among Star Bulk Carriers Corp., a corporation organized under the laws of the Republic of the Marshall Islands ("Star Bulk") and Star Maritime Acquisition Corp., a corporation organized under the laws of the State of Delaware ("Star Maritime").

WITNESSETH:

        WHEREAS, Star Maritime currently is the owner of record of 500 shares of common stock of Star Bulk (the "Initial Shares") representing all of the issued and outstanding shares of Star Bulk;

        WHEREAS, Star Bulk has entered into a Master Agreement with Star Maritime and TMT Co., Ltd. a Taiwan corporation ("TMT") dated January 12, 2007 (the "Master Agreement"), eight memoranda of agreement with TMT and certain wholly-owned subsidiaries of TMT for the purchase of a total of eight vessels by Star Bulk from TMT and such subsidiaries (the "MOAs"), as supplemented by a Supplemental Agreement dated January 12, 2007 by and among Star Maritime, Star Bulk and TMT (the "Supplemental Agreement and, together with the Master Agreement and the MOAs, the "Vessel Acquisition Agreements") providing for the acquisition by Star Bulk of eight vessel from TMT for a total consideration of $345,237,520, consisting of 12,537,645 shares of common stock of Star Bulk and cash;

        WHEREAS, the effectiveness of the Vessel Acquisition Agreements being made specifically contingent upon this Agreement and Plan of Merger being approved by Star Maritime and Star Maritime's shareholders and the Merger being effected;

        WHEREAS, the boards of directors of each of Star Maritime and Star Bulk believe it is in the best interests of Star Maritime and its shareholders on the one hand and Star Bulk and Star Maritime, Star Bulk's 100% parent, on the other hand, that Star Maritime enter into a business combination through the merger of Star Maritime with and into Star Bulk, with Star Bulk being the survivor of the merger (the "Merger") and, in furtherance thereof, have approved the Merger;

        WHEREAS, pursuant to the Merger, among other things, each of the issued and outstanding common shares of Star Maritime (the "Star Maritime Shares") shall be converted into the right to receive common shares of Star Bulk, par value $0.01 per share (the "Star Bulk Shares") and each outstanding warrant of Star Maritime (the "Star Maritime Warrants" will be assumed by Star Bulk with the same terms and restrictions except that each will be exercisable for common stock of Star Bulk (the "Star Bulk Warrants");

        WHEREAS, the parties intend that the Merger shall constitute a plan of reorganization pursuant to Section 368 of the Code (as defined below);

        WHEREAS, Star Maritime and Star Bulk desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I.

DEFINITIONS

        1.1    Definitions.

        Except as otherwise specified herein, the following terms, when used in this Agreement, have the respective meanings set forth below:

        "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such other Person.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

        "Code" means the United States Internal Revenue Code of 1986.

        "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "Controlled" and "Controlling" shall have a correlative meaning.

        "Dollar" or "$" means the United States Dollar.

        "ERISA" means the United States Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

        "Exchange Act" shall mean the United States Securities Exchange Act of 1934.

        "Exchange Ratio" means 1.0.

        "GAAP" means United States generally accepted accounting principles as in effect, from time to time, consistently applied.

        "Governmental Authority" means any United States (federal, state or local) or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

        "Knowledge of Star Bulk" or "Knowledge" with respect to Star Bulk means the knowledge of any officer or director of Star Bulk.

        "Knowledge of Star Maritime" or "Knowledge" with respect to Star Maritime means the knowledge of any officer or director of Star Maritime.

        "Law" means any United States (federal, state or local) or foreign statute, law, ordinance, regulation, rule, code, order, judgment, injunction or decree.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, in respect of such property or asset.

        "Material Adverse Effect" means with respect to Star Bulk or Star Maritime, as applicable, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it and its subsidiaries taken as a whole, or on its ability to consummate the transactions contemplated hereby except (i) any effect arising from this Agreement or the transactions contemplated hereby, (ii) any effect applicable generally to the industries in which Star Bulk and the Subsidiaries operate and (iii) general economic or financial effects.

        "Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Per Share Merger Consideration" means for each share of common stock of Star Maritime, the right to receive consideration equal to one (1) fully paid and nonassessable Star Bulk Share.

        "Person" means any natural person, general or limited partnership, corporation, limited liability company, firm, association, trust or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "RMI" means Republic of the Marshall Islands.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933.

        "Subsidiaries" means Star Alpha Inc., Star Beta Inc., Star Gamma Inc., Star Delta Inc., Star Epsilon Inc., Star Zeta Inc., Star Theta Inc. and Star Iota Inc., each of which is a "Subsidiary" and all of which are Subsidiaries of Star Bulk. Each subsidiary is a corporation organized under the laws of the RMI.

        "Tax" or "Taxes" means all United States (federal, state or local) or foreign income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

        "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

        "Trademarks" means all of those trade names, trademarks, service marks, jingles, slogans, logos, trademark and service mark registrations and trademark and service mark applications owned, used, held for use, licensed by or leased by Star Bulk or the Subsidiaries and the goodwill appurtenant thereto.

        1.2    Other Defined Terms.

        Except as otherwise specified herein, the following terms have the respective meanings as defined in the Sections set forth below:

Term Agreement	Section Preamble
BCA	2.1
Certificate and Certificates	2.6
Closing and Closing Date	2.2
Contracts	3.5(b)
DGCL	2.1
Effective Time	2.2
Enforceability Exception	3.4(a)
Environmental Laws	3.8(c)
Exchange Act Listing	6.5
Exchange Agent	2.9(a)

Indemnified Party	9.3(a)
Indemnifying Party	9.3(a)
Initial Shares	Recitals
Loss	9.2(a)
Master Agreement	Recitals
Merger	Recitals
Merger Certificate	2.2
MOAs	Recitals
Notice of Claim	9.3(a)
Proxy Statement	6.2
Redemption Shares	2.7
Star Bulk	Preamble
Star Bulk Acquisition Transaction	5.2(a)
Star Bulk Financial Statement	3.13
Star Bulk Registration Statement	6.2
Star Bulk Shares	Recitals
Star Bulk Warrants	Recitals
Star Maritime	Preamble
Star Maritime Acquisition Transaction	5.2(b)
Star Maritime Shares	Recitals
Star Maritime Warrants	Recitals
Star Maritime Contracts	4.5
Star Maritime Directors	6.4
Star Maritime Financial Statements	4.13
Star Maritime Permits	4.9
Star Maritime Special Meeting	3.10
Star Maritime Stockholders' Approval	6.4
Star Maritime's SEC Reports	4.14
Stock Exchange Listing	6.5
Supplemental Agreement	Recitals
Surviving Corporation	2.1
Vessel Acquisition Agreements	Recitals
Vessels	3.9(b)(2)

        1.3    Rules of Construction.

        Unless the context otherwise requires:

          (a)   a term has the meaning assigned to it;

          (b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)   "or" is not exclusive;

          (d)   "including" means including without limitation;

          (e)   words in the singular include the plural and words in the plural include the singular; and

          (f)    any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Article II.

THE MERGER

        2.1    The Merger.

        Upon the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of the Marshall Islands Business Corporation Act (the "BCA") and the Delaware General Corporation Law (the "DGCL"), Star Maritime shall be merged with and into Star Bulk at the Effective Time. At the Effective Time, the separate corporate existence of Star Maritime shall cease, and Star Bulk shall continue as the surviving corporation. The surviving corporation in the Merger is sometimes referred to as the "Surviving Corporation."

        2.2    Closing; Effective Time.

        The closing of the Merger (the "Closing") shall take place at 10:00 a.m. Eastern Time at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, on the first Business Day following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Star Maritime and Star Bulk shall agree (the date on which the closing occurs being the "Closing Date"). On the Closing Date, the parties shall cause the Merger to be consummated by filing a Certificate of Merger or like instrument (the "Merger Certificate") with the Registrar of Corporations of the Republic of the Marshall Islands, in accordance with the applicable provisions of the BCA (the time of acceptance by the Registrar of Corporations of such filing being referred to herein as the "Effective Time") and with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL.

        2.3    Effect of the Merger.

        At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the BCA and the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Star Maritime shall vest in the Surviving Corporation, and all debts, liabilities and duties of Star Maritime shall become the debts, liabilities and duties of the Surviving Corporation.

        2.4    Articles of Incorporation; By-laws.

        Prior to the filing of the Star Bulk Registration Statement, Star Bulk shall amend its Articles of Incorporation and By-laws on terms reasonably satisfactory to Star Maritime. At the Effective Time, these amended Articles of Incorporation and By-laws shall be the Articles of Incorporation and By-laws of the Surviving Corporation.

        2.5    Directors and Officers.

        The directors of the Surviving Corporation immediately after the Effective Time shall be the directors set forth in Schedule 2.5, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the Republic of the Marshall Islands and the Articles of Incorporation and By-laws of the Surviving Corporation (as amended pursuant to Section 2.4 above) until their successors are duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be such officers as are appointed by the Board of Directors of Star Bulk after the date hereof, each to hold office in accordance with the provisions of the By-laws of the Surviving Corporation (as amended pursuant to Section 2.4 above).

        2.6    Conversion of Star Maritime Capital Stock.

        Subject to Sections 2.7 and 2.9(e), each share of Star Maritime common stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder thereof, the Per Share Merger Consideration. At the Effective Time, all Star Maritime Shares converted as set forth above shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates that immediately prior to the Effective Time represented any such Star Maritime Shares (the "Certificates" and each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration and certain dividends or other distributions in accordance with Section 2.9(c) upon the surrender of such Certificate, in accordance with Section 2.9(b). Each Star Maritime Warrant issued and outstanding immediately prior to the Effective Time shall be convertible into a Star Bulk Warrants and shall be convertible into Star Bulk Shares as described in Section 6.6 of this Agreement. Schedule 2.6 lists, as of the Effective Time, the number of Star Bulk Shares which shall be issued to any Star Maritime security holder pursuant to this Section 2.6 and Section 6.6 hereof, assuming that all outstanding Star Maritime Shares are exchanged for, or converted to, Star Bulk Shares as contemplated by this Agreement. Each share of Star Bulk owned by Star Maritime at the time of the Merger shall be cancelled.

        2.7    Redemption Rights.

        Notwithstanding any other provisions of this Agreement to the contrary, if the Merger is approved by the shareholders of Star Maritime, Star Maritime Shares that are outstanding immediately prior to the Closing and which are held by Star Maritime stockholders who shall have voted against the Merger and who shall have demanded properly, in writing, redemption of such shares in accordance with the procedures set forth in the Proxy Statement (collectively, the "Redemption Shares") shall not be converted into or represent the right to receive the Per Share Merger Consideration. Such Star Maritime stockholders shall be entitled to receive for each Redemption Share held by them, payment of $10.00 per share, which amount represents $9.80 per share plus their pro rata share of any accrued on the escrow account (net of taxes payable) not previously distributed by Star Maritime and $0.20 per share plus interest thereon (net of taxes payable) of contingent underwriting compensation which the underwriters of Star Maritime's initial public offering have agreed to forfeit to pay redeeming shareholders, calculated as of two days prior to the Closing Date. Star Maritime Shares held by Star Maritime stockholders who failed to properly demand redemption of their Star Maritime Shares shall thereupon be deemed to have converted into and to become exchangeable of the right to receive, without any interest thereon, the Per Share Merger Consideration, upon surrender, in the manner provided in Section 2.6 above, of the Certificate or Certificates that formerly evidenced such shares of Star Maritime Shares. Any payments required to be made to the holders of any Redemption Shares shall be funded by Star Bulk.

        2.8    Anti-Dilution Provisions.

        In the event Star Bulk changes (or establishes a record date for changing) the number of Star Bulk Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Star Bulk Shares and the record date therefor shall be prior to the Effective Time, the Exchange Ratio and the Per Share Merger Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

        2.9    Surrender of Certificates.

        (a)   Exchange Agent.    As of the Effective Time, Star Bulk shall deposit with such bank or trust company as may be designated by Star Bulk and reasonably acceptable to Star Maritime (the "Exchange Agent"), for the benefit of the holders of shares of Star Maritime Capital Stock, for exchange in accordance with this Section 2.9, through the Exchange Agent, the Star Bulk Shares issuable pursuant to Section 2.6 in exchange for outstanding shares of Star Maritime Shares. At the time of such deposit, Star Bulk shall irrevocably instruct the Exchange Agent to deliver the Star Bulk Shares to Star Maritime's stockholders after the Effective Time in accordance with the procedures set forth in this Section 2.9, subject to Sections 2.9(f) and (g).

        (b)   Exchange Procedures.    As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the right to receive the applicable Per Share Merger Consideration pursuant to Section 2.6, a letter of transmittal (in form and substance satisfactory to Star Bulk and Star Maritime), with instructions for use in surrendering the Certificates in exchange for the applicable Per Share Merger Consideration with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor that number of whole Star Bulk Shares in accordance with Section 2.9(e), together with certain dividends or other distributions in accordance with Section 2.9(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Star Maritime Shares that is not registered in the transfer records of Star Maritime, a certificate evidencing the proper number of Star Bulk Shares may be issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of Star Bulk Shares to a person other than the registered holder of such Certificate or establish to the satisfaction of Star Bulk that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.9(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of Section 2.6, plus certain dividends or other distributions in accordance with Section 2.9(c).

        (c)   Distributions with Respect to Unexchanged Shares.    No dividends or other distributions declared or made with respect to Star Bulk Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Star Bulk Shares represented thereby, if any, and all such dividends and other distributions shall be paid by Star Bulk to the Exchange Agent, until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of whole Star Bulk Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Star Bulk Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Star Bulk Shares.

        (d)   No Further Ownership Rights in Star Maritime Shares.    All certificates evidencing Star Bulk Shares issued (including any dividends or other distributions paid pursuant to Section 2.9(c)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Star Maritime Shares formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of Star Maritime shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Star Maritime Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

        (e)   Fractional Shares.    No fractional shares of Star Bulk common stock shall be issued in the Merger. The aggregate Per Share Merger Consideration to be issued to the holder of a Certificate previously evidencing Star Maritime Shares shall be rounded up to the nearest whole share of Star Bulk common stock.

        (f)    Termination of Exchange of Star Bulk Shares.    Any portion of the Star Bulk Shares (and any dividends or distributions thereon) that remain undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Star Bulk, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Star Bulk for, and, subject to Section 2.9(g), Star Bulk shall remain liable for payment of their claim for the Per Share Merger Consideration, certain dividends and other distributions in accordance with Section 2.9(c).

        (g)   No Liability.    Notwithstanding anything to the contrary in this Section 2.9, none of the Exchange Agent, the Surviving Corporation or any party to this Agreement shall be liable to a holder of Star Bulk Shares or Star Maritime Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (h)   Lost, Stolen or Destroyed Company Certificate.    In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit and indemnity of that fact by the holder thereof in a form that is reasonably acceptable to the Exchange Agent, the number of Star Bulk Shares as required pursuant to Section 2.6; provided, however, that Star Bulk may, in its reasonably commercial discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Star Bulk or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        2.10    Warrants

        As of the Effective Time, Star Bulk shall deposit with the Exchange Agent, for the benefit of the holders of Star Maritime Warrants that have been exchanged into Star Bulk Warrants in accordance with Section 6.6 hereof, 20,000,000 shares of Star Bulk Shares issuable upon exercise of such Star Bulk Warrants.

        2.11    Redemption Shares After Payment of Fair Value.

        Redemption Shares, if any, after payments of fair value in respect thereto have been made to Redemption Star Maritime stockholders pursuant to the DGCL, shall be cancelled.

        2.12    Tax and Accounting Consequences.

        It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Each party has consulted with, and is relying upon, its tax advisors and accountants with respect to the tax and accounting consequences of the Merger.

Article III.

REPRESENTATIONS AND WARRANTIES OF STAR BULK

        Star Bulk hereby represent s and warrants to Star Maritime as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Schedules corresponding to the Section of the representation or warranty to which such exceptions relate):

        3.1    Organization and Qualification.

        (a)   Star Bulk has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as currently conducted. Star Bulk has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth in the Schedule3.1 and to Star Bulk's Knowledge, such jurisdictions are the only ones in which it owns or leases properties, or conducts any business, so as to require such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Star Bulk and the Subsidiaries.

        (b)   Each of the Subsidiaries has been duly organized and is validly existing as a corporation under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as currently conducted. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by Star Bulk, free and clear of all Liens.

        (c)   The copies of the respective Articles of Incorporation and By-laws of Star Bulk and each of the Subsidiaries, as amended to date and delivered to Star Maritime, are true and complete copies of these documents as now in effect. The minute books of Star Bulk and the Subsidiaries are accurate in all material respects.

        3.2    Subsidiaries.

        Other than the Subsidiaries, Star Bulk does not hold any equity interest in any other Person. Star Bulk owns all of the issued and outstanding shares of stock of the Subsidiaries, free and clear of any Liens.

        3.3    Capitalization.

        (a)   As of immediately prior to the Closing, the authorized capital stock of Star Bulk shall consist solely of 100,000,000 common shares, $0.01 par value and 25,000,000 preferred shares, $0.01 par value, of which 500 common shares and no preferred shares will be issued and outstanding.

        (b)   The Star Bulk Shares to be issued upon effectiveness of the Merger and upon exercise of the Star Bulk Warrants, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable and free of all Liens.

        3.4    Authority; Non-Contravention; Approvals.

        (a)   Star Bulk has full corporate power and authority, to enter into this Agreement and to consummate the transactions contemplated hereby. Star Bulk's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Star Bulk and its parent, and constitutes its and their valid and binding agreement, enforceable against them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles ((i) and (ii) the "Enforceability Exception").

        (b)   All material consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any Governmental Authority having jurisdiction over Star Bulk or the Subsidiaries or any of their properties required for the execution and delivery by Star Bulk of this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect.

        (c)   Star Bulk's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated herein will not violate, conflict with or result in a breach of any provision of, or constitute any default (or an event which, with notice or lapse of time or both, would constitute an event of default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of its properties or assets under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Star Bulk or any of the Subsidiaries, (ii) Approval, any Law or Order, injunction, writ, permit or license of any Governmental Authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that do not, in the aggregate, have a Material Adverse Effect on Star Bulk and the Subsidiaries taken as a whole.

        3.5    Contracts; No Default.

        (a)   Schedule 3.5(a) contains a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which Star Bulk or any of the Subsidiaries is a party that (i) involve a receipt or an expenditure by Star Bulk or any of the Subsidiaries or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of Star Bulk or any of the Subsidiaries, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments or receipts in excess of $50,000 per year or (B) is not terminable by Star Bulk or any of the Subsidiaries on notice of thirty (30) days or less without penalty or Star Bulk or any of the Subsidiaries being liable for damages of $50,000 or more, or (ii) involve an obligation for the performance of services or delivery of goods by Star Bulk or any of the Subsidiaries that cannot, or in reasonable probability will not, be performed within one year from the date hereof.

        (b)   All of the contracts, agreements, commitments and other instruments described in Schedule 3.5(a) (individually, a "Contract" and collectively, the "Contracts") are valid and binding upon Star Bulk or the Subsidiaries, as applicable, and to the Knowledge of Star Bulk, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception, and neither Star Bulk nor the Subsidiaries, nor to the Knowledge of Star Bulk, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof.

        3.6    Litigation.

        There is no (i) claim, action, suit or proceeding pending or, to Star Bulk's Knowledge, threatened against or directly relating to Star Bulk before any Governmental Authority, or (ii) outstanding Order, or application, request or motion therefor, of any Governmental Authority in a proceeding to which Star Bulk or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude Star Bulk's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Star Bulk.

        3.7    Taxes.

        (a)   Star Bulk and the Subsidiaries have duly filed with the appropriate Governmental Authorities all material franchise, income and all other material Tax Returns other than Tax Returns the failure to file of which would have no Material Adverse Effect on Star Bulk or the Subsidiaries. All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable Laws. Star Bulk and the Subsidiaries have paid or will pay in full or have adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Neither Star Bulk nor any Subsidiary is a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted in writing against Star Bulk of any of the Subsidiaries that has not been paid. There are no Liens for Taxes upon the assets of Star Bulk or any of the Subsidiaries (other than Liens for Taxes not yet due and payable). There is no valid basis, to the Knowledge of Star Bulk, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Star Bulk or any of the Subsidiaries by any Governmental Authority.

        (b)   No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other Taxes are payable by or on behalf of Star Maritime to the Marshall Islands or any political subdivision or Taxing Authority thereof or therein in connection with the issuance of the Star Bulk Shares to the Star Maritime stockholders, the issuance of the Star Bulk Warrants or the delivery by the Star Maritime stockholders of the Star Maritime Shares or the delivery of the Star Maritime Warrants by the holders thereof.

        3.8    No Violation of Law.

        (a)   Neither Star Bulk nor any Subsidiary is in violation of or has been given notice or been charged with any violation of, any Law or Order (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Star Bulk. Neither Star Bulk nor any Subsidiary has received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Star Bulk.

        (b)   Each of Star Bulk and the Subsidiaries owns, possesses or has obtained, all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, other than such licenses, permits, certificates, consents, orders, approvals, other authorizations, declarations and filings which individually or in the aggregate are not material to Star Bulk and the Subsidiaries taken as a whole, and neither Star Bulk nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, and each of Star Bulk and the Subsidiaries is in compliance with all Laws relating to the conduct of its business as conducted as of the date hereof other than any failure to so comply that would not have a Material Adverse Effect on Star Bulk.

        (c)   Star Bulk and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local Laws, including any applicable regulations and standards adopted by the International Maritime Organization, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, petroleum pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses, other approvals, authorizations and certificates of financial responsibility required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, have a Material Adverse Effect on Star Bulk.

        (d)   None of the transactions contemplated herein will violate any Foreign Assets Control Regulations of the United States contained in Title 31, Code of Federal Regulations, Parts 500, 505, 515 and 535.

        3.9    Properties.

        Star Bulk and the Subsidiaries have good and marketable title to all of the assets and properties which they purport to own as reflected on the most recent balance sheet comprising a portion of the Star Bulk Financial Statement, or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Star Bulk and the Subsidiaries have a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against it, and, to the Knowledge of Star Bulk, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. Neither Star Bulk, the Subsidiaries nor, to Star Bulk's Knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Star Bulk or the Subsidiaries is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Star Bulk's Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of Star Bulk or the Subsidiaries is subject to any restriction which would have a Material Adverse Effect on Star Bulk.

        3.10    Proxy Statement.

        None of the information to be supplied by Star Bulk for inclusion in the Proxy Statement, or in any amendments or supplements thereto, to be distributed to the stockholders of Star Maritime in connection with the meeting of such stockholders (the "Star Maritime Special Meeting") at the time of the mailing of the Proxy Statement and at the time of the Star Maritime Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        3.11    Labor Matters.

        Neither Star Bulk nor any Subsidiary is a party to any union contract or other collective bargaining agreement. Star Bulk and the Subsidiaries are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and Star Bulk and the Subsidiaries are not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of Star Bulk, any labor strike or stoppage threatened) against or affecting Star Bulk or the Subsidiaries. No petition for certification has been filed and is pending before any Governmental Authority with respect to any employees of Star Bulk or the Subsidiaries who are not currently organized.

        3.12    Employees.

        To Star Bulk's knowledge, no key employee or group of employees has any plans to terminate employment with Star Bulk or any of the Subsidiaries.

        3.13    Financial Statements.

        Star Bulk has provided Star Maritime with a draft of the audited consolidated balance sheet dated February 5, 2007 (the "Star Bulk Financial Statement"). The Star Bulk Financial Statement presents fairly, in all material respects, the consolidated financial position and results of operations of Star Bulk and the Subsidiaries as of the dates, period and year indicated, prepared in accordance with GAAP, and to the Knowledge of Star Bulk, in accordance with Regulation S-X, promulgated by the SEC, and, in particular, Rules 1-02 and 3-05 thereunder. Without limiting the generality of the foregoing, (i) as of the date of the consolidated balance sheet comprising a portion of the Star Bulk Financial Statement, there was no material debt, liability or obligation of any nature not reflected or reserved against in the Star Bulk Financial Statement or in the notes thereto required to be so reflected or reserved in accordance with GAAP, and (ii) there are no assets of Star Bulk or the Subsidiaries, the value of which (in the reasonable judgment of Star Bulk) is materially overstated in the Star Bulk Financial Statement. Except as incurred in the ordinary course of business since December 31, 2006, Star Bulk has no known material contingent liabilities (including liabilities for Taxes) other than as contemplated hereunder or in connection herewith. Star Bulk is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives." There will not be any material adverse change to Star Bulk's Financial Statement.

        3.14    Absence of Certain Changes or Events.

        Except as set forth in Schedule 3.14 or in connection with this Agreement and the transactions contemplated hereby, since December 31, 200 6 there has not been:

        (a)   any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Star Bulk;

        (b)   any material damage, destruction or loss of any material properties of Star Bulk and the Subsidiaries, whether or not covered by insurance, which would have a Material Adverse Effect on Star Bulk;

        (c)   any material change in the manner in which the business of the Company has been conducted, which would have a Material Adverse Effect on Star Bulk;

        (d)   any material change in the treatment and protection of trade secrets or other confidential information of Star Bulk and the Subsidiaries, which would have a Material Adverse Effect on Star Bulk; and

        (e)   any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which Star Bulk has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Star Bulk.

        3.15    Dividends and Distributions.

        All dividends and other distributions declared and payable on the shares of capital stock of the Subsidiaries may under the current Laws of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Marshall Islands and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other Tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any Governmental Authority in, the Republic of the Marshall Islands.

        3.16    Related Transactions.

        N o relationship, direct or indirect, exists between or among Star Bulk or either of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of Star Bulk or either of the Subsidiaries on the other hand. Since the date of its incorporation, Star Bulk has not, directly or indirectly, including through any Subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

        3.17    Investment Company.

        Star Bulk is not an "investment company' or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940.

        3.18    Passive Foreign Investment Company.

        To Star Bulk's best Knowledge, it does not believe it is a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the Code, and does not believe it is likely to become a PFIC.

        3.19    Insurance.

        Star Bulk and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged. Neither Star Bulk nor any such

Subsidiary has received any notice from any insurance company that any insurance policy has been canceled or that such insurance company intends to cancel any such policy. Neither Star Bulk nor any such Subsidiary has reason to believe that Star Bulk and each Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

        3.20    Disclosure Controls.

        Star Bulk has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to Star Bulk, including the Subsidiaries, is made known to Star Bulk's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Proxy Statement; (ii) have been evaluated for effectiveness as of the date of this Agreement; and (iii) are effective in all material respects to perform the functions for which they were established.

        3.21    Absence of Material Weaknesses.

        Based on the evaluation of its internal controls over financial reporting, Star Bulk is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting.

        3.22    Books, Records and Accounts.

        Star Bulk's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Star Bulk and the Subsidiaries, and to the Knowledge of Star Bulk, the system of internal accounting controls of Star Bulk is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.23    Brokers and Finders.

        Star Bulk has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

        3.24    No Omissions or Untrue Statements.

        No representation or warranty made by Star Bulk to Star Maritime in this Agreement or in any certificate of or Star Bulk officer required to be delivered to Star Maritime pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

Article IV.

REPRESENTATIONS AND WARRANTIES OF STAR MARITIME

        Star Maritime hereby represents and warrants to Star Bulk as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Schedule s corresponding to the Section of the representation or warranty to which such exceptions relate):

        4.1    Organization and Qualification.

        Star Maritime is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Star Maritime has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Schedule 4.1, and to Star Maritime's Knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by Star Maritime or the nature of the business conducted by Star Maritime makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on Star Maritime. The copies of the Certificate of Incorporation and By-laws of Star Maritime, as amended to date and delivered to Star Bulk, are true and complete copies of these documents as now in effect. The minute books of Star Maritime are accurate in all material respects.

        4.2    Capitalization.

        The authorized capital stock of Star Maritime as of the date hereof consists of 100,000,000 shares of common stock, $0.0001 par value per share, of which 29,026,924 shares are issued and outstanding and 1,000,000 shares of preferred shares, $0.0001 par value, none of which are outstanding. In addition, there are authorized, issued and outstanding 20,000,000 Warrants (the "Star Maritime Warrants") providing for the issuance, upon exercise, of a like number of shares of Star Maritime Common Stock. The Star Maritime Warrants are each exercisable at $8.00 per share and are each callable for redemption by Star Maritime upon the occurrence of certain events specified therein. All of the outstanding securities of Star Maritime are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person. All of the outstanding securities of Star Maritime, including the Star Maritime Shares, and the Star Maritime Warrants, were issued in compliance with all applicable securities laws. No shares of capital stock are held in the treasury of Star Maritime. Other than as stated in this Section 4.2, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon Star Maritime, to purchase or otherwise acquire any shares of capital stock of Star Maritime or other securities of Star Maritime. Except as stated in this Section 4.2, there are no outstanding securities convertible or exchangeable, actually or contingently, into shares of Star Maritime Common Stock or other securities of Star Maritime.

        4.3    Subsidiaries.

        Star Maritime has one subsidiary, Star Bulk. Star Maritime owns all of the issued and outstanding shares of stock of Star Bulk, free and clear of any Liens does not hold any equity interest in any other Person (except indirectly the shares of the Subsidiaries through its ownership of Star Bulk).

        4.4    Authority; Non-Contravention; Approvals.

        (a)   Star Maritime has full corporate power and authority to enter into this Agreement and, subject to the Star Maritime Stockholders' Approval, to consummate the transactions contemplated hereby. Star Maritime's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Star Maritime Stockholders' Approval which will be solicited in accordance with Sections 6.2 and 6.4 hereof.

This Agreement has been duly and validly executed and delivered by Star Maritime, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exception.

        (b)   Star Maritime's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-laws, (ii) subject to obtaining the Star Maritime Stockholders' Approval, any Law or Order, injunction, writ, permit or license of any Governmental Authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that do not, in the aggregate, have a Material Adverse Effect on Star Maritime.

        (c)   Except for the filing and clearance of preliminary proxy materials with the SEC pursuant to the Exchange Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for Star Maritime's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on Star Maritime.

        4.5    Contracts Listed; No Default.

        All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments and understandings, written or oral, connected with or relating in any respect to the present or future operations of Star Maritime are, with the exception of this Agreement and the transactions contemplated hereby, described in Star Maritime's SEC Reports and listed as exhibits thereto (the "Star Maritime Contracts"). The Star Maritime Contracts are valid and binding upon Star Maritime, and to Star Maritime's Knowledge, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception and neither Star Maritime, nor to Star Maritime's Knowledge, any other party to any Star Maritime Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the Knowledge of Star Maritime, no stockholder of Star Maritime has received any payment in violation of law from any contracting party in connection with or as an inducement for causing Star Maritime to enter into any Star Maritime Contract.

        4.6    Litigation.

        There is no (i) claim, action, suit or proceeding pending or, to Star Maritime's Knowledge, threatened against or directly relating to Star Maritime before any Governmental Authority, or (ii) outstanding Order, or application, request or motion therefor, of any Governmental Authority in a proceeding to which Star Maritime or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude Star Maritime's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Star Maritime.

        4.7    Taxes.

        Star Maritime has duly filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it other than Tax Returns which the failure to file would have no Material Adverse Effect on Star Maritime. All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Star Maritime has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Star Maritime is not a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Star Maritime that has not been paid. There are no Tax Liens upon the assets of Star Maritime (other than Liens for Taxes not yet due and payable). There is no valid basis, to Star Maritime's Knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Star Maritime by any Governmental Authority.

        4.8    Employee Plans.

        Star Maritime has no employee benefit plans as defined in Section 3(3) of ERISA nor any employment agreements.

        4.9    No Violation of Law.

        Star Maritime is not in violation of and has not been given notice or been charged with any violation of, any Law, or Order, (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Star Maritime. Star Maritime has not received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Star Maritime. Star Maritime has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on Star Maritime (collectively, the "Star Maritime Permits"). Star Maritime (a) has duly and timely filed all reports and other information required to be filed with any Governmental Authority in connection with the Star Maritime Permits, and (b) is not in violation of the terms of any of the Star Maritime Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on Star Maritime.

        4.10    Properties.

        Star Maritime has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Star Maritime Financial Statements or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Star Maritime has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against Star Maritime, and, to the knowledge of Star Maritime, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. Neither Star Maritime nor, to Star Maritime's Knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Star Maritime is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of Star Maritime, has any such condemnation, expropriation or taking been proposed. None of the material assets of Star Maritime is subject to any restriction which would have a Materially Adverse Effect on Star Maritime.

        4.11    Proxy Statement.

        None of the information to be supplied by Star Maritime for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and at the time of the Star Maritime Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        4.12    Business.

        Star Maritime, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business. Star Maritime has no employees.

        4.13    Financial Statements.

        The financial statements of Star Maritime (collectively, the "Star Maritime Financial Statements") included in Star Maritime's SEC Reports present fairly, in all material respects, the financial position and results of operations of Star Maritime as of the respective dates, years and periods indicated, prepared in accordance with GAAP, applied on a consistent basis, and to the Knowledge of Star Maritime, in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 thereunder (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material to Star Maritime). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Star Maritime as of the date of the most recent balance sheet comprising a portion of the Star Maritime Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Star Maritime Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of Star Maritime, the value of which (in the reasonable judgment of Star Maritime) is materially overstated in the Star Maritime Financial Statements. Except as disclosed therein or as incurred in the ordinary course of business since December 31, 2004, Star Maritime has no known material contingent liabilities (including liabilities for Taxes). Star Maritime is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

        4.14    Star Maritime's SEC Reports.

        The Star Maritime Common Stock has been registered under Section 12 of the Exchange Act on Form 8-A. Since its inception, Star Maritime has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including but not limited to reports on Form 10-K and Form 10-Q, and Star Maritime will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including its Form 8-A, filed or to be filed with the SEC, including Star Maritime's initial registration statement relating to the Star Maritime Common Stock, and the Star Maritime Warrants, with the exception of the Proxy Statement, are collectively referred to as "Star Maritime's SEC Reports"). As of their respective dates, Star Maritime's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither Star Maritime nor any of its respective directors or officers is the subject of any investigation, inquiry or proceeding before the SEC or any state securities commission or administrative agency.

        4.15    Absence of Certain Changes or Events.

        Since December 31, 200 6 there has not been:

        (a)   any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Star Maritime;

        (b)   any material damage, destruction or loss of any material properties of Star Maritime, whether or not covered by insurance, which would have a Materially Adverse Effect on Star Maritime;

        (c)   any change in the manner in which the business of Star Maritime has been conducted;

        (d)   any material change in the treatment and protection of trade secrets or other confidential information of Star Maritime, which would have a Materially Adverse Effect on Star Maritime; and

        (e)   any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which Star Maritime has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Star Maritime.

        4.16    Books, Records and Accounts.

        Star Maritime's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Star Maritime, and to the Knowledge of Star Maritime, the system of internal accounting controls of Star Maritime is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        4.17    Disclosure Controls.

        Star Maritime has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to Star Maritime is made known to Star Maritime's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Proxy Statement; (ii) have been evaluated for effectiveness as of the date of this Agreement; and (iii) are effective in all material respects to perform the functions for which they were established.

        4.18    Absence of Material Weaknesses.

        Based on the evaluation of its internal controls over financial reporting, Star Maritime is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Star Maritime's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting.

        4.19    Brokers and Finders.

        Star Maritime has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

        4.20    No Omissions or Untrue Statements.

        No representation or warranty made by Star Maritime to Star Bulk in this Agreement, any Schedules thereto or in any certificate of a Star Maritime officer required to be delivered to Star Bulk pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

Article V.

CONDUCT OF BUSINESS PENDING THE MERGER

        5.1    Conduct of Business Prior to Effective Time.

        Each of Star Maritime and Star Bulk, as applicable, hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as specifically consented to in writing by the other party:

        (a)   It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

        (b)   It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

        (c)   It shall not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however, that it may issue shares upon exercise of outstanding options, warrants or stock purchase rights;

        (d)   It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take or fail to take any action which action or failure to take action would cause it or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for Tax purposes as a result of the consummation of the Merger, (iii) make any acquisition of any material assets (except in the ordinary course of business) or businesses, (iv) sell any material assets (except in the ordinary course of business) or businesses, or (v) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

        (e)   It shall use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

        (f)    It shall confer on a regular basis with one or more representatives of the other to report on material operational matters and the general status of ongoing operations; and

        (g)   It shall file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act.

        5.2    No Solicitation.

        (a)   Star Bulk agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, that it shall not, and shall not give authorization or permission to any of Star Bulk's directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Star Bulk or any of the Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of Star Bulk or any of the Subsidiaries or inquiries or proposals concerning or which may reasonably be expected to lead to any of the foregoing (an "Star Bulk Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than Star Maritime or its Affiliates) with respect to any Star Bulk Acquisition Transaction or enter into any agreement, arrangement or understanding requiring Star Bulk to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. Star Bulk shall advise Star Maritime in writing of any bona fide inquiries or proposals relating to any Star Bulk Acquisition Transaction within one business day following receipt by Star Bulk of any such inquiry or proposal. Star Bulk shall also promptly advise any person seeking an Star Bulk Acquisition Transaction that it is bound by the provisions of this Section 5.2(a).

        (b)   Star Maritime agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, Star Maritime shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Star Maritime, acquisition of all or any substantial portion of the assets or capital stock of Star Maritime, or inquiries or proposals which may reasonably be expected to lead to any of the foregoing (a "Star Maritime Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party with respect to any Star Maritime Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. Star Maritime shall advise Star Bulk in writing of any bona fide inquiries or proposals relating to a Star Maritime Acquisition Transaction, within one business day following Star Maritime's receipt of any such inquiry or proposal. Star Maritime shall also promptly advise any person seeking a Star Maritime Acquisition Transaction that it is bound by the provisions of this Section 5.2(b).

Article VI.

ADDITIONAL AGREEMENTS

        6.1    Access to Information.

        Each of Star Maritime and Star Bulk shall afford to the other and the other's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a Material Adverse Effect on it and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to Star Maritime or Star Bulk, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that Star Maritime and Star Bulk, as applicable, may disclose such information as may be required under applicable Law or as may be necessary in connection with the preparation of the Proxy Statement. Each party shall promptly advise the others, in writing, of any change or the occurrence of any event after the date of this Agreement and prior to the Effective Time having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have, any Material Adverse Effect on Star Bulk or Star Maritime, as applicable.

        6.2    Star Bulk Registration Statement.

        (a)   Star Bulk covenants and agrees to file with the SEC as soon as shall be reasonably practicable following the date of this Agreement (provided Star Maritime shall have supplied Star Bulk with the Proxy Statement to be included therein), at its sole cost and expense, a registration statement on Form F-1/F-4 or comparable form (the "Star Bulk Registration Statement") which shall include a joint proxy statement/prospectus (the "Proxy Statement") relating to the solicitation of the Star Maritime Stockholders' Approval of, and covering the issuance of the Star Bulk Shares in, the Merger, the Star Bulk Warrants and the shares of Star Bulk common stock underlying the Star Bulk Warrants. Star Bulk shall use all reasonable best efforts to have the Star Bulk Registration Statement declared effective by the SEC as promptly as practicable thereafter. Star Bulk shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Star Bulk Shares and the Star Bulk Warrants in the Merger. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Star Bulk Registration Statement or the Proxy Statement will be made by Star Bulk, without providing Star Maritime a reasonable opportunity to review and comment thereon. Star Bulk will advise Star Maritime, promptly after it receives notice thereof, of the time when the Star Bulk Registration Statement has become effective or any supplement or amendment has been filed to the Star Bulk Registration Statement or the Proxy Statement, the issuance of any stop order, the suspension of the qualification of Star Bulk Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Star Bulk Registration Statement, the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Star Maritime or Star Bulk, or any of their respective Affiliates, officers or directors, should be discovered by Star Maritime or Star Bulk which should be set forth in an amendment or supplement to any of the Star Bulk Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Star Maritime.

        (b)   Star Maritime and Star Bulk shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preparation and filing of the Star Bulk Registration Statement and the Proxy Statement and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement.

        6.3    SEC Filings by Star Maritime.

        Star Maritime shall file with the SEC, as soon as reasonably practicable following the filing of the Star Bulk Registration Statement, any document required to be filed by it in connection with the Merger and the Star Maritime Stockholders' Approval contemplated by this Agreement, including, without limitation, any documents required under the SEC's Regulation 14A.

        6.4    Stockholders' Approval.

        Star Maritime shall use its reasonable best efforts to obtain Star Maritime stockholder approval and adoption of this Agreement and the transactions contemplated hereby (the "Star Maritime Stockholders' Approval"), as soon as practicable in accordance with applicable Delaware law and the Star Maritime Bylaws following the date on which the Star Bulk Registration Statement is declared effective by the SEC, as follows: (i) the Merger shall have been approved by a majority of Star Maritime Shares issued and outstanding and entitled to vote thereon; (ii) the Merger shall have been approved by a majority of the Transaction Shares (as defined below), including the Private Placement Shares (as defined below); and (iii) holders of less than 6,600,000 Star Maritime Shares, such number representing 33.0% of the Transaction Shares, vote against the Merger and elect to exercise redemption rights. "Transaction Shares" shall mean (i) the 18,867,500 Star Maritime Shares issued as part of the units sold in Star Maritime's initial public offering which closed on December 21, 2005; and (ii) the 1,132,500 Star Maritime Shares acquired by certain officers and directors of Star Maritime in the private placement which closed on December 15, 2005 (the "Private Placement"). Holders of the Private Placement Shares have agreed to vote such shares in favor of the Merger. Star Maritime shall, through its board of directors, recommend to the holders of Star Maritime Common Stock approval of this Agreement and the transactions contemplated by this Agreement. Prokopios (Akis) Tsirigakis, George Syllantavos, Petros Pappas, Koert Erhardt and Tom Søfteland (the "Star Maritime Directors"), in their capacities as members of the board of directors of Star Maritime but subject to their fiduciary duty to the stockholders of Star Maritime, in connection with the solicitation of proxies pursuant to the Proxy Statement, shall unanimously recommend the approval and adoption of the Merger and this Agreement by the stockholders of Star Maritime.

        6.5    Stock Exchange Listing/Exchange Act Listing.

        Star Maritime and Star Bulk shall each use its reasonable best efforts to file, at or before the Effective Time, authorization for listing of the Star Bulk Shares and the Star Bulk Exchange Securities on the NASDAQ National Market (the "Stock Exchange Listing"). In addition, Star Bulk shall, as soon as reasonably practicable, file a registration statement under the Exchange Act and use its reasonable best efforts to cause the SEC to declare such registration statement effective with respect to the listing of the Star Bulk Shares issued in the Merger, the Star Bulk Warrants and the shares of Star Bulk common stock underlying the Star Bulk Exchange Securities (the "Exchange Act Listing").

        6.6    Star Maritime Warrants.

        At the Effective Time, Star Bulk shall assume each Star Maritime Warrant in accordance with the terms of the agreement under which it was issued and all rights with respect to Star Maritime Shares under each Star Maritime Warrant then outstanding shall be converted into and become Star Bulk. Accordingly, after the Effective Time, each holder of Star Bulk Warrants at the time of exercise shall receive a number of Star Bulk Shares (rounded up to the nearest whole share) equal to the number of shares of Star Maritime Share subject to such Star Maritime Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio at an exercise price per Star Bulk Share (rounded up to the nearest whole cent) equal to the exercise price in effect prior to the Effective Time divided by the Exchange Ratio. The Star Bulk Warrants shall contain the same terms, conditions and restrictions that were applicable to the Star Maritime Warrants. Prior to the Effective Time, Star Bulk shall take all necessary action to assume as of the Effective Time all obligations undertaken by Star Bulk under this Section 6.6, including the reservation, issuance and listing of a number of Star Bulk Shares at least equal to the number of Star Bulk Shares subject to the assumed Star Maritime Warrants.

        6.7    Agreement to Cooperate.

        Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Star Maritime Stockholders' Approval; and provided that nothing in this Section 6.7 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

        6.8    Corrections to the Proxy Statement and the Star Bulk Registration Statement.

        Prior to the Closing Date, each of Star Bulk and Star Maritime shall correct promptly any information provided by it to be used specifically in the Proxy Statement and the Star Bulk Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement and the Star Bulk Registration Statement so as to correct the same and to cause appropriate dissemination thereof to the stockholders of Star Maritime, to the extent required by applicable Law.

        6.9    Disclosure Supplements.

        From time to time prior to the Closing Date, and in any event immediately prior to the Closing Date, each of Star Maritime and Star Bulk shall promptly supplement or amend its Schedule s hereto with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or that is necessary to correct any information in such Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VII hereof shall be deemed not to have been satisfied.

Article VII.

CONDITIONS

        7.1    Conditions to Each Party's Obligations to Effect the Merger.

        The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a)   Star Maritime shall have obtained the Star Maritime Stockholders' Approval;

        (b)   The Star Bulk Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

        (c)   The Star Bulk Shares issuable to Star Maritime's stockholders pursuant to Section 2.9 hereof, the Star Bulk Warrants issuable to Star Maritime shareholders pursuant to Section 2.10 hereof and the Star Bulk Shares issuable upon exercise of such Star Bulk Warrants shall have been approved for the Stock Exchange Listing and the Exchange Act Listing, subject to any notice of issuance or similar requirement.

        (d)   The Vessel Acquisition Agreements shall be in full force and effect;

        (e)   No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents or materially burdens the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

        (f)    No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Authority, which would prevent or materially burden the consummation of the Merger;

        (g)   All consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time without any material limitations or conditions.

        7.2    Conditions to Obligations of Star Bulk to Effect the Merger.

        Unless waived by Star Bulk, the obligation of Star Bulk to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

        (a)   Star Maritime shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Star Maritime contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Star Bulk shall have received a certificate of the president of Star Maritime to that effect;

        (b)   Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Star Maritime, the likelihood of which was not previously disclosed to Star Bulk by Star Maritime as contemplated by this Agreement and Star Maritime shall have engaged in no business activity since the date of its incorporation other than conducting a public offering of its securities and, thereafter, seeking to effect a merger or similar business combination with an operating business;

        (c)   Star Bulk shall have received a certificate from the corporate Secretary of Star Maritime, together with a certified copy of the resolutions duly authorized by Star Maritime's board of directors authorizing the Merger and, if applicable, the transactions contemplated by this Agreement;

        (d)   Star Bulk shall have received a certificates of good standing for Star Maritime from the Secretary of State of the State of Delaware dated as of a date that is within five (5) days of the Closing Date;

        (e)   Star Maritime shall have furnished to Star Bulk such additional certificates and other customary closing documents as Star Bulk may have reasonably requested as to any of the conditions set forth in this Section 7.2;

        (f)    At Closing, the Star Maritime capitalization shall be unchanged from that set forth in Section 4.2;

        (g)   Star Maritime shall have conducted the operation of its business in material compliance with all applicable Laws and all approvals required of Star Maritime under applicable law to enable Star Maritime to perform its obligations under this Agreement shall have been obtained; and

        (h)   All corporate proceedings of Star Maritime in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to Star Bulk by or on behalf of Star Maritime pursuant to this Agreement shall be reasonably satisfactory to Star Bulk and its counsel.

        7.3    Conditions to Obligations of Star Maritime to Effect the Merger.

        Unless waived by Star Maritime, the obligations of Star Maritime to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

        (a)   Star Bulk shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Star Bulk contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects, other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Star Maritime shall have received a certificate of the president of Star Bulk to that effect;

          (b)   Star Maritime shall have received an opinion from Seward & Kissel LLP, U.S. counsel to Star Maritime, dated the Closing Date, in form and substance reasonably satisfactory to Star Maritime, which shall include, among other things, an opinion that (i) the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) each of Star Bulk and Star Maritime will be treated as a "party to a reorganization" within the meaning of Section 368(b) of the Code, and (iii) neither Star Maritime nor the stockholders of Star Maritime (except to the extent of any cash received by such stockholders) will recognize any taxable gain or loss for U.S. federal income tax purposes upon consummation of the Merger.

          (c)   Star Maritime shall have received a certificate from the president of Star Bulk that the Vessel Acquisition Agreements are in full force and effect;

          (d)   Immediate prior to Closing, Star Bulk's capitalization shall be unchanged from that as set forth in Section 3.3;

          (e)   Star Maritime shall have received a certificate of the corporate Secretary of Star Bulk together with a certified copy of the resolutions duly authorized by the board of directors and the sole Star Bulk shareholder authorizing the Merger and the transactions contemplated by this Agreement;

          (f)    Star Maritime shall have received a certificate of good standing for Star Bulk from the Registrar of Corporations of the Republic of the Marshall Islands dated as of a date that is within five (5) days of the Closing Date;

          (g)   Star Bulk shall have furnished to Star Maritime such additional certificates and other customary closing documents as Star Maritime may have reasonably requested as to any of the conditions set forth in this Section 7.3;

          (h)   Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Star Bulk, the likelihood of which was not previously disclosed to Star Maritime by Star Bulk;

          (i)    Star Bulk shall have amended its Articles of Incorporation and By-laws on terms reasonably satisfactory to Star Maritime, including, but not limited to, removing any ability of such company to issue bearer shares, and such documents shall be in full force and effect;

          (j)    Star Bulk shall be the sole registered and beneficial shareholder of the Subsidiaries;

          (k)   Star Maritime shall be the sole registered and beneficial shareholder of Star Bulk; and

          (l)    All corporate proceedings of Star Bulk in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates and other documents delivered to Star Maritime by or on behalf of Star Bulk pursuant to this Agreement shall be in substantially the form called for hereunder or otherwise reasonably satisfactory to Star Maritime and its counsel.

Article VIII.

TERMINATION, AMENDMENT AND WAIVER

        8.1    Termination.

        This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Star Maritime:

          (a)   by mutual consent in writing of Star Maritime and Star Bulk;

          (b)   unilaterally upon written notice by Star Maritime to Star Bulk in the event a material breach of any material representation or warranty of Star Bulk contained in this Agreement (unless such breach shall have been cured within ten (10) days after the giving of such notice by Star Maritime), or the willful failure of Star Bulk to comply with or satisfy any material covenant or condition of Star Bulk contained in this Agreement; or

          (c)   unilaterally upon written notice by Star Bulk to Star Maritime in the event of a material breach of any material representation or warranty of Star Maritime contained in this Agreement (unless such breach shall have been cured by Star Maritime within ten (10) days after the giving of such notice by Star Bulk), or Star Maritime's willful failure to comply with or satisfy any material covenant or condition of Star Maritime contained in this Agreement, or if Star Maritime fails to obtain the Star Maritime Stockholders' Approval.

        8.2    Effect of Termination.

        In the event of termination of this Agreement by either Star Maritime or Star Bulk, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either Star Bulk or Star Maritime (except as set forth in the penultimate sentence of Section 6.1 (with respect to confidential and nonpublic information) and Section 8.5, which shall survive such termination). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

        8.3    Amendment.

        This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

        8.4    Waiver.

        At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        8.5    Expenses.

        Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise specifically provided for herein.

Article IX.

GENERAL PROVISIONS

        9.1    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (effective upon delivery), sent by a reputable overnight courier service for next business day delivery (effective the next business day) or sent via facsimile (effective upon receipt of the telecopy in complete, readable form) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   If to Star Maritime to:

    Star Maritime Acquisition Corp.
    103 Foulk Road
    Wilmington, DE 19803

    with a copy to:

    Seward & Kissel LLP
    One Battery Park Plaza
    New York, New York 10004
    Attention: Robert E. Lustrin, Esq.
    FAX: (212) 480-8421

          (b)   If to Star Bulk, to:

    Star Bulk Carriers Corp.
    40 Ag. Konstantinou Avenue
    Aethrion Center, Suite B34
    Maroussi 15124
    Athens, Greece

    with a copy to:

    Seward & Kissel LLP
    One Battery Park Plaza
    New York, New York 10004
    Attention: Robert E. Lustrin, Esq.
    FAX: (212) 480-8421

        9.2    Interpretation.

        The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3    Miscellaneous.

        This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) shall not be assigned by contract, operation of law or otherwise, and any attempt to do so shall be void; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

        9.4    Submission to Jurisdiction.

        Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in The City of New York and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any matter set forth in this Agreement, and each of the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Star Maritime and Star Bulk hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Star Maritime and Star Bulk irrevocably consent to the service of any and all process in any action or proceeding by the delivery of copies of such process to it at its notice address in Section 9.1. Star Maritime and Star Bulk agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        9.5    Waiver of Jury Trial.

        THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

        9.6    Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

        9.7    Benefits of Agreement.

        Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the stockholders of Star Maritime, any benefit or any legal or equitable right, remedy or claim under this Agreement.

        9.8    Parties in Interest.

        This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 9.7 of this Agreement.

        9.9    Captions.

        The captions of sections and subsections of this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

        IN WITNESS WHEREOF, Star Maritime, and Star Bulk have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

STAR MARITIME ACQUISITION CORP.

By:	/s/ PROKOPIOS TSIRIGAKIS Name: Prokopios Tsirigakis Title: Chairman, Chief Executive Officer and President

STAR BULK CARRIERS CORP.

By:	/s/ PROKOPIOS TSIRIGAKIS Name: Prokopios Tsirigakis Title: President

SCHEDULE 2.5

Directors of Surviving Corporation

Prokopios (Akis) Tsirigakis

George Syllantavos

Petros Pappas

Nobu Su

Peter Espig

Koert Erhardt

Tom Søfteland

SCHEDULE 2.6

Star Bulks Shares Post Merger

	Securities Outstanding Immediately Before Merger		Securities Outstanding Immediately After Merger(1)
Star Maritime common shares	29,026,924		0
Star Maritime preferred shares	0		0
Star Maritime warrants	20,000,000		0
Star Bulk common shares	500	(2)	29,026,924
Star Bulk preferred shares	0		0
Star Bulk warrants	0		20,000,000

(1)
Assumes all outstanding securities in Star Maritime and Star Bulk are exchanged for, or converted to, Star Bulk Shares.

(2)
Cancelled in merger.

SCHEDULE 3.1

Jurisdictions In Which Star Bulk Is Qualified

Marshall Islands.

SCHEDULE 3.5(a)

Material Agreements Of Star Bulk

        Supplemental Agreement dated January 12, 2007 by and among Star Maritime, Star Bulk and TMT.

        Memorandum of Agreement relating to the A Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and A Duckling Corporation, as seller.

        Memorandum of Agreement relating to the B Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and B Duckling Corporation, as seller.

        Memorandum of Agreement relating to the C Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and C Duckling Corporation, as seller.

        Memorandum of Agreement relating to the F Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and F Duckling Corporation, as seller.

        Memorandum of Agreement relating to the G Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and G Duckling Corporation, as seller.

        Memorandum of Agreement relating to the I Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and I Duckling Corporation, as seller.

        Memorandum of Agreement relating to the J Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and J Duckling Corporation, as seller.

        Memorandum of Agreement relating to the Mommy Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and Mommy Management Corp., as seller.

SCHEDULE 3.14

Material Adverse Changes

None.

SCHEDULE 4.1

Jurisdictions In Which Star Maritime Is Qualified

Delaware.

Appendix L

FORM OF PROXY

STAR MARITIME ACQUISITION CORP.
PROXY FOR THE SPECIAL MEETING
TO BE HELD ON            , 2007

        The undersigned stockholder of Star Maritime Acquisition Corp., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement and hereby appoints Prokopios (Akis) Tsirigakis and George Syllantavos, or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at                         , New York, New York at 10:00 a.m. or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

The Board of Directors recommends that you vote "FOR" the proposal.

1.
To consider and vote upon a proposal to approve and authorize the acquisition of eight drybulk carriers by Star Bulk Carriers Corp., or Star Bulk, a wholly-owned Marshall Islands subsidiary of Star Maritime, from certain wholly-owned subsidiaries of TMT Co., Ltd., or TMT, for an aggregate purchase price of $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of common stock of Star Bulk pursuant to definitive agreements, which we refer to as the Asset Acquisition. Star Maritime has also entered into related agreements with TMT in connection with the Asset Acquisition.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.
To consider and vote upon a proposal to approve and authorize the merger, which we refer to as the Redomiciliation Merger, pursuant to the Agreement and Plan of Merger, dated March 14, 2007, by and between Star Maritime and its wholly-owned Marshall Islands subsidiary, Star Bulk Carriers Corp., or Star Bulk, whereby Star Maritime will merge with and into Star Bulk, with Star Bulk as the surviving corporation. As a result of the Redomiciliation Merger: (i) the separate corporate existence of Star Maritime will cease; (ii) each share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of Star Bulk common stock, par value $0.01 per share; and (iii) each outstanding warrant Star Maritime will be assumed by Star Bulk with the same terms and restrictions, except that each will be exercisable for common stock of Star Bulk.

FOR	AGAINST	ABSTAIN
☐	☐	☐

  The approval of the Asset Acquisition is conditioned upon the approval of the Redomiciliation Merger. Star Bulk cannot complete the Asset Acquisition unless the Redomiciliation Merger is approved and completed.

3.
To adjourn the special meeting in order for Star Maritime to solicit proxies in the event Star Maritime has not received the requisite shareholder vote to approve the Asset Acquisition and the Redomiciliation Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The undersigned stockholder of the Company elects to redeem            shares of the Company's common stock held by the undersigned.

L-1

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

        If you vote in favor of the Redomiciliation Merger, in the event that a quorum is not represented at the meeting or even if a quorum is represented at the meeting, if sufficient votes are not received in favor of the Redomiciliation Merger, you will also be voting in favor of granting the persons named as proxies the authority to propose and vote for one or more adjournments of the special meeting for the purpose of soliciting additional proxies. The individuals named as proxies will vote against any adjournment if you vote against the Redomiciliation Merger on the enclosed proxy card.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date: , 2007
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

L-2

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated articles of incorporation and bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

        Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorney's fees and disbursements and court costs) to our directors and officers and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        Section 60 of the BCA provides as follows:

        Indemnification of directors and officers.

  (a)
  Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

  (b)
  Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  (c)
  When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d)
  Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

  (e)
  Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (f)
  Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (g)
  Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Agreement and Plan of Merger by and between the Company and Star Maritime Acquisition Corp.*
3.1	Amended and Restated Articles of Incorporation*
3.2	Form of Amended and Restated By-laws*
4.1	Form of Common Stock share certificate*
5.1	Legality opinion of Seward & Kissel LLP*
8.1	Tax opinion of Seward & Kissel LLP

10.1	Commitment Letter for Credit Facility*
10.2	Star Bulk Carriers Corp. 2007 Equity Incentive Plan*
10.3	Memorandum of Agreement relating to the A Duckling dated January 12, 2007 between the Company., as buyer, and A Duckling Corporation, as seller.*
10.4	Memorandum of Agreement relating to the B Duckling dated January 12, 2007 between the Company as buyer, and B Duckling Corporation, as seller.*
10.5	Memorandum of Agreement relating to the C Duckling dated January 12, 2007 between the Company, as buyer, and C Duckling Corporation, as seller.*
10.6	Memorandum of Agreement relating to the F Duckling dated January 12, 2007 between the Company, as buyer, and F Duckling Corporation, as seller.*
10.7	Memorandum of Agreement relating to the G Duckling dated January 12, 2007 between the Company, as buyer, and G Duckling Corporation, as seller.*
10.8	Memorandum of Agreement relating to the I Duckling dated January 12, 2007 between the Company, as buyer, and I Duckling Corporation, as seller.*
10.9	Memorandum of Agreement relating to the J Duckling dated January 12, 2007 between the Company, as buyer, and J Duckling Corporation, as seller.*
10.10	Memorandum of Agreement relating to the Mommy Duckling dated January 12, 2007 between The Company, as buyer, and Mommy Management Corp., as seller.*
10.11	Supplemental Agreement, dated January 12, 2007, by and among the Company, Star Maritime Acquisition Corp and TMT Co., Ltd.*
10.12	Master Agreement, dated January 12, 2007, by and among the Company, Star Maritime Acquisition Corp., and TMT Co., Ltd.*
10.13	Agreement with Bongard Shipbrokers*
10.14	Agreement with Cantor Fitzgerald & Co.*
10.15	Agreement with Maxim Group LLC*
10.16	Agreement with Combine Marine Inc.*
10.17	Charter Party Agreement dated February 23, 2007, between Star Gamma Inc. and TMT Co., Ltd.*
10.18	Charter Party Agreement dated February 26, 2007, between Star Iota Inc. and TMT Co., Ltd.*
21.1	List of Subsidiaries of Company*
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)*
23.2	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.
23.3	Consent of Goldstein Golub Kessler LLP
23.4	Consent of Drewry Shipping Consultants Ltd.*
23.5	Consent of Petros Pappas*
23.6	Consent of Nobu Su*
23.7	Consent of Peter Espig*
23.8	Consent of Koert Erhardt*

23.9	Consent of Tom Søfteland*

*
Previously filed

Item 22. Undertakings

        A.    The Company hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

          (6)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (7)   For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form..

          (9)   The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (10) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (11) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

          (12) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.
The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

D.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 30th day of August, 2007.

By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 30, 2007 in the capacities indicated.

Signature	Title
/s/ PROKOPIOS (AKIS) TSIRIGAKIS Prokopios (Akis) Tsirigakis	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ GEORGE SYLLANTAVOS George Syllantavos	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on August 30, 2007.

By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

Exhibit Index

Exhibit Number	Description
1.1	Agreement and Plan of Merger by and between the Company and Star Maritime Acquisition Corp.*
3.1	Amended and Restated Articles of Incorporation*
3.2	Form of Amended and Restated By-laws*
4.1	Form of Common Stock share certificate*
5.1	Legality opinion of Seward & Kissel LLP*
8.1	Tax opinion of Seward & Kissel LLP
10.1	Commitment Letter for Credit Facility*
10.2	Star Bulk Carriers Corp. 2007 Equity Incentive Plan*
10.3	Memorandum of Agreement relating to the A Duckling dated January 12, 2007 between the Company., as buyer, and A Duckling Corporation, as seller*
10.4	Memorandum of Agreement relating to the B Duckling dated January 12, 2007 between the Company as buyer, and B Duckling Corporation, as seller*
10.5	Memorandum of Agreement relating to the C Duckling dated January 12, 2007 between the Company, as buyer, and C Duckling Corporation, as seller*
10.6	Memorandum of Agreement relating to the F Duckling dated January 12, 2007 between the Company, as buyer, and F Duckling Corporation, as seller*
10.7	Memorandum of Agreement relating to the G Duckling dated January 12, 2007 between the Company, as buyer, and G Duckling Corporation, as seller*
10.8	Memorandum of Agreement relating to the I Duckling dated January 12, 2007 between the Company, as buyer, and I Duckling Corporation, as seller*
10.9	Memorandum of Agreement relating to the J Duckling dated January 12, 2007 between the Company, as buyer, and J Duckling Corporation, as seller*
10.10	Memorandum of Agreement relating to the Mommy Duckling dated January 12, 2007 between The Company, as buyer, and Mommy Management Corp., as seller*
10.11	Supplemental Agreement, dated January 12, 2007, by and among the Company, Star Maritime Acquisition Corp and TMT Co., Ltd.*
10.12	Master Agreement, dated January 12, 2007, by and among the Company, Star Maritime Acquisition Corp., and TMT Co., Ltd.*
10.13	Agreement with Bongard Shipbrokers*
10.14	Agreement with Cantor Fitzgerald & Co.*
10.15	Agreement with Maxim Group LLC*
10.16	Agreement with Combine Marine Inc.*
10.17	Charter Party Agreement dated February 23, 2007, between Star Gamma Inc. and TMT Co., Ltd.*
10.18	Charter Party Agreemend dated February 26, 2007, between Star Iota Inc. and TMT Co., Ltd.*

21.1	List of Subsidiaries of Company*
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)*
23.2	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.
23.3	Consent of Goldstein Golub Kessler LLP
23.4	Consent of Drewry Shipping Consultants Ltd.*
23.5	Consent of Petros Pappas*
23.6	Consent of Nobu Su*
23.7	Consent of Peter Espig*
23.8	Consent of Koert Erhardt*
23.9	Consent of Tom Søfteland*

*
Previously filed

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE STAR MARITIME SPECIAL MEETING
SUMMARY
STAR BULK SUMMARY FINANCIAL INFORMATION
STAR MARITIME SUMMARY FINANCIAL INFORMATION
Star Maritime Acquisition Corp. (a development stage company) Balance Sheets (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company) Statements of Income (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company) Statements of Cash Flows (in U.S. dollars)
STAR MARITIME ACQUISITION CORP. UNAUDITED PRO FORMA COMBINED BALANCE SHEET
UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2007 (in U.S. dollars)
STAR MARITIME ACQUISITION CORP. NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2007
MARKET PRICE AND DIVIDEND INFORMATION
RISK FACTORS
Company Risk Factors Relating to the Surviving Corporation
Company Risk Factors Relating to Star Maritime Acquisition Corp.
Industry Risk Factors Relating to Star Bulk
Risks Factors Relating to the Redomiciliation Merger
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE STAR MARITIME SPECIAL MEETING
BACKGROUND AND REASONS FOR THE ASSET ACQUISITION AND THE REDOMICILIATION MERGER
THE ACQUISITION AGREEMENTS
ACQUISITION FINANCING
THE MERGER AGREEMENT
INFORMATION CONCERNING STAR MARITIME ACQUISITION CORP.
STAR MARITIME SELECTED FINANCIAL INFORMATION
Star Maritime Acquisition Corp. (a development stage company) Balance Sheets (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company)
Statements of Income (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company)
Statement of Stockholders' Equity (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company) Statements of Cash Flows (in U.S. dollars)
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF STAR MARITIME ACQUISITION CORP.
INFORMATION CONCERNING STAR BULK CARRIERS CORP.
STAR BULK SUMMARY FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF STAR BULK CARRIERS CORP.
Payments due by period
THE INTERNATIONAL DRY BULK SHIPPING INDUSTRY
World Seaborne Trade—2006
Dry Bulk Trade Development (Million tons)
GDP Growth (% change)
Chinese Iron Ore Imports (Million Tonnes)
Demand by Commodity (Billion ton-miles)
Ton Mile Demand (Billion ton-miles)
Major Dry Bulk Seaborne Trade Routes
Dry Bulk Carrier Fleet—December 2006
Dry Bulk Carrier Orderbook—January 2007
Dry Bulk Carrier Age Profile—December 2006
Source: Drewry
Dry Bulk Carrier Scrapping
Baltic Exchange Freight Indices (Index points)
Time Charter Rates—1 Year (US Dollars per day)
Dry Bulk Carrier Newbuilding Prices (Millions of US Dollars)
Dry Bulk Carrier Secondhand Prices—5 Year Old Vessels (Millions of US Dollars)
DIVIDEND POLICY OF STAR BULK
STATEMENT OF FORECASTED RESULTS OF OPERATIONS AND CASH AVAILABLE FOR DIVIDENDS, RESERVES AND EXTRAORDINARY EXPENSES
Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses during Star Bulk's First Full Operating Quarter (unaudited)
Forecasted Available Cash (in thousands)(1)
CAPITALIZATION OF STAR MARITIME
RELATED PARTY TRANSACTIONS
DESCRIPTION OF STAR MARITIME SECURITIES
DESCRIPTION OF STAR BULK SECURITIES
COMPARISON OF STAR MARITIME AND STAR BULK STOCKHOLDER RIGHTS
COMPARISON OF MARSHALL ISLANDS CORPORATE LAW TO DELAWARE CORPORATE LAW
TAX CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
STOCKHOLDER PROPOSALS AND OTHER MATTERS
INDUSTRY AND MARKET DATA
WHERE YOU CAN FIND ADDITIONAL INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES
GLOSSARY OF SHIPPING TERMS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Star Bulk Carriers Corp. Balance Sheet as of February 5, 2007 (Expressed in U.S. dollars)
Star Bulk Carriers Corp. Notes to the Balance Sheet
(In U.S. dollars)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Star Maritime Acquisition Corp. (a development stage company) Balance Sheet (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company) Statement of Income (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company)
Statement of Stockholders' Equity (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company)
Statement of Cash Flows
Star Maritime Acquisition Corp. (a development stage company) Notes to Financial Statements
Star Maritime Acquisition Corp. (a development stage company)
Condensed Balance Sheets (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company) Statements of Income (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company)
Condensed Statements of Stockholders' Equity (in U.S. dollars)
Star Maritime Acquisition Corp. (a development stage company)
Condensed Statements of Cash Flows (in U.S. dollars)
APPENDICES
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. 'A DUCKLING' (THE VESSEL) BETWEEN A DUCKLING CORPORATION PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. "B DUCKLING' (THE VESSEL) BETWEEN B DUCKLING CORPORATION. PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. "C DUCKLING' (THE VESSEL) BETWEEN C DUCKLING CORPORATION, PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. 'A DUCKLING' (THE VESSEL) BETWEEN A DUCKLING CORPORATION PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. "G DUCKLING' (THE VESSEL) BETWEEN G DUCKLING CORPORATION, PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. "I DUCKLING' (THE VESSEL) BETWEEN I DUCKLING CORPORATION. PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. 'J DUCKLING' (THE VESSEL) BETWEEN J DUCKLING CORPORATION, PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
ADDITIONAL CLAUSES TO THE MEMORANDUM OF AGREEMENT—SALE FORM 1993 DATED JANUARY 12, 2007 FOR M.V. "MOMMY DUCKLING' (THE VESSEL) BETWEEN MOMY DUCKLING MANAGEMENT CORP., PANAMA (THE SELLERS) AND STAR BULK CARRIERS CORP. MARSHALL ISLANDS OR NOMINEE (THE BUYERS)
SUPPLEMENTAL AGREEMENT
DEFINITIONS
AGGREGATE PURCHASE PRICE ALLOCATION
MEMORANDA OF AGREEMENT
FORM OF CHARTER CLAUSE
FORM OF NOVATION AGREEMENT
WITNESSETH
MASTER AGREEMENT dated as of January 12, 2007 by and among TMT CO., LTD., STAR BULK CARRIERS CORP. and STAR MARITIME ACQUISITION CORP. relating to the purchase of eight drybulk carriers
MASTER AGREEMENT
WITNESSETH
MEMORANDA OF AGREEMENT
SUPPLEMENTAL AGREEMENT
AMENDMENT TO MASTER AGREEMENT
AGREEMENT AND PLAN OF MERGER BY AND AMONG STAR BULK CARRIERS CORP. and STAR MARITIME ACQUISITION CORP.
AGREEMENT AND PLAN OF MERGER
WITNESSETH
Article I.
DEFINITIONS
Article II.
THE MERGER
Article III.
REPRESENTATIONS AND WARRANTIES OF STAR BULK
Article IV.
REPRESENTATIONS AND WARRANTIES OF STAR MARITIME
Article V.
CONDUCT OF BUSINESS PENDING THE MERGER
Article VI.
ADDITIONAL AGREEMENTS
Article VII.
CONDITIONS
Article VIII. TERMINATION, AMENDMENT AND WAIVER
Article IX. GENERAL PROVISIONS
SCHEDULE 2.5 Directors of Surviving Corporation
SCHEDULE 2.6 Star Bulks Shares Post Merger
SCHEDULE 3.1 Jurisdictions In Which Star Bulk Is Qualified
SCHEDULE 3.5(a) Material Agreements Of Star Bulk
SCHEDULE 3.14 Material Adverse Changes
SCHEDULE 4.1 Jurisdictions In Which Star Maritime Is Qualified
FORM OF PROXY
STAR MARITIME ACQUISITION CORP. PROXY FOR THE SPECIAL MEETING TO BE HELD ON , 2007
The Board of Directors recommends that you vote "FOR" the proposal.
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
Exhibit Index